UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OPES ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.0001 per share

(2)	Aggregate number of securities to which transaction applies: 6,603,773 shares of Common Stock, consisting of (i) 4,716,981 shares of Common Stock, and (ii) 1,886,792 shares of Common Stock that may be issuable in lieu of cash consideration at the time of the closing of the transaction.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):(i) $11.62 as of August 5, 2020 reflecting the average of the high and low prices reported on The Nasdaq Stock Market LLC, and (i) $30,000,000 in cash at the closing of the transaction.

(4)	Proposed maximum aggregate value of transaction: $ 106,735,842

(5)	Total fee paid: $13,854.32

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED OCTOBER 27 2020—SUBJECT TO COMPLETION

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF
OPES ACQUISITION CORP.

Proxy Statement dated [●], 2020
and first mailed to stockholders on or about [●], 2020

Dear Stockholders:

You are cordially invited to attend a meeting of the stockholders (the “Meeting”) of OPES Acquisition Corp. (“OPES,” “we”, “our”, or “us”), which will be held at 10:00 a.m., Eastern time, on [●], 2020. Due to the rapidly evolving public health concerns relating to the coronavirus pandemic, related governmental actions closing non-essential businesses and encouraging individuals to stay home, and our concerns about protecting the health and well-being of our stockholders and employees, the Board of Directors has determined to convene and conduct the Meeting in a virtual meeting format at [●]. Stockholders will NOT be able to attend the Meeting in-person. This proxy statement includes instruction on how to access the virtual Meeting and how to listen, vote, and submit questions from home or any remote location with Internet connectivity.

OPES is a Delaware corporation incorporated as a blank check company for the purpose of entering into a business combination, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” The Business Combination will be completed through the acquisition of the membership interests of BurgerFi International, LLC, a Delaware limited liability company (“BurgerFi” or the “Company”). BurgerFi is in the business of operating gourmet fast food and quick service casual restaurants focused on all-natural hamburgers, vegetarian burgers, hormone-free chicken, and other complementary food offerings (the “Business”).

The Business Combination

On June 29, 2020, OPES entered into a membership interest purchase agreement, as amended (the “Acquisition Agreement”) with BurgerFi, the members of BurgerFi (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”). OPES’s acquisition of the membership interests of BurgerFi owned by the Members (the “Interests”) is referred to herein as the Business Combination. Upon the closing of the transactions contemplated in the Acquisition Agreement (the “Closing”), OPES will purchase 100% of the membership interests of BurgerFi from the Members resulting in BurgerFi becoming a wholly owned subsidiary of OPES, In connection with the Business Combination, OPES will change its name to “BurgerFi International, Inc.” References to the “Post-Combination Company” shall refer to BurgerFi International, Inc. after the consummation of the Business Combination. Holders of the Common Stock of OPES will be asked to approve the Acquisition Agreement and the other related proposals. On September 22, 2020, OPES, the Members and Members’ Representative entered into an amendment to the Acquisition Agreement (the “Amendment,”) to, among other things, update covenants with respect to the transfer and or license of additional BurgerFi obligations to transfer BurgerFi Intellectual Property, to identify Key Employees of BurgerFi and to remove all references to a Consulting Agreement with Mr. Rosatti.

The aggregate value of the consideration to be paid by OPES in the Business Combination (subject to reduction for indemnification claims and potential changes due to a working capital adjustment) is approximately $100 million calculated as follows: (i) $30,000,000 in cash payable to Members, (ii) $20,000,000 payable either in cash or in shares of OPES Common Stock valued at $10.60 per share (the “Stock Portion”), in the sole and absolute discretion of the OPES board of directors (the “OPES Board of Directors” or “OPES’s Board of Directors”); and (iii) 4,716,981 shares of OPES Common Stock to be issued to the Members. After the Business Combination, the Members may be entitled to an additional 9,356,459 shares of OPES Common Stock if certain stock price targets are met by the Post-Combination Company following the Business Combination.

As of [●], 2020, there was approximately $[●] in OPES’s trust account. On [●], 2020, the record date for the Meeting of stockholders, the last sale price of OPES’s common stock was $[●].

Each stockholder’s vote is very important. Whether or not you plan to participate in the virtual OPES Meeting, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting virtually at the Meeting if such stockholder subsequently chooses to participate in the Meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 17.

OPES’s Board of Directors unanimously recommends that OPES stockholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Ophir Sternberg
Chief Executive Officer and Chairman of the Board
OPES Acquisition Corp.

[●], 2020

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices, or any other documents filed by OPES with the SEC, such information is available without charge upon written or oral request. Please contact our proxy solicitor, at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

If you would like to request documents, please do so no later than [●], 2020 to receive them before the Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find More Information” to find out where you can find more information about OPES and BurgerFi. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither OPES nor BurgerFi has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. The Company is not obligated to update you of any changes. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this this proxy statement:

“Acquisition Consideration” means (i) $30,000,000 in cash payable to Members, (ii) $20,000,000 payable either in cash or in shares of OPES common stock valued at $10.60 per share (the “Stock Portion”), in the sole and absolute discretion of the OPES Board of Directors; and (iii) 4,716,981 shares of common stock of OPES to be issued to the Members.

“Additional Agreements” refers to the Lock-Up Agreement, the Director Voting Agreement, the New Registration Rights Agreement, the Standstill Letter, and the Indemnification Stock Escrow Agreement.

“Amended and Restated Certificate of Incorporation” refers to the Certificate of Incorporation of the Post-Combination Company that will be effective as of the Closing.

“Business Combination” refers to the transactions contemplated by the Acquisition Agreement, pursuant to which BurgerFi will become a wholly-owned subsidiary of OPES.

“Certificate of Incorporation” refers to OPES’s current Certificate of Incorporation, as amended and restated.

“Closing Date” means the date on which the closing of the Business Combination occurs.

“Closing Payment Shares” means 4,716,981 shares of common stock of OPES to be issued to the Members, together with the Stock Portion.

“Common Stock” means the common stock, par value $0.0001 per share, of OPES.

“Continental” means Continental Stock Transfer & Trust Company, OPES’s transfer agent.

“Earnout Share Consideration” means up to 9,356,459 shares of Common Stock issued as an earnout in accordance with the Acquisition Agreement.

“Founders’ Shares” refers to the 2,875,000 shares of Common Stock issued prior to the IPO.

“Indemnification Escrow Shares” means the 943,396 of the Closing Payment Shares that will be deposited into an escrow account with Continental to satisfy indemnification claims under the Acquisition Agreement.

“Initial Sponsor” means Axis Capital Management.

“Initial Stockholders” means holders of 1,265,000 Founders’ Shares, and based upon the context, may refer to the pre-IPO Initial Stockholder, or may refer to those the designees and transferees of the Founders’ Shares after the IPO. Mr. José Luis Córdova Vera, our Chief Financial Officer, is the only officer and director who is also an Initial Stockholder.

“IPO” means OPES’s initial public offering pursuant to a prospectus dated March 13, 2018.

“Key Employees” means the President, Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Legal Officer, and Executive Vice President of Culinary & Procurement.

“Notes” means all of the promissory notes for working capital and other expenditures that have been issued by OPES and are payable upon the closing of the Business Combination.

“OPES,” “we,” “us,” “our,” or “our company” refers to OPES Acquisition Corp., a Delaware corporation, except with respect to the section entitled “Business of BurgerFi” in which case references to “we,” “us,” and “our” refer to BurgerFi International, LLC.

“PIPE Investors” means Lion Point Capital, LP and Lionheart Equities, LLC who will purchase 3,000,000 units, in the aggregate, pursuant to the Amended and Restated Forward Purchase Contract.

“Post-Closing Board of Directors” means the five-member board of directors to be appointed to serve on the board of the Post-Combination Company after the closing of the Business Combination.

“Post-Combination Company” means OPES after the completion of the Business Combination with its name changed to BurgerFi International, Inc.

“Public Warrants” means one redeemable warrant that was included as part of each OPES Unit issued in the IPO, entitling the holder thereof to purchase one share of OPES Common Stock at an exercise price of $11.50 per share.

“Private Placement Warrants” means one warrant that was included as part of each Private Placement Unit issued as part of the Private Placement, entitling the holder thereof to purchase one share of OPES Common Stock at an exercise price of $11.50 per share.

“Sponsor” means LH Equities, LLC, of which Ophir Sternberg, the OPES Chairman and Chief Executive Officer, is the controlling person.

“UPO” means the unit purchase option issued to EarlyBirdCapital, LLC, OPES’s underwriter in its IPO, for the purchase of 750,000 units which, if exercised, will result in the issuance of 750,000 shares of Common Stock and warrants to purchase an additional 750,000 shares of Common Stock.

“Warrants” means the Public Warrants and Private Placement Warrants.

OPES ACQUISITION CORP.
4218 NE 2nd Avenue

Miami, FL 33137

NOTICE OF SPECIAL MEETING OF
OPES ACQUISITION CORP. STOCKHOLDERS
To Be Held on [●], 2020

To OPES Acquisition Corp. Stockholders:

NOTICE IS HEREBY GIVEN, that you are cordially invited to attend a meeting of the stockholders of OPES Acquisitions Corp. (“OPES,” “we”, “our”, or “us”), which will be held at 10:00 a.m., Eastern time, on [●], 2020, at [●] (the “Meeting”). In light of developments surrounding the novel coronavirus (also known as COVID-19) we will hold the Meeting virtually. You can participate in the virtual Meeting via teleconference or online using the following information: {provide}

During the Meeting, OPES stockholders will be asked to consider and vote upon the following proposals, which we refer to herein as the “Proposals”:

●	PROPOSAL #1 - To approve the Membership Interest Purchase Agreement, dated as of June 29, 2020, as amended (the “Acquisition Agreement”), by and among OPES, BurgerFi International, LLC, a Delaware limited liability company (“BurgerFi”), the members of BurgerFi (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”), and the transactions contemplated thereby (collectively referred to as the “Business Combination”), which we refer to as the “Business Combination Proposal;”

●	PROPOSAL #2 - To approve the Amended and Restated Certificate of Incorporation, which includes, among other things, changing OPES’s corporate name to “BurgerFi International, Inc.;” which we refer to as the “Amendment Proposal;”

●	PROPOSAL #3 - To approve and adopt the BurgerFi International, Inc. 2020 Omnibus Equity Incentive Plan, which we refer to as the “Incentive Plan Proposal;”

●	PROPOSAL #4 – To approve the issuance of more than 20% of the issued and outstanding common stock of OPES pursuant to the terms of the Acquisition Agreement and the contingent forward purchase contract, as required by Nasdaq Listing Rules 5635(a), (b) and (d), which we refer to as the “Nasdaq Proposal;” and

●	PROPOSAL #5 - To approve the adjournment of the Meeting under certain circumstances, if necessary or advisable, in the event OPES does not receive the requisite stockholder vote to approve the Business Combination, which we refer to as the “Adjournment Proposal.”

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” Proposals 2, 3 and 4 are dependent upon approval of the Business Combination Proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, OPES will not consummate the Business Combination. Under the OPES Certificate of Incorporation, if OPES does not consummate the Business Combination and fails to complete an initial business combination by November 15, 2020, OPES would be required to dissolve and liquidate. unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which the Business Combination may be consummated. OPES has set November 13, 2020 as the date for a special meeting of stockholders to vote on a proposal to amend its Certificate of Incorporation to extend the date to complete the Business Combination until January 31, 2021.

As of [●], 2020, there were [●] shares of OPES Common Stock issued and outstanding and entitled to vote. Only OPES stockholders who hold shares of Common Stock of record as of the close of business on [●], 2020 are entitled to vote at the Meeting or any adjournment of the Meeting. This proxy statement is first being mailed to OPES stockholders on or about [●], 2020.

Pursuant to our Certificate of Incorporation, OPES is providing its public stockholders with the opportunity to elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (which shall be net of taxes payable), by (ii) the total number of then-outstanding shares of OPES Common Stock that were sold as part of the OPES Units in the OPES IPO, which are referred to collectively as “public shares,” subject to the limitations described herein. OPES estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.[●] at the time of the Meeting. OPES’s public stockholders may elect to redeem their shares even if they vote for the Business Combination or do not vote at all. If stockholders of 2,446,339 or more public shares demand redemption, then the Business Combination will not be completed.

It is anticipated that, upon consummation of the Business Combination, our Sponsor, the Initial Stockholders and our officers and directors will own approximately 18.9% of the issued and outstanding shares of OPES Common Stock (excluding treasury shares), and the Members will own approximately 37.6% of the issued and outstanding shares of OPES Common Stock (excluding treasury shares). These relative percentages assume that none of OPES’s existing public stockholders exercise their redemption rights, as discussed herein. If any of OPES’s existing stockholders exercise their redemption rights, the anticipated percentage ownership of OPES’s existing stockholders will be reduced and the above percentages would increase. You should read “The Membership Interest Purchase Agreement — Consideration” and “Unaudited Pro Forma Combined Financial Statements” for further information.

The OPES Units, OPES Common Stock, and OPES Warrants are currently listed on Nasdaq under the symbols “OPESU,” “OPES,” and “OPESW,” respectively.

Investing in OPES’s securities involves a high degree of risk. See “Risk Factors” beginning on page 17 for a discussion of information that should be considered in connection with an investment in OPES’s securities.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

OPES is providing this proxy statement and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the Meeting and at any adjournments or postponements of the Meeting. Our Sponsor, the Initial Stockholders and our officers and directors who own approximately [●]% of OPES outstanding shares of Common Stock as of the Record Date, have agreed to vote their shares of Common Stock in favor of each of the Proposals.

Whether or not you plan to participate in the virtual Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares of Common Stock online if you subsequently choose to participate in the virtual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Meeting, you must obtain a proxy issued in your name from that record. Only stockholders of record at the close of business on the record date may vote at the Meeting or any adjournment or postponement thereof. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not participate in the virtual Meeting, your shares will not be counted for purposes of determining whether a quorum is present at, and the number of votes voted at, the Meeting.

Assuming that a quorum is present, participating in the virtual Meeting or by proxy and abstaining from voting will have no effect on any of the Proposals. Similarly, broker non-votes will have no effect on any of the Proposals. If you sign, date, and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Meeting. If you are a stockholder of record and you participate in the virtual Meeting and wish to vote at that time, you may withdraw your proxy and vote then.

You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, by participating in the virtual Meeting and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation to Advantage Proxy, P.O. Box 13581, Des Moines, WA 98198 Attention: Karen Smith, Telephone: 877-870-8565, that is received by the proxy solicitor before we take the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 17.

OPES’s Board of Directors has unanimously approved the Acquisition Agreement, and unanimously recommends that the OPES stockholders vote “FOR” approval of each of the Proposals. When you consider OPES’s Board of Director’s recommendation of these Proposals, you should keep in mind that OPES’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a stockholder. See the section titled “Proposals to be Considered by OPES Stockholders: The Business Combination — Interests of OPES’s Directors, Officers and Certain Stockholders in the Business Combination.”

On behalf of the OPES Board of Directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

By Order of the Board of Directors,	OPES Acquisitions Corp.

Date: , 2020	By:
Ophir Sternberg,
Chairman of the Board

i

ii

ANNEXES

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of OPES and/or BurgerFi, and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BurgerFi” and “Business of BurgerFi.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of OPES and BurgerFi as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by OPES and the following:

●	expectations regarding BurgerFi’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and BurgerFi’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition Agreement;

●	the outcome of any legal proceedings that may be instituted against OPES or BurgerFi following announcement of the Acquisition Agreement and the transactions contemplated therein;

●	the inability to complete the Business Combination due to the failure to obtain OPES stockholder approval;

●	the risk that the proposed Business Combination disrupts current plans and BurgerFi because of the announcement and consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the proposed Business Combination;

●	the amount of any redemptions by existing holders of OPES shares of Common Stock being greater than expected;

●	the management and board composition of OPES following the proposed Business Combination;

●	limited liquidity and trading of OPES’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that OPES and/or BurgerFi may be adversely affected by other economic, business, and/or competitive factors

●	operational risk;

●	risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on BurgerFi’s resources; and
●	the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of OPES and BurgerFi prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement and attributable to OPES, BurgerFi or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, OPES and BurgerFi undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following are answers to some questions that you, as a stockholder of OPES, may have regarding the Proposals being considered at the Meeting. We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Proposals and the other matters being considered at the Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

Q:	Why am I receiving this proxy statement?

A:          The board of directors of OPES is soliciting your proxy to vote for the Business Combination at the Meeting because you owned shares of OPES Common Stock at the close of business on [●], 2020, the “Record Date” for the Meeting, and are therefore entitled to vote at the Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote.

Q:	When and where is the Meeting?

A:	The Meeting will take place at [●] on [●], 2020, at 10:00 a.m.

Q:	How can I vote?

A:          If you were a holder of record of OPES Common Stock on [●], 2020, the Record Date for the Meeting, you may vote with respect to the Proposals at the virtual Meeting, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on [●], 2020, in accordance with the instructions provided to you under the section titled “The Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank, or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A.          If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.

Each of the Proposals to be presented at the Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals. A broker non-vote would have the same effect as a vote against the Business Combination Proposal, and the Adjournment proposal.

Q:	How may I participate in the virtual Meeting?

A.          If you are a stockholder of record as of the Record Date for the Meeting, you received a proxy card from our transfer agent, Continental, containing instructions on how to attend the virtual Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer at 917-262-2373 or email proxy@continentalstock.com.

You can pre-register to attend the virtual Meeting starting on [●], 2020. Go to http://www.cstproxy.com/xxxxxxxx2020, enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote [or enter questions in the chat box]. At the start of the Meeting you will need to re-log into http://www.cstproxy.com/xxxxxxxx2020 using your control number.

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual Meeting you will need to contact Continental at the phone number or email above to receive a control number. If you plan to vote at the Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of OPES’s Common Stock you held as of the Record Date, your name and email address. If you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the meeting for processing your control number.

Q:	If I have not yet submitted a proxy, may I still do so?

A.          Yes. If you have not yet submitted a proxy, you may do so by (a) visiting [●]and following the on screen instructions (have your proxy card available when you access the webpage), or (b) calling toll-free [●] in the U.S. or [●]from foreign countries from any touch-tone phone and follow the instructions (have your proxy card available when you call), or (c) submitting your proxy card by mail by using the previously provided self-addressed, stamped envelope.

Q:	Can I change my vote after I have mailed my proxy card or otherwise change my vote at the Virtual Meeting?

A:          Yes. You may change your vote at any time before your proxy is voted at the Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the virtual Meeting in person and casting your vote, or by voting again by the telephone or Internet voting options described below, or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Meeting. If you hold your shares of OPES Common Stock through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

Unless revoked, a proxy will be voted at the virtual Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR each of the Proposals.

Q:	How do I vote at the virtual Meeting?

A.          Stockholders of record; Shares registered directly in your name.

If you are a stockholder of record, you may vote online at the virtual Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the virtual Meeting and vote online, if you choose.

To vote online at the virtual Meeting, follow the instructions above under “How may I participate in the virtual Meeting?”

To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card to us before the Meeting, we will vote your shares as you direct.

To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

To vote via the Internet, please go to [●] and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [●], 2020. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received by the Company before the date of the Meeting or attend the virtual Meeting to vote your shares online.

If your shares are registered in the name of your broker, bank, or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. Many banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the virtual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Meeting. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to 917-262-2373 or email proxy@continentalstock.com

[ ]

Requests for registration must be received no later than 5:00 p.m., Eastern Time, on [●], 2020.

You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Meeting prior to the start time leaving ample time for the check in.

Q:	Do I need to attend the Meeting to vote my shares?

A:          No. You may vote by proxy using the enclosed proxy card, or by the Internet or telephone. If you choose to vote online at the virtual Meeting, please follow the instructions above in “How do I vote at the virtual Meeting?” Your vote is important. We encourage you to vote as soon as possible after carefully reading this proxy statement.

Q:	Who can help answer any other questions I might have?

A.          If you have any questions concerning the virtual Meeting (including accessing the meeting by virtual means) or need help voting your shares of the Company’s common stock, please contact our transfer agent,

Continental Stock Transfer at 917-262-2373 or email proxy@continentalstock.com.

The Notice of Special Meeting, Proxy Statement and form of Proxy Card are available at:

[●]

Q:	Who may vote at the Meeting?

A:          Only holders of record of shares of OPES Common Stock as of the close of business on [●], 2020 (the Record Date) may vote at the Meeting. As of [●], 2020, there were [●] shares of Common Stock issued and outstanding and entitled to vote. Please see the section titled “The Meeting—Record Date; Who is Entitled to Vote” for further information.

Q:	What is being voted on at the Meeting?

A:	Below are the Proposals that the OPES stockholders are being asked to vote on:

●	Proposal #1 - The Business Combination Proposal to approve the Acquisition Agreement and the Business Combination;

●	Proposal #2 - The Amendment Proposal to approve the Amended and Restated Certificate of Incorporation;

●	Proposal #3 - The Incentive Plan Proposal to approve the BurgerFi International, Inc. 2020 Omnibus Equity Incentive Plan;

●	Proposal #4 – The Nasdaq Proposal to approve the issuance of more than 20% of the issued and outstanding common stock of OPES pursuant to the terms of the Acquisition Agreement and the Forward Purchase Contract, as required by Nasdaq Listing Rules 5635(a), (b) and (d); and

●	Proposal #5 - The Adjournment Proposal to approve the adjournment of the Meeting in the event OPES does not receive the requisite stockholder vote to approve the Business Combination Proposal.

Q.	Are any of the proposals conditioned on one another?

A:          Yes, the Amendment Proposal, the Incentive Proposal and the Nasdaq Proposal are dependent upon the Business Combination Proposal. It is important for you to note that in the event that the Business Combination Proposal is not approved, OPES will not consummate the Business Combination. In accordance with our Certificate of Incorporation, if OPES does not consummate the Business Combination and fails to complete an initial business combination by November 15, 2020, OPES would be required to dissolve and liquidate unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which the Business Combination may be consummated. OPES has set November 13, 2020 as the date for a special meeting of stockholders to vote on a proposal to amend its Certificate of Incorporation to extend the date to complete the Business Combination until January 31, 2021. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Q:	What will the business of the Post-Combination Company be?

A:          After the Business Combination, the Post-Combination Company will be operating in the restaurant industry and more specifically as a fast casual “better burger” concept with approximately 132 franchised and corporate-owned restaurants, delivering an exceptional, all-natural premium burger experience in a refined, contemporary environment.

Q:	What is the quorum requirement for the Meeting?

A:          The presence in person or by proxy at the Meeting of the holders of a majority of the number of issued and outstanding shares of OPES Common Stock is required in order to hold the Meeting and conduct business. This is called a quorum. OPES Common Stock will be counted for purposes of determining if there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum, the Meeting will be adjourned to such other time and place as the directors may determine.

Q:	What vote is required to approve the Proposals?

A:          Proposal #1 - The Business Combination Proposal requires the affirmative vote of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. An abstention will have the effect of a vote “AGAINST” Proposal #1. Broker non-votes will have no effect on the vote for Proposal #1.

Proposal #2 - The Amendment Proposal requires the affirmative vote of the majority of the issued and outstanding shares of OPES Common stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal #2.

Proposal #3 - The Incentive Plan Proposal requires the affirmative vote of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have the effect of a vote “AGAINST” Proposal #4. Broker non-votes will have no effect on the vote for Proposal #3.

Proposal #4 – The Nasdaq Proposal requires the affirmative vote of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have the effect of a vote “AGAINST” Proposal #4. Broker non-votes will have no effect on the vote for Proposal #4.

Proposal #5 - The Adjournment Proposal requires the affirmative vote of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have the effect of a vote “AGAINST” Proposal #5. Broker-non votes have no effect on the vote for Proposal #5.

Q:	How will the insiders and holders of the Founders’ Shares vote?

A:          Our Sponsor and the Initial Stockholders, who as of the Record Date own 2,875,000 shares of Common Stock in the aggregate, or approximately [●]% of the outstanding shares of Common Stock, have agreed, pursuant to letter agreements with us and EarlyBirdCapital, to vote the shares of Common Stock owned by them in favor of the Business Combination Proposal, and intend to vote in favor of the Amendment Proposal, the Incentive Plan Proposal, the Nasdaq Proposal and the Adjournment Proposal. None of our officers and directors own shares of Common Stock as of the Record Date, other than Mr. José Luis Córdova Vera, our Chief Financial Officer, who owns Founders’ Shares as an Initial Stockholder, and Mr. Ophir Sternberg, our Chairman and Chief Executive Officer, who is the controlling person of our Sponsor.

Q:	What do I need to do now?

A:          We urge you to read carefully and consider the information contained in this proxy statement, including the annexes, and consider how the Business Combination will affect you as an OPES stockholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:	Am I required to vote against the Business Combination Proposal in order to have my Common Stock redeemed?

A:          No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that OPES redeem your Common Stock for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (including interest earned on your pro rata portion of the trust account, net of taxes payable) before payment of deferred underwriting commissions. These redemption rights in respect of the shares of Common Stock are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed holders of OPES shares of Common Stock electing to exercise their redemption rights will not be entitled to receive such payments and their OPES shares of Common Stock will be returned to them.

Q:	How do I exercise my redemption rights?

A:          If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2020 (two business days before the Meeting), that OPES redeem your shares for cash, and (ii) submit your request in writing to OPES’s transfer agent, Continental, at the address listed at the end of this section and deliver your shares to Continental (physically, or electronically using the DWAC system) at least two business days prior to the vote at the Meeting.

Any corrected or changed written demand of redemption rights must be received by OPES’s transfer agent two business days prior to the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of shares of OPES Common Stock as of the Record Date. Any public stockholder who holds shares of OPES Common Stock on or before [●], 2020 (two business days before the Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:          OPES will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Meeting. An abstention will be deemed a vote “AGAINST” Proposals marked “ABSTAIN.” However, the failure to elect to exercise your redemption rights will preclude you from having your OPES shares of Common Stock redeemed for cash. If you wish to exercise your redemption rights, you must make an election to redeem such shares of OPES Common Stock by submitting a request in writing to OPES’s transfer agent at the address listed on page [●], and deliver your shares of Common Stock to OPES’s transfer agent physically or electronically through DTC prior to the Meeting.

If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares of OPES Common Stock; this indication that a bank, broker or nominee is not voting your shares of OPES Common Stock is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares of OPES Common Stock only if you provide instructions on how to vote. You should instruct your broker to vote your shares of OPES Common Stock in accordance with directions you provide. A broker non-vote will have no effect on Proposals #1, 3, 4 and 5, and will have the effect of a vote “AGAINST” Proposal #2.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:          If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of OPES Common Stock represented by your proxy will be voted in favor of each Proposal. Proxy cards that are returned without a signature will not be counted as present at the Meeting and cannot be voted.

Q:	Who will solicit the proxies and pay the cost of soliciting proxies for the Meeting?

A:          OPES will pay the cost of soliciting proxies for the Meeting. OPES has engaged Advantage Proxy to assist in the solicitation of proxies for the Meeting. OPES has agreed to pay Advantage Proxy a fee of $[●], plus disbursements, and will reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages, and expenses. OPES will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of OPES Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the shares of OPES Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What happens if I sell my shares of Common Stock before the Meeting?

A:          The Record Date for the Meeting is earlier than the date of the Meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your shares of Common Stock after the Record Date, but before the Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Meeting, but will transfer ownership of the shares and will not hold an interest in OPES after the Business Combination is consummated.

Q:	What consideration will BurgerFi Members receive if the Business Combination is completed?

A.          The BurgerFi Members will receive at the Closing, (i) $30,000,000 in cash, (ii) $20,000,000 payable, in OPES’s discretion, either in cash or in shares of Common Stock valued at $10.60 per share, and (iii) 4,716,981 shares of Common Stock, on a pro rata basis of their ownership percentage in BurgerFi. After the consummation of the Business Combination, the BurgerFi Members will also be entitled to receive, if the conditions are met, an additional 9,356,459 shares of Common Stock.

Q:	Will I experience dilution because of the Business Combination?

A:          Prior to the Business Combination, the OPES stockholders who hold shares issued in the IPO owned approximately 57.8% of OPES’s issued and outstanding shares of Common Stock After the Business Combination and giving effect to the issuance of the Closing Payment Shares, assuming (i) no redemptions of our public shares of Common Stock, (ii) the conversion of $1.123 million of Notes into 100,000 shares of Common Stock, (iii) the issuance of the Stock Portion in shares, (iv) the issuance of 3,000,000 shares of Common Stock in connection with the Forward Purchase Contract, (v) the Earnout Shares are not earned and issued, and (vi) the Warrants and UPO are not exercised for shares of Common Stock, the current OPES stockholders will own approximately 43.5% of the Post-Combination Company.

Q:	Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:          Yes. There are several risks related to the Business Combination and other transactions contemplated by the Acquisition Agreement, that are discussed in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 17 of this proxy statement.

Q:	Are BurgerFi’s Members required to approve the Business Combination?

A:	Yes. The BurgerFi Members have already approved the Business Combination.

Q:	Is the consummation of the Business Combination subject to any conditions?

A:          Yes. The obligations of OPES and BurgerFi to consummate the Business Combination are subject to conditions, as more fully described in the section titled “The Acquisition Agreement” in this proxy statement.

Q:	Should I send in my share certificates now?

A:          Yes. OPES stockholders who intend to have their shares of Common Stock redeemed should send their certificates or tender their shares electronically no later than two business days before the Meeting. Please see the section titled “The Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares of Common Stock for cash.

Q:	When is the Business Combination expected to occur?

A:          Assuming the requisite stockholder approvals are received, OPES expects that the Business Combination will occur as soon as practicable following the Meeting. In accordance with the Certificate of Incorporation, if OPES does not consummate the Business Combination and fails to complete an initial business combination by November 15, 2020, OPES would be required to dissolve and liquidate unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which the Business Combination may be consummated. OPES has set November 13, 2020 as the date for a special meeting of stockholders to vote on a proposal to amend its Certificate of Incorporation to extend the date to complete the Business Combination until January 31, 2021.

Q:	What happens if the Business Combination is not consummated?

A:          If the Business Combination is not consummated and no other business combination is consummated prior to November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), pursuant to Paragraph C of Article SIXTH of its Certificate of Incorporation, OPES’s officers must take all actions necessary in accordance with the Delaware General Corporation Law (the “DGCL”) to dissolve and liquidate OPES as soon as reasonably practicable. Following dissolution, OPES will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of shares of OPES Common Stock who acquired such shares in the IPO or in the aftermarket. The estimated consideration that each share of OPES Common Stock would be paid at liquidation would be approximately $[●] per share for stockholders based on amounts on deposit in the trust account as of [●], 2020. The closing price of OPES’s Common Stock on Nasdaq as of [●], 2020 was $[●]. Our Sponsor, the Initial Stockholders, and our officers and directors of OPES waived the right to any liquidation distribution with respect to any shares of OPES Common Stock held by them.

Q:	What happens to the funds deposited in the trust account following the Business Combination?

A:          Following the closing of the Business Combination, holders of shares of OPES Common Stock exercising redemption rights will receive their per share redemption price out of the funds in the trust account. The balance of the funds will be released to OPES after the Business Combinations and utilized to pay the cash portion of the purchase price to the Members of BurgerFi and to fund working capital needs of the Post-Combination Company. As of [●], 2020, there was approximately $[●] in OPES’s trust account. OPES’s estimates that approximately $[●] per outstanding share issued in OPES’s IPO will be paid to the public investors exercising their redemption rights.

Q:	Who will manage OPES after the Business Combination?

A:          As a condition to the closing of the Business Combination, all of the officers and directors of OPES will resign, other than Mr. Sternberg, who will serve as the Executive Chairman of the Post-Combination Board of Directors, and Ms. Greenfield, who will remain a director. For information on the anticipated management of the Post-Combination Company, see the section titled “Directors and Executive Officers of the Post-Combination Company after the Business Combination” in this proxy statement.

Q:	How does OPES’s Board of Directors recommend that I vote?

A:	The OPES Board of Directors recommends that its stockholders vote or give instruction to vote:

☐	“FOR” the Business Combination Proposal;

☐	“FOR” the Amendment Proposal;

☐	“FOR” the Incentive Proposal;

☐	“FOR” the Nasdaq Proposal; and

☐	“FOR” the Adjournment Proposal, if presented.

You should read “The Business Combination — Recommendation of OPES’s Board of Directors and Reasons for the Business Combination” beginning on page  54 for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the Business Combination Proposal,

Q:	Do persons involved in the Business Combination have interests that may conflict with those of an OPES stockholder generally?

A:          In considering the recommendation of the OPES Board of Directors to approve the Acquisition Agreement, OPES stockholders should be aware that certain OPES executive officers and directors may be deemed to have interests in the Business Combination that are different from, or in addition to, those of OPES stockholders generally. These interests, which may create actual or potential conflicts of interest, are, to the extent material, described in the section entitled “Interests of Directors and Executive Officers of OPES in the Business Combination” beginning on page 54.

Q:	How many votes do I and others have?

A:          You are entitled to one vote for each share of OPES Common Stock that you held as of the Record Date. As of the close of business on the Record Date, there were [●] outstanding shares of Common Stock.

Q:	How many shares must be present to hold the Meeting?

A:          The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. The inspector of election will determine whether a quorum is present. If you are a beneficial owner (as defined above) of shares of the Company’s common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the Proposals, your shares will not be counted as present at the Meeting for purposes of determining whether a quorum exists. Votes of stockholders of record who participate in the virtual Meeting or by proxy will be counted as present at the Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on all of the Proposals.

Q:	Who can help answer my questions?

A:          If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact OPES’s proxy solicitor at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

You may also obtain additional information about OPES from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the Proposals to be submitted for a vote at the Meeting, including the Business Combination, you should read this entire document carefully, including the Acquisition Agreement and the Amendment attached as Annex A and Annex A-1, respectively, to this proxy statement. The Acquisition Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. It is also described in detail in this proxy statement in the section entitled “The Acquisition Agreement.”

The Parties

OPES Acquisitions Corp.

OPES Acquisition Corp. is a blank check company formed on July 24, 2017 as a Delaware corporation for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.”

On March 16, 2018, we consummated our IPO of 10,000,000 Units, with each Unit consisting of one share of OPES Common Stock, and one Public Warrant. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Simultaneously with the consummation of the IPO, we consummated a private placement of 400,000 Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,000,000.

We also sold a unit purchase option to purchase up to 750,000 units to EarlyBirdCapital for a purchase price of $100 (the “UPO”). The UPO is exercisable at $10.00 per unit (for an aggregate exercise price of $7,500,000), beginning on the consummation of our initial business combination. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, and expires on March 17, 2023. At the time of the IPO, we also entered into the Forward Purchase Contract with Lion Point Capital, LP (“Lion Point”), wherein Lion Point agreed to purchase in a private placement to occur concurrently with the consummation of our initial business combination 3,000,000 units at $10.00 per unit, with each unit consisting of one share of OPES Common Stock and one warrant exercisable to purchase one share of OPES Common Stock at an exercise price of $11.50 per share, for aggregate gross proceeds of $30,000,000 (the “Forward Purchase Units”). The Forward Purchase Contract is subject to conditions, including that Lion Point consents to our initial business combination. Lion Point granting its consent to the purchase is entirely within its sole discretion. Accordingly, if it does not consent to the business combination, it will not be obligated to purchase the units. In connection with the consummation of the Business Combination, the Company will enter into Amended and Restated Forward Purchase Contracts (each an “Amended and Restated Forward Purchase Contract”) with each of Lion Point and Lionheart Equities, LLC (“Lionheart Equities”) for the purchase of Forward Purchase Units. In the written notice from Lion Point to OPES on June 29, 2020, Lion Point confirmed that it will consent to the Business Combination and has agreed to purchase 2,000,000 Forward Purchase Units under the terms of its Amended and Restated Forward Purchase Contract with the Company upon the consummation of the Business Combination, and Lionheart Equities has agreed to purchase 1,000,000 Forward Purchase Units upon the consummation of the Business Combination under the terms of its Amended and Restated Forward Purchase Contract with the Company. In addition, OPES agreed to register a total of 5,029,376 shares of OPES Common Stock owned, or to be owned by Lion Point as of the consummation of the Business Combination, which is comprised of (i) 862,500 of the Founders’ Shares, (ii) 83,438 shares of OPES Common Stock underlying the Private Placement Units and 83,438 shares of OPES Common Stock underlying the Private Placement Warrants, and (iii) 2,000,000 shares of OPES Common Stock underlying the Forward Purchase Units and 2,000,000 shares of OPES Common Stock underlying the warrants that are part of the Forward Purchase Units, which shares would have priority registration rights over all other shares of OPES Common Stock to be registered under the New Registration Rights Agreement. Lion Point is entitled to make up to two demands that we register such shares. OPES and Lion Point have agreed to enter into definitive documentation with respect to the terms of the written notice from Lion Point to OPES on June 29, 2020.

On March 20, 2018, we sold an additional 1,500,000 Units at $10.00 per Unit pursuant to the underwriters fully exercising their over-allotment option and we also sold an additional 45,000 Private Placement Units at $10.00 per Private Placement Units to the original purchasers of the Private Placement Units in respect of their obligation to purchase such additional Private Placement Units upon the exercise of the underwriters’ over-allotment option, generating additional gross proceeds of $15,450,000.

After deducting the underwriting fee (excluding the deferred underwriting commission of $4,025,000, which amount will be payable upon consummation of the Business Combination, if consummated) and the IPO expenses, the total net proceeds from our IPO and the sale of the Private Placement Units, approximately $116,150,000, was placed in the Trust Account.

In accordance with the Investment Management Trust Agreement, dated March 13, 2018, by and among OPES and Continental, as trustee, the amounts held in the Trust Account may only be used by OPES upon the consummation of a business combination and upon the redemption of the public shares by the OPES public stockholders, except that there can be released to OPES, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination or OPES’s liquidation.

In accordance with the Certificate of Incorporation, if OPES does not consummate the Business Combination and fails to complete an initial business combination by November 15, 2020, OPES would be required to dissolve and liquidate. unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which the Business Combination may be consummated. OPES has set November 13, 2020 as the date for a special meeting of stockholders to vote on a proposal to amend its Certificate of Incorporation to extend the date to complete the Business Combination until January 31, 2021. There is no assurance that OPES’s Stockholders will vote to approve the extension of time with which the Company has to complete a business combination. In addition, in connection with an approval to amend its Certificate of Incorporation to extend the time period to consummate the Business Combination, OPES’s stockholders may elect to redeem shares of the Common Stock and receive payment from the Trust Account. If the Business Combination is not consummated by November 15, 2020 and OPES does not obtain stockholder approval to extend the time period to consummate the Business Combination at its special meeting of stockholders on November 13, 2020, OPES would wind up its affairs and liquidate.

OPES’s Units, shares of Common Stock and Public Warrants are each traded on Nasdaq under the symbols “OPESU,” “OPES” and “OPESW,” respectively. Each OPES Unit consists of one share of Common Stock and one Public Warrant entitling its holder to purchase one share of Common Stock at a price of $11.50 per share. OPES’s units, shares of Common Stock and Public Warrants commenced trading on Nasdaq on March 16, 2018.

BurgerFi International, LLC

BurgerFi is a fast-casual “better burger” concept with approximately 132 franchised and corporate-owned restaurants, renowned for delivering an exceptional, all-natural premium burger experience in a refined, contemporary environment. BurgerFi offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, shakes, beer, wine and more. Originally founded in February 2011 in sunny Lauderdale-by-the-Sea, Florida, the purpose was simple – redeFining the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. BurgerFi has become the go-to burger restaurant for good times, and high-quality food across the United States and beyond. BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.

Today, BurgerFi is among the nation’s fastest-growing better burger concepts and was ranked as one of the Top 10 Fastest and Smartest-Growing Brands in Franchising and named a leader in its category by Franchise Times in their Fast and Serious list for both 2017 and 2018. BurgerFi was also featured in the fourth annual Chain Reaction antibiotic scorecard by National Resources Defense Council and Consumer Reports with an “A” rating – one of only two brands serving passing grade beef.

The Business Combination

The Acquisition Agreement was entered into on June 29, 2020, by and among OPES, BurgerFi and the Members’ Representative for the Members of BurgerFi. Upon the approval of the Acquisition Agreement by the OPES stockholders, OPES will acquire 100% of the Interests from the Members resulting in BurgerFi becoming a wholly owned subsidiary of OPES, In connection with the Business Combination, OPES will change its name to “BurgerFi International, Inc.” On September 22, 2020, OPES, the Members and Members’ Representative entered into the Amendment to, among other things, update covenants with respect to the transfer and or license of additional BurgerFi obligations to transfer BurgerFi Intellectual Property, to identify Key Employees of BurgerFi and to remove all references to a Consulting Agreement with Mr. Rosatti.

Consideration to the Members

The aggregate value of the consideration to be paid by OPES in the Business Combination (subject to reduction for indemnification claims and potential changes due to a working capital adjustment) is estimated to be $172.3 million calculated as follows: (i) $30,000,000 in cash payable to Members, (ii) $20,000,000 payable, in the sole and absolute discretion of the OPES Board of Directors, either in cash or in shares of OPES Common Stock valued at $10.60 per share (the “Stock Portion”), the value of which is preliminarily estimated to be $20.9 million based on OPES’s intent to settle the payable in shares, issuing 1,886,792 shares valued at $11.05 per share based on the closing price of OPES common stock on October 23, 2020, (iii) 4,716,981 shares of OPES Common Stock to be issued to the Members preliminary estimated to be $52.1 million, (iv) an estimated $65.3 million of contingent earnout consideration, and (v) assumed debt of approximately $4.1 million

Additionally, the Members will be entitled to receive additional consideration in the form of shares of OPES Common Stock (“Earnout Share Consideration”) on a pro-rata basis based on their ownership percentages in the Company, subject to the Post-Combination Company achieving certain share price targets in each of the following post-Closing periods (each an “Earnout Tranche”), as follows:

a.	If prior to the second anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $19.00 per share, the Post-Combination Company shall issue to Members 3,947,368 shares of Common Stock, based on a deemed price of $19.00 per share;

b.	If prior to the third anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $22.00 per share, the Post-Combination Company shall issue to Members 3,409,091 shares of Common Stock, based on a deemed price of $22.00 per share; and

c.	If prior to the third anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day prior is greater than or equal to $25.00 per share, the Post-Combination Company shall issue to Members 2,000,000 shares of Common Stock, based on a deemed price of $25.00 per share.

The Earnout Share Consideration payable with respect to each Earnout Tranche, when issued, shall be subject to a lockup for a period of six months from the date such Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period). The Members shall only be entitled to receive the Earnout Share Consideration from one Earnout Tranche in any twelve month period and if the Members qualify to receive two or more Earnout Tranches in any such twelve-month period, the Members’ Representative can elect which such Earnout Tranche the Members will receive. No more than one Earnout Tranche shall be payable in any twelve-month period.

The parties have agreed that the target working capital as of the Closing Date shall be $1,000,000 (‘‘Target Working Capital”). Within 60 days after Closing, the Post-Combination Company shall prepare and deliver to the Members’ Representative a statement setting forth its good faith calculation of BurgerFi’s cash minus its current revolving credit line as of the Closing Date (the “Closing Working Capital”). Subject to the review and agreement by the parties of the Closing Working Capital calculation, there shall be a post-closing adjustment in an amount equal to the Closing Working Capital minus the Target Working Capital (the “Post-Closing Adjustment”). If the Post-Closing Adjustment is a positive number, the Post-Combination Company shall pay to Members an amount equal to the Post-Closing Adjustment at its option in cash or shares of the Post-Combination Company’s common stock, valued at $10.60 per share. If the Post-Closing Adjustment is a negative number, Members shall pay to the Post-Combination Company an amount equal to the Post-Closing Adjustment by surrendering to the Post-Combination Company shares of the Post-Combination Company common stock with a value of the Post-Closing Adjustment amount, valued at $10.60 per share, rounded down to the nearest whole-number. If the parties have objections to the Closing Working Capital calculation, they shall engage Berkowitz Pollack Brant, acting as experts and not arbitrators, to resolve the disputed amounts only and make any adjustments to the Post-Closing Adjustment.

Impact of the Business Combination on the Company’s Public Float

Assuming (i) no redemption of our public shares of Common Stock, (ii) the conversion of $1.123 million of Notes into 100,000 shares of Common Stock, (iii) the issuance of the Closing Payment Shares, including the Stock Portion, in shares, (iv) the issuance of 3,000,000 shares of Common Stock in connection with the Forward Purchase Contract, (v) the Earnout Shares are not earned and issued, and (vi) the Warrants and UPO are not exercised for shares of Common Stock, it is anticipated that upon completion of the Business Combination, the ownership of the Post-Combination Company, immediately after the Closing, will be as follows:

●	OPES’s public stockholders, including the PIPE investors, will own approximately 43.5%, excluding shares beneficially owned by our Sponsor, the Initial Stockholders and our officers and directors;

●	Our Sponsor, the Initial Stockholders and our officers and directors; will own approximately 18.9%, and

●	The Members will own approximately 37.6%.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the Business Combination will be different. The Public Warrants and Private Placement Warrants will become exercisable on the later of the completion of the Business Combination and 12 months from the closing of the IPO and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Management and Post-Closing Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination, the Post-Closing Board of Directors will have five members, consisting of Ophir Sternberg, as Executive Chairman, AJ Acker and three directors who shall qualify as an independent director under the Securities Act and the Nasdaq rules, to be selected by Mr. Sternberg, in his reasonable discretion and approved by Members’ Representative, such approval not to be unreasonably withheld. See section titled “Directors and Executive Officers after the Business Combination” for additional information.

Redemption Rights

Pursuant to OPES’s Certificate of Incorporation, holders of public shares of Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding public shares of Common Stock. As of [●], 2020, this would have amounted to approximately $10.[●] per share.

You will be entitled to receive cash for any public shares of Common Stock to be redeemed only if you:

(i) (a) hold public shares of Common Stock, or

(b) hold public shares of Common Stock through Units and you elect to separate your Units into the underlying public shares of Common Stock and Public Warrants prior to exercising your redemption rights with respect to the public shares of Common Stock; and

(ii) prior to 5:00 p.m., Eastern Time, on [●], 2020, (a) submit a written request to the Transfer Agent that OPES redeem your public shares of Common Stock for cash and (b) deliver your public shares of Common Stock to the Transfer Agent, physically or electronically through DTC.

Holders of outstanding Units must separate the underlying shares of Common Stock and Public Warrants prior to exercising redemption rights with respect to the Common Stock. If the Units are registered in a holder’s own name, the holder must deliver the certificate for its Units to Continental, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the shares of Common Stock from the Units.

If a holder exercises its redemption rights, then such holder will be exchanging its public shares of Common Stock for cash and will no longer own shares of the Post-Combination Company. Such a holder will be entitled to receive cash for its public shares of Common Stock only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section titled “The Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares of Common Stock for cash.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a business combination in accordance with U.S. GAAP. accounting under ASC 805, Business Combinations. OPES is both the legal and the accounting acquiror. BurgerFi will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former Stockholders of OPES will have a majority of the voting power of the Post-Combination Company, that the Board will consist of the Chairman of OPES, the minority Members of BurgerFi and three board members appointed by the OPES chairman with approval of the majority Member of BurgerFi, which approval will not be unreasonably withheld. In addition, the Board members, the founders of OPES and the members of Burgerfi, agree to vote their stock as a block. Although that the business of BurgerFi will comprise the ongoing operations of the Post-Combination Company, and BurgerFi’s senior management will comprise the majority of the senior management of the Post-Combination Company, they report to the Board which is controlled by the OPES Chairman’s appointments. The acquired assets and assumed liabilities of BurgerFi will be recorded at fair value, with goodwill and other intangible assets recorded. BurgerFi has been determined to be the predecessor and operations prior to the Business Combination will be deemed to be those of BurgerFi.

Other Agreements Relating to the Business Combination

Voting Agreements

Voting Agreement – Approval of Business Combination

On March 13, 2018, in connection with the IPO, our Initial Sponsor and the Initial Stockholders who held Founders’ Shares prior to the IPO entered into a letter agreement with OPES and EarlyBirdCapital, pursuant to which they agreed that if OPES solicits approval of its stockholders of a business combination, they will vote all shares of Common Stock beneficially owned by him, her or it, whether acquired before, in, or after the IPO, in favor of such business combination.

On June 30, 2020, the Initial Stockholders transferred 1,610,000 of the Founders’ Shares to Sponsor. Pursuant to the terms of the letter agreement, as a transferee of the Founders’ Shares, Sponsor is bound by the restrictions and other obligations set forth in the letter agreement and will also vote all of its Founders’ Shares and other shares of Common Stock beneficially owned by it in favor of the Business Combination.

Voting Agreement – Election of Directors

In connection with the Business Combination, OPES will enter into voting agreements with our Sponsor, the Initial Stockholders and our officers and directors pursuant to which such stockholders shall agree to vote all securities of the Post-Combination Company that such stockholder owns from time to time and may vote in the election of the Post-Combination Company’s directors in favor of the Post-Closing Board of Directors for a period of three years after the Closing Date (the “Director Voting Agreement”). The Director Voting Agreement also provides that, if during the term of the agreement, any stockholder who is a party thereto is unable to attend a meeting of the Post-Combination Company’s stockholders in person, at which directors shall be elected to the Board, and such stockholder fails to timely submit a proxy card indicating how such stockholder intends to vote for the directors who are standing for election, the stockholder appoints the Chairman of the Board of Directors as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the stockholder, for the limited purpose of voting in favor of the election of all of the Post-Closing Board of Directors. The Director Voting Agreement shall terminate three years after the Closing Date. The form of the Director Voting Agreement is attached hereto as Annex D.

Registration Rights Agreements

Pursuant to a registration rights agreement, dated as of March 15, 2018 (the “Original Registration Rights Agreement”), those Initial Stockholders who held the Founders’ Shares issued and outstanding prior to the IPO, as well as the holders of the Private Placement Units and any units our Initial Sponsor, the Initial Stockholders, their affiliates, officers, directors or third parties may be issued in payment of working capital loans made to us, are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founders’ Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which their shares of Common Stock are to be released from escrow. The holders of a majority of the Private Placement Units and units issued to our Initial Sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of Founders’ Shares became a party to the Original Registration Rights Agreement), the holders of Private Placement Units, the holders of Warrants pursuant to the warrant agreement entered into at the time of the IPO, as well as the Members, the PIPE Investors, and our Sponsor will enter into a new registration rights agreement covering the registration of 28,618,773 shares of Common Stock in the aggregate (the “New Registration Rights Agreement”). The Post-Combination Company will be obligated to file a registration statement with the SEC within thirty (30) days after the Closing of the Business Combination to register the shares for resale, which must be effective within 90 calendar days following the filing date, or in the event the registration statement receives a “full review” by the SEC, the 120th calendar date following the filing date. In the event the SEC requires a cutback in the number of shares being registered, the shares will be cut back on a pro rata basis, except that the 5,029,376 shares of Lion Point that are being registered will not be reduced. In addition, Lion Point is entitled to make up to two demands that we register the shares and all holders have “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The form of the New Registration Rights Agreement is attached as Exhibit C to the Acquisition Agreement.

Lock-ups

In connection with the Business Combination, the Members shall enter into a lock-up agreement with OPES pursuant to which the (i) Closing Payment Shares shall be subject to a lock-up until the earlier of (x) six months after the Closing Date of the Business Combination, and (y) if, subsequent to the Closing Date, the Post-Combination Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Post-Combination Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (ii) the Earnout Share Consideration shall be subject to a lock-up for a period of six months from the date the applicable Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period).

Escrow Agreements

IPO Escrow Agreement

In connection with the IPO, our Initial Sponsor and those Initial Stockholders of OPES who held shares prior to the IPO, originally entered into a stock escrow agreement, dated as of March 13, 2018 with Continental serving as escrow agent (the “IPO Escrow Agreement”). Pursuant to the terms of the IPO Escrow Agreement, the Initial Stockholders who held shares prior to the IPO deposited 2,875,000 shares of Common Stock (the “IPO Escrow Shares”) with Continental. The IPO Escrow Shares shall remain in escrow until the earlier of (x) six months after the date of the consummation of the Business Combination and (y) the date on which the closing price of the Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination (collectively, the “Escrow Period”). Subsequent to the IPO, the Initial Stockholders transferred 2,847,596 of the IPO Escrow Shares, in the aggregate, to certain of their affiliates and designees. On June 30, 2020, 1,610,000 of the IPO Escrow Shares were transferred to our Sponsor and still remain in the escrow account. Pursuant to the terms of the IPO Escrow Agreement, as the transferee of the IPO Escrow Shares, our Sponsor is bound by the restrictions and other obligations set forth in the IPO Escrow Agreement and the letter agreement with respect to voting for the Business Combination

In connection with the Business Combination, the IPO Escrow Agreement shall be amended to remove the stock price condition for release of the IPO Escrow Shares during the Escrow Period. As a result, the IPO Escrow Agreement will terminate and the IPO Escrow Shares will be released upon the earlier of (i) six months after the Closing Date of the Business Combination, and (ii) if, subsequent to the Closing Date, the Post-Combination Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Post-Combination Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Indemnification Escrow Agreement

In connection with the Business Combination, OPES, the Members, and Continental, will enter into a stock escrow agreement for the escrow of the Indemnification Escrow Shares for a period of eighteen months after the Closing Date to satisfy any potential indemnification claims against BurgerFi and the Members brought pursuant to the Acquisition Agreement.

Regulatory Approvals

The Business Combination, and the other transactions contemplated by the Acquisition Agreement, are not subject to any additional U.S. federal or state regulatory requirements or approvals, after filing of a pre-merger notification under the Hart-Scott-Rodino Act with the Federal Trade Commission and Department of Justice and receiving notification that the request for early termination of the waiting period is granted effective as of August 26, 2020.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of OPES’s Board of Directors in favor of adoption of the Proposals, you should keep in mind that OPES’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including the following:

●	If the proposed Business Combination is not completed by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), OPES will be required to liquidate. In such event, the Founders’ Shares held by our Sponsor and the Initial Stockholders, which were acquired for an aggregate purchase price of $25,000 will be worthless. The Founders’ Shares had an aggregate market value of approximately [●] based on the closing price of OPES’s Common Stock of $[●] on Nasdaq as of [●], 2020;

●	If the proposed Business Combination is not completed by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), the 445,000 Private Placement Units will be worthless. Such Private Placement Units had an aggregate market value of approximately [●], based on the closing price of OPES’s Common Stock of $[●] on Nasdaq as of [●], 2020;

●	As of [●], 2020, OPES had $[●] in Notes that may repaid immediately prior to the closing of the Business Combination. If the proposed Business Combination is not completed November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), then such loans may not be repaid;

●

The exercise of OPES’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest; and

●	If the Business Combination with BurgerFi is completed, OPES will designate four of the members to the Post-Closing Board of Directors one of whom is Ophir Sternberg, our current Chairman of the Board of Directors and Chief Executive Officer.

Amendment to Acquisition Agreement

On September 22, 2020, OPES, the Members and Members’ Representative entered into the Amendment. The Amendment provides the following changes to the Acquisition Agreement:

1. to amend the schedule identifying entities controlled by Mr. Rosatti to reflect that certain entities will no longer be transferred to OPES at Closing, and to include a new entity to be transferred that holds BurgerFi Intellectual Property, as well as the transfer of any other entity that holds BurgerFi Intellectual Property;

2. to amend the schedule that identifies the Key Employees of BurgerFi to include solely senior management as Key Employees, which consists of the Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer, Chief Operating Officer and Executive Vice President of Culinary & Procurement;

3. to remove all references to a Consulting Agreement to be entered into with Mr. Rosatti;

4. to update the covenants with respect to the BurgerFi Intellectual Property to ensure the transfer and assignment or license to OPES of all Intellectual Property used by BurgerFi or its franchisees at or prior to Closing, and to include a post-closing obligation by BurgerFi to pursue the transfer of any remaining Intellectual Property to OPES that BurgerFi could not, after diligent efforts, assign prior to or at Closing; and

5. to correct certain incorrect cross –references in Article XI.

Summary of Material United States Federal Income Tax Considerations

If a U.S. Holder redeems Common Stock into the right to receive cash pursuant to the exercise of a stockholder’s redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the common stock under Section 302 of the Code:

●	a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

●	The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of shares of OPES Common Stock treated as held by such U.S. Holder. The redemption of common stock generally will be treated as a sale or exchange of common stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. Please see the section titled “United States Federal Income Taxation Relating to Redeeming Stockholders” on page 142 for further details about the federal income tax considerations for redeeming stockholders.

Recommendations of the OPES Board of Directors to the OPES Stockholders

After careful consideration of the terms and conditions of the Acquisition Agreement, the OPES Board of Directors has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of OPES and its stockholders. The OPES Board of Directors did not obtain a fairness opinion on which to base its assessment. OPES’s Board of Directors recommends that its stockholders vote:

●	FOR the Business Combination Proposal;

●	FOR the Amendment Proposal;

●	FOR the Incentive Plan Proposal;

●	FOR the Nasdaq Proposal; and

●	FOR the Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 17 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) OPES’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of BurgerFi following consummation of the Business Combination.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement. The risks described below highlight potential events, trends or other circumstances that could adversely affect the Post- Combination Company’s business, financial condition, results of operations, cash flows, liquidity or access to sources of financing and could adversely affect the trading price of the Post Combination Company’s securities following the Business Combination. These risks could cause the Post Combination Company’s future results to differ materially from historical results and from guidance the Post Combination Company may provide regarding its expectations of future financial performance.

RISKS RELATED TO BURGERFI’S GROWTH STRATEGIES AND OPERATIONS

BurgerFi’s long-term success is dependent on the selection, design, and execution of appropriate business strategies.

BurgerFi operates in a highly competitive and ever-changing environment. Its long-term success is dependent on its ability to identify, develop and execute appropriate business strategies within this environment. BurgerFi’s current strategies include:

●	opening new domestic company-operated restaurants;

●	innovating its digital products and capabilities;

●	growing same-store sales;

●	thoughtfully increasing its franchised restaurants; and

●	capitalizing on its brand awareness.

BurgerFi may experience challenges in achieving the goals it has set and it may be unsuccessful in executing on its strategies once identified. BurgerFi may incur significant costs and damage its brand if it is unable to identify, develop and execute on appropriate business strategies, which could have a material adverse impact on its business and results of operations.

BurgerFi’s primary growth strategy is highly dependent on the availability of suitable locations and its ability to develop and open new restaurants on a timely basis and on terms attractive to it.

One of the keys to achieving BurgerFi’s growth strategies will be opening and operating new restaurants on a profitable basis for the foreseeable future. BurgerFi must identify target markets where it can enter or expand, taking into account numerous factors such as the location of its current restaurants, the target consumer base, population density, demographics, traffic patterns, competition, geography and information gathered from its various contacts. BurgerFi may not be able to open its planned new restaurants within budget or on a timely basis, if at all, given the uncertainty of these factors, which could adversely affect its business, financial condition and results of operations. As BurgerFi operates more restaurants, its rate of expansion relative to the size of its restaurant base will eventually decline.

The number and timing of new restaurants opened during any given period may be negatively impacted by a number of factors including:

●	the identification and availability of attractive sites for new restaurants;

●	difficulty negotiating suitable lease terms;

●	shortages of construction labor or materials;

●	recruitment and training of qualified personnel in the local market;

●	its ability to obtain all required governmental permits, including zonal approvals;

●	its ability to control construction and development costs of new restaurants;

●	competition in new markets, including competition for appropriate sites;

●	the proximity of potential sites to an existing restaurant, and the impact of cannibalization on future growth;

●	anticipated commercial, residential and infrastructure development near its new restaurants; and

●	the cost and availability of capital to fund construction costs and pre-opening costs

Accordingly, BurgerFi cannot assure you that it will be able to successfully expand as it may not correctly analyze the suitability of a location or anticipate all of the challenges imposed by expanding its operations. BurgerFi’s growth strategy, and the substantial investment associated with the development of each new domestic company-operated restaurant, may cause its operating results to fluctuate and be unpredictable or adversely affect its profits. In addition, as has happened when other restaurant concepts have tried to expand, BurgerFi may find that its concept has limited appeal in new markets or it may experience a decline in the popularity of its concept in the markets in which it operates. If BurgerFi is unable to expand in existing markets or penetrate new markets, its ability to increase its revenues and profitability may be materially harmed or it may face losses.

BurgerFi’s expansion into new markets may present increased risks, which could affect its profitability.

BurgerFi hopes to open company-operated restaurants in markets where it has little or no operating experience. Restaurants BurgerFi opens in new markets may take longer to reach expected restaurant sales and profit levels on a consistent basis and may have higher construction, occupancy, or operating costs than restaurants it opens in existing markets. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than its existing markets. BurgerFi may need to make greater investments than originally planned in advertising and promotional activity in new markets to build brand awareness. BurgerFi may also incur higher costs from entering new markets if, for example, it assigns area directors to manage comparatively fewer restaurants than it assigns in more developed markets. Also, until BurgerFi attains a critical mass in a market, the restaurants it opens will incur higher food distribution costs and reduced operating leverage. As a result, these new restaurants may be less successful or may achieve target restaurant-level operating profit margins at a slower rate, if ever. If BurgerFi does not successfully execute its plans to enter new markets, its business, financial condition, or results of operations could be adversely affected. In addition, BurgerFi plans to continue to expand into new international markets, which can pose similar and additional challenges in opening new restaurants.

BurgerFi’s failure to manage its growth effectively could harm its business and operating results.

BurgerFi’s growth plan includes opening a significant number of new restaurants. BurgerFi’s existing personnel, management systems, financial and management controls and information systems may not be adequate to support its planned expansion. BurgerFi’s ability to manage its growth effectively will require it to continue to enhance these systems, procedures, and controls and to locate, hire, train and retain management and operating personnel, particularly in new markets. BurgerFi may not be able to respond on a timely basis to all of the changing demands that its planned expansion will impose on management and on its existing infrastructure, or be able to hire or retain the necessary management and operating personnel, which could harm its business, financial condition or results of operations. These demands could cause BurgerFi to operate its existing business less effectively, which in turn could cause a deterioration in the financial performance of its existing restaurants. If BurgerFi experiences a decline in financial performance, it may decrease the number of or discontinue restaurant openings, or it may decide to close restaurants that it is unable to operate in a profitable manner.

New restaurants, once opened, may not be profitable and may negatively affect restaurant sales at BurgerFi’s existing restaurants.

BurgerFi’s results have been, and in the future may continue to be, significantly impacted by the timing of new restaurant openings (often dictated by factors outside of its control), including landlord delays, associated restaurant pre-opening costs and operating inefficiencies, as well as changes in its geographic concentration due to the opening of new restaurants. BurgerFi typically incurs the most significant portion of pre-opening costs associated with a given restaurant within the several months preceding the opening of the restaurant. BurgerFi’s experience has been that labor and operating costs associated with a newly opened restaurant for the first several months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of restaurant sales. BurgerFi’s new restaurants take a period of time to reach target operating levels due to inefficiencies typically associated with new restaurants, including the training of new personnel, new market learning curves, inability to hire sufficient qualified staff and other factors. BurgerFi may incur additional costs in new markets, particularly for transportation and distribution, which may impact the profitability of those restaurants. Although BurgerFi has specific target operating and financial metrics, new restaurants may not meet these targets or may take longer than anticipated to do so. Any new restaurants BurgerFi open may not be profitable or achieve operating results similar to those of its existing restaurants, which could adversely affect its business, financial condition or results of operations.

If BurgerFi is unable to maintain and grow restaurant sales at its existing restaurants, its financial performance could be adversely affected.

The level of same-store sales growth, which represents the change in year-over-year revenues for domestic company-operated restaurants open for 24 full months or longer, could affect BurgerFi’s restaurant sales growth. BurgerFi’s ability to increase same-store sales depends, in part, on its ability to successfully implement its initiatives to build restaurant sales. It is possible such initiatives will not be successful, that BurgerFi will not achieve its target same-store sales growth or that same-store sales growth could be negative, which may cause a decrease in restaurant sales and profit growth that would adversely affect its business, financial condition or results of operations.

BurgerFi’s mission of being “natural and proud of it” may subject it to risks.

BurgerFi believes in clean, transparent, and sustainable restaurant ecosystems, which includes a full commitment to the humane treatment of animals. For example, BurgerFi’s beef is never exposed to steroids, antibiotics, growth hormones or additives, and is never frozen. BurgerFi is dedicated to using sustainable materials and equipment whenever possible. BurgerFi’s mission is a significant part of its business strategy and what it is as a company. BurgerFi does, however, face many challenges in carrying out its mission. BurgerFi incurs higher costs and other risks associated with purchasing high quality ingredients grown or raised with an emphasis on quality and responsible practices. As a result, BurgerFi’s food and labor costs may be significantly higher than other companies who do not source high quality ingredients or pay above minimum wage. Additionally, the supply for high quality ingredients may be limited and it may take BurgerFi longer to identify and secure relationships with suppliers that are able to meet its quality standards and have sufficient quantities to support its growing business. If BurgerFi is unable to obtain a sufficient and consistent supply for its ingredients on a cost-effective basis, its food costs could increase or BurgerFi may experience supply interruptions which could have an adverse effect on its operating margins. Additionally, some of BurgerFi’s competitors have recently announced initiatives to offer better quality ingredients, such as antibiotic-free meat. If this trend continues, it could further limit BurgerFi’s supply for certain ingredients and BurgerFi may lose its competitive advantage as it will be more difficult to differentiate itself.

BurgerFi has a limited number of suppliers for its major products and relies on SYSCO for the majority of its domestic distribution needs. If BurgerFi’s suppliers or distributor are unable to fulfill their obligations under its arrangements with them, it could encounter supply shortages and incur higher costs.

BurgerFi has a limited number of suppliers for its major ingredients. Due to this concentration of suppliers, the cancellation of BurgerFi’s supply arrangements with any one of these suppliers or the disruption, delay or inability of these suppliers to deliver these major products to its restaurants may materially and adversely affect its results of operations while it establishes alternate distribution channels. In addition, if BurgerFi’s suppliers fail to comply with food safety or other laws and regulations, or face allegations of non-compliance, their operations may be disrupted. BurgerFi cannot assure you that it would be able to find replacement suppliers on commercially reasonable terms or a timely basis, if at all. Although BurgerFi believes that alternative supply and distribution sources are available, there can be no assurance that BurgerFi will continue to be able to identify or negotiate with such sources on terms that are commercially reasonable to it. If BurgerFi’s suppliers or distributors are unable to fulfill their obligations under their contracts or BurgerFi is unable to identify alternative sources, it could encounter supply shortages and incur higher costs, each of which could have a material adverse effect on its results of operations.

BurgerFi’s plans to open new restaurants, and the ongoing need for capital expenditures at its existing restaurants, require it to spend capital.

BurgerFi’s growth strategy depends on opening new restaurants, which will require it to use cash flows from operations. BurgerFi cannot assure that cash flows from operations will be sufficient to allow it to implement its growth strategy. If these funds are not allocated efficiently among its various projects, or if any of these initiatives prove to be unsuccessful, BurgerFi may experience reduced profitability and BurgerFi could be required to delay, significantly curtail or eliminate planned restaurant openings, which could have a material adverse effect on its business, financial condition and results of operations.

In addition, as BurgerFi’s restaurants mature, its business will require capital expenditures for the maintenance, renovation, and improvement of existing restaurants to remain competitive and maintain the value of its brand standard. This creates an ongoing need for cash, and, to the extent BurgerFi cannot fund capital expenditures from cash flows from operations, funds will need to be borrowed or otherwise obtained.

If the costs of funding new restaurants or renovations or enhancements to existing restaurants exceed budgeted amounts, and/or the time for building or renovation is longer than anticipated, BurgerFi’s profits could be reduced. If BurgerFi cannot access the capital it needs, it may not be able to execute its growth strategy, take advantage of future opportunities or respond to competitive pressures.

BurgerFi’s marketing strategies and channels will evolve, and its programs may or may not be successful.

BurgerFi is a small, but growing brand. BurgerFi incurs costs and expends other resources in its marketing efforts to attract and retain guests. BurgerFi’s strategy includes public relations, digital and social media, promotions and in-store messaging, which require less marketing spend as compared to traditional marketing programs. Currently, the amount of discounted promotions and advertising BurgerFi does is not significant. As the number of restaurants increases, and as it expands into new markets, BurgerFi expects to increase its investment in advertising and considers additional promotional activities. Accordingly, in the future, BurgerFi will incur greater marketing expenditures, resulting in greater financial risk and a greater impact on its financial results.

BurgerFi relies heavily on social media for many of its marketing efforts. If consumer sentiment towards social media changes or a new medium of communication becomes more mainstream, BurgerFi may be required to fundamentally change its current marketing strategies which could require it to incur significantly more costs.

Some of BurgerFi’s marketing initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of BurgerFi’s competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising than BurgerFi is able to at this time. Should BurgerFi’s competitors increase spending on marketing and advertising or its marketing funds decrease for any reason, or should its advertising and promotions be less effective than those of its competitors, there could be a material adverse effect on its business, financial condition and results of operations.

BurgerFi relies on a limited number of franchisees for the operation of its franchised restaurants, and it has limited control with respect to the operations of its franchised restaurants, which could have a negative impact on its reputation and business.

BurgerFi relies, in part, on its franchisees and the manner in which they operate their restaurants to develop and promote its business. As of July 31, 2020, 49 franchisees operated all of BurgerFi’s domestic franchised restaurants and two franchisees operated all of its international franchised restaurants. BurgerFi’s franchisees are required to operate their restaurants according to the specific guidelines BurgerFi sets forth, which are essential to maintaining brand integrity and reputation, all laws and regulations applicable to BurgerFi and its subsidiaries, and all laws and regulations applicable in the jurisdictions in which BurgerFi operates. BurgerFi provides training to these franchisees to integrate them into its operating strategy and culture. However, since BurgerFi does not have day-to-day control over all of these restaurants, it cannot give assurance that there will not be differences in product and service quality, operations, labor law enforcement or marketing or that there will be adherence to all of its guidelines and applicable laws at these restaurants. In addition, if BurgerFi’s franchisees fail to make investments necessary to maintain or improve their restaurants, guest preference for the BurgerFi brand could suffer. Failure of these restaurants to operate effectively could adversely affect BurgerFi’s cash flows from those operations or have a negative impact on its reputation or its business.

The success of BurgerFi’s franchised operations depends on BurgerFi’s ability to establish and maintain good relationships with its franchisees. The value of BurgerFi’s brand and the rapport that it maintains with its franchisees are important factors for potential franchisees considering doing business with it. If BurgerFi is unable to maintain good relationships with franchisees, it may be unable to renew franchise agreements and opportunities for developing new relationships with additional franchisees may be adversely affected. This, in turn, could have an adverse effect on BurgerFi’s business, financial condition and results of operations.

Although BurgerFi has developed criteria to evaluate and screen prospective developers and franchisees, it cannot be certain that the developers and franchisees it selects will have the business acumen necessary to open and operate successful franchised restaurants in their franchising areas. BurgerFi’s franchisees compete for guests with other restaurants in their geographic markets, and the ability of BurgerFi’s franchisees to compete for guests directly impacts its business, financial condition and results of operations, as well as the desirability of its brand to prospective franchisees. Franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with BurgerFi or to be able to find suitable sites on which to develop them, or they may elect to cease development for other reasons. Franchisees may not be able to negotiate acceptable lease or purchase terms for the sites, obtain the necessary permits and governmental approvals or meet construction schedules. Additionally, financing from banks and other financial institutions may not always be available to franchisees to construct and open new restaurants. Any of these problems could slow BurgerFi’s growth from franchised operations and reduce its franchising revenues.

BurgerFi’s franchise business model presents a number of risks.

BurgerFi’s success as a franchised business relies, in part, on the financial success and cooperation of its franchisees. BurgerFi’s restaurant margins arise from two sources: fees from franchised restaurants (e.g., royalties based on a percentage of sales) and sales from Company-operated restaurants. BurgerFi’s franchisees manage their businesses independently, and therefore are responsible for the day-to-day operation of their restaurants. The revenues BurgerFi realizes from franchised restaurants are largely dependent on the ability of its franchisees to grow their sales. Business risks affecting BurgerFi’s operations also affect its franchisees. In particular, BurgerFi’s franchisees have also been significantly impacted by the COVID-19 pandemic. If franchisee sales trends continue to worsen, BurgerFi’s financial results will continue to be negatively affected, which may be material.

BurgerFi’s success also relies on the willingness and ability of its independent franchisees to implement its initiatives, which may include financial investment, and to remain aligned with it on operating, value/promotional and capital-intensive reinvestment plans. The ability of franchisees to contribute to the achievement of BurgerFi’s plans is dependent in large part on the availability to them of funding at reasonable interest rates and may be negatively impacted by the financial markets in general, by the creditworthiness of its franchisees or the Company or by banks’ lending practices. If BurgerFi’s franchisees are unwilling or unable to invest in major initiatives or are unable to obtain financing at commercially reasonable rates, or at all, its future growth and results of operations could be adversely affected.

From time to time, BurgerFi has guaranteed certain franchisee’s lease obligations, which could require it to make lease payments on behalf of franchisees should they fail to honor such commitments.

BurgerFi’s operating performance could also be negatively affected if its franchisees experience food safety or other operational problems or project an image inconsistent with its brand and values, particularly if BurgerFi’s contractual and other rights and remedies are limited, costly to exercise or subjected to litigation and potential delays. If franchisees do not successfully operate restaurants in a manner consistent with BurgerFi’s required standards, BurgerFi’s brand’s image and reputation could be harmed, which in turn could hurt its business and operating results.

BurgerFi’s ownership mix also affects its results and financial condition. The decision to own restaurants or to operate under franchise agreements is driven by many factors whose interrelationship is complex. The benefits of BurgerFi’s more heavily franchised structure depend on various factors including whether it has effectively selected franchisees that meet its rigorous standards, whether it is able to successfully integrate them into its structure and whether their performance and the resulting ownership mix supports its brand and financial objectives.

BurgerFi, from time to time, may also become subject to legal proceedings that may adversely affect its business, including claims by current or former franchisees. Regardless of whether claims are valid or whether BurgerFi is found to be liable, claims may be expensive to defend and may divert management's attention away from operations. In the course of the franchise relationship, occasional disputes may arise between BurgerFi and its current or former franchisees relating to a broad range of subjects including, but not limited to, quality, service and cleanliness issues, menu pricing, contentions regarding grants or terminations of franchises, delinquent payments of rents and fees, and franchisee claims for additional franchises or renewals of franchises. Additionally, occasional disputes arise between BurgerFi and individuals who claim they should have been granted a franchise or who challenge the legal distinction between BurgerFi and its franchisees for employment law purposes. Litigation and regulatory action concerning BurgerFi’s relationship with its franchisees and the legal distinction between its franchisees and BurgerFi for employment law purposes, if determined adversely, could increase costs, negatively impact BurgerFi’s business operations and the business prospects of its franchisees and subject BurgerFi to incremental liability for their actions. Similarly, although BurgerFi’s commercial relationships with its suppliers remain independent, there may be attempts to challenge that independence, which, if determined adversely, could also increase costs, negatively impact the business prospects of BurgerFi’s suppliers, and subject BurgerFi to incremental liability for their actions.

Additionally, a rise in minimum wages could adversely impact BurgerFi’s and its franchisees’ financial performance. The impact of events such as boycotts or protests, labor strikes, and supply chain interruptions (including due to lack of supply or price increases) could also adversely affect both BurgerFi and its franchisees.

RISKS RELATED TO OPERATING IN THE RESTAURANT INDUSTRY

Incidents involving food safety and food-borne illnesses could adversely affect guests’ perception of BurgerFi’s brand, result in lower sales and increase operating costs.

Food safety is a top priority, and BurgerFi dedicates substantial resources to ensure the safety and quality of the food it serves. Nevertheless, BurgerFi faces food safety risks, including the risk of food-borne illness and food contamination, which are common both in the restaurant industry and the food supply chain and cannot be completely eliminated. BurgerFi relies on third-party food suppliers and distributors to properly handle, store and transport its ingredients to its restaurants. Any failure by BurgerFi’s suppliers, or their suppliers, could cause its ingredients to be contaminated, which may be difficult to detect before the food is served. Additionally, the risk of food-borne illness may also increase whenever BurgerFi’s food is served outside of its control, such as by third-party delivery services. BurgerFi is further exposed to this risk from its sales through unaffiliated third-party delivery services, as well as through any third-party delivery partners it has used.

Regardless of the source or cause, any report of food-borne illnesses or food safety issues, whether or not accurate, at one or more of BurgerFi’s restaurants, including restaurants operated by its franchisees, could adversely affect its brand and reputation, which in turn could result in reduced guest traffic and lower sales.

If any of BurgerFi’s guests become ill from food-borne illnesses, it could be forced to temporarily close one or more restaurants or choose to close as a preventative measure if BurgerFi suspects there was a pathogen in its restaurants. Furthermore, any instances of food contamination, whether or not at its restaurants, could subject BurgerFi or its suppliers to voluntary or involuntary food recalls and the costs to conduct such recalls could be significant and could interrupt its supply to unaffected restaurants or increase the cost of its ingredients.

Additionally, consumer preferences could be affected by health concerns about the consumption of beef, BurgerFi’s key ingredient. For example, if a pathogen, such as “mad cow disease,” or other virus, bacteria, parasite or toxin infects the food supply (or is believed to have infected the food supply), regardless of whether its supply chain is affected, guests may actively avoid consuming certain ingredients. A negative report or negative publicity surrounding such an incident, whether related to one of BurgerFi’s restaurants or to a competitor in the industry, may have an adverse impact on demand for its food and could result in a material decrease in guest traffic and lower sales.

Rising labor costs and difficulties recruiting and retaining the right team members could adversely affect BurgerFi’s business.

As BurgerFi’s culture remains an important factor to its success, it in part depends on its ability to attract, motivate and retain a sufficient number of qualified managers and team members to meet the needs of its existing restaurants and to staff new restaurants. BurgerFi aims to hire people who have integrity, who are warm, friendly, motivated, caring, self-aware and intellectually curious. In many markets, competition for qualified individuals is intense and BurgerFi may be unable to identify and attract a sufficient number of individuals to meet its growing needs, especially in markets where its brand is less established. As a result, because BurgerFi aims to hire the best people, it may be required to pay higher wages and provide greater benefits. BurgerFi’s commitment to taking care of its team may cause it to incur higher labor costs compared to other restaurant companies. Additionally, several states in which BurgerFi operates have enacted minimum wage increases and it is possible that other states or the federal government could also enact minimum wage increases. Such increases will cause an increase to BurgerFi’s labor and related expenses and cause its restaurant-level operating profit margins to decline.

BurgerFi places a heavy emphasis on the qualification and training of its team members and spends a significant amount of time and money training its employees. Any inability to recruit and retain qualified individuals may result in higher turnover and increased labor costs, and could compromise the quality of BurgerFi’s service, all of which could adversely affect its business. Any such inability could also delay the planned openings of new restaurants and could adversely impact its existing restaurants. Such increased costs of attracting qualified employees or delays in restaurant openings could adversely affect its business and results of operations.

Increased food commodity and energy costs could decrease BurgerFi’s restaurant-level operating profit margins or cause it to limit or otherwise modify its menu, which could adversely affect its business.

BurgerFi’s profitability depends, in part, on its ability to anticipate and react to changes in the price and availability of food commodities, including among other things beef, poultry, grains, dairy and produce. Prices may be affected due to market changes, increased competition, the general risk of inflation, shortages or interruptions in supply due to weather, disease or other conditions beyond BurgerFi’s control, or other reasons. For example, in 2020, COVID-19 caused significant supply chain disruptions. This and other events could increase commodity prices or cause shortages that could affect the cost and quality of the items BurgerFi buys or require it to further raise prices or limit its menu options. These events, combined with other more general economic and demographic conditions, could impact BurgerFi’s pricing and negatively affect its restaurant sales and restaurant-level operating profit margins. While BurgerFi has been able to partially offset inflation and other changes in the costs of core operating resources by gradually increasing menu prices, coupled with more efficient purchasing practices, productivity improvements and greater economies of scale, there can be no assurance that it will be able to continue to do so in the future. From time to time, competitive conditions could limit BurgerFi’s menu pricing flexibility. There can be no assurance that future cost increases can be offset by increased menu prices or that increased menu prices will be fully absorbed by its guests without any resulting change to their visit frequencies or purchasing patterns. In addition, there can be no assurance that BurgerFi will generate same-store sales growth in an amount sufficient to offset inflationary or other cost pressures.

BurgerFi may decide to enter into certain forward pricing arrangements with its suppliers, which could result in fixed or formula-based pricing with respect to certain food products. However, these arrangements generally are relatively short in duration and may provide only limited protection from price changes. In addition, the use of these arrangements may limit BurgerFi’s ability to benefit from favorable price movements.

BurgerFi’s profitability is also adversely affected by increases in the price of utilities, such as natural gas, electric and water, whether as a result of inflation, shortages or interruptions in supply, or otherwise. BurgerFi’s ability to respond to increased costs by increasing prices or by implementing alternative processes or products will depend on its ability to anticipate and react to such increases and other more general economic and demographic conditions, as well as the responses of its competitors and guests. All of these things may be difficult to predict and beyond BurgerFi’s control. In this manner, increased costs could adversely affect BurgerFi’s results of operations.

The digital and delivery business, and expansion thereof, is uncertain and subject to risk.

Digital innovation and growth remain a focus for BurgerFi. BurgerFi’s continuous investment in a sophisticated technology infrastructure, it believes, has enabled it to strategically anticipate and execute against significant industry-wide changes. BurgerFi utilizes advanced technology to analyze, communicate and tactically execute in virtually all aspects of the business. BurgerFi has executed upon its digital strategy over the past few years, including the development and launch of its app, its licensing agreement with REEF Kitchens, and using various third-party delivery partners, including its partnerships with Uber Eats, DoorDash, Post Mates and Grubhub. As the digital space around BurgerFi continues to evolve, its technology needs to evolve concurrently to stay competitive with the industry. If BurgerFi does not maintain digital systems that are competitive with the industry, its digital business may be adversely affected and could damage its sales. BurgerFi relies on third\parties for its ordering and payment platforms relating to its mobile app and REEF Kitchens. Such services performed by these third parties could be damaged or interrupted by technological issues, which could then result in a loss of sales for a period of time. Information processed by these third parties could also be impacted by cyber-attacks, which could not only negatively impact BurgerFi’s sales, but also harm its brand image.

Recognizing the rise in delivery services offered throughout the restaurant industry, BurgerFi understands the importance of providing such services to its guests wherever and whenever they want. BurgerFi has invested in marketing to promote its delivery partnership, which could negatively impact its profitability if the business does not continue to expand. BurgerFi relies on third parties, including Uber Eats, DoorDash, Post Mates and Grubhub, to fulfill delivery orders timely and in a fashion that will satisfy its guests. Errors in providing adequate delivery services may result in guest dissatisfaction, which could also result in loss of guest retention, loss in sales and damage to BurgerFi’s brand image. Additionally, as with any third-party handling food, such delivery services increase the risk of food tampering while in transit. BurgerFi is also subject to risk if there is a shortage of delivery drivers, which could result in a failure to meet its guests’ expectations.

Third-party delivery services within the restaurant industry is a competitive environment and includes a number of players competing for market share. If BurgerFi’s third-party delivery partners fail to effectively compete with other third-party delivery providers in the sector, its delivery business may suffer resulting in a loss of sales. If any third-party delivery provider BurgerFi partners with experiences damage to their brand image, it may also see ramifications due to its partnership with them. Additionally, some of BurgerFi’s competitors have greater financial resources to spend on marketing and advertising around their digital and delivery campaigns than BurgerFi is able to at this time. Should BurgerFi’s competitors increase their spend in these areas, or if its advertising and promotions are less effective than its competitors, there could be an adverse impact on its business in this space. As delivery, as well as the partnerships BurgerFi has made in connection with delivery, is still a new concept for it, it is difficult for BurgerFi to anticipate its impact to its sales as well as the challenges it may face in the future.

Shortages or interruptions in the supply or delivery of food products could adversely affect BurgerFi’s operating results.

BurgerFi is dependent on frequent deliveries of food products that meet its exact specifications. Shortages or interruptions in the supply of food products caused by problems in production or distribution, inclement weather, unanticipated demand or other conditions could adversely affect the availability, quality and cost of ingredients, which would adversely affect BurgerFi’s operating results.

BurgerFi’s burgers depend on the availability of its proprietary ground beef blend. Availability of its blend depends on two different components: raw material supplied by the slaughterhouses and ground and formed beef patties supplied by the national grinder who further process and convert proteins purchased from the slaughterhouses. If there is an interruption of operation at its national grinder’s facility, BurgerFi faces an immediate risk because each restaurant typically has less than three days of beef patty inventory on hand. However, BurgerFi’s national grinder is contractually obligated to provide an alternate back-up supply and facility in the event of a disruption in their operations. In addition, BurgerFi’s distribution model allows it to back haul product from 1 of its 25 distribution centers. BurgerFi also has a final emergency protocol which allows the distribution models to freeze product to ensure there is no stoppage in daily operations.

BurgerFi currently has four of the world’s largest approved raw beef suppliers and two approved beef processing facilities in the United States. If there is a supply issue with all U.S. raw beef, BurgerFi has tested and approved an International beef supply. This is a benefit of partnering with one of the United States’ largest and most respected beef processors. The benefit to using international suppliers that are already in the current partnered supply chain is there is little to no shipping lead time, no additional shipping costs or potential import customs risks. It is unknown at this time how long it would take and at what cost the raw material would be in such an industry crisis, but the additional cost would likely adversely affect its business.

BurgerFi faces significant competition for guests, and if BurgerFi is unable to compete effectively, its business could be adversely affected.

The restaurant industry is intensely competitive with many well-established companies that compete directly and indirectly with BurgerFi with respect to taste, price, food quality, service, value, design and location. BurgerFi competes in the restaurant industry with multi-unit national, regional and locally-owned and/or operated limited-service restaurants and full-service restaurants. BurgerFi competes with (i) restaurants, (ii) other fast casual restaurants, (iii) quick service restaurants and (iv) casual dining restaurants. BurgerFi may also compete with companies outside of the traditional restaurant industry, such as grocery store chains, meal subscription services and delicatessens, especially those that target customers who seek high-quality food, as well as convenience food stores, cafeterias and other dining outlets. Many of BurgerFi’s competitors have existed longer than it has and may have a more established market presence, better locations and greater name recognition nationally or in some of the local markets in which BurgerFi operates or plans to open restaurants. Some of BurgerFi’s competitors may also have significantly greater financial, marketing, personnel and other resources than it does. They may also operate more restaurants than BurgerFi does and be able to take advantage of greater economies of scale than BurgerFi can given its current size.

BurgerFi’s competition continues to intensify as new competitors enter the burger, fast casual, quick service and casual dining segments. Many of BurgerFi’s competitors emphasize low cost “value meal” menu options or other programs that provide price discounts on their menu offerings, a strategy BurgerFi does not pursue. BurgerFi also faces increasing competitive pressures from some of its competitors who have recently announced initiatives to offer better quality ingredients, such as antibiotic-free meat.

Additionally, as BurgerFi continues to innovate upon its digital strategy and offer more ways to order through digital channels, such as the app, web ordering, and delivery, it competes with other competitors who currently, or are beginning to, offer the same options as well as new and improved technologies. With the introduction of these digital channels, there is also an increased opportunity for customer credit card fraud to occur, which could result in increased credit card fees for BurgerFi.

BurgerFi’s continued success depends, in part, on the continued popularity of its menu and the experience it offers guests at its restaurants. If BurgerFi is unable to continue to compete effectively on any of the factors mentioned above, its traffic, restaurant sales and restaurant-level operating profit margins could decline and its business, financial condition and results of operations would be adversely affected.

The increasing focus on environmental sustainability and social initiatives could increase BurgerFi’s costs, harm its reputation and adversely impact its financial results.

There has been increasing public focus by investors, environmental activists, the media and governmental and nongovernmental organizations on a variety of environmental, social and other sustainability matters. With respect to the restaurant industry, concerns have been expressed regarding energy management, water management, food and packaging waste management, food safety, nutritional content, labor practices and supply chain and management food sourcing. BurgerFi is experiencing increased pressure to make commitments relating to sustainability matters that affect companies in its industry, including the design and implementation of specific risk mitigation strategic initiatives relating to sustainability. If BurgerFi is not effective in addressing environmental, social and other sustainability matters affecting its industry, or setting and meeting relevant sustainability goals, its brand image may suffer. In addition, BurgerFi may experience increased costs to execute upon its sustainability goals and measure achievement of those goals, which could have an adverse impact on its business and financial condition.

BurgerFi is subject to risks associated with leasing property subject to long-term non-cancelable leases.

BurgerFi does not own any real property and all of its domestic company-operated restaurants are located on leased premises. The leases for BurgerFi’s restaurants generally have initial terms ranging from ten to 20 years and typically provide for two five-year renewal options as well as for rent escalations. Generally, BurgerFi’s leases are net leases that require it to pay its share of the costs of real estate taxes, utilities, building operating expenses, insurance and other charges in addition to rent. BurgerFi generally cannot cancel these leases. Additional sites that BurgerFi leases are likely to be subject to similar long-term non-cancelable leases. If BurgerFi closes a restaurant, it may still be obligated to perform its monetary obligations under the applicable lease, including, among other things, payment of the base rent for the remaining lease term. In addition, as each of its leases expire, BurgerFi may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause it to close restaurants in desirable locations. BurgerFi depends on cash flows from operations to pay its lease expenses and to fulfill its other cash needs. If BurgerFi’s business does not generate sufficient cash flow from operating activities, and sufficient funds are not otherwise available to it from borrowings or other sources, it may not be able to service its lease obligations or fund its other liquidity and capital needs, which would materially affect its business.

Restaurant companies have been the target of class action lawsuits and other proceedings that are costly, divert management attention and, if successful, could result in BurgerFi’s payment of substantial damages or settlement costs.

BurgerFi’s business is subject to the risk of litigation by employees, guests, suppliers, franchisees, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions, or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment matters, discrimination, and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of assistant managers and failure to pay for all hours worked.

Additionally, BurgerFi’s guests could file complaints or lawsuits against it alleging that BurgerFi is responsible for some illness or injury they suffered at or after a visit to one of its restaurants, including actions seeking damages resulting from food-borne illnesses or accidents in its restaurants. BurgerFi is also subject to a variety of other claims from third parties arising in the ordinary course of its business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers.

Regardless of whether any claims against BurgerFi are valid or whether BurgerFi is liable, claims may be expensive to defend and may divert time and money away from its operations. In addition, they may generate negative publicity, which could reduce guest traffic and restaurant sales. Although BurgerFi maintains what it believes to be adequate levels of insurance to cover any of these liabilities, insurance may not be available at all or in sufficient amounts with respect to these or other matters. A judgment or other liability in excess of BurgerFi’s insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect its business and results of operations.

We may be unable to obtain forgiveness of the PPP Loan, in whole or in part, in accordance with the provisions of the CARES Act, which could adversely affect BurgerFi’s financial condition.

In May 2020, BurgerFi entered into a note with Pilot Bank, under the Paycheck Protection Program (“PPP”) of the CARES Act pursuant to which bank agreed to make a loan to BurgerFi in the amount of approximately $2.2 million. The PPP Loan matures in May 2022, bears interest at a rate of 1.0% per annum and requires no payments during the first six months from the date of the loan.

The PPP Loan is unsecured and guaranteed by the Small Business Administration, or the SBA. Under the terms of the PPP Loan, the principal amount of the loan may be forgiven to the extent it is used for qualifying expenses as described in the CARES Act and otherwise request forgiveness in accordance with the terms of the PPP Loan and the requirements of the SBA. BurgerFi expects to request that a significant portion of the principal amount of the PPP Loan be forgiven and to comply with all corresponding requirements. On April 28, 2020, the Secretary of the Treasury and Small Business Administration (SBA) announced that the government will review all PPP loans of more than $2.0 million before there is forgiveness. BurgerFi cannot guarantee that it will be successful in obtaining forgiveness of all or any part of such principal amount. BurgerFI will be required to repay any principal amount of the PPP Loan that is not forgiven, together with accrued and unpaid interest, in equal monthly installments prior to the maturity date of the loan, which would further restrict BurgerFi’s operating and financial flexibility.

BurgerFi’s business is subject to risks related to its sale of alcoholic beverages.

BurgerFi serves beer and wine at most of its restaurants. Alcoholic beverage control regulations generally require its restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license that must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of daily operations of its restaurants, including minimum age of patrons and employees, hours of operation, advertising, trade practices, wholesale purchasing, other relationships with alcohol manufacturers, wholesalers and distributors, inventory control and handling, and the storage and dispensing of alcoholic beverages. Any future failure to comply with these regulations and obtain or retain licenses could adversely affect BurgerFi’s business, financial condition and results of operations.

BurgerFi is also subject in certain states to “dram shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. BurgerFi carries liquor liability coverage as part of its existing comprehensive general liability insurance. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on BurgerFi’s business, results of operations or financial condition. Regardless of whether any claims against BurgerFi are valid or whether BurgerFi is liable, claims may be expensive to defend and may divert time and resources away from operations and hurt its financial performance. A judgment significantly in excess of BurgerFi’s insurance coverage or not covered by insurance could have a material adverse effect on its business, results of operations or financial condition.

GENERAL BUSINESS AND ECONOMIC RISKS

The COVID-19 pandemic has adversely affected and could continue to adversely affect BurgerFi’s financial results, condition, and outlook.

Health epidemics or pandemics can adversely affect consumer spending and confidence levels and supply availability and costs, as well as the local operations in impacted markets, all of which can affect BurgerFi’s financial results, condition, and outlook. Importantly, the global pandemic resulting from the outbreak of COVID-19 has disrupted global health, economic and market conditions, consumer behavior and BurgerFi’s restaurant operations beginning in early 2020. Local and national governmental mandates or recommendations and public perceptions of the risks associated with the COVID-19 pandemic have caused, and may continue to cause, consumer behavior to change and worsening economic conditions, which could continue to adversely affect BurgerFi’s business. In addition, BurgerFi’s global operations have been and may continue to be disrupted to varying degrees (from limited operations including drive-thru, delivery and/or take-away operations, sometimes with limited hours, menus and/or capacity, to full restaurant closures in some markets). While BurgerFi cannot predict the duration or scope of the COVID-19 pandemic, it has negatively impacted its business and such impact could be material to its financial results, condition and outlook. The COVID-19 pandemic may also have the effect of heightening other risks disclosed in these Risk Factors, such as, but not limited to, those related to consumer behavior, consumer perceptions of BurgerFi’s brand, supply chain interruptions and labor availability and cost.

Damage to BurgerFi’s reputation could negatively impact its business, financial condition, and results of operations.

BurgerFi’s reputation and the quality of its brand are critical to its business and success in existing markets and will be critical to its success as it enters new markets. BurgerFi believes that it has built its reputation on the high quality of its food and service, its commitment to its guests, its strong employee culture, and the atmosphere and design of its restaurants, and it must protect and grow the value of its brand in order for BurgerFi to continue to be successful. Any incident that erodes consumer loyalty for BurgerFi’s brand could significantly reduce its value and damage its business. BurgerFi may be adversely affected by any negative publicity, regardless of its accuracy, including with respect to:

●	food safety concerns, including food tampering or contamination;

●	food-borne illness incidents;

●	the safety of the food commodities it uses, particularly beef;

●	security breaches of confidential guest or employee information;

●	third-party service providers, particularly related to delivery services and information technology, and potential guest dissatisfaction from circumstances out of its control relating to third-party service providers; and

●	government or industry findings concerning its restaurants, restaurants operated by other food service providers or others across the food industry supply chain.

Also, many social media platforms immediately publish the content their subscribers and participants can post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning BurgerFi may be posted on such platforms at any time. Information posted may be adverse to BurgerFi’s interests or may be inaccurate, each of which may harm its performance, prospects or business. The harm may be immediate without affording BurgerFi an opportunity for redress or correction. The risks associated with any such negative publicity or incorrect information cannot be completely eliminated or mitigated and may materially harm BurgerFi’s reputation, business, financial condition and results of operations.

Security breaches of either confidential guest information in connection with, among other things, BurgerFi’s electronic processing of credit and debit card transactions or mobile ordering app, or confidential employee information may adversely affect its business.

BurgerFi’s business requires the collection, transmission and retention of large volumes of guest and employee data, including credit and debit card numbers and other personally identifiable information, in various information technology systems that it maintains and in those maintained by third parties with whom it contracts to provide services. The integrity and protection of that guest and employee data is critical to BurgerFi. The techniques and sophistication used to conduct cyber-attacks and breaches of information technology systems, as well as the sources and targets of these attacks, change frequently and are often not recognized until such attacks are launched or have been in place for a period of time. While BurgerFi continues to make significant investment in physical and technological security measures, employee training, and third party services, designed to anticipate cyber-attacks and prevent breaches, its information technology networks and infrastructure or those of its third party vendors and other service providers could be vulnerable to damage, disruptions, shutdowns, or breaches of confidential information due to criminal conduct, employee error or malfeasance, utility failures, natural disasters or other catastrophic events. Due to these scenarios BurgerFi cannot provide assurance that it will be successful in preventing such breaches or data loss.

Additionally, the information, security and privacy requirements imposed by governmental regulation are increasingly demanding. BurgerFi’s systems may not be able to satisfy these changing requirements or may require significant additional investments or time to do so. Efforts to hack or breach security measures, failures of systems or software to operate as designed or intended, viruses, operator error or inadvertent releases of data all threaten BurgerFi’s and its service providers’ information systems and records. A breach in the security of BurgerFi’s information technology systems or those of its service providers could lead to an interruption in the operation of its systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, guests’ or other proprietary data or other breach of BurgerFi’s information technology systems could result in fines, legal claims or proceedings, including regulatory investigations and actions, or liability for failure to comply with privacy and information security laws, which could disrupt its operations, damage its reputation and expose BurgerFi to claims from guests and employees, any of which could have a material adverse effect on its financial condition and results of operations.

If BurgerFi is unable to maintain and update its information technology systems to meet the needs of its business, its business could be adversely impacted.

BurgerFi relies heavily on information systems, including point-of-sale processing in its restaurants, for management of its supply chain, accounting, payment of obligations, collection of cash, credit and debit card transactions, mobile ordering, and other processes and procedures. As a rapidly growing business, BurgerFi’s current information technology infrastructure may not be adequately suited to handle the increasing volume of data and additional information needs of its organization. If BurgerFi is unable to successfully upgrade its information systems to meet the growing needs of its business, its growth could be adversely affected.

If BurgerFi experiences a material failure or interruption in its systems, its business could be adversely impacted.

BurgerFi’s ability to efficiently and effectively manage its business depends significantly on the reliability and capacity of its information technology systems. BurgerFi’s operations depend upon its ability to protect its computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure, or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, expanding BurgerFi’s systems as it grows or a breach in security of these systems could result in interruptions to or delays in BurgerFi’s business and guest service and reduce efficiency in its operations. If BurgerFi’s information technology systems fail and its redundant systems or disaster recovery plans are not adequate to address such failures, its revenues and profits could be reduced, and the reputation of its brand and its business could be materially adversely affected. In addition, remediation of such problems could result in significant, unplanned capital investments.

Additionally, as BurgerFi continues to evolve its digital platforms and enhance its internal systems, it places increasing reliance on third parties to provide infrastructure and other support services. BurgerFi may be adversely affected if any of its third-party service providers experience any interruptions in their systems, which then could potentially impact the services it receives from them and cause a material failure or interruption in its own systems.

BurgerFi depends on key members of its executive management team.

BurgerFi depends on the leadership and experience of key members of its executive management team. The loss of the services of any of its executive management team members could have a material adverse effect on BurgerFi’s business and prospects, as it may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. BurgerFi does not maintain key person life insurance policies on any of its executive officers. BurgerFi believes that its future success will depend on its continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in its industry. BurgerFi’s inability to meet its executive staffing requirements in the future could impair its growth and harm its business.

BurgerFi may not be able to adequately protect its intellectual property, which, in turn, could harm the value of its brands and adversely affect its business.

BurgerFi’s ability to implement its business plan successfully depends in part on its ability to further build brand recognition using its trademarks, service marks, proprietary products and other intellectual property, including its name and logos and the unique character and atmosphere of its restaurants. BurgerFi relies on U.S. and foreign trademark, copyright, and trade secret laws, as well as franchise agreements, non-disclosure agreements, and confidentiality and other contractual provisions to protect its intellectual property. Nevertheless, BurgerFi’s competitors may develop similar menu items and concepts, and adequate remedies may not be available in the event of an unauthorized use or disclosure of its trade secrets and other intellectual property. BurgerFi may not be able to adequately protect its trademarks and service marks, and its competitors and others may successfully challenge the validity and/or enforceability of its trademarks and service marks and other intellectual property. Additionally, BurgerFi may be prohibited from entering into certain new markets due to restrictions surrounding competitors’ trademarks. The steps BurgerFi has taken to protect its intellectual property in the United States and in foreign countries may not be adequate. BurgerFi may also from time to time be required to institute litigation to enforce its trademarks, service marks and other intellectual property. Such litigation could result in substantial costs and diversion of resources and could negatively affect its sales, profitability and prospects regardless of whether it is able to successfully enforce its rights.

BurgerFi’s insurance coverage may not provide adequate levels of coverage against claims.

BurgerFi maintains various insurance policies for employee health, workers’ compensation, general liability, and property damage. BurgerFi believes that it maintains insurance customary for businesses of its size and type. However, there are types of losses BurgerFi may incur that cannot be insured against or that it believes are not economically reasonable to insure. Such losses could have a material adverse effect on its business and results of operations.

Trading volatility and the price of BurgerFi’s common stock may be adversely affected by many factors.

Many factors are expected to affect the volatility and price of BurgerFi’s common stock in addition to its operating results and prospects. Some of these factors, several of which are outside BurgerFi’s control, are the following:

●	the unpredictable nature of economic and market conditions;

●	governmental action or inaction in light of key indicators of economic activity or events that can significantly influence financial markets, and media reports and commentary about economic, trade or other matters, even when the matter in question does not directly relate to its business;

●	trading activity in its common stock or trading activity in derivative instruments with respect to its common stock or debt securities, which can be affected by market commentary (including commentary that may be unreliable or incomplete); and

●	investor confidence, driven in part by expectations about its performance.

REGULATORY AND LEGAL RISKS

BurgerFi is subject to many federal, state and local laws, as well as other statutory and regulatory requirements, with which compliance is both costly and complex. Failure to comply with, or changes in these laws or requirements, could have an adverse impact on its business.

BurgerFi is subject to extensive federal, state, local and foreign laws and regulations, as well as other statutory and regulatory requirements, including those related to:

●	nutritional content labeling and disclosure requirements;

●	food safety regulations;

●	local licensure, building and zoning regulations;

●	employment regulations;

●	the Affordable Care Act;

●	the Americans with Disabilities Act (“ADA”) and similar state laws;

●	privacy and cybersecurity;

●	laws and regulations related to its franchised operations; and

●	U.S. Foreign Corrupt Practices Act and other similar anti-bribery and anti-kickback laws;

The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, uncertainty around future changes in laws made by new regulatory administrations or BurgerFi’s inability to respond effectively to significant regulatory or public policy issues, could increase its compliance and other costs of doing business and, therefore, have an adverse effect on its results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require BurgerFi to expend significant funds to make modifications to its restaurants if it failed to comply with applicable standards. Compliance with all of these laws and regulations can be costly and can increase BurgerFi’s exposure to litigation or governmental investigations or proceedings.

Laws and Regulations Relating to BurgerFi’s Franchised Operations

BurgerFi’s franchised operations are subject to laws enacted by a number of states, rules and regulations promulgated by the U.S. Federal Trade Commission and certain rules and requirements regulating licensing activities in foreign countries. Failure to comply with new or existing franchising laws, rules and regulations in any jurisdiction or to obtain required government approvals could negatively affect BurgerFi’s licensing sales and its relationships with its franchisees.

Nutritional Content Labeling and Disclosure Requirements

In recent years, there has been an increased legislative, regulatory and consumer focus on the food industry including nutritional and advertising practices. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of BurgerFi’s menu offerings, or laws and regulations requiring it to disclose the nutritional content of its food offerings. For example, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers or have enacted legislation restricting the use of certain types of ingredients in restaurants. Furthermore, the Patient Protection and Affordable Care Act of 2010 (the “PPACA”) establishes a uniform, federal requirement for certain restaurants to post certain nutritional information on their menus. Specifically, the PPACA amended the Federal Food, Drug and Cosmetic Act to require certain chain restaurants to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. These new labeling laws may also change consumer buying habits in a way that adversely impacts BurgerFi’s sales. Additionally, an unfavorable report on, or reaction to, BurgerFi’s menu ingredients, the size of its portions or the nutritional content of its menu items could negatively influence the demand for its offerings.

Local Licensure, Building and Zoning Regulations

The development and operation of restaurants depend, to a significant extent, on the selection of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. BurgerFi is also subject to licensing and regulation by state and local authorities relating to health, sanitation, safety, and fire standards. Typically, licenses, permits and approvals under such laws and regulations must be renewed annually and may be revoked, suspended, or denied renewal for cause at any time if governmental authorities determine that BurgerFi’s conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses, permits and approvals could adversely affect BurgerFi’s existing restaurants and delay or result in its decision to cancel the opening of new restaurants, which would adversely affect its business.

Privacy and Cybersecurity

BurgerFi’s business requires the collection, transmission and retention of large volumes of guest and employee data, including credit and debit card numbers and other personally identifiable information, in various information technology systems that it maintains and in those maintained by third parties with whom it contracts to provide services. The collection and use of such information is regulated at the federal and state levels, as well as by the European Union (EU). Regulatory requirements, both domestic and abroad, have been changing and increasing regulation relating to the privacy, security, and protection of data. For example, the California Consumer Privacy Act was passed in June 2018, becoming effective January 2020, and requires businesses to provide California residents with certain rights regarding their personal information. Such regulatory requirements may become more prevalent in other states and jurisdictions as well. It is BurgerFi’s responsibility to ensure it is complying with these laws by taking the appropriate measures as well as monitoring its practices as these laws continue to evolve. As BurgerFi’s environment continues to evolve in this digital age and reliance upon new technologies, for example, cloud computing and its digital methods of ordering, become more prevalent, it is imperative it secures the private and sensitive information it collects. Failure to do so, whether through fault of BurgerFi’s own information systems or those of outsourced third party providers, could not only cause it to fail to comply with these laws and regulations, but also could cause it to face litigation and penalties that could adversely affect its business, financial condition and results of operations. BurgerFi’s brand’s reputation and its image as an employer could also be harmed by these types of security breaches or regulatory violations.

Changes in effective tax rates or adverse outcomes resulting from examination of BurgerFi’s income or other tax returns could adversely affect its results of operations and financial condition.

BurgerFi is subject to taxes by the U.S. federal, state, local and foreign tax authorities, and its tax liabilities will be affected by the allocation of expenses to differing jurisdictions. BurgerFi’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of its deferred tax assets and liabilities

●	expected timing and amount of the release of any tax valuation allowance;

●	tax effects of stock-based compensation; and

●	changes in tax laws, regulations, or interpretations thereof

BurgerFi may also be subject to audits of its income, sales and other transaction taxes by U.S. federal, state, local and foreign taxing authorities. Outcomes from these audits could have an adverse effect on BurgerFi’s operating results and financial condition.

If BurgerFi fails to maintain effective internal controls over financial reporting, its ability to produce timely and accurate financial information or comply with Section 404 of the Sarbanes-Oxley Act of 2002 could be impaired, which could have a material adverse effect on its business and stock price.

As a public company, BurgerFi is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the listing standards of the New York Stock Exchange. The Sarbanes-Oxley Act requires, among other things, that BurgerFi maintains effective disclosure controls and procedures and internal control over financial reporting. It also requires annual management assessments of the effectiveness of BurgerFi’s internal control over financial reporting and disclosure of any material weaknesses in such controls. As an emerging growth company, if BurgerFi becomes a large accelerated filer or when BurgerFi is no longer an emerging growth company and becomes an accelerated filer, they will be required to have its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting. To maintain and improve the effectiveness of its disclosure controls and procedures and internal control over financial reporting, BurgerFi has expended, and anticipates that it will continue to expend, significant resources, including accounting-related costs and significant management oversight. BurgerFi expects that the requirements of these rules and regulations will continue to increase its legal, accounting and financial compliance costs, make some activities more difficult, time consuming and costly, and place significant strain on its personnel, systems and resources.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm BurgerFi’s operating results or cause it to fail to meet its reporting obligations and may result in a restatement of its financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of management evaluations and independent registered public accounting firm audits of BurgerFi’s internal control over financial reporting that it is required to include in its periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in BurgerFi’s reported financial and other information, which may have a negative effect on the trading price of its common stock. In addition, if BurgerFi is unable to continue to meet these requirements, it may not be able to remain listed on the Nasdaq Stock Market.

BurgerFI has identified material weaknesses in its internal control over financial reporting. If it fails to remediate one or more of its material weaknesses, BurgerFi’s ability to accurately and timely report its financial results could be adversely affected.

BurgerFi’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles (GAAP). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the consolidated financial statements will not be prevented or detected on a timely basis. Prior to this merger transaction, BurgerFi has been a private company with limited accounting personnel and other resources to address its internal control over financial reporting. In connection with the audit of BurgerFi’s 2019 and 2018 annual consolidated financial statements, BurgerFi and its independent registered public accounting firm identified a material weakness in its internal controls due to a lack of controls over the financial closing and reporting process, including segregation of duties issues, and a lack of resources to perform and review the application of accounting standards over the accounting for revenue, leases, and variable interest entities. In preparing the BurgerFi consolidated financial statements for the years ended December 31, 2019 and 2018, BurgerFi’s internal controls failed to detect certain errors related to consolidating variable interest entities for which BurgerFi is the primary beneficiary, accounting for deferred rent, and as it relates to the year ended December 31, 2019, accounting for initial franchise fees and brand development revenue and expenses in connection with the adoption of the new revenue recognition standard. During 2020, BurgerFi began to take steps to address the material weakness, which included the hiring of a Chief Financial Officer and the engagement of external advisors to provide financial accounting assistance. BurgerFi plans to hire additional personnel to address the segregation of duties issues and the application of accounting standards in its financial closing and reporting process. In addition, BurgerFi plans to engage external advisors to evaluate and document the design and operating effectiveness of its internal controls and assist with the remediation and implementation of its internal controls as required. The actions BurgerFi has and will continue to take are subject to continued review, supported by confirmation and testing by management as well as audit committee oversight. While BurgerFi has a plan to remediate these material weaknesses, it cannot assure you that it will be able to remediate these material weaknesses, which could impair its ability to accurately and timely report its financial position, results of operations or cash flows. Moreover, a failure to remediate these material weaknesses identified above or the identification of additional material weaknesses, could adversely affect the Post-Combination Company’s stock price and ability to maintain compliance with exchange listing requirements.

RISKS RELATED TO THE POST-COMBINATION COMPANY’S ORGANIZATIONAL STRUCTURE

BurgerFi will have controlling stockholders whose interests may differ from those of its public stockholders.

Upon the closing of the Business Combination, approximately 54% of the voting power of the Post-Combination Company’s common stock will be controlled, directly or indirectly, by the BurgerFi Members and the other parties to the Voting Agreement. These stockholders, for the foreseeable future, have influence over corporate management and affairs, as well as matters requiring stockholder approval, and they will be able to, subject to applicable law and the Voting Agreement, participate in the election of the members of the Post-Closing Board of Directors and actions to be taken by it and the Post-Closing Board of Directors, including amendments to the Amended and Restated Certificate of Incorporation (assuming it is approved by the stockholders) and its Amended and Restated Bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of its assets. The directors so elected will have the authority, subject to the terms of the Post-Combination Company’s indebtedness and applicable rules and regulations, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. It is possible that the interests of these stockholders may in some circumstances conflict with the Post-Combination Company’s interests and the interests of its other stockholders. This could influence their decisions, including with regard to whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authorities to the Post-Combination Company’s tax reporting positions may take into consideration these stockholders’ tax or other considerations, which may differ from the Post-Combination Company’s considerations or those of its other stockholders.

The Post-Combination Company’s anti-takeover provisions could prevent or delay a change in control of the company, even if such change in control would be beneficial to its stockholders.

Provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of the company, even if such change in control would be beneficial to its stockholders. These provisions include:

●	the authority to issue “blank check” preferred stock that could be issued by the Post-Closing Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

●	its classified board of directors providing that not all members of the Post-Closing Board of Directors are elected at one time;

●	prohibiting the use of cumulative voting for the election of directors;

●	limiting the ability of stockholders to call special meetings or amend its bylaws;

●	requiring all stockholder actions to be taken at a meeting of its stockholders; and

●	its advance notice requirements for nominations for election to the Post-Closing Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause the Post-Combination Company to take other corporate actions you desire. In addition, because the Post-Closing Board of Directors is responsible for appointing the members of its management team, these provisions could in turn affect any attempt by its stockholders to replace current members of its management team.

In addition, the Delaware General Corporation Law (the “DGCL”), to which the Post-Combination Company is subject, prohibits it, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of its common stock.

The provision of the Post-Combination Company’s Amended and Restated Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against its directors and officers.

Our Certificate of Incorporation and the Amended and Restated Certificate of Incorporation include the same exclusive venue provision. This provision requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on behalf of the Post-Combination Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of its directors, officers or other employees to it or its stockholders, (iii) any action asserting a claim against it arising pursuant to any provision of the DGCL or its Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (iv) any action asserting a claim against it governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although the Post-Combination Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against its directors and officers.

The Post-Combination Company will incur relatively outsized costs as a result of becoming a public company.

As a public company, the Post-Combination Company will incur significant legal, accounting, insurance and other expenses that it would not incur as a private company, including costs associated with public company reporting requirements. The Post-Combination Company will continue to incur costs associated with compliance with the Sarbanes-Oxley Act and related rules implemented by the SEC. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. These expenses will likely increase in the future, particularly after the combined company ceases to be an “emerging growth company” if it is also no longer a “smaller reporting company” as a result of additional corporate governance and disclosure requirements under the Sarbanes-Oxley Act, the Dodd-Frank Act, and SEC rules and regulations. These rules and regulations increase the Post-Combination Company’s legal and financial compliance costs and make some activities more time-consuming. These laws and regulations also make it more difficult or costly for the Post-Combination Company to obtain certain types of insurance, including director and officer liability insurance, and the Post-Combination Company may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. Furthermore, if the Post-Combination Company is unable to continue to satisfy its obligations as a public company, it would be subject to delisting of its common stock, fines, sanctions and other regulatory action and potentially civil litigation.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

We are currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our common stock less attractive as a result of our smaller reporting company status. If some investors find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. As long as we qualify as an emerging growth company, we would be permitted, and we intend to, omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above. We also intend to take advantage of the exemption provided under the JOBS Act from the requirements to submit say-on-pay, say-on-frequency and say-on-golden parachute votes to our stockholders and we will avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of these benefits until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenues of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of OPES Units at our IPO on March 16, 2018, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act.

Until such time that we lose “emerging growth company” status, it is unclear if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock prices may be more volatile and could cause our stock prices to decline.

The unaudited pro forma financial information included in this proxy statement may not be representative of the Post-Combination Company’s results following the Business Combination.

The unaudited pro forma financial information included in this proxy statement has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Business Combination been completed as of the date indicated, nor is it indicative of the Post-Combination Company’s future operating results or financial position. The pro forma financial statements have been derived from the historical financial statements of OPES and BurgerFi and adjustments and assumptions have been made regarding the combined company after giving effect to the Business Combination. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the Post-Combination Company in connection with the Business Combination. As a result, the actual financial condition of the Post-Combination Company following the Business Combination may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Post-Combination Company’s financial condition following the Business Combination.

The Post-Combination Company will have broad discretion in the use of its existing cash, cash equivalents and the net proceeds from the Business Combination and may not use them effectively.

Management of the Post-Combination Company will have broad discretion in the application of its existing cash, cash equivalents and the net proceeds from the Business Combination, and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine its use of our existing cash, cash equivalents and the net proceeds from the Business Combination, the ultimate use may vary substantially from their currently intended use. Management might not apply our cash resources in ways that ultimately increase the value of your investment. The failure by management to apply these funds effectively could harm our business. Pending their use, the Post-Combination Company may invest our cash resources in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If the Post-Combination Company does not invest in ways that enhance stockholder value, it may fail to achieve expected financial results, which could cause our stock price to decline.

In the event that a significant number of OPES’s common stock are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of OPES’s common stock are redeemed, the Post-Combination Company may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the Post-Combination Company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected.

The Post-Combination Company will be required to meet the initial listing requirements to be listed on Nasdaq following the Business Combination. The Post-Combination Company may be unable to maintain the listing of its securities in the future.

If the Post-Combination Company fails to meet the continued listing requirements following the Business Combination, it could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●

a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Risk Factors Relating to OPES’s Business

OPES will be forced to liquidate the trust account if it cannot consummate a business combination by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021). In the event of a liquidation, OPES’s public stockholders will receive no less than $10.10 per share and the Warrants will expire worthless.

If OPES is unable to complete a business combination by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021) and is forced to liquidate, the per-share liquidation distribution will be no less than $10.10, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the Warrants, which will expire worthless as a result of OPES’s failure to complete a business combination.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than approximately $10.10.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders. If we are unable to complete an initial business combination within the required time period, our insiders have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, our insiders may not be able to meet such obligation as we have not required our insiders to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that our insiders will be able to satisfy any indemnification obligations that arise. Moreover, our insiders will not be liable to our public stockholders if they should fail to satisfy their obligations under this agreement and instead will only be liable to us. Therefore, the per share redemption or conversion amount received by public stockholders may be less than approximately $10.10 due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.10.

Our Sponsor may be held liable for claims by third parties against us to the extent of distributions received by them.

If we have not completed our initial business combination by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board of Directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board of Directors and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Holders of our Warrants will not have redemption rights.

If we are unable to complete a Business Combination within the required time period and we redeem the funds held in the Trust Account, the Warrants will expire and holders will not receive any of the amounts held in the Trust Account in exchange for the Warrants.

The shares beneficially owned by our Sponsor and our Chief Financial Officer will not participate in a redemption and, therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our Sponsor and our Chief Financial Officer have waived their right to redeem their Founders’ Shares in connection with a business combination if we are unable to consummate a business combination. In addition, certain of our directors are entitled to receive Founders’ Shares only upon the consummation of a business combination. Accordingly, these securities will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in consummating the Business Combination. Consequently, our directors’ and officers’ discretion in identifying and selecting BurgerFi as a suitable business target may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in our stockholders’ best interest.

The shares beneficially owned by our Sponsor and our Chief Financial Officer will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

As of the date of this proxy statement, our Sponsor and our Chief Financial Officer own 1,626,715 shares of OPES Common Stock, in the aggregate. They have waived their right to receive distributions with respect to these shares upon the liquidation of the trust account if OPES is unable to consummate a business combination. Based on a market price of $10.[●] per share of Common Stock on [●], 2020, the value of the shares of OPES Common Stock was approximately $[●]. Accordingly, the shares of OPES Common Stock will be worthless if OPES does not consummate a business combination. In addition, certain of our directors are entitled to receive Founders’ Shares only upon the consummation of a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting BurgerFi as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in OPES’s stockholders’ best interest.

If we are unable to consummate a business combination, any loans made by our Sponsor or its affiliates, any of the Initial Stockholders, or their affiliates and EarlyBirdCapital, would not be repaid, resulting in a potential conflict of interest in determining whether a potential transaction is in our stockholders’ best interest.

To meet our working capital needs, our Sponsor, its affiliates, certain of the Initial Stockholders, and their affiliates, and EarlyBirdCapital have loaned us funds, from time to time. The loans are non-interest bearing and are payable at the consummation of a business combination. If we fail to consummate a business combination within the required time period, the loans would not be repaid. Consequently, our directors and officers may have a conflict of interest in determining whether the terms, conditions and timing of the Business Combination are appropriate and in our stockholders’ best interest.

OPES’s independent registered public accounting firm, Marcum LLP’s, report contains an explanatory paragraph that expresses substantial doubt about OPES’s ability to continue as a “going concern.”

As of June 30, 2020, OPES had $18,198 in cash and a working capital deficit of $148,286, which excludes prepaid income taxes and franchise and income taxes payable as the net amounts can be paid from the interest earned in the trust Account. Marcum LLP’s report on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of a business combination before November 15, 2020. The financial statements do not include any adjustments that might result from our inability to consummate the Business Combination. There is no assurance that the Business Combination will be approved by the OPES stockholders at the Meeting. In accordance with the Certificate of Incorporation, if OPES does not consummate the Business Combination and fails to complete an initial business combination by November 15, 2020, OPES would be required to dissolve and liquidate unless we seek stockholder approval to amend our Certificate of Incorporation to extend the date by which the Business Combination may be consummated. OPES has set November 13, 2020 as the date for a special meeting of stockholders to vote on a proposal to amend its Certificate of Incorporation to extend the date to complete the Business Combination until January 31, 2021. If the Business Combination Proposal is not approved, the Business Combination will not be consummated. These factors raise substantial doubt about our ability to continue as a going concern.

You must tender your OPES shares of Common Stock to validly seek redemption at the Meeting. OPES is requiring stockholders who wish to redeem their common stock in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

In connection with tendering your shares for redemption, you must elect either to physically tender your stock certificates to OPES’s transfer agent at least two (2) business days before the Meeting or deliver your shares of Common Stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your ordinary shares. The requirement for physical or electronic delivery at least two (2) business days before the Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. It is OPES’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a shorter time to deliver shares through the DWAC System, we cannot assure you of this fact. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

OPES will require its stockholders who wish to redeem their common stock in connection with the Business Combination to comply with specific requirements for redemption, and such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

OPES is requiring that public stockholders who wish to redeem their Common Stock in connection with the proposed Business Combination to comply with specific requirements for redemption as described above. If the Business Combination is not consummated, stockholders who attempted to redeem their Common Stock will be unable to sell their securities after the failed Business Combination until OPES has returned their securities to them. The market price for OPES’s Common Stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

If our due diligence investigation of BurgerFi was inadequate, then OPES stockholders following the Business Combination could lose some or all of their investment.

Even though OPES conducted a due diligence investigation of BurgerFi, we cannot be sure that this diligence uncovered all material issues that may be present inside BurgerFi or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of BurgerFi and its business and outside of its control will not later arise.

If those OPES security holders who have registration rights exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of OPES’s securities.

OPES’s Sponsor, the Initial Stockholders, the PIPE Investors, the holders of Private Placement Units and the holders of Public Warrants have the right to have their shares of OPES Common Stock and/or shares of OPES Common Stock underlying their Warrants registered for resale after the consummation of the Business Combination. In addition, the securities that may be issued to our Initial Stockholders, officers, directors, or their affiliates in payment of working capital loans made to us also will be registered for resale after we consummate the Business Combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 28,618,773 shares of Common Stock eligible for trading in the public market. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of the Post-Combination Company’s securities.

Provisions in our Certificate of Incorporation, Bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Stock and could entrench management.

Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. See also “RISKS RELATED TO THE POST-COMBINATION COMPANY’S ORGANIZATIONAL STRUCTURE.”

Risks Related to Our Common Stock

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Acquisition Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for BurgerFi’s securities. Accordingly, the valuation ascribed to BurgerFi in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

 If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the company. Because the Business Combination will result in BurgerFi merging with a special purpose acquisition company (“SPAC”), research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of the Post-Combination Company, our stock price and trading volume could be negatively impacted. If any of the analysts who may cover the Post-Combination Company change their recommendation regarding our stock adversely, provide more favorable relative recommendations about our competitors or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst who may cover us ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

A significant number of shares of our Common Stock are subject to issuance upon exercise of the outstanding Warrants, which upon such exercise may result in dilution to our security holders.

Outstanding Public Warrants and Private Warrants to purchase an aggregate of 11,945,000 shares of our Common Stock will become exercisable at a price of $11.50 per share on the later of 30 days after the completion of an initial business combination or 12 months from the closing of the IPO and will expire on the fifth anniversary of the completion an initial business combination, or earlier upon redemption or liquidation, In addition, there will be 3,000,000 warrants issued as part of the units issuable under the Forward Purchase Contract and there may be additional securities consisting of warrants issued in payment of working capital loans made to us. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the then existing holders of Common Stock of the Post-Combination Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Common Stock of the Post-Combination Company.

Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our Common Stock after the Business Combination in the public market or the perception that these sales might occur could depress the market price of the shares of Common Stock of the Post-Combination Company and could impair its ability to raise capital through the sale of additional equity securities. The Post-Combination Company is unable to predict the effect that sales may have on the prevailing market price of its Common Stock.

TRADING MARKET AND DIVIDENDS

OPES’s Units, shares of Common Stock and Public Warrants, are each traded on Nasdaq, under the symbols “OPESU,” “OPES,” and “OPESW,” respectively. Each Unit consists of one share of Common Stock and one Public Warrant entitling its holder to purchase one share of Common Stock at a price of $11.50 per share. OPES’s Units, Common Stock and Public Warrants commenced trading on Nasdaq on March 16, 2018.

OPES has not paid any cash dividends on its shares of Common Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of any dividends after the Business Combination will be within the discretion of the Post-Closing Board of Directors. It is the present intention of OPES’s Board of Directors to retain all earnings, if any, for use in its business operations and, accordingly, OPES’s Board of Directors does not anticipate declaring any dividends in the foreseeable future.

BurgerFi’s securities are not publicly traded.

THE MEETING

General

We are furnishing this proxy statement to the OPES stockholders as part of the solicitation of proxies by the OPES Board of Directors for use at the Meeting to be held on [●], 2020, and at any adjournment or postponement thereof. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Meeting.

Date, Time and Place

The Meeting will be held on [●], 2020 at 10:00 a.m., or such other date and time to which such meeting may be adjourned or postponed. In light of developments surrounding the novel coronavirus (also known as COVID-19) we decided to hold the Meeting virtually via teleconference using the following dial-in information:

[ ]

Purpose of the Meeting

At the Meeting, we are asking holders of OPES Common Stock to approve the following Proposals:

●	Proposal #1 - The Business Combination Proposal – to approve of the Acquisition Agreement and the Business Combination,

●	Proposal #2 -The Amendment Proposal – to approve the Amended and Restated Certificate of Incorporation, which includes changing OPES’s corporate name to “BurgerFi International, Inc.;”

●	Proposal #3 - The Incentive Plan Proposal – to adopt the BurgerFi International, Inc. 2020 Omnibus Equity Incentive Plan,

●	Proposal #4 – The Nasdaq Proposal – to approve the issuance of more than 20% of the issued and outstanding common stock of OPES pursuant to the terms of the Acquisition Agreement and the Forward Purchase Contract, as required by Nasdaq Listing Rules 5635(a), (b) and (d); and

●	Proposal #5 - The Adjournment Proposal - to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, OPES is not authorized to consummate the transactions contemplated by the Proposals.

No Additional Matters May Be Presented at the Meeting

This Meeting has been called only to consider the approval of the Proposals.

Record Date; Who is Entitled to Vote

The close of business on [●], 2020, was fixed as the Record Date for determining those OPES stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were [●] shares of OPES Common Stock outstanding and entitled to vote. Each holder of OPES Common Stock is entitled to one vote per share on each of the Proposals.

As of the Record Date, our Sponsor, the Initial Stockholders, and certain of our directors and officers owned and are entitled to vote [●] shares of Common Stock, or approximately [●]% of OPES’s issued and outstanding shares of Common Stock. Our Initial Sponsor and the Initial Stockholders entered into letter agreements at the time of the IPO whereby they agreed to vote all shares of Common Stock owned by them in favor of the Business Combination. In addition, all transferees of Founders’ Shares since the IPO, which includes our Sponsor, have assumed the same obligations under the letter agreements.

Quorum and Required Vote for Proposals

A quorum of OPES stockholders is necessary to hold a valid meeting. A quorum will be present at the Meeting if at least a majority of the shares of OPES Common Stock issued and outstanding and entitled to vote at the Meeting is represented in person or by proxy. An OPES stockholder present in person or by proxy and abstaining from voting at the Meeting will count as present for the purposes of establishing a quorum, but broker non-votes will not.

The vote required to approve each of the Proposals is as follows:

Proposal #1 - The Business Combination Proposal requires the vote of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. An abstention will have the effect of a vote “AGAINST” Proposal #1. Broker non-votes will have no effect on the vote for Proposal #1.

Proposal #2 - The Amendment Proposal requires the affirmative vote of the majority of the issued and outstanding shares of OPES Common stock. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal #2.

Proposal #3 - The Incentive Plan Proposal requires the affirmative vote of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have the effect of a vote “AGAINST” Proposal #3. Broker non-votes will have no effect on the vote for Proposal #3.

Proposal #4 – TheNasdaq Proposal requires the affirmative vote of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have the effect of a vote “AGAINST” Proposal #4. Broker non-votes will have no effect on the vote for Proposal #4.

Proposal #5 – The Adjournment Proposal requires the affirmative vote of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have the effect of a vote “AGAINST” Proposal #5. Broker-non votes have no effect on the vote for Proposal #5.

If public stockholders of more than 2,446,339 shares of OPES Common Stock exercise their redemption rights, then the Business Combination will not be completed.

Voting Your Shares

 Each share of OPES Common Stock that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Meeting. Your proxy card shows the number of shares of OPES Common Stock that you own.

There are two ways to ensure that your shares of OPES Common Stock are voted at the Meeting:

●	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the OPES Board of Directors, “FOR” the adoption of the Business Combination Proposal, the Amendment Proposal, the Incentive Plan Proposal, the Nasdaq Proposal, and the Adjournment Proposal. Votes received after a matter has been voted upon at the Meeting will not be counted.

●	You can participate in the virtual Meeting and vote telephonically or over the internet as previously described. However, if your shares are held in the name of your broker, bank, or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank, or nominee has not already voted your shares.

IN ORDER TO REDEEM YOUR SHARES, YOU MUST DEMAND, IN WRITING TO OUR TRANSFER AGENT, THAT OPES REDEEM YOUR SHARES AND TENDER YOUR PHYSICAL STOCK CERTIFICATE, OR ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF CONTINENTAL, OUR TRANSFER AGENT, AT LEAST TWO BUSINESS DAYS PRIOR TO THE MEETING. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF CONTINENTAL AT LEAST TWO BUSINESS DAYS PRIOR TO THE MEETING.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, in writing before the Meeting that you have revoked your proxy; or

●	you may participate in the virtual Meeting, revoke your proxy, and vote telephonically or over the internet, as indicated above.

Redemption Rights

Pursuant to OPES’s Certificate of Incorporation, a holder of shares of OPES Common Stock has the right to have its public shares redeemed for cash equal to its pro rata share of the Trust Account (net of taxes payable) in connection with the Business Combination. Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of shares of OPES Common Stock as of the record. OPES stockholders will be offered the option to redeem their shares of OPES Common Stock for a full pro rata share of the Trust Account (net of taxes payable), calculated as of two business days prior to the anticipated consummation of the Business Combination. As of [●], 2020, this would amount to approximately $10.[●]per share. If you exercise your redemption rights, you will be exchanging your shares of OPES Common Stock for cash and will no longer own the shares of Common Stock.

If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on [●], 2020 (two (2) business days before the Meeting), that OPES redeem your shares into cash; and (ii) submit your request in writing to OPES’s transfer agent, Continental, at the address listed at the end of this section and deliver your shares to OPES’s transfer agent physically or electronically using the DWAC system at least two (2) business days prior to the vote at the Meeting.

You may tender the shares of OPES Common Stock for which you are electing redemption at least two (2) business days before the Meeting by either:

●	Delivering certificates representing shares of OPES Common Stock to OPES’s transfer agent, or

●	Delivering the shares of OPES Common Stock electronically through the DWAC system.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and OPES’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is OPES’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. OPES does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their ordinary shares before exercising their redemption rights and thus will be unable to redeem their shares of Common Stock.

In the event that a stockholder tenders its shares of OPES Common Stock and decides prior to the consummation of the Business Combination that it does not want to redeem its shares; the stockholder may withdraw the tender. In the event that a stockholder tenders shares of OPES Common Stock and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. OPES anticipates that a stockholder who tenders shares of OPES Common Stock for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.

Any corrected or changed written demand of redemption rights must be received by OPES’s transfer agent two (2) business days prior to the Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the Meeting. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

The Business Combination will not be consummated if the holders of 2,446,339 or more of shares of OPES’s Common Stock exercise their redemption rights. If OPES is unable to complete the Business Combination by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021) it will liquidate and dissolve and public stockholders would be entitled to receive approximately $10.[●] per share upon such liquidation based on the balance of the trust account of $[●] on [●], 2020.

Holders of outstanding OPES Units must separate the underlying shares of OPES Common Stock and OPES Warrants prior to exercising redemption rights with respect to the shares of OPES Common Stock. If OPES Units are registered in a holder’s own name, the holder must deliver the certificate for its OPES Units to Continental, with written instructions to separate the OPES Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the shares of OPES Common Stock from the OPES Units.

If a broker, dealer, commercial bank, trust company or other nominee holds OPES Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s OPES Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to Continental. Such written instructions must include the number of OPES Units to be separated and the nominee holding such OPES Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant OPES Units and a deposit of an equal number of shares of OPES Common Stock and OPES Warrants. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the shares of OPES Common Stock from the OPES Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their shares of OPES Common Stock to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of the OPES Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. OPES and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. Advantage Proxy, a proxy solicitation firm that OPES has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $9,500 and out-of-pocket expenses.

OPES will ask banks, brokers and other institutions, nominees, and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. OPES will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the Meeting.

Shares Held by OPES Directors and Executive Officers

As of the Record Date, none of our directors and executive officers of OPES owned shares of our Common Stock, other than our Chairman and Chief Executive Officer, Mr. Ophir Sternberg, through his controlling interest in our Sponsor, and our Chief Financial Officer, José Luis Córdova Vera, who owns Founders’ Shares as an Initial Stockholder. As of the Record Date Mr. Sternberg and Mr. Córdova owned and were entitled to vote 1,626,715 shares of Common Stock, representing approximately 20.6% of the outstanding shares of Common Stock of OPES on that date. Mr. Sternberg and Mr. Cordova have entered into an agreement obligating them to vote their shares in favor of the Business Combination Proposal, and OPES expects that they will vote their shares in favor of the other Proposals.

Recommendation of OPES’s Board of Directors

OPES’s Board of Directors:

●	has determined that each of the Business Combination Proposal, the Amendment Proposal, the Incentive Plan Proposal, the Nasdaq Proposal, and the Adjournment Proposal, are fair to, and in the best interests of, OPES and its stockholders;

●	has approved the Business Combination Proposal, the Amendment Proposal, the Incentive Plan Proposal, the Nasdaq Proposal, and the Adjournment Proposal; and

●	recommends that the OPES stockholders vote “FOR” each of the Business Combination Proposal, the Amendment Proposal, the Incentive Plan Proposal, the Nasdaq Proposal, and the Adjournment Proposal.

OPES’s directors have interests that may be different from or in addition to your interests as a stockholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Consummation of the Business Combination

Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the Business Combination, we anticipate that the Business Combination will be consummated in the fourth calendar quarter of 2020.

Householding of Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your OPES Common Stock, you may call Advantage Proxy, our proxy solicitor, at 877-970-8565.

PROPOSAL NO. 1

BUSINESS COMBINATION PROPOSAL: APPROVAL OF THE BUSINESS COMBINATION

The discussion in this proxy statement of the Business Combination and the principal terms of the Acquisition Agreement, is subject to, and is qualified in its entirety by reference to, the Acquisition Agreement. The full text of the Acquisition Agreement and the Amendment is attached hereto as Annex A and Annex A-1, respectively, which is incorporated by reference herein.

General Description of the Business Combination

Business Combination with BurgerFi

On the closing date of the transactions contemplated by the Acquisition Agreement, OPES will issue the Closing Payment Shares to the Members and will acquire 100% the Interests from the Members resulting in BurgerFi becoming a wholly owned subsidiary of OPES. In connection with the Business Combination, OPES will change its name to “BurgerFi International, Inc.”

After the Business Combination, assuming (i) no redemption of our public shares of Common Stock, (ii) the conversion of $1.123 million of Notes into 100,000 shares of Common Stock, (iii) the issuance of the Closing Payment Shares, including the Stock Portion, in shares, (iv) the issuance of 3,000,000 shares of Common Stock in connection with the Forward Purchase Contract, (v) the Earnout Shares are not earned and issued, and (vi) the Warrants and UPO are not exercised for shares of Common Stock, OPES’s current public stockholders (including the PIPE investors) will own approximately 43.5% of the Post-Combination Company, OPES’s current directors and officers together with our Sponsor and the Initial Stockholders will own approximately 18.9% of the Post-Combination Company, and the Members will own approximately 37.6% of the Post-Combination Company. Assuming redemption by holders of 2,446,339 shares of OPES’s Common Stock and the assumptions set forth in (ii) through (vi) above, OPES’s current public stockholders (including the PIPE investors), will own approximately 31.2% of the Post-Combination Company, OPES’s current directors, officers together with our Sponsor and the Initial Stockholders will own approximately 23.0% of the Post-Combination Company, and the Members will own approximately 45.8% of the Post-Combination Company.

Background of the Business Combination

OPES was incorporated as a blank check company on July 24, 2017, under the laws of the State of Delaware, for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Our efforts in identifying a prospective target business were not limited to a particular industry or geographic region of the world.

On March 16, 2018, we consummated our IPO of 10,000,000 Units, with each Unit consisting of one share of Common Stock, and one Public Warrant. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Simultaneously with the consummation of the IPO, we consummated a private placement of 400,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,000,000.

We also sold the UPO to purchase up to 750,000 units to our underwriter, EarlyBirdCapital, for a purchase price of $100. The UPO is exercisable at $10.00 per unit (for an aggregate exercise price of $7,500,000), beginning on the consummation of our initial business combination. The UPO may be exercised for cash or on a cashless basis, at the holder’s option, and expires on March 17, 2023. At the time of the IPO, we also entered into the Forward Purchase Contract with Lion Point, wherein Lion Point agreed to purchase in a private placement to occur concurrently with the consummation the Forward Purchase Units. The Forward Purchase Contract is subject to conditions, including that Lion Point consents to our initial business combination. Lion Point granting its consent to the purchase is entirely within its sole discretion. Accordingly, if it does not consent to the business combination, it will not be obligated to purchase the units. In connection with the consummation of the Business Combination, the Company will enter into Amended and Restated Forward Purchase Contracts with each of Lion Point and Lionheart Equities for the purchase of Forward Purchase Units. In the written notice from Lion Point to OPES on June 29, 2020, Lion Point confirmed that it will consent to the Business Combination and has agreed to purchase 2,000,000 Forward Purchase Units under the terms of the Amended and Restated Forward Purchase Contract it will enter into with the Company upon the consummation of the Business Combination. Lionheart Equities has also agreed to purchase 1,000,000 Forward Purchase Units under the terms of the Amended and Restated Forward Purchase Contract it will enter into with the Company upon the consummation of the Business Combination. In addition, OPES agreed to register a total of 5,029,376 shares of OPES Common Stock owned, or to be owned by Lion Point as of the consummation of the Business Combination, which is comprised of (i) 862,500 of the Founders’ Shares, (ii) 83,438 shares of OPES Common Stock underlying the Private Placement Units and 83,438 shares of OPES Common Stock underlying the Private Placement Warrants, and (iii) 2,000,000 shares of OPES Common Stock underlying the Forward Purchase Units and 2,000,000 shares of OPES Common Stock underlying the warrants that are part of the Forward Purchase Units, which shares would have priority registration rights over all other shares of OPES Common Stock to be registered under the New Registration Rights Agreement. Lion Point is entitled to make up to two demands that we register such shares. OPES and Lion Point have agreed to enter into definitive documentation with respect to the terms of the written notice from Lion Point to OPES on June 29, 2020.

On March 20, 2018, we sold an additional 1,500,000 Units at $10.00 per Unit pursuant to the underwriters fully exercising their over-allotment option and we also sold an additional 45,000 Private Placement Units at $10.00 per Private Placement Unit to the original purchasers of the Private Placement Units in respect of their obligation to purchase such additional Private Placement Units upon the exercise of the underwriters’ over-allotment option, generating additional gross proceeds of $15,450,000.

After deducting the underwriting fee (excluding the deferred underwriting commission of $4,025,000, which amount will be payable upon consummation of the Business Combination, if consummated) and the IPO expenses, the total net proceeds from our IPO and the sale of the Private Placement Units, approximately $116,150,000 (or $10.10 per Unit Sold), was placed in the Trust Account.

Prior to the consummation of its IPO, neither OPES nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with OPES. Immediately after closing the IPO, the officers and directors of OPES initiated contact with several potential targets and/or advisors. Although OPES initially planned to focus on prospective target businesses in Mexico, during the second quarter of 2020, OPES’s management changed to a new team led by Ophir Sternberg, and the new management team focused on identifying a high-growth US company that could take advantage of the new team’s extensive experience in real estate development, design and build, acquisitions, leasing and rapid growth strategies. From the IPO through and including the change in target focus, OPES contacted more than 35 potential targets and/or their advisors, including both privately held companies, as well as assets or divisions owned by publicly traded companies. Of those potential targets, OPES entered into non-disclosure agreements with approximately ten and conducted additional due diligence and/or detailed discussions with approximately eight. Due to discrepancies in commercial terms and valuation expectations, OPES did not continue talks with seven companies with which we engaged in additional due diligence. The seven companies were in varied industries, including: co-working, re-insurance, third party delivery platforms, data centers, transportation logistics and bio-technology.

Within the co-working industry, we were focused on two targets with asking valuations of $250 million for Company 1, and $500 million for Company 2. In order to determine the potential for domestic growth, and potential market share gains in this co-working industry, we began our research by consulting SPACEIQ.com. According to SPACEIQ.com, the size of the co-working market today is approximately $26 billion. The discussions with Company 1 were discontinued after failing to understand the substance behind their $250 million valuation. The discussions with Company 2 went further since Company 2, having 85 locations, seemed to have more market presence, which generated initial interest for us for brand value, which may help support their asking valuation of $500 million. However, after further scrutiny, we determined that the brand value really did not support the asking price. Subsequent to this, we did not continue to pursue this potential acquisition after the OPES management team determined that, in OPES’s opinion, a growth strategy after the merger would not effectively be organic, but rather require acquisitions. Since we did not consider an acquisition at that price made sense when growth and increasing shareholder value would require additional acquisitions, we decided to explore other potential industries.

We had discussions with a company in the re-insurance industry, Company 3, valued between $75 million to $100 million. OPES was initially interested in a substantial business in this industry since there were significant barriers to entry which would result in less competition in this market. In order to have a competitive advantage, however, a company in this industry would need to have cutting edge back office technology, to operate more cost effectively and efficiently. OPES management determined that Company 3 was not using, and perhaps not interested in using, the latest and greatest potential technology to unlock superior value in the underwriting process.

Company 4 was a third-party delivery platform company with an asking valuation of $250 million. The OPES management team was focused on two of its largest contracts representing the bulk of its revenues and the valuation expectation of Company 4’s management team. After initial research on the industry and Company 4’s projected cash flow, OPES’s management determined the value of Company 4 to be no more than $100 million. After extensive discussions with Company 4’s management team, trying to bridge the gap between their asking price of $250 million and our $100 million valuation, OPES management and Company 4’s ownership decided the valuation difference was too substantial.

Company 5 was an owner and operator of an E–Data Center. The opportunity was centered around the long-term sustainability of its contracts and the willingness of the management team to continue operating the company post-merger. The global data center market according to Statista is projected to grow to $50 billion in total market revenue by 2023. Company 5 is family owned company and talks were discontinued once the OPES management team realized that Company’s 5’s management team was not interested nor aligned with our growth strategy, which included rapid acceleration of additional centers post-merger.

Company 6 was a transportation logistics company. The size of the transportation logistics industry is estimated by Freigthwaves.com to be in the $8 trillion to $12 trillion range. OPES management and Company 6’s management could not successfully agree on a pre-money valuation. After much discussion, Company 6 decided that it would be best for them to seek other alternatives, and discussions were terminated by mutual agreement of OPES management and the principals of Company 6.

The final target, Company 7, that was evaluated was an emerging revenue biotechnology company. The OPES management team determined that the proper valuation of this business was substantially lower than Company 7 and their bankers thought. Discussions continued during the later stages of due diligence, since OPES had sufficient data to present Company 7 to attempt to convince them of a more reasonable valuation. After further discussions, the board of directors of Company 7 decided that they would pursue other funding alternatives.

On September 16, 2019, our stockholders approved an amendment to our Certificate of Incorporation to extend the period of time for which we were required to consummate a Business Combination from September 16, 2019 to November 15, 2019 (the “First Extension”). In connection with the approval of the First Extension, stockholders elected to redeem an aggregate of 2,282,753 shares of common stock, of which we paid cash in the aggregate amount of approximately $23.6 million, or approximately $10.34 per share, to redeeming stockholders.

On November 15, 2019, our stockholders approved another amendment to our Certificate of Incorporation to extend the period of time for which we are required to consummate a Business Combination from November 15, 2019 to January 15, 2020 (the “Second Extension”). In connection with the approval of the Second Extension, stockholders elected to redeem an aggregate of 228,001 shares of common stock, of which we paid cash in the aggregate amount of approximately $2.4 million, or approximately $10.43 per share, to redeeming stockholders.

On January 15, 2020, our stockholders approved a further amendment to our Certificate of Incorporation to extend the period of time for which we are required to consummate a Business Combination from January 15, 2020 to March 16, 2020 (the “Third Extension”). In connection with the approval of the Third Extension, stockholders elected to redeem an aggregate of 18,133 shares of common stock, of which we paid cash in the aggregate amount of $190,800, or approximately $10.52 per share, to redeeming stockholders.

On March 16, 2020, our stockholders approved an additional amendment to our Certificate of Incorporation to extend the period of time for which we are required to consummate a Business Combination from March 16, 2020 to June 18, 2020 (the “Fourth Extension”). In connection with the approval of the Fourth Extension, stockholders elected to redeem an aggregate of 4,428,044 shares of common stock, of which we paid cash in the aggregate amount of $46.97 million, or approximately $10.61 per share, to redeeming stockholders.

On March 18, 2020, Mr. Sternberg, contacted John Rosatti, the Chief Executive Officer and Founder of BurgerFi, for the purpose of exploring a business combination with OPES. Mr. Sternberg and Mr. Rosatti previously knew each other personally but had not had any previous business relationships.

On March 30, 2020, Messrs. Rosatti and Sternberg had a phone call during which Mr. Sternberg presented to Mr. Rosatti the possibility of combining BurgerFi and OPES in a transaction that would result in BergerFi becoming a publicly listed company. In the subsequent days, Messrs. Sternberg and Rosatti communicated further by electronic mail, about what such transactions would entail and agreed to schedule a virtual meeting for April 8, 2020, which they held.

Following these communications, OPES began to conduct preliminary diligence of BurgerFi, the fast casual, “better burger” industry, and the valuations of comparable companies in the same sector as BurgerFi.

On April 10, 2020, OPES and BurgerFi executed a confidentiality agreement and subsequently BurgerFi began to share additional information regarding its operating business and financial performance.

On April 16, 2020, Mr. Sternberg shared a preliminary presentation with Mr. Rosatti discussing a potential business combination transaction with BurgerFi.

On April 20, 2020, OPES’s management team and BurgerFi’s management team met to confirm OPES’s interest in exploring the potential combination with BurgerFi and discussed a preliminary framework for a transaction.

Messrs. Rosatti and senior members of the BurgerFi management team met with Messrs. Sternberg at a BurgerFi location where they held a menu tasting for Messrs. Sternberg showcasing the full range of BurgerFi’s menu offerings. On April 25, 2020, OPES shared an initial draft of the Letter of Intent (“LOI”) with Mr. Rosatti that proposed a merger under which OPES will acquire BurgerFi for a total upfront consideration in stock and cash, and an additional consideration in the form of earnouts subject to share price performance post business combination. The purchase price of $250 million was initially proposed by Mr. Rosatti. Mr. Sternberg countered that the initial valuation should be closer to $100 million with additional stock price performance targets that could result in additional consideration. The discussion about the earnout structure were centered around the size thresholds, and period under which the BurgerFi members should be entitled to the additional incentive. Mr. Sternberg and Mr. Rosatti agreed on up to $200 million incentive through the earnout structure, bringing the potential total consideration to $300 million should the Post-Combination Company stock price increase, thereby aligning the interest of management, sponsor and public investors. Appreciative of the opportunity to earn the larger payoff convinced Mr. Rosatti to accept the initial valuation of $100 million, with the opportunity to earn an additional $200 million based on the performance of the company, determined by the increasing value of the company’s stock.

The final consideration for the transaction due at closing was structured to be $70 million in shares of OPES common stock, plus cash consideration of $30 million to allow the members of BurgerFi to pay taxes that may be incurred in the transaction. Additionally, the Members will be entitled to receive additional consideration in the form of shares of OPES Common Stock on a pro-rata basis based on their ownership percentages in the Company, subject to the Post-Combination Company achieving certain share price targets in each of the following post-Closing periods as follows:

a.	If prior to the second anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $19.00 per share, the Post-Combination Company shall issue to Members 3,947,368 shares of Common Stock, based on a deemed price of $19.00 per share;

b.	If prior to the third anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $22.00 per share, the Post-Combination Company shall issue to Members 3,409,091 shares of Common Stock, based on a deemed price of $22.00 per share; and

c.	If prior to the third anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day prior is greater than or equal to $25.00 per share, the Post-Combination Company shall issue to Members 2,000,000 in shares of Common Stock, based on a deemed price of $25.00 per share.

Further discussions were centered on post-merger operational efficiencies, growth of the business, and the value added that the OPES management team would bring to the post-merged entity with their national real estate expertise.

OPES started to work with its financial and legal advisors to conduct a more detailed due diligence. On May 11, 2020, BurgerFi made a presentation to the expanded OPES team and its financial advisors.

In the subsequent days following the presentation, Mr. Sternberg shared presentation materials with Mr. Rosatti summarizing initial valuation perspectives that incorporated information received by OPES up to that date. The meeting was constructive and BurgerFi reiterated a desire to continue discussions. Following the meeting, BurgerFi engaged Julio Esquivel of Shumaker, Loop & Kendrick (“Shumaker”), as BurgerFi’s legal counsel, to assist with due diligence requests and coordination of a transaction timeline.

Throughout May 2020, Messrs. Sternberg and Rosatti continued to engage in discussions regarding the potential transaction. Also, during this time, other OPES team members conducted introductory phone calls with Mr. Rosatti.

On May 21, 2020, Messrs. Sternberg and Faquiry Diaz Cala, advisor to the OPES Board, met with Mr. Rosatti at a BurgerFi’s location.

On June 2, 2020, OPES’s management team conducted a call with Mr. Rosatti and BurgerFi’s senior management to discuss BurgerFi’s management team, brand portfolio and marketing, growth strategies, operations, and recent financial performance for due diligence purposes.

On June 5, 2020, Messrs. Sternberg and Diaz Cala met with Mr. Rosatti at BurgerFi’s corporate headquarters. OPES’s legal advisor, Loeb & Loeb (“L&L”), and Shumaker also joined the meeting.

On June 6, 2020, Messrs. Sternberg and Diaz Cala met with Mr. Rosatti along with Ms. Acker, the minority member of BurgerFi, as well as Charles Guzzetta, Chief of Brand Development of BurgerFi, to discuss transaction structure, timing, and valuation surrounding a potential combination between BurgerFi and OPES.

In the subsequent days, OPES continued to engage in dialogue regarding a potential business combination with BurgerFi, while advancing due diligence directly and through its advisors. Key topics included commercial and financial due diligence, governance, tax structure, and transaction structure. During that period, the parties continued to discuss the LOI proposal and, through their respective counsels, requested the incorporation into the LOI of adjustments to the terms and conditions of the merger.

On June 6, 2020, Mr. Sternberg and members of the OPES Board of Directors spent the day at BurgerFi, negotiating open items for the final non-binding LOI. Also, L&L and Shumaker exchanged drafts reflecting the progressing discussions of the parties, including with respect to the parameters of exclusivity, the go-forward distribution policy, governance rights, transaction structure and exchange rights, and related matters. The parties also continued due diligence activities and ongoing discussions regarding future value creation while beginning preparation of certain investor materials.

On June 7, 2020, the OPES team spent the day negotiating the final deal terms for a non-binding LOI, culminating with the non-binding LOI being signed later that day.

On June 8, 2020, a joint press release was issued by OPES and the BurgerFi management team announcing the non-binding LOI.

Also in connection with the entry into the LOI, BurgerFi agreed not to initiate, continue, or engage in any discussions or negotiations, or enter into any agreements, with respect to a competing business combination or similar transaction until the earlier of 60 days or until entering into a definitive agreement.

Following the execution of the LOI, OPES continued its business, legal, accounting, tax, insurance, benefits, and environmental due diligence, through the reviewing of documentation and several due diligence calls with BurgerFi management.

On June 9, 2020, BurgerFi’s management team had an initial virtual meeting with Lion Point to introduce the firm to the BurgerFi senior management team. Lion Point has an option to invest in the OPES business combination through the forward purchase agreement executed at the time of OPES’s IPO. Immediately after the call, Lion Point initiated its due diligence analysis for the investment opportunity.

Throughout June 2020, OPES and the Members exchanged drafts of the Acquisition Agreement and drafts of the ancillary documents, including the Director Voting Agreement, the Lockup Agreement, and the New Registration Rights Agreement. The various drafts exchanged reflected the parties’ negotiations on, among other things, the consideration structure, the scope of prohibited affiliate transactions for which the Members would be liable, interim operating covenants, allocation of tax risk and responsibility, post-closing governance matters, scope of registration rights and other matters.

On June 10, 2020, OPES shared the first draft of the Acquisition Agreement and ancillary documents with Mr. Rosatti.

On June 16, 2020, Mr. Sternberg had a call with Bryan McGuire, Chief Financial Officer of BurgerFi, to discuss BurgerFi’s financial performance during the first half of 2020 and updated expectations for the fiscal years 2020 and 2021. In the subsequent days, the forecast for the fiscal years 2020 and 2021 was finalized by BurgerFi.

On June 18, 2020, our stockholders approved the latest amendment to our Certificate of Incorporation to extend the period of time for which we are required to consummate a Business Combination from June 18, 2020 to September 16, 2020 (the “Fifth Extension”). None of our stockholders elected to redeem their shares of Common Stock in connection with the Fifth Extension.

On June 20, 2020, OPES’s management team spent the day with the senior management BurgerFi team at the corporate headquarters for an intensive due diligence review.

On June 24, 2020, OPES’s management team met with its underwriter and further discussed proposed deal terms with BurgerFi.

On June 24, 2020, OPES’s management team held a telephonic board meeting to where the BurgerFi opportunity was presented to the OPES Board. The board members received a presentation about the company including recent financial performance, potential growth opportunities, future franchise developments and new brand positioning strategies. In order to get a more comprehensive understanding of the restaurant industry, its valuation metrics, as well as the potential business climate, the board consulted with its financial advisor, and OPES initial public offering underwriter, EarlyBirdCapital. EarlyBirdCapital is a boutique investment bank and broker dealer based in New York, with the research expertise to gather and produce the industry data necessary to gain competent understanding of the restaurant industry, specifically trading values, valuation statistics, industry metrics and investor appetite. EarlyBirdCapital provided data including trading values and qualitive data (menu’s, supply chain and sourcing, check average and consumer demographics) for Shake Shack (SHAK), Chipotle Mexican Grill (CMG), Habit Burger (purchased by YUM brands), as well as other fast casual companies. The board considered several factors in reviewing BurgerFi as a target including potential risk factors. Some of these risks in undertaking BurgerFi as a target were (1) consumer trends tend to focus more on value (less expensive) brands in light of economic uncertainties; (2) the move towards plant based diets; and (3) the competitive landscape for the “better burger” category. Additionally, the board was focused on the potential for a higher than market valuation for BurgerFi. After much deliberation, the quality of the product offerings by BurgerFi and its extensive all-natural menu compared to the price for its offerings was a primary factor in outweighing the board’s concerns. The board determined that although consumers tend to seek more value for their purchase, the consumer is also focused on an all-natural, no hormone, antibiotic-free menu. The general market shift (in the board’s opinion) towards plant-based diet, was addressed by the near 15% growing product mix of the BurgerFi Veggie Burger, the Beyond Burger & The Beyond Burger Vegan that BurgerFi currently sells.

In the opinion of the OPES board, the valuation concerns were addressed by the initial valuation of $100 million and specific stock priced-based potential structured payments of $75 million, $75 million, and $50 million over a three-year period. If the stock price is not achieved these potential payments are forfeited. The board did not receive a fairness opinion from any third party nor a valuation opinion on this transaction. After a formal vote was conducted, the business combination was unanimously approved by the board of directors.

On June 25, 2020, L&L and Shumaker continued exchange of drafts of the Acquisition Agreement and ancillary documents.

On June 26, 2020, Mr. Guzzetta, who had just been promoted to the President of BurgerFi, Nicholas Raucci, Chief Operating Officer of BurgerFi and Mr. McGuire met with OPES’s senior management team to prepare for the joint announcement that terms of a definitive merger agreement had been reached. Mr. Sternberg also congratulated Mr. Guzzetta on his recent promotion to President of BurgerFi. The parties also drafted presentation materials to investors, addressing BurgerFi operations, financial performance, and the business combination, to be incorporated in the Current Report on Form 8-K filing with the SEC.

On June 29, 2020, the parties executed the Acquisition Agreement and on June 30, 2020, they issued a joint press release announcing the execution of definitive agreements for the contemplated Business Combination. Shortly thereafter, OPES filed a current report on Form 8-K attaching the press release, the investor presentation previously provided to certain potential investors and current OPES shareholders, and the Acquisition Agreement.

On September 15, 2020, our stockholders approved the latest amendment to our Certificate of Incorporation to extend the period of time for which we are required to consummate a Business Combination from September 16, 2020 to November 15, 2020 (the “Sixth Extension”). In connection with the approval of the Sixth Extension, stockholders elected to redeem an aggregate of 497 shares of common stock, of which we paid cash in the aggregate amount of approximately $5,297, or approximately $10.66 per share, to redeeming stockholders.

On October 27, 2020, we filed a definitive proxy statement with the SEC to hold a special meeting of stockholders on November 13, 2020, at which meeting the stockholders will be asked to vote upon a proposal to extend the date by which we can consummate a Business Combination to January 31, 2021.

OPES’S Board’s Reasons for the Approval of the Business Combination

In evaluating the transaction with BurgerFi, OPES’s Board of Directors consulted with management and OPES’s legal counsel as well as financial and other advisors. The OPES Board of Directors considered and evaluated several factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the OPES Board of Directors did not assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The OPES Board of Directors based its decision on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of our reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the OPES Board of Directors discussed the material results of its management’s due diligence activities, which included:

●	extensive meetings and calls with BurgerFi’s management team regarding operations and projections;

●	research on the fast casual, “better burger” industry, including historical and projected growth trends, and category share information;

●	calls with industry experts, including former executives of competitors and customers;

●	site visits to multiple BurgerFi locations in conjunction with third-party advisors;

●	due diligence activities relating to accounting, legal, tax, environmental, food safety, insurance, operations and other matters conducted in conjunction with external advisors, including national accounting, legal, insurance, environmental, and regulatory firms, among others;

●	financial and valuation analyses including financial projections provided by BurgerFi; and

●	research on the public trading values of comparable peer companies as well as private transaction precedents.

The OPES Board of Directors considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Acquisition Agreement, and the transactions contemplated thereby, including but not limited to, the following material factors and viewpoints:

●	Attractive Positioning and Brand Voice. BurgerFi’s unique positioning is seated within the high-growth, better-burger space. BurgerFi’s chef-driven menu offerings and eco-friendly restaurant design drive brand communication. BurgerFi’s brand voice, derived from a commitment to better-for-you, indulgent food, is playful and emphasizes the BurgerFi Purpose and Beliefs to team members, guests and stakeholders alike. BurgerFi remains committed to redeFining the way the world eats burgers and BurgerFi’s guests understand their dedication to the values and causes that are important to them.

●	Technology-Enhanced Value Creation. BurgerFi harnesses innovation and technology to offer guests opportunities to enjoy the food when and where they want. In addition to ordering in-restaurant at the counter, guests can enjoy BurgerFi by ordering through 1.) the BurgerFi App 2.) the BurgerFi website 3.) their preferred third-party delivery service provider and 4.) on-site kiosks (available at 20% of BurgerFi restaurants). As an early adopter of off-premises dining channels, BurgerFi has also invested heavily in partnerships with third-party delivery service providers (DSPs). 99% of BurgerFi restaurants are available on at least one third-party delivery provider and 90% are available on the top four U.S. DSPs – DoorDash, GrubHub, UberEats, and Postmates.

●	Differentiated, Hard-to-Replicate Menu Optionality. BurgerFi’s highly customizable menu appeals to guests seeking both quality and transparency and features a broad selection of burgers including plant-based and veggie burgers, chicken, and fresh-made sides. BurgerFi offers only 100% natural angus beef with zero steroids, antibiotics, growth hormones, chemicals, or additives (~1% of U.S. beef meets this criteria). In addition, BurgerFi serves a variety of craft beers and wines. Selections are locally sourced and tailored to each community that we serve.

●	Actively Managed Portfolio of Well Positioned Locations with Strong Site Selection Criteria. BurgerFi’s strategy is to cluster multiple sites in a demographic market area, believing this clustering allows efficiencies in labor, including knowledge base, “pro-teams”, cross-training and developing and training new managers. Additionally, BurgerFi believes this clustering allows better leverage in media buying, brand awareness, and culture. BurgerFi targets demographics with high concentrations of well-educated consumers, with above average income levels, who care about what they eat. Beyond BurgerFi’s great food, BurgerFi offers its target consumers a contemporary restaurant design with eco-friendly fixtures and upcycled furniture. BurgerFi’s wholesome atmospheres are thoughtfully designed to enhance the guest experience and to complement shopping centers and communities as well.

●	Experienced, Hands-On Management Team. BurgerFi’s management team has deep experience in the restaurant industry and has a demonstrated history of delivering strong operating results. The management team will be complemented by an experienced board of directors, including several of our executives and Board members with a proven track record of successfully managing public companies and investing in commercial real estate. The board of directors intends to actively support BurgerFi’s management and contribute significant time and knowledge in their respective areas of expertise, including brand management, marketing, innovation, real estate pipeline optimization, site acquisition execution and integration, financial reporting, and investor relations, among others.

●	Highly Committed Shareholders Aligned for Future Value Creation. Reflecting their desire to participate in future equity value creation, BurgerFi’s existing owners or their affiliates intend to retain more than 37% of the value of their existing equity stake immediately following the contemplated transaction. Similarly, reflecting our conviction to the transaction, our Sponsor and Lion Point will invest $30 million of additional capital into the transaction, alongside our public shareholders, pursuant to the Forward Purchase Contract entered into in connection with our IPO. Importantly, both we and BurgerFi have a shared vision for the operating strategy we collectively believe will drive future value appreciation for shareholders. We believe public shareholders will benefit from the combination of BurgerFi management’s extensive knowledge of the business and our honed and proven acquisition strategies.

●	Attractive Valuation. Our management and its financial advisors have conducted extensive research on comparable companies including Shake Shack Inc. (28.2x EBTIDA 2021/3.1x Revenue 2021), Chipotle Mexican Grill, Inc. (30x EBITDA 2021/4.3x Revenue 2021), Starbucks (17.8x EBTIDA 2021/3.7x Revenue 2021), Wingstop Inc. (48x EBITDA 2021/15x Revenue 2021) and precedent transactions involving fast casual company acquisitions historically, ranging in transaction size from approximately $375 million to $3.3 billion in enterprise value. We compared the Pro Forma Adjusted EBITDA and the Pro Forma Adjusted Revenue multiples derived from the purchase price for BurgerFi (including the dilution resulting from the conversion of the Founders’ Shares) to the one-year average median EBITDA and Revenue multiples of the aforementioned publicly traded comparable companies, as well as to the median EBITDA multiple of the aforementioned precedent transactions, and found that BurgerFi’s transaction multiples of 13.6x estimated 2021 Pro Forma Adjusted EBITDA and 2.4x Price-to-Adjusted estimated 2021 Earnings compared favorably to the aforementioned benchmarks.

In assessing the achievability of BurgerFi’s value creation strategies, the OPES Board of Directors also considered our management team’s historical experience overseeing and successfully executing a similar value creation strategy with our Sponsor. Mr. Sternberg has over 28 years of extensive experience deploying a proven value creation toolkit including recruiting world-class talent, identifying value enhancements, delivering operating efficiencies and successfully integrating strategic acquisitions. Mr. Sternberg serves as Chief Executive Officer of our Sponsor. Mr. Sternberg has been able to drive shareholder value through an operating philosophy consisting of:

●	Focus on Leveraging Technology. Mr. Sternberg has consistently been an innovator in the real estate industry. Our Sponsor’s commitment to maintaining an up-to-date technology infrastructure has allowed them to take advantage of opportunities to streamline operational processes throughout the portfolio.

●	Reinvestment in Growth. Mr. Sternberg has been reinvesting in growth opportunities for 28 years. Having a keen eye for opportunity, he never fails to increase investments into leading brands and drive growth through differentiated marketing, product uniqueness and consistency in quality.

●	Strategic Acquisitions. Mr. Sternberg has completed various acquisitions which have successfully enhanced value and been acquired for attractive valuations.

The OPES Board of Directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

●	Future Financial Performance. The risk that future financial performance may not meet our expectations due to factors in our control or out of our control, including due to economic cycles or other macroeconomic factors.

●	COVID-19. Uncertainties regarding the potential impacts of the COVID-19 virus and related economic disruptions on BurgerFi’s operations and demand for its products.

●	Potential For Benefits Not Achieved. The risk that the potential benefits of the Business Combination, including BurgerFi’s future value-creation strategies and identified cost savings or revenue opportunities, may not be fully achieved, or may not be achieved within the expected timeframe.

●	Liquidation of the Company. The risks and costs to our business if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in our inability to effect a business combination by November 15, 2020 (unless at our special meeting of stockholders to be held on November 13, 2020, we obtain approval from our stockholders to amend our Certificate of Incorporation to extend the time period by which we may consummate a business combination until January 31, 2021) and force OPES to liquidate and the warrants to expire worthless.

●	Exclusivity. The fact that the Acquisition Agreement includes an exclusivity provision that prohibits us from agreeing to other business combinations (but not pursuing and discussing alternative transactions), which restricts our ability to complete other potential business combinations until the earlier of the Closing Date or the date that the Acquisition Agreement is properly terminated.

●	Stockholder Vote. The risk that our stockholders may fail to provide the respective votes necessary to effect the Business Combination.

●	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within our control.

●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

●	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

●	Other Risks. Various other risks associated with the Business Combination, the business of OPES Acquisition Corp, and the business of BurgerFi described under “Risk Factors.”

In addition to considering the factors described above, the OPES Board of Directors also considered the following:

●	Interests of Certain Persons. Some officers and directors of OPES may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see — “The Business Combination Proposal —Interests of Certain Persons in the Business Combination” on page 54). OPES independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the OPES Board of Directors, the Acquisition Agreement and the transactions contemplated therein, including the Business Combination.

The OPES Board of Directors concluded that the potential benefits that it expected OPES and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the OPES Board of Directors unanimously determined that the Acquisition Agreement, and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, OPES and its stockholders.

Recommendation of OPES’s Board of Directors

After careful consideration, OPES’s Board of Directors determined that the Business Combination with BurgerFi is fair to, and in the best interests of, OPES and its stockholders. On the basis of the foregoing, OPES’s Board of Directors has approved and declared advisable the Business Combination and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other Proposals.

OPES’s Board of Directors have interests that may be different from or in addition to your interests as a stockholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further information.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of OPES’s Board of Directors in favor of adoption of the Business Combination Proposal and other Proposals, you should keep in mind that OPES’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

●	If the proposed Business Combination is not completed by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), OPES will be required to liquidate. In such event, the 2,875,000 Founders’ Shares held by our Sponsor and the Initial Stockholders, which were originally acquired for an aggregate purchase price of $25,000 will be worthless. The Founders’ Shares had an aggregate market value of approximately [●] based on the closing price of OPES’s Common Stock of $[●] on Nasdaq as of [●], 2020;

●	If the proposed Business Combination is not completed by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), the 445,000 Private Placement Units will be worthless. Such Private Placement Units had an aggregate market value of approximately [●], based on the closing price of OPES’s Common Stock of $[●] on Nasdaq as of [●], 2020;

●	As of [●], 2020, OPES has $[●] in Notes that may repaid immediately prior to the closing of the Business Combination. If the proposed Business Combination is not completed November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), then such loans may not be repaid;

●	The exercise of OPES’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in our stockholders’ best interest; and

●	If the Business Combination with BurgerFi is completed, OPES will designate three of the members to the Post-Closing Board of Directors one of whom is Ophir Sternberg, our current Chairman of the Board of Directors and Chief Executive Officer.

Appraisal Rights

OPES’s stockholders do not have dissenters’ rights in connection with the Business Combination under the DGCL.

Accounting Treatment

The Business Combination will be accounted for as a business combination in accordance with U.S. GAAP accounting under ASC 805, Business Combinations. OPES is both the legal and the accounting acquiror. BurgerFi will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the expectation that the former Stockholders of OPES will have a majority of the voting power of the Post-Combination Company, that the Board will consist of the Chairman of OPES, the minority Members of BurgerFi and three board members appointed by the Chairman of OPES with approval of the majority Member of BurgerFi, which approval will not be unreasonably withheld. In addition, the Board members, the founders of OPES and the members of Burgerfi, agree to vote their stock as a block. Although the business of BurgerFi will comprise the ongoing operations of the Post-Combination Company, and BurgerFi’s senior management will comprise the majority of the senior management of the Post-Combination Company, they report to the Board which is controlled by the appointments of the Chairman of OPES. The net assets of BurgerFi will be recorded at fair value, with goodwill and other intangible assets recorded. Operations prior to the Business Combination will be deemed to be those of OPES.

Regulatory Approvals Required for the Business Combination

The Business Combination and the transactions contemplated by the Acquisition Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the Acquisition Agreement.

THE ACQUISITION AGREEMENT

The following is a brief summary of the material provisions of the Acquisition Agreement and the Amendment, copies of which are attached as Annex A and Annex A-1, respectively, to this proxy statement and are incorporated by reference into this summary. This summary may not contain all of the information about the Acquisition Agreement that is important to OPES stockholders, and OPES stockholders are encouraged to read the Acquisition Agreement carefully in its entirety. The legal rights and obligations of the parties are governed by the specific language of the Acquisition Agreement and not this summary.

Business Combination

On June 29, 2020, OPES entered into the Acquisition Agreement with BurgerFi, the Members and the Members’ Representative. At the Closing of the transactions contemplated by the Acquisition Agreement, OPES will purchase 100% of the Interests from the Members, which will result in BurgerFi becoming a wholly owned subsidiary of OPES. In connection with the Business Combination, OPES will change its name to “BurgerFi International, Inc.”

Acquisition Consideration

The consideration for the Business Combination shall be payable as follows (subject to reduction for indemnification claims and potential changes due to a working capital adjustment as described below):

(i) a cash payment in the aggregate amount of $30,000,000 payable to the Members;

(ii) $20,000,000 payable either in cash or in shares of OPES Common Stock valued at $10.60 per share in the sole and absolute discretion of the OPES Board of Directors; and

(iii) the issuance of the Closing Payment Shares.

Of the Closing Payment Shares, 943,396 Escrow Shares shall be deposited into an escrow account with Continental, as escrow agent pursuant to the Escrow Agreement, to satisfy any potential indemnification claims brought pursuant to the Agreement.

Working Capital Adjustment

The closing consideration payable to the Members of BurgerFi is also subject to adjustment based on BurgerFi’s working capital as of the Closing Date.

Earnout Share Consideration; Earnout Tranches

The Members will be entitled to receive additional consideration in the form of shares of OPES Common Stock (“Earnout Share Consideration”) on a pro-rata basis based on their ownership percentages in the Company, subject to the Post-Combination Company achieving certain share price targets in each of the following post-Closing periods (each an “Earnout Tranche”) as follows:

a.	If prior to the second anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $19.00 per share, the Post-Combination Company shall issue to Members 3,947,368 shares of Common Stock, based on a deemed price of $19.00 per share;

b.	If prior to the third anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $22.00 per share, the Post-Combination Company shall issue to Members 3,409,091 shares of Common Stock, based on a deemed price of $22.00 per share; and

c.	If prior to the third anniversary of the Closing, the last reported closing price of Post-Combination Company Common Stock in any 20 trading days within any consecutive 30 trading day prior is greater than or equal to $25.00 per share, the Post-Combination Company shall issue to Members 2,000,000 in shares of Common Stock, based on a deemed price of $25.00 per share.

The Earnout Share Consideration payable with respect to each Earnout Tranche, when issued, shall be subject to a lockup for a period of six months from the date such Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period). The Members shall only be entitled to receive the Earnout Share Consideration from one Earnout Tranche in any twelve-month period and if the Members qualify to receive two or more Earnout Tranches in any such twelve-month period, the Members’ Representative can elect which such Earnout Tranche the Members will receive. No more than one Earnout Tranche shall be payable in any twelve-month period.

Indemnification Escrow Shares

The 943,396 Indemnification Escrow Shares will be deposited into the escrow account for the Escrow Period to satisfy any potential indemnification claims against BurgerFi brought pursuant to the Acquisition Agreement. If any claims for indemnification are to be satisfied by withholding any or all Indemnification Escrow Shares from the Members at the end of the Escrow Period, those Indemnification Escrow Shares shall be forfeited and cancelled. Any Indemnification Escrow Shares remaining in the escrow account after the expiration of the Escrow Period shall be released to the Members’ Representative for distribution to the Members.

Lock-Up

In connection with the Business Combination, the Members shall enter into a lock-up agreement with OPES pursuant to which the (i) Closing Payment Shares shall be subject to a lock-up until the earlier of (x) six months after the Closing Date of the Business Combination, and (y) if, subsequent to the Closing Date, the Post-Combination Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Post-Combination Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (ii) the Earnout Share Consideration shall be subject to a lock-up for a period of six months from the date the applicable Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period).

Representations and Warranties

BurgerFi and the Members make certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Agreement) relating to, the following: (a) corporate existence and power; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) governmental authorization (d) non-contravention; (e) capitalization; (f) certificate of formation; operating agreement; (g) corporate records; (h) subsidiaries; (i) consents; (j) financial statements; (k) books and records; (l) absence of certain changes; (m) properties, title to the Company’s assets; (n) litigation; (o) contracts, (p) insurance, (q) licenses and permits; (r) compliance with laws; (s) intellectual property; (t) customers, suppliers and franchisees; (u) accounts receivable and payable loans; (v) employees; (w) employment matters, employee benefits and compensation; (z) real property; (aa) tax matters; (bb) environmental laws; and (cc) certain business practices.

OPES makes certain representations and warranties relating to, among other things: (a) corporate existence and power; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) governmental authorization (d) non-contravention; (e) capitalization; (f) trust fund; (g) listing; (h) reporting company; (i) undisclosed liabilities; (j) interested party transactions; (k) board approval; (l) SEC documents and financial statements; (m) absence of certain changes; (n) certain business practices; (o) money laundering laws; (p) business activities; (q) purpose; (r) purchaser contracts; (s) vote required; (t) investment company; (u) minute books; and (v) application of takeover provisions.

BurgerFi’s Covenants

The Agreement contains certain customary covenants of BurgerFi prior to the Closing, including, among other things, the following:

●	BurgerFi agrees to operate its business in the ordinary course (with certain exceptions and with it being agreed that entering into new franchise agreements, forming new subsidiaries to open new restaurants, signing, and guaranteeing new leases in connection therewith are ordinary course actions) and not to take certain specified actions without the prior written consent of OPES;

●	BurgerFi shall give OPES and its representatives full access to the offices, properties and books and records, and provide such information relating to the business as requested and shall cause its employees, legal counsel, accountants and representatives of the Company to reasonably cooperate with OPES in its investigation of the business;

●	BurgerFi shall provide notice of certain events, including the occurrence of any fact or circumstance that constitutes or results, or is reasonably expected to constitute or result, in a material adverse effect on either party or on the completion of the Transaction, including, without limitation, notice of any action commenced or threatened against either party and notice of or other communication from any governmental authority in connection with the transaction;

●	Timely filing of tax returns by the Members and BurgerFi;

●	BurgerFi shall deliver to OPES, not later than July 18, 2020, audited financial statements for the twelve-month periods on and ended December 31, 2018 and 2019, interim reviewed financial statements for the three-month periods on and ended March 31, 2020 and 2019, all prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies. The failure to timely provide such financial statements will give OPES the right to terminate the Agreement. BurgerFi shall provide OPES with further consolidated interim financial information of the Company and each of its subsidiaries no later than forty (40) calendar days following the end of each three-month quarterly period, and consolidated annual information of the Company and each of its subsidiaries not later than seventy-five (75) calendar days following the end of the fiscal year, as applicable, all prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies;

●	BurgerFi shall use its commercially reasonable efforts to transfer its revolving line of credit to OPES and to remove Mr. Rosatti as a guarantor on BurgerFi’s revolving line of credit, and if it is unable to do so, BurgerFi, shall repay in full all amounts outstanding under the line of credit, and terminate the line of credit;

●	BurgerFi shall use its commercially reasonable efforts to obtain each third-party consent required under the Acquisition Agreement as promptly as practicable;

●	BurgerFi and Members shall each execute and deliver a non-solicitation, non-service, and confidentiality agreements covering a period of at least three years post-Closing, and shall use its commercially reasonable efforts to enter into employment agreements with each of its Key Employees prior to the Closing and to satisfy all accrued obligations of BurgerFi applicable to its employees;

●	Mr. Rosatti and/or BurgerFi shall irrevocably convey, assign, and transfer, and license, if necessary, all of his or its rights, title and interests in the intellectual property of the business; and

●	BurgerFi will disclose in writing to OPES if it becomes aware of any fact or condition that constitutes a breach of any representation, warranty or any covenant that would cause certain of the closing conditions set forth in the Acquisition Agreement not to be satisfied as of the Closing Date.

Covenants of OPES

The Acquisition Agreement contains the following covenants of OPES prior to the Closing:

●	OPES agrees that it will not contact or communicate with the employees, customers, franchisees, providers, licensors, collaborators, service providers or suppliers of BurgerFi or its subsidiaries without the prior consultation with and prior written approval (which approval shall not be unreasonably withheld or delayed) of an executive officer of BurgerFi or the Members’ Representative; and

●	OPES will disclose in writing to BurgerFi if it becomes aware of any fact or condition that constitutes a breach of any representation, warranty, or any covenant that would cause certain of the closing conditions set forth in the Acquisition Agreement not to be satisfied as of the Closing Date.

Actions Prior to Closing

In addition, the parties agreed to take the following actions, among others, before the completion of the Business Combination:

●	use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper, or advisable to consummate the transactions contemplated by the Acquisition Agreement;

●

except for a portion of the interest earned on the amounts held in the Trust Account, OPES shall disburse monies from the Trust Account only: (a) for OPES Common Stock redemptions; (b) to OPES’s stockholders for failure to consummate a Business Combination by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021); (c) for any amounts necessary to pay any taxes; (d) to third parties for expenses owed by OPES to such third parties; (e) for the business combination fees payable to EarlyBirdCapital in the IPO; or (f) to, or on behalf of, OPES after or concurrently with the consummation of a Business Combination;

●	OPES, with the cooperation of BurgerFi, shall promptly prepare and file a proxy statement on Schedule 14A with the SEC;

●	OPES shall take all action necessary, in consultation with BurgerFi, to establish a record date for, call, give notice of and hold a special meeting of the holders of Common Stock to consider and vote on the Proposals, and OPES’s Board of Directors shall recommend that OPES’s stockholders vote in favor of adopting and approving the Proposals in the proxy statement, and OPES shall include such recommendation in the proxy statement;

●	OPES agrees to operate its business in the ordinary course (with certain exceptions) and not to take certain specified actions without the prior written consent of BurgerFi;

●	OPES shall use all reasonable efforts that are necessary or desirable for OPES to remain listed as a public company on, and for its Common Stock to be tradable over, the applicable NASDAQ market;

●	OPES, at its sole cost and expense, shall purchase a directors’ and officers’ liability insurance policy for a period of six (6) years after the Closing Date, which policy shall cover the officers and directors of OPES and BurgerFi after the Business Combination, as well as the current and former directors and officers of OPES and BurgerFi prior to the Business Combination;

●	until the earlier of the Closing Date or the date that the Acquisition Agreement is properly terminated, neither BurgerFi, nor the Members, on the one hand, nor OPES, on the other hand, shall, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with, any person concerning any alternative transactions, (ii) take any other action intended or designed to facilitate the efforts of any person relating to a possible alternative transaction, or (iii) approve, recommend or enter into any alternative transaction or any contract related to any alternative transaction (the “Exclusivity Provision”);

●	the Post-Closing Board of Directors shall be selected, and the executive officers of BurgerFi, immediately after the Closing shall be appointed, as Key Employees; and

●	OPES and BurgerFi shall prepare a mutually agreeable long-term incentive plan for employees of BurgerFi and its subsidiaries following the closing of the Business Combination to be included as a Proposal for approval by OPES’s stockholders at the Meeting.

Conditions to Closing

General Conditions

The obligation of OPES and BurgerFi to consummate the Business Combination is conditioned on, among other things, (a) no court, arbitrator or other authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable law restraining or prohibiting the consummation of the Closing, the ownership by OPES of the Interests of the Members, or the effective operation of the business after the Closing Date; (b) no action brought by a third-party non-affiliate to enjoin or otherwise restrict the consummation of the Closing; (c) the requisite majority of OPES’s stockholders shall have approved the Business Combination; (d) the Closing Payment Shares, the Stock Portion, if issued, and the Earnout Share Consideration to be issued as part of the consideration shall have been approved for listing on Nasdaq; (e) after giving effect to any OPES Common Stock redemptions, OPES shall have net tangible assets of at least $5,000,001 upon consummation of the Business Combination; (f) the OPES Common Stock redemptions shall have been completed in accordance with the terms of the Acquisition Agreement and the proxy statement; (g) the D&O Policy shall be in force and full effect; and (h) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a material adverse effect on either OPES or BurgerFi, regardless of whether it involved a known risk.

BurgerFi’s Conditions to Closing

The obligations of BurgerFi and the Members to consummate the Closing is subject to the satisfaction, or the waiver at Members’ Representative’s discretion, of all of the following further conditions:

(a) OPES performing in all material respects all of its obligations under the Agreement required to be performed by it at or prior to the Closing Date;

(b) The representations and warranties of OPES in the Agreement, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date, except where the failure of such representations and to be so true and correct, has not had, and would not have, a material adverse effect;

(c) BurgerFi shall have received a certificate signed by an authorized officer of OPES stating that the closing conditions have been satisfied;

(d) OPES shall have delivered to BurgerFi (i) certified copies of the resolutions duly adopted by OPES’s Board of Directors authorizing the execution, delivery and performance of the Acquisition Agreement; and (ii) written resignations, in forms satisfactory to BurgerFi, dated as of the Closing Date and effective as of the Closing, executed by (X) all officers of OPES and (Y) all persons serving as directors of OPES immediately prior to the Closing who are not selected as directors post-closing;

(e) OPES shall have cash in the Trust Account at Closing, in addition to the cash portion of the Acquisition Consideration being paid to Members at Closing, in the amount of at least $15,000,000, inclusive of the balance of the funds in the Trust Account after OPES Common Stock redemptions and repayment of the Notes;

(f) OPES shall have executed and delivered to BurgerFi a copy of each Additional Agreement to which it is a party;

(g) The Post-Closing Board of Directors shall have been appointed effective as of the Closing; and

(h) Mr. Sternberg shall have executed and delivered to OPES the Standstill Letter.

OPES’s Conditions to Closing

The obligation of OPES to consummate the Closing is subject to the satisfaction, or the waiver at OPES’s sole and absolute discretion, of all the following further conditions:

(a) BurgerFi performing in all material respects all of its obligations under the Acquisition Agreement required to be performed by it at or prior to the Closing Date;

(b) The representations and warranties of BurgerFi in the Agreement, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date except where the failure of such representations and to be so true and correct, has not had, and would not have, a material adverse effect;

(c) BurgerFi, the Members and the Members’ Representative, as applicable, shall have executed and delivered to OPES a copy of each Additional Agreement to which it is a party;

(d) The Members shall have executed and delivered to OPES the Standstill Letter;

(e) Counsel to BurgerFi shall have delivered an opinion in form and substance satisfactory to OPES’s counsel;

(f) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a material adverse effect, regardless of whether it involved a known risk;

(g) Mr. Rosatti and/or BurgerFi shall irrevocably convey, assign, and transfer, and license, if necessary, all of his or its rights, title and interests in the intellectual property of the business;

(h) OPES shall have received copies of all required third party consents, if any, in form and substance reasonably satisfactory to OPES, and no such third-party consents shall have been revoked;

(i) OPES shall have received copies of all governmental approvals, if any, in form and substance reasonably satisfactory to OPES, and no such governmental approval shall have been revoked;

(j) OPES shall have received disclosure schedules updated as of the Closing Date, which shall not be materially different than the disclosure schedules provided as of the date hereof; and

(k) BurgerFi shall have provided to OPES estoppel certificates from the top ten (10) franchisees for BurgerFi’s December 31, 2018 and 2019 fiscal years.

Indemnification

From and after the Closing, BurgerFi and the Members, severally (but not jointly or jointly and severally), agree to indemnify and hold harmless OPES against, among other things, and in respect of specified actual out-of- pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees (“Losses”), incurred or sustained by OPES as a result of: (a) any breach or inaccuracy in any of the representations or warranties of BurgerFi or the Members contained in the Agreement; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by BurgerFi or the Members contained in the Acquisition Agreement or to be performed prior to or at the Closing. The total payments made by BurgerFi and the Members to OPES with respect to Losses shall not exceed the Indemnification Escrow Shares in the Escrow Fund. Any liability incurred by the Members pursuant to the terms of this indemnification shall be paid by the return for cancellation of the Indemnification Escrow Shares in accordance with the terms of the Escrow Agreement. The Indemnification Escrow Shares shall serve as OPES’s sole and exclusive remedy for BurgerFi and the Members’ obligation to indemnify OPES under the Acquisition Agreement. BurgerFi and the Members shall not be liable to OPES for indemnification until the aggregate amount of all Losses exceeds 0.40% of the Acquisition Consideration (the “Deductible”), in which event the Members shall only be required to pay or be liable for Losses in excess of the Deductible.

With respect to current litigation in which BurgerFi is a party, the Members have agreed to indemnify the OPES for any and all Losses arising from the current litigation. Such Losses arising from the current litigation shall be paid, in the sole discretion of the Post-Closing Board of Directors, by (i) the return for cancellation of Escrow Shares in accordance with the terms of the Escrow Agreement (valued at $10.60 per share), or (ii) the payment in cash by the Members.

Except for representations and warranties on corporate existence and power, authorization, governmental authorization, capitalization, certificate of formation and operating agreement, properties, title to BurgerFi’s assets, employment matters, employee benefits and compensation, tax matters and finder’s fees, which shall survive until sixty (60) days after the expiration of the statute of limitations with respect thereto, the representations and warranties of the Company and the Members shall survive only until eighteen months following the Closing.

Termination Without Default

The Agreement may be terminated and/or abandoned at any time prior to the Closing:

●	by BurgerFi with written notice to OPES, if (i) the OPES Board of Directors withdraws (or modifies in any manner adverse to BurgerFi), or proposes to withdraw (or modify in any manner adverse to BurgerFi), its recommendation in favor of the Proposals, or fails to reaffirm such recommendation as promptly as practicable after receipt of any written request to do so by BurgerFi or (ii) if the OPES stockholder approval shall not have been obtained.

●	by OPES or BurgerFi, if the Closing has not occurred on or prior to October 31, 2020; provided, that such party seeking termination is not in material breach of any of its obligations under the Acquisition Agreement.

●	by OPES, if within twenty business days after the date of the Acquisition Agreement (which period has since expired), OPES is not satisfied with its continuing legal due diligence review and the Members are unable in good faith to resolve such issues.

●	by the Members’ Representative, if within twenty business days after the date of the Acquisition Agreement (which period has since expired), BurgerFi is not satisfied with its continuing legal due diligence review and OPES is unable in good faith to resolve such issues.

Termination Upon Default

●	OPES, if BurgerFi or the Members shall have materially breached any representation, warranty, agreement, or covenant contained in the Acquisition Agreement or in any Additional Agreement and such breach shall not be cured by the earlier of October 31, 2020 and fifteen (15) days (the “Cure Period”) following receipt by BurgerFi or the Members’ Representative, as the case may be, of a notice describing in reasonable detail the nature of such breach.

●

by BurgerFi, if OPES shall have materially breached any of its covenants, agreements, representations, and warranties contained in the Acquisition Agreement and such breach shall not be cured by the earlier of October 31, 2020 and the expiration of the Cure Period following receipt by OPES of a notice describing in reasonable detail the nature of such breach.

●

by OPES, BurgerFi or the Members or their affiliates, in the event of a breach of the Exclusivity Provision, if the non-breaching party elects to terminate the Acquisition Agreement, and the non-breaching party shall be entitled to a termination fee in the aggregate amount of $1,000,000.

Amendment to Acquisition Agreement

On September 22, 2020, OPES, the Members and Members’ Representative entered into the Amendment. The Amendment provides the following changes to the Acquisition Agreement:

1. to amend the schedule identifying entities controlled by Mr. Rosatti to reflect that certain entities will no longer be transferred to OPES at Closing, and to include a new entity to be transferred that holds BurgerFi Intellectual Property, as well as the transfer of any other entity that holds BurgerFi Intellectual Property;

2. to amend the schedule that identifies the Key Employees of BurgerFi to include solely senior management as Key Employees, which consists of the President, Chief Financial Officer, Chief Legal Officer, Chief Operating Officer and Executive Vice President of Culinary & Procurement;

3. to remove all references to a Consulting Agreement to be entered into with Mr. Rosatti;

4. to update the covenants with respect to the BurgerFi Intellectual Property to ensure the transfer and assignment or license to OPES of all Intellectual Property used by BurgerFi or its franchisees at or prior to Closing, and to include a post-closing obligation by BurgerFi to pursue the transfer of any remaining Intellectual Property to OPES that BurgerFi could not, after diligent efforts, assign prior to or at Closing; and

5. to correct certain incorrect cross –references in Article XI.

The foregoing summaries of the Acquisition Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Acquisition Agreement and the Amendment, which are filed as Annex A and Annex A-1 hereto, respectively.

Additional Agreements

In addition to the Acquisition Agreement, at the Closing, the parties shall enter into the following agreements:

1.	Standstill Letter - The Members and Mr. Sternberg shall each enter into a Standstill Letter, whereby the Members as a group, and Mr. Sternberg individually, each agree to beneficially own no more than forty-nine percent (49%) of the Purchaser Common Stock, at any time before or after the Closing.

2.

Director Voting Agreement - In connection with the Business Combination, OPES will enter into the Director Voting Agreements with the Members, our Sponsor, the Initial Stockholders and our current officers and directors who will own Founders’ Shares at the closing of the Business Combination, pursuant to which such stockholders shall agree to vote all securities of the Post-Combination Company that such stockholder owns from time to time and may vote in the election of the Post-Closing Board of Directors for a period of three years after the Closing Date. The Director Voting Agreement also provides that, if during the term of the agreement, any stockholder who is a party thereto, is unable to attend a meeting of the Post-Combination Company’s stockholders in person, at which directors shall be elected to the Board, and such stockholder fails to timely submit a proxy card indicating how such stockholder intends to vote for the directors who are standing for election, the stockholder appoints the Chairman of the Post-Closing Board of Directors as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the stockholder, for the limited purpose of voting in favor of the election of all of the Post-Closing Board of Directors. The Director Voting Agreement shall terminate three years after the Closing Date. The Form of the Director Voting Agreement is attached as Annex D.

3.

Registration Rights Agreement - In connection with the Business Combination, all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of Founders’ Shares became a party to the Original Registration Rights Agreement), the holders of Private Placement Units, the holders of Warrants pursuant to the warrant agreement entered into at the time of the IPO, as well as the Members, the PIPE Investors, and our Sponsor will enter into a new registration rights agreement covering the registration of 28,618,773 shares of Common Stock in the aggregate (the “New Registration Rights Agreement”). The Post-Combination Company will be obligated to file a registration statement with the SEC within thirty (30) days after the Closing of the Business Combination to register the shares for resale, which must be effective within 90 calendar days following the filing date, or in the event the registration statement receives a “full review” by the SEC, the 120th calendar date following the filing date. In the event the SEC requires a cutback in the number of shares being registered, the shares will be cut back on a pro rata basis, except that the 5,029,376 shares of Lion Point that are being registered will not be reduced. In addition, Lion Point is entitled to make up to two demands that we register the shares and all holders have “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The form of the New Registration Rights Agreement is attached as Exhibit C to the Acquisition Agreement.

4.

Lock-Up Agreement – The Members shall enter into a lock-up agreement with the Post-Combination Company pursuant to which the (i) Closing Payment Shares shall be subject to a lock-up until the earlier of (x) six months after the Closing Date of the Business Combination, and (y) if, subsequent to the Closing Date, the Post-Combination Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Post-Combination Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (ii) the Earnout Share Consideration shall be subject to a lock-up for a period of six months from the date the applicable Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period).

5.

Amended IPO Escrow Agreement - In connection with the IPO, certain of the Initial Stockholders of OPES who held Founders’ Shares prior to the IPO, entered into a stock escrow agreement, dated as of March 13, 2018 with Continental serving as escrow agent. Pursuant to the terms of the IPO Escrow Agreement, the Initial Stockholders who held Founders’ Shares prior to the IPO deposited the 2,875,000 Founders’ Shares into an escrow account with Continental (the “IPO Escrow Shares”). The IPO Escrow Shares were to remain in escrow until the earlier of (x) six months after the date of the consummation of the Business Combination and (y) the date on which the closing price of the Post-Combination Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial Business Combination (collectively, the “Escrow Period”). In connection with the Business Combination, the IPO Escrow Agreement shall be amended to remove the stock price condition for release of the IPO Escrow Shares. As a result of the amendment, the IPO Escrow Agreement will terminate, and the IPO Escrow Shares will be released upon the earlier of (i) six months after the Closing Date of the Business Combination, and (ii) if, after the Closing Date, the Post-Combination Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Post-Combination Company’s stockholders having the right to exchange their shares of common stock for cash, securities, or other property. The Amended IPO Escrow Agreement is attached hereto as Annex E.

6.	Employment Agreements – The Post-Combination Company will enter into employment agreements with each of the Key Employees on mutually acceptable terms.

7.	Executive Chairman Employment Agreement - The Post-Combination Company will enter into an employment agreement with Mr. Sternberg to serve as Executive Chairman.

8.	Indemnification Stock Escrow Agreement - OPES, the Members and Continental, as escrow agent, will enter into a stock escrow agreement for the escrow of the Indemnification Escrow Shares for a period of eighteen months after the Closing Date to satisfy any potential indemnification claims against BurgerFi and the Members brought pursuant to the Acquisition Agreement. A form of the Indemnification Stock Escrow Agreement is attached as Exhibit A to the Acquisition Agreement.

PROPOSAL #2:

AMENDMENT PROPOSAL: APPROVAL OF THE AMENDED
AND RESTATED CERTIFICATE OF INCORPORATION OF OPES

General

The Board of Directors of OPES has unanimously approved a proposal to amend the OPES Certificate of Incorporation to (i) change the name of the corporation from “OPES Acquisition Corp.” to “BurgerFi International, Inc.” immediately following the completion of the Business Combination, (ii) include the rights of the holders of OPES common stock to receive dividends, (iii) remove the provisions in Article SIXTH relating to consummation of a business combination, which will no longer be relevant after the consummation of the Business Combination, (iv) clarify the Post-Combination Company’s indemnification obligations to its officers, directors; (v) include a new provision with respect to stockholder meetings, the process for advance notice of proposals to be brought by stockholders, and to include that any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors, or stockholders or class of stockholders and the Post-Combination Company whenever a compromise or arrangement has been reached and such compromise, subject to approval by a majority in number representing 75% in value of the creditors or class of creditors, or stockholders or class of stockholders, shall be binding upon such creditors or class of creditors, or stockholders or class of stockholders and the Post-Combination Company, (vi) include a provision with respect to the vote required to amend the Amended and Restated Certificate of Incorporation, and (vii) include a provision with respect to the vote required to amend the Amended and Restated Bylaws.

The Board of Directors of OPES has recommended that this proposal be presented to the OPES stockholders for approval. The following summary of the amendments to the Certificate of Incorporation is qualified in its entirety by the complete text of the form of the Amended and Restated Certificate of Incorporation attached to this proxy statement as Annex B. References to the Corporation below and in the Amended and Restated Certificate of Incorporation refer to the Post-Combination Company.

Name Change

The primary reason for the corporate name change is to allow for recognition of the Post-Combination Company’s business following the completion of the Business Combination and to comply with OPES’s obligations under the Acquisition Agreement. The current name will no longer accurately reflect the business of the Post-Combination Company’s and its mission subsequent to the completion of the Business Combination.

Insofar as the proposed new corporate name will reflect the combined company’s business following the completion of the Business Combination, the proposed name change and the amendment to the OPES Certificate of Incorporation, even if approved by the OPES stockholders at the Meeting, will only be filed with the office of the Secretary of State of the State of Delaware and, therefore become effective, if the Business Combination is completed.

Common Stock: Dividends

The OPES Certificate of Incorporation does not address the rights holders of OPES common stock have to dividends declared by the Board. The Amended and Restated Certificate of Incorporation clearly sets forth that, subject to the rights of any holders of any series of outstanding preferred stock, holders of shares of common stock shall have equal rights of participation in the dividends and other distributions in cash, stock or the property of the Post-Combination Company when, as and if declared by the Board from time to time. The Amended and Restated Certificate Incorporation also provides that the holders of Post-Combination Company common stock shall also have equal rights to receive the assets and funds of the Post-Combination Company available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Post-Combination Company, whether voluntary or involuntary.

Deletion of Article SIXTH of the OPES Certificate of Incorporation

Article SIXTH of the OPES Certificate of Incorporation is only relevant until such time as a business combination is consummated, or if a business combination is not consummated within the approved time period, until the dissolution and liquidation of OPES. If the Business Combination is approved by the OPES stockholders and is consummated, Article SIXTH will no longer be relevant or necessary for the Post-Combination Company.

Indemnification

Article EIGHTH more clearly sets forth the indemnification obligations of the Post-Combination Company. The Certificate of Incorporation and the Amended and Restated Certificate both provide that the Post-Combination Company shall indemnify, to the fullest extent authorized or permitted by the DGCL, any director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation in such role. The right to indemnification includes the right to be paid by the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director or officer presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation.

The Amended and Restated Certificate of Incorporation includes the following new provisions:

(i) The Post-Combination Company shall have power to purchase and maintain insurance on behalf of any person who is or at the request of the company, was a director, officer, employee or agent of the Post-Combination Company;

(ii) The indemnification rights and authority set forth in the Amended and Restated Certificate of Incorporation won’t be exclusive of, nor in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(iii) The Post-Combination Company shall be permitted, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than the directors and officers.

(iv) Any amendment, repeal or modification of any provisions related to indemnification under the Amended and Restated Certificate of Incorporation, unless otherwise required by law, will be prospective only and will not adversely affect any right or protection of a current or former director or officer with respect to any acts or omissions occurring prior to the time of such amendment, repeal or modification.

Stockholders

Article NINTH has been added to (i) specify that, except as otherwise expressly provided by the terms of any series of preferred stock only the Chairman of the Board, the Chief Executive Officer of the Post-Business Combination or the Board has the right to call a special meeting of stockholders, and that stockholders do not have the ability to call a special meeting of stockholders, (ii) provide that advance notice of stockholder nominations for the election of directors and of other business brought by stockholders shall be given in the manner and to the extent provided in the Amended and Restated Bylaws, and (iii) include that whenever a compromise or arrangements between the Post-Combination Company and its creditors or any class of them, and/or stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, as the case may be, to be summoned as the said court directs. The Amended and Restated Certificate of Incorporation also provides that if a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Post-Combination Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Post-Combination Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, as the case may be, and also on the Post-Combination Company.

Amendments to Amended and Restated Certificate of Incorporation

Article ELEVENTH has been added to specify the voting standard required for approval by the stockholders of amendments to the Amended and Restated Certificate of Incorporation. The current OPES voting standard for amendments had been included in Article SIXTH. Article ELEVENTH of the Amended and Restated Certificate of Incorporation provides that the majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of the Amended and Restated Certificate of Incorporation. Article ELEVENTH also adds a new voting standard that the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Post-Combination Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of the Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Article FIFTH (Size of the Board), Article SIXTH (Classified Board), Article SEVENTH (Management of the Corporation), Article EIGHTH (Limitation of Liability and Indemnification), Article NINTH (Stockholders), Article TENTH (Forum for Certain Actions) or Article ELEVENTH (Amendment).

Amendment to Bylaws

Our Certificate of Incorporation allowed the Board to amend the Bylaws without the assent or vote of the stockholders, as provided in the Bylaws. The Amended and Restated Certificate of Incorporation includes that the Amended and Restated Bylaws may also be adopted, amended, altered or repealed by the stockholders by the affirmative vote of at least 75% of the voting power of the outstanding shares of the Post-Combination Company.

Required Vote; Recommendation of the Board of Directors

Approval of the Amendment Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of OPES Common Stock.

Unless marked otherwise, proxies received will be voted FOR Proposal #2.

THE BOARD OF DIRECTORS OF OPES UNANIMOUSLY RECOMMENDS THAT THE OPES STOCKHOLDERS VOTE “FOR” THE amendment PROPOSAL.

PROPOSAL #3

INCENTIVE PLAN PROPOSAL: APPROVAL OF THE 2020 OMNIBUS EQUITY INCENTIVE PLAN

The Board of Directors is asking stockholders to approve the proposed 2020 OPES Acquisition Corp. Omnibus Equity Incentive Plan (“Omnibus Plan”), that will be effective at the closing of the Business Combination. The following summary of the Omnibus Plan is qualified in its entirety by the complete text of the Omnibus Plan contained in Annex C. For the purposes of this Proposal #3, please note that certain references to OPES and shares of OPES Common Stock, will mean the Post-Combination Company and the shares of common stock of the Post-Combination Company, assuming the Business Combination is approved. OPES and BurgerFi have agreed to adopt the Omnibus Plan and have it approved by the OPES stockholders now, so that it will be in place and effective for awards by the Post-Combination Company immediately upon the Closing of the Business Combination. After the Business Combination the Omnibus Plan will be called the “2020 BurgerFi International, Inc. Omnibus Equity Incentive Plan.”

Explanation

On [●], 2020, the Board of Directors approved the Omnibus Plan for submission to the stockholders at the Meeting, to be effective upon consummation of the Business Combination, provided that it is approved by OPES stockholders. The Board of Directors is seeking to reserve two million shares of OPES Common Stock for issuance pursuant to the Omnibus Plan. Equity compensation is an important component of the future executive, employee, and director compensation programs of the Post-Combination Company. We believe it aligns employee and director compensation with stockholder interests and motivates participants to achieve long-range goals. Stockholder approval of the Omnibus Plan would permit shares of Common Stock to be awarded as employee incentive compensation, allowing the Board of Directors to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for the Post-Combination Company’s growth. Upon stockholder approval, awards to participants will be made pursuant to the Omnibus Plan. We are seeking stockholder approval to make shares of OPES Common Stock available for future grants under the Omnibus Plan as described below.

Purpose of the Omnibus Plan

As described more generally above, the purpose of the Omnibus Plan is to:

●	attract and retain persons eligible to participate in the Omnibus Plan;

●	motivate eligible individuals to whom awards under the Omnibus Plan will be granted, who we refer to as the “Participants,” by means of appropriate incentives, to achieve long-range goals;

●	provide incentive compensation opportunities that are competitive with those of other similar companies; and

●	further align Participants’ interests with those of our other stockholders through compensation that is based on shares of Common Stock.

The Omnibus Plan promotes the long-term financial interest of our company and its subsidiaries, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

We use equity-based compensation granted under our long-term incentive plans as a key element of our executives’ compensation packages, and each year we disclose the prior year grants to and other compensation of our named executive officers in our proxy statement. We believe the Omnibus Plan assists with linking executives’ overall compensation opportunities to the enhancement of long-term stockholder return.

The Omnibus Plan provides for the grant of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance unit awards, unrestricted stock awards, distribution equivalent rights or any combination of the foregoing. The flexibility inherent in the plan permits the Board of Directors to change the type, terms, and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for our industry and to a global company such as ours, given the volatility of the public markets and reactions to economic and world events. Equity compensation, which aligns the interests of executives and our stockholders, is an important tool for the Board of Directors.

General Terms of the Omnibus Plan

The Omnibus Plan will be administered by the compensation committee of the Post-Closing Board of Directors (the “Compensation Committee” or the “Committee”), unless otherwise provided by the Post-Closing Board of Directors. The Committee selects the Participants, the time or times of receipt of awards, the types of awards to be granted and the applicable terms, conditions, performance targets, restrictions and other provisions of such awards, to cancel or suspend awards, and to accelerate the exercisability or vesting of any award under circumstances designated by it. The Committee may delegate all or any portion of its responsibilities or powers under the Omnibus Plan to persons selected by it. If the Committee does not exist or for any other reason determined by the Post-Closing Board of Directors, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Post-Closing Board of Directors may take any action under the Omnibus Plan that would otherwise be the responsibility of the Committee.

If the Omnibus Plan is approved by stockholders, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Omnibus Plan will be two million. The Omnibus Plan contains an “evergreen” provision, which allows for an automatic annual increase in the number of shares of Common Stock available under the Omnibus Plan (other than incentive stock options) on the first day of each fiscal year, in an amount equal to 5% of the then-outstanding shares of Common Stock, provided that the Committee may take action prior to the first day of the fiscal year to lower the amount of such increase (the “Annual Increase”). To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any ordinary shares subject to such award shall again be available for the grant of a new award.

If an award of common stock is settled in cash, the total number of shares with respect to which such payment is made shall not be considered to have been delivered. However, (i) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by the Post-Combination Company to satisfy such withholding obligation shall be considered to have been delivered; (ii) if the exercise price of any option granted under the Omnibus Plan is satisfied by tendering shares of Common Stock (including shares of Common Stock that would otherwise be distributable upon the exercise of the option), the number of shares of Common Stock tendered to satisfy such exercise price shall be considered to have been delivered; and (iii) if we repurchase shares of Common Stock with proceeds received from the exercise of an option issued under the Omnibus Plan, the total number of shares repurchased shall be deemed delivered.

If the Omnibus Plan is approved by stockholders, the following additional limits apply to awards under the Omnibus Plan:

●	the maximum number of shares of Common Stock that may be delivered to Participants with respect to incentive stock options or SARs shall be 200,000;

●	the maximum annual total compensation, including the value of any Awards made pursuant to this Plan (determined as of the date of grant) that may be paid or granted to a Participant who is a member of the Board of Directors but who is not an employee during any one- year period for service on the Post-Closing Board of Directors shall be $500,000 dollars; provided that such limit shall be $750,000 during the first year of service for a member of the Post-Closing Board of Directors who is not an employee;

The shares of Common Stock with respect to which awards may be made under the Omnibus Plan shall be:

●	shares currently authorized but unissued;

●	to the extent permitted by applicable law, currently held or acquired by the Post-Combination Company as treasury shares, including shares purchased in the open market or in private transactions; or

●	shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Post-Combination Company, and we may contribute to the subsidiary an amount sufficient to accomplish the purchase of the shares to be so acquired.

At the discretion of the Committee, an award under the Omnibus Plan may be settled in cash, shares of Common Stock, the granting of replacement awards, or a combination thereof.

The Committee may use shares of Common Stock available under the Omnibus Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Post-Combination Company or a subsidiary, including the plans and arrangements of the Post-Combination Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the Post-Combination Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust outstanding awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include:

●	adjustment of the number and kind of shares which may be delivered under the Omnibus Plan;

●	adjustment of the number and kind of shares subject to outstanding awards;

●	adjustment of the exercise price of outstanding options; and

●	any other adjustments that the Committee determines to be equitable, which may include, without limitation:

●	replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

●	cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the shares of Common Stock subject to the option at the time of the transaction over the exercise price.

Except as otherwise provided by the Committee, awards under the Omnibus Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

Eligibility

All employees and directors of, and consultants and other persons providing services to, the Post-Combination Company or any of its subsidiaries (or any parent or other related company, as determined by the Committee) are eligible to become Participants in the Omnibus Plan, except that non-employees may not be granted incentive stock options.

Section 409A compliance

With respect to restricted stock unit awards, performance stock awards, performance unit awards and distribution equivalent rights, payment, distribution, or the settlement in cash, as applicable based on the award, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Post-Combination Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.

Options

The Committee may grant an incentive stock option or non-qualified stock option to purchase shares of Common Stock at an exercise price determined by the Committee. Each option shall be designated as an incentive stock option, a tax-qualified option or non-qualified stock option when granted. An incentive stock option is a stock option intended to satisfy additional requirements required by federal tax rules in the United States as specified in the Omnibus Plan (and any incentive stock option granted that does not satisfy such requirements shall be treated as a non-qualified stock option).

Except as described below, the exercise price for an option shall not be less than the fair market value of a share of Common Stock at the time the option is granted; provided, that the exercise price of an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be less than 110 percent of the fair market value of a share of Common Stock at the time of grant. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to OPES as consideration for the grant of a replacement option with a lower exercise price, except as approved by our stockholders or as adjusted for corporate transactions described above. In addition, the aggregate fair market value of the shares subject to an incentive stock option (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year under all plans of the Post-Combination Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of ISOs may not exceed $100,000.

No option shall be surrendered to the Post-Combination Company in consideration for a cash payment or grant of any other award if at the time of such surrender the exercise price of such option is greater than the then current fair market value of a share of Common Stock, except as approved by our stockholders.

The option shall be exercisable in accordance with the terms established by the Committee. In the event the Participant’s termination occurs for any reason other than death, disability, retirement, or involuntary termination without cause, any unvested options will be forfeited. In the event the Participant’s termination occurs due to death, disability, retirement or involuntary termination without cause, any unvested options shall be exercisable only as determined by the Committee in its sole discretion.

The full purchase price of each share of Common Stock purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option shall be payable in cash, by promissory note, or by shares of Common Stock (valued at fair market value as of the day of exercise), including shares of stock otherwise distributable on the exercise of the option, or a combination thereof. If the shares remain publicly traded, the Committee may permit a Participant to pay the exercise price by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares of Common Stock) acquired upon exercise of the option and remit to the Post-Combination Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares of Common Stock acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option expire more than ten years after the grant date; provided, that an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in the Post-Combination Company or a subsidiary shall not be more than 5 years.

The option will expire on the earliest to occur of (i) the last day of the term of the option as described in the award agreement; (ii) if the Participant’s termination occurs by reason of death, disability, retirement or an involuntary termination without cause, the one-year anniversary of such termination date; or (iii) if the Participant’s termination occurs for any reason other than those listed in clause (ii), the Participant’s termination date.

Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares of Common Stock to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Post-Combination Company or any of its subsidiaries or for other valid consideration.

Restricted Stock Awards. A restricted stock award is a grant or sale of shares of Common Stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares of Common Stock or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder, the vesting requirements of which shall be determined by the Committee. The Committee shall set forth in the applicable restricted stock unit award agreement The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of one (1) share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the restricted stock unit award agreement, if and to the extent the holder satisfies the applicable vesting requirements.

Performance Stock Awards. A performance stock award provides for the distribution of shares of Common Stock (or cash equal to the fair market value of shares of Common Stock) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives, which performance goals and objectives (and the period of time to which such goals and objectives shall apply) shall be determined by the Committee and shall set forth in the applicable performance stock award agreement. The holder of a performance stock award shall have no rights as a shareholder until such time, if any, as the holder actually receives shares pursuant to the performance stock award.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder, which performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) shall be determined by the Committee and shall set forth in the applicable performance unit award agreement. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement.

Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares of Common Stock equal to the excess of (A) the fair market value of the number of shares of Common Stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of Common Stock subject to the SAR multiplied by the base value for the SAR, as determined by the Committee or the Board of Directors. The Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a shares of Common Stock on the date of grant), the number of shares of Common Stock subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of shares of Common Stock under the related option. If the Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply.

Distribution Equivalent Rights. A distribution equivalent right (“DER”) entitles the holder to receive bookkeeping credits, cash payments and/or distributions of shares of Common Stock equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares of Common Stock during the period the holder held the distribution equivalent rights. The Committee shall set forth in the applicable DER award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional share of Common Stock or is to be entitled to choose among such alternatives. DER awards may be settled in cash or in shares of Common Stock, as set forth in the applicable DER award agreement. A DER award may, but need not be, awarded in tandem with another award (but not an option or SAR award, whereby, if so awarded, such DER award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award.

Change in Control

A Change in Control shall have such effect on an award as is provided in the applicable award agreement, or, to the extent not prohibited by the Omnibus Plan or the applicable award agreement, as provided by the Committee. In the event of a Change in Control, the Committee may cancel any outstanding awards in return for cash payment of the current value of the award, determined with the award fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the shares of Common Stock subject to the option at the time of the transaction over the exercise price (and the option will be cancelled with no payment if the value of the shares at the time of the transaction are equal to or less than the exercise price).

For the purposes of the Omnibus Plan, a “change in control” is generally deemed to occur when:

●	any person becomes the beneficial owner of 50 percent or more of the Post-Combination Company’s voting stock;

●	the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction involving our company where, immediately after the transaction, the Post-Combination Company’s stockholders immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company;

●	the consummation of any plan of liquidation or dissolution providing for the distribution of all or substantially all of the assets of the Post-Combination Company and its subsidiaries or the consummation of a sale of substantially all of the assets of the Post-Combination Company and its subsidiaries; or

●	at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Post-Closing Board of Directors, who we refer to as Incumbent Directors, cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Post-Combination Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors).

Amendment and Termination

The Board of Directors may amend or terminate the Omnibus Plan at any time, and the Board of Directors or the Committee may amend any award granted under the Omnibus Plan, but no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board of Directors may not amend the provision of the Omnibus Plan related to re-pricing without approval of stockholders or make any material amendments to the Omnibus Plan without stockholder approval. The Omnibus Plan will remain in effect as long as any awards under the Omnibus Plan remain outstanding, but no new awards may be granted after the tenth anniversary of the date on which the stockholders approve the Omnibus Plan.

United States Income Tax Considerations

The following is a brief description of the U.S. federal income tax treatment that will generally apply to stock option awards under the Omnibus Plan based on current U.S. income taxation with respect to Participants who are subject to U.S. income tax. Participants subject to taxation in other countries should consult their tax advisor.

Non-Qualified Options. The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Post-Combination Company’s shares of common stock acquired over the exercise price for those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such the Post-Combination Company’s shares of common stock equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of the Post-Combination Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is “disabled,” as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the Post-Combination Company’s shares of common stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the Post-Combination Company’s shares of common stock at the time of exercise.

If the Participant does not sell or otherwise dispose of the Post-Combination Company’s shares of common stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of the Post-Combination Company’s shares of common stock to the Participant, then, upon disposition of such Post-Combination Company’s shares of common stock, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the above holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Post-Combination Company’s shares of common stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

A Participant generally does not recognize income upon the grant of a SAR. The Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Post-Combination Company generally will be entitled to a deduction for such amount.

A Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of ordinary shares is received thereunder. At such time, the Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares of Common Stock or the amount of cash received over any amount paid therefor, and the Post-Combination Company generally will be entitled to deduct such amount at such time.

A Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of Common Stock at the time the restriction lapses over any amount paid for the ordinary shares. Alternatively, the Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares of Common Stock at the time of grant. The Post-Combination Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the Participant.

Withholding of Taxes.  The Post-Combination Company may withhold amounts from Participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, Participants may satisfy withholding requirements through cash payment, by having the Post-Combination Company’s shares of common stock withheld from awards or by tendering previously owned Post-Combination Company’s shares of common stock to the Post-Combination Company to satisfy tax withholding requirements. The Post-Combination Company’s shares of common stock withheld from awards may be used to satisfy not more than the maximum individual tax rate for the Participant in the applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities, including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).

Change In Control. Any acceleration of the vesting or payment of awards under the Omnibus Plan in the event of a change in control in the Post-Combination Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by a subsidiary.

ERISA. The Omnibus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not intended to be qualified under Section 401 of the Internal Revenue Code.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Omnibus Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the Omnibus Plan. In addition, if a Participant resides outside the U.S., the Participant may be subject to taxation in other countries. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

What Happens If Stockholders Do Not Approve This Proposal?

In the event this proposal is not approved by stockholders, OPES will not have the ability to grant equity compensation as a component of our executive, employee, and director compensation programs.

New Plan Benefits

Because benefits under the Omnibus Plan will depend on the Committee’s actions and the fair market value of the shares of Common Stock on future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Omnibus Plan is approved by the OPES stockholders.

Required Vote; Recommendation of the Board of Directors

Approval of the Incentive Plan Proposal requires the affirmative of a majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote.

Unless marked otherwise, proxies received will be voted FOR Proposal #3.

THE BOARD OF DIRECTORS OF OPES UNANIMOUSLY RECOMMENDS THAT THE OPES STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

PROPOSAL #4

THE NASDAQ PROPOSAL: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE ISSUED AND OUTSTANDING SHARES OF OPES COMMON STOCK

Overview

In connection with the Business Combination, the following shares are issuable or may be issuable to the Members of BurgerFi (i) the Closing Payment Shares, (ii) the Stock Portion, and (iii) the Earnout Shares. In addition, 3,000,000 shares of Common Stock are issuable, in the aggregate, to Lion Point and an affiliate of Sponsor in a private placement transaction pursuant to the Forward Purchase Contract. Because the foregoing issuances will represent more than of 20% of the issued and outstanding shares of common stock of OPES, we are required to obtain stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Why OPES Needs Stockholder Approval

Under Nasdaq Listing Rule 5635(a), stockholder approval is required for an acquisition of stock or assets of another company if the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash, may equal or exceed 20% of the voting power or the total shares outstanding on a pre-transaction basis. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control.

OPES will issue the Closing Payment Shares and the Stock Portion, and may issue the Earnout Shares (subject to the conditions set forth in the Acquisition Agreement) to the Members in accordance with the Acquisition Agreement, which in the aggregate would exceed 20% of the voting power or the total shares outstanding on a pre-transaction basis, and will result in a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the Company, equals 20% or more of the voting power outstanding before the issuance at a price below the Minimum Price. “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

At the time of the IPO, we also entered into the Forward Purchase Contract with Lion Point, wherein Lion Point agreed to purchase in a private placement to occur concurrently with the consummation of our initial business combination the Forward Purchase Units, for aggregate gross proceeds of $30,000,000. The Forward Purchase Contract is subject to conditions, including that Lion Point consents to our initial business combination. Lion Point granting its consent to the purchase is entirely within its sole discretion. Accordingly, if it does not consent to the business combination, it will not be obligated to purchase the units. In connection with the consummation of the Business Combination, the Company will enter into Amended and Restated Forward Purchase Contracts with each of Lion Point and Lionheart Equities for the purchase of Forward Purchase Units. In the written notice from Lion Point to OPES on June 29, 2020, Lion Point confirmed that it will consent to the Business Combination and has agreed to purchase 2,000,000 Forward Purchase Units under the terms of the Amended and Restated Forward Purchase Contract it will enter into with the Company upon the consummation of the Business Combination. Lionheart Equities has also agreed to purchase 1,000,000 Forward Purchase Units under the terms of the Amended and Restated Forward Purchase Contract it will enter into with the Company upon the consummation of the Business Combination. In addition, OPES agreed to register a total of 5,029,376 shares of OPES Common Stock owned, or to be owned by Lion Point as of the consummation of the Business Combination, which is comprised of (i) 862,500 of the Founders’ Shares, (ii) 83,438 shares of OPES Common Stock underlying the Private Placement Units and 83,438 shares of OPES Common Stock underlying the Private Placement Warrants, and (iii) 2,000,000 shares of OPES Common Stock underlying the Forward Purchase Units and 2,000,000 shares of OPES Common Stock underlying the warrants that are part of the Forward Purchase Units, which shares would have priority registration rights over all other shares of OPES Common Stock to be registered under the New Registration Rights Agreement. Lion Point is entitled to make up to two demands that we register such shares. OPES and Lion Point have agreed to enter into definitive documentation with respect to the terms of the written notice from Lion Point to OPES on June 29, 2020.

OPES is required to issue the Forward Purchase Units, representing more than 20% of its issued and outstanding common stock to Lion Point and an affiliate of Sponsor at a price of $10.00 per unit which is less than the Minimum Price. Because the issuance is in excess of 20% of the outstanding common stock of OPES and below the Minimum Price, we are required to obtain stockholder approval.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, OPES would issue shares representing more than 20% of its outstanding Common Stock. The issuance of such shares would result in dilution to the OPES stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of OPES.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, OPES would be in violation of Nasdaq Listing Rules 5635(a), (b) and (d), which could result in the delisting of our securities from The Nasdaq Stock Market, LLC. If The Nasdaq Stock Market, LLC delists our securities from trading on its exchange, we could face significant material adverse consequences. It is a condition to the obligation of the OPES to close the Business Combination that OPES’s common stock remain listed on The Nasdaq Stock Market, LLC. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Required Vote; Recommendation of the Board of Directors

Approval of the Nasdaq Proposal requires the affirmative of a majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote.

Unless marked otherwise, proxies received will be voted FOR Proposal #4.

THE BOARD OF DIRECTORS OF OPES UNANIMOUSLY RECOMMENDS THAT THE OPES STOCKHOLDERs vote for the APPROVAL OF THE nasdaq proposal.

PROPOSAL #5:

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows the OPES Board of Directors to submit a proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve the consummation of the Business Combination. In no event will OPES solicit proxies to adjourn the Meeting or consummate the Business Combination beyond the date by which it may properly do so under Delaware law and its Certificate of Incorporation. The purpose of the adjournment proposal would be to provide more time for OPES and Advantage Proxy to further solicit proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve the Proposals. Such additional time would increase the likelihood of obtaining a favorable vote on each of the Proposals.

In addition to an adjournment of the Meeting upon approval of an adjournment proposal, the OPES Board of Directors is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, OPES will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented at the Meeting and such proposal is not approved by its stockholders, OPES’s Board of Directors may not be able to adjourn the Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Meeting to approve the consummation of the Business Combination. In such event, the Business Combination would not be completed.

Required Vote; Recommendation of the Board of Directors

Approval of the proposal to adjourn the Meeting, whether or not a quorum is present, requires the affirmative of the majority of the shares of OPES Common Stock present in person or represented by proxy and entitled to vote. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

THE BOARD OF DIRECTORS OF OPES UNANIMOUSLY RECOMMENDS THAT THE OPES STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

BUSINESS OF BURGERFI

BurgerFi International, LLC was formed in Delaware on April 15, 2011. Unless the context otherwise requires, solely with respect to this section entitled “Business of BurgerFi,” all references to “we,” “us,” “our,” and the “Company” and other similar references refer to BurgerFi International LLC. and, unless otherwise stated, all of its subsidiaries.

OVERVIEW

BurgerFi is a fast-casual “better burger” concept with approximately 132 franchised and corporate-owned restaurants, renowned for delivering an exceptional, all-natural premium burger experience in a refined, contemporary environment. BurgerFi offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, shakes, beer, wine and more. Originally founded in February 2011 by John Rosatti in sunny Lauderdale-by-the-Sea, Florida, the purpose was simple – redeFining the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. We’ve become the go-to burger restaurant for good times, and high-quality food across the United States and beyond. Known for delivering the all-natural burger experience in a fast-casual environment, BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.

Today, BurgerFi is among the nation’s fastest-growing better burger concepts and was ranked as one of the Top 10 Fastest and Smartest-Growing Brands in Franchising and named a leader in its category by Franchise Times in their Fast and Serious list for both 2017 and 2018. BurgerFi was also featured in the fourth annual Chain Reaction antibiotic scorecard by National Resources Defense Council and Consumer Reports with an “A” rating – one of only two brands serving passing grade beef.

Since its inception, BurgerFi has grown steadily—with approximately 132 BurgerFi restaurants, as of June 30, 2020, in 3 countries and 23 states, as well as Puerto Rico—and we continue to expand bringing the BurgerFi experience to new guests around the world.

Company owned restaurants

For the year ending December 31, 2019, average sales for our company owned restaurants were approximately $1.8 million. The typical per unit contribution at this sales level is about $250,000 annually or about 13.9%. Typically, we operate in a 2,200 to 2,400 square foot leased endcap and, to a lesser extent, free-standing or in-line space. BurgerFi does not own any real estate. We lease all our company-owned restaurant locations. Our lease term is generally 10 years plus two to four five-year options. We lease first- or second-generation space. Our build-out costs range from $650,000 to $1,100,000 but typically total $750,000. Our build-out costs consist of leasehold improvements, kitchen equipment, furniture, point of sale and computer equipment, security equipment and signage.

Franchise restaurants

We use a franchising strategy to augment new restaurant growth in new and established markets, allowing for brand expansion without significant capital investment. As of June 30, 2020, there were a total of 117 franchise restaurants. Franchisees range in size from single restaurant operators to multi-unit operators, the largest of which owns nine locations.

Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the predominant performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi restaurant has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement. These payments are initially deferred and recognized as revenue as the performance obligations are satisfied. Any related expenses are recognized in general and administrative expenses.

We believe that franchise revenue provides stable and recurring cash flows to us and, as such, we plan to continue expanding the base of franchise-operated restaurants. In established markets, we will encourage continued growth from current franchisees and assist them in identifying and securing new locations. In emerging and new markets, we will source highly qualified and experienced new franchisees for multi-unit development opportunities. We generally seek franchisees from successful, non-competitive brands operating within the expansion markets. We market franchise opportunities through strategic networking, participation in select industry conferences, our existing website and printed materials.

We have a Franchise Advisory Council (“FAC”) to enhance participation and engagement with the franchise community. The FAC provides input and feedback on operating and marketing strategy and initiatives.

We have structured our corporate staff, training programs, operational systems, and communication systems to ensure we are delivering strong support to franchisees. We assist franchisees with the site selection process, and every new franchise location is scrutinized by our corporate real estate committee. We provide template plans franchisees may use for new restaurant construction and work with franchisees and their design and construction vendors to ensure compliance with brand specifications. A training program is required for all franchisees, operating partners, and restaurant management staff. Training materials introduce new franchisees to our operational performance standards and the metrics that help maintain these high standards.

BurgerFi and its franchisees are subject to extensive government regulation at the federal, state, and local government levels. These include, but are not limited to, regulations relating to the preparation and sale of food, zoning and building codes, franchising, land use and employee, health, sanitation, and safety matters. BurgerFi and its franchisees are required to obtain and maintain a wide variety of governmental licenses, permits and approvals. Difficulty or failure in obtaining them in the future could result in delaying or canceling the opening of new restaurants. Local authorities may suspend or deny renewal of our governmental licenses if they determine that BurgerFi’s operations do not meet the standards for initial grant or renewal.

BurgerFi is also subject to regulation by the Federal Trade Commission and subject to state laws that govern the offer, sale, renewal and termination of franchises and its relationship with its franchisees. The failure to comply with these laws and regulations in any jurisdiction or to obtain required approvals could result in a ban or temporary suspension on franchise sales, fines or the requirement that BurgerFi make a rescission offer to franchisees, any of which could affect our ability to open new restaurants in the future and thus could materially adversely affect its business and operating results. Any such failure could also subject BurgerFi to liability to its franchisees.

PURPOSE + BELIEFS

Purpose

BurgerFication [Bur-ger-Fi-ca-tion]

Def: RedeFining the way the world eats burgers.

Beliefs

1.	Be All-Natural

There are cheaper and easier ways to cook burgers and fries, but that’s not what we do. In our modern world, efficiency and expediency often take priority over quality and savoring experiences. BurgerFi is redefining the better burger space by sticking to the tried and tested practices that make the classic American meal, well… classic. We use only the best ingredients: our beef comes from farms where cattle are humanely raised, vegetarian fed, and never exposed to steroids, antibiotics, or growth hormones – ever. We even hand-cut our potatoes, one at a time, because we know that’s how to serve crispy, crunchy fries that delight our guests every time. The truth is… All-Natural tastes better. It’s that simple.

We also believe that the All-Natural philosophy can be lived out by every team member by letting their hospitality shine. We encourage our team members to be genuine when engaging with guests, fellow team members, franchisees, and vendors alike.

2.	Be Excellent

At BurgerFi, we never settle. Every day we strive to be the best better burger company out there, and it shows. BurgerFi is the one of the fastest growing fast-casual brands with restaurant locations throughout the U.S. and around the world. BurgerFi consistently out-compete our peers because we are uncompromising when it comes to the quality of our food, hospitality, and people. RedeFining the way the world eats burgers requires that each and every one of us goes the extra mile in the pursuit of excellence. That means never settling for mediocrity and striving to put BurgerFi’s best foot forward every day. It’s not always going to be easy, but BurgerFi’s passion, determination, and perseverance sets BurgerFi apart.

3.	Be Thoughtful

BurgerFi is in the people business. Sometimes in the hustle and bustle of the restaurant industry, it’s easy to forget that everything BurferFi does is by, through, and with people. Without people there would be no BurgerFi. As such, it is our responsibility to take the necessary time to be thoughtful when we consider the impact of our actions and interactions on others.

4.	Be Family

At BurgerFi, to be family means “I’ve got your back, you’ve got mine.” It’s a dynamic that plays an important role in how our teams perform day-to-day in a fast-paced, high pressure environment. The support of a tight-knit team is what allows us to brush off the fear of failure. Our team works in concert with one another towards a shared purpose. We don’t view our work relationships as merely transactional. This manifests itself in the way we watch out for, care for, and go above and beyond for each other.

5.	Be You

Every day, BurgerFi restaurants around the world open to serve tens of thousands of people hot, juicy burgers and crispy, crunchy fries, in an exceptionally clean restaurant, by a highly energetic and motivated team. It happens like clockwork. And much like a clock, under the face, there are layers of complexity. Behind the scenes a lot of things must happen for us to deliver on our business plan. We teach our team that none of it is possible without “You”.

BurgerFi teaches its team members that they are uniquely powerful. That they have a background and perspective that makes up who each individual is and the lens through which they view the world. These factors play a role in developing and cultivating a team member’s strengths, what they are naturally good at.

We also actively encourage our team to take the time to learn about and appreciate other team member’s unique strengths. The most effective teams are made up of people with different abilities, who together, accomplish much more than they could alone. This focus on cultivating and enhancing our team member’s strengths has an important part in the success of the company.

6.	Be Courageous

It takes courage to live out the BurgerFi purpose and beliefs every day. BurgerFi believes in the old axiom, that nothing worth having or doing ever comes easy. We are uncompromising when it comes to staying true to who we are.

At the end of the day, we’re serving the classic American meal – burgers and fries. BurgerFi wants people to have some fun and find adventure in the every day. We have the courage to think originally and challenge the status quo. We are not averse to taking a calculated leap.

We are committed to serving all-natural menu offerings, we take pride in being excellent. We are thoughtful, genuine, and courageous. This is the BurgerFi culture.

PEOPLE

People are at the heart of everything we do. BurgerFi acts in ways that improve people’s personal and professional lives. Every single BurgerFi team member – with their unique strengths, perspective, and role – has an important part in the success of the company. That’s why at BurgerFi, we strive to create an environment that is inclusive and supportive of people’s aspirations and goals, so we can all continually learn and grow. Fostering this type of environment doesn’t happen by accident. It requires regular reflection, visioning, and collaboration between our team members and their managers.

At BurgerFi, we never settle. Our shared Purpose of redeFining the way the world eats burgers requires that every day we strive to be the best better burger company out there, and it shows in our people. Our team members are trained to understand and live the BurgerFi Beliefs: Be All Natural, Be Courageous, Be Excellent, Be Family, Be Thoughtful, and Be You. We believe that our Purpose and Beliefs are the foundational components of our culture and that’s key to the way we run our business – these beliefs guide our behaviors in how we act and interact with one another, our vendors, and our communities.

We know the most effective teams are made up of people with different abilities, who together, accomplish much more than they could alone. That is why we take the time to slow down, compassionately listen, and thoughtfully support every one of our team members and their journey towards realizing their potential. We hire for attitude and train for skill. Once we develop people’s skills, we follow a strengths philosophy and we put “aces in their places”, meaning the right person with the right skills is in the right position at the right time.

Lastly, at BurgerFi, we are family. To be family stems from a place of respect and appreciation for one another. The best team members know how important it is to cultivate a sense of family. They are the ones that always focus on helping others get better and succeed through ongoing training, learning, and development. To be family also extends beyond the four walls of our restaurants to include our loyal guests, vendors, and the communities within which we are embedded. We instill our family philosophy with all our team members from the moment they begin the recruitment process to BurgerFi all the way through their employee life cycle.

BurgerFi Pathway

At BurgerFi, we want our team members to recognize that the opportunity in front of them is more than a job; it is a career. A key element of that is our BurgerFi Pathway. The Pathway defines the steps each team member can take to advance their career and achieve happiness and success at BurgerFi. Beginning with a team member position and working up through the General Manager or New Restaurant Opening Specialist position, the Pathway clearly lays out the requirements, responsibilities, and training associated with each step along the way. Our “next person up” philosophy conditions our leaders to constantly train, develop, and mentor the future leaders of our company. We like to call that “building our bench”.

We first orient all new team members on the foundational components of our culture: our Purpose, Beliefs, the BurgerFi Business Plan, BurgerFi’s differentiating DNA, and our Non-Negotiables. From there, team members will learn our menu and become specialized in all aspects of our operations, one station at a time. It is all about mastering the fundamentals and we give our team members the tools and resources necessary to do that.

We rely on the Tell, Show, Do, Review method when it comes to our training. We recognize that our team members learn differently, so our training, learning, and development uses a variety of methods: interactive online courses, videos, gamified content through our cutting-edge learning management system, paper-based, and hands-on, real-life experiences. It is important that we offer training, learning, and development tailored to the preferred learning styles of our individual team members. Our BurgerFi Development Online (“FIDO”) learning management system offers our team members all our training content right at their fingertips. Our FIDO platform has a social newsfeed that allows team members to share exciting news and updates from their restaurant, challenge other restaurant teams to a dance video contest, and to send recognition messages, comments, and thanks to their fellow team members across the company. That is what it means to be family. And, at the end of the day, we’re serving the classic American meal – burgers and fries. We want people to have some fun and we embed that into our training.

For hands-on training, we gather teams in our premier training restaurants in South Florida, where our brand got started. Team members from both the restaurants and our Restaurant Support Center (RSC) become immersed in our BurgerFi restaurant culture through these training restaurants. All new RSC and restaurant managers begin with an Orientation at our RSC, headquartered in Palm Beach Gardens, Florida. We also use the RSC to host our multi-day Developing Impactful Leaders Program for our seasoned restaurant managers and for our month-long, interactive online Field Certification Program for new managers.

We care deeply about our people and are committed to setting them up for success, both at BurgerFi and in their future careers. We believe in a promote from within culture at BurgerFi and nothing makes us happier than when we see our team members develop into Team Leads, Assistant Managers, and General Managers. We are especially proud that we have current General Managers in the system that began their BurgerFi careers as hourly team members when we opened our first BurgerFi in Lauderdale-By-The-Sea in 2011.

The importance of retaining top talent cannot be understated. That’s why we are deeply committed to recognizing and developing our leaders through enhanced recognition, training, compensation, and benefits to do so. We are constantly looking at ways to support our restaurant leaders by giving them the opportunity to feel like owners, rewarding them for their performance, providing them with access to world-class coaching and leadership development opportunities, and always being there for them when they need anything. Again, that is what being family is all about.

Diversity, Equity, and Inclusion

BurgerFi is committed to creating an inclusive and equitable environment that supports the growth and success of our team members from a diversity of socioeconomic backgrounds, diversity of gender, diversity of race, diversity of experience, and more.

●	Equal Opportunity – Rooted in our BurgerFi Purpose and Beliefs, we strive to become an employer of choice by providing equal opportunities for, and removing obstacles to, success, while also fostering a culture of diversity, equity, and inclusion.

●	The purpose of the BurgerFi Beliefs is to establish a shared language and set of behaviors that each BurgerFi team member must live by. The beliefs are an integral part of sharing and promoting a culture of inclusion within the organization and beyond.

We are continually looking to enhance our culture of inclusion and in 2020 we have stepped up our efforts, highlighted by:

●	Mentorship Program – BurgerFi believes in a promote from within culture. Launching a new mentorship program will allow us to enhance that philosophy through partnering seasoned BurgerFi team members with new team members looking to build their career through the BurgerFi Pathway.

●	B2B Program – BurgerFi has experts in their fields throughout the company and we want to shine a light on their talents through our B2B (BurgerFi to BurgerFi) Program. The B2B Program will allow our team members to share their talents and experiences with other BurgerFi team members.

●	Learning and Development – We are rolling out training for all our team members, in particular those in leadership positions, on topics including: overcoming biases, conflict resolution, de-escalation, difficult conversations, and professionalism. The intention behind these trainings, which will be available through our Learning Management System FIDO, is to enhance our inclusive culture and allow our team members to fulfill their potential.

GUEST EXPERIENCE

At BurgerFi we strive to provide our guests with an unparalleled better burger experience.

Positioning and Brand Voice

Our unique positioning is seated within the high-growth, better-burger space. Our chef-driven menu offerings and eco-friendly restaurant design drive our brand communication. Our brand voice, derived from our commitment to better-for-you, indulgent food, is playful and emphasizes the BurgerFi Purpose and Beliefs to team members, guests and stakeholders alike. BurgerFi remains committed to redeFining the way the world eats burgers and our guests understand our dedication to the values and causes that are important to them.

Technology-Enhanced Brand

Integral to our purpose, BurgerFi harnesses innovation and technology to offer our guests opportunities to enjoy our food when and where they want. In addition to ordering in-restaurant at the counter, guests can enjoy BurgerFi by ordering through 1.) the BurgerFi App 2.) the BurgerFi website 3.) their preferred third-party delivery service provider and 4.) on-site kiosks (available at 20% of our restaurants).

The BurgerFi App allows us to connect with guests in a meaningful way through a custom loyalty program tailored to reward users with offers based on their preferences, frequency, and order history. In addition, guests can order through the app for on-demand delivery, which results in lower delivery fees and transit times for the guest. The app can also be used for mobile payments and sharing the BurgerFi experience through gift cards.

Mobile and desktop web-based ordering is available to guests for all domestic BurgerFi restaurants through the BurgerFi website. Guests can order ahead for pick-up and delivery the same as they would using the BurgerFi app and are treated to an intuitive and highly customizable experience, appealing to a variety of food preferences.

In addition to online ordering options, BurgerFi routes all inbound phone orders to a centralized call center (instead of directly to a BurgerFi restaurant), to provide guests with an attentive operator to take their order, and so as to not distract team members from focusing on in-restaurant guest services.

As an early adopter of off-premises dining channels, BurgerFi has also invested heavily in partnerships with third-party delivery service providers (DSPs). 99% of BurgerFi restaurants are available on at least one third-party delivery provider and 90% are available on the top four U.S. DSPs – DoorDash, GrubHub, UberEats, and Postmates.

BurgerFi plans to expand its delivery presence nationwide through a strategic partnership with REEF Technology, which has created delivery-only neighborhood kitchens, otherwise known as “ghost kitchens.” With a distributed real estate network of more than 5,000 locations and 10,000 logistics and real estate professionals across 50 cities, REEF is the largest operator of logistics hubs and neighborhood kitchens in the United States. REEF develops ecosystems that connect people to the goods, services, and experiences that neighborhoods need to thrive.

Commissary and Test Kitchen

Our Test Kitchen and Commissary is located in North Palm Beach, FL and is connected to our Restaurant Support Center. The FDA approved kitchen is outfitted with state-of-the-art equipment that allows us to create unique and differentiating products for the system. The goal of the commissary is to provide BurgerFi an international supply chain advantage of proven, industry superior products with added control over ingredients and product quality and consistency.

Our Menu

BurgerFi’s highly customizable menu appeals to guests seeking both quality and transparency and features a broad selection of burgers including plant-based and veggie burgers, chicken, and fresh-made sides. BurgerFi offers only 100% natural angus beef with zero steroids, antibiotics, growth hormones, chemicals, or additives (~1% of U.S. beef meets this criteria).

In addition, BurgerFi serves a variety of craft beers and wines. Selections are locally sourced and tailored to each community that we serve. We constantly look to enhance our wine program with the addition of 350ml Splits, wines on tap, and canned rosé at participating locations.

All-Natural American Angus Beef

Angus is known for being a tender, flavorful, and juicy meat. We source from a coop of like-minded ranchers that follow strict practices to ensure their beef is raised entirely without antibiotics.

Why Use All-Natural Angus?

●	No Antibiotics, No Hormones – Never, Ever!

●	Source and Age Verified – All of our beef is 100% sourced in the United States of America.

●	Vegetarian Fed – No animal byproducts are used. The cattle’s diet consists of a vegetarian feed fortified with natural vitamins and minerals for health.

●	Humane Handling Standards – BurgerFi believes all cattle sourced into our beef program should be handled in a humane manner. We only do business with suppliers who are willing to sign off on an agreement to care for their animals with our humane handling standards and accepted credible humane handling programs. When cattle are raised in a calm and healthy environment, tender and flavorful meat is the outcome.

Wagyu Beef Burgers and Hot Dogs

Not only do we serve the highest quality Angus beef burgers, we also serve even higher quality Wagyu beef burgers and hot dogs. Wagyu beef contains a high level of marbling, flavor, and tenderness. We utilize Wagyu beef from Snake River Farms in our most premium burger, The CEO, and our premium Wagyu beef hot dogs.

All-Natural Cage-Free Chicken

At BurgerFi, we’re committed to providing our guests with the highest quality Angus, but we also hold the same standards when it comes to serving the highest quality, 100% all-natural chicken breast.

We source our chicken breasts and our Fi’ed Chicken Tenders from Springer Mountain Farms because of their commitment to quality and humane practices. Springer Mountain Farms is a family-owned business nestled in the hills of the Blue Ridge Mountains in Baldwin, Georgia. Their chickens are all-natural with no steroids or hormones, but also are produced with no antibiotics, are never fed animal by-products, and are American Humane Association certified.

Beyond Meat

At BurgerFi we want to satisfy as many burger cravings as we can, even for those who do not eat beef. In 2017 BurgerFi was the very first national restaurant brand to introduce the Beyond Burger, from Beyond Meat. The Beyond Burger is the world’s first plant-based burger that looks, cooks, and satisfies like beef without GMOs, soy, or gluten. We offer this burger in two ways – vegan and non-vegan.

Potatoes

At BurgerFi, we hand cut our fries every day. The potatoes we use are Idaho Burbank potatoes, prized for being the highest quality potato in the restaurant industry. We fry them in triple-refined peanut oil, which has a high smoking point and a better flavor for frying. The fries are cooked when you order them, not sitting under a heat lamp waiting for you.

Onion Rings

At BurgerFi, we use jumbo or colossal Spanish onions. The onions are cut in house, breaded with our secret seasoned flour recipe, then dipped in our homemade beer batter before they are fried to a crispy golden brown. Our onion rings are cooked to order, ensuring the crispiest onion ring possible.

Premium Custard

Guests can satisfy their sweet tooth with a wide selection of rich, creamy custard cups, concretes, and shakes. Our custard is made with high-quality ingredients, using dairy supply that is free from steroids and bovine growth hormones.

Coca-Cola Freestyle Machine

All traditional BurgerFi restaurants are equipped with the Coca-Cola Freestyle soda machine which features over 160 flavors for our guests to choose from. Included in BurgerFi restaurants only is the FI LIME FUSION, our signature soda co-created with our friends at Coca-Cola. The signature green soda is a tart lime flavor with juicy citrus notes.

System-Wide Limited Time Offerings (LTOs)

Our LTO program features unique sandwiches and custard shakes throughout the year. LTOs allow us to grow our following, increase guest frequency, and test new products that can potentially become permanent menu additions. We have historically rolled out LTOs on a consistent basis, with fan favorites, such as the CEO Burger, which has become a staple to the core menu. As a collaborative effort between culinary, operations and the marketing teams, the company carefully tests new products at corporate locations to obtain customer feedback and analyze the key performance indicators before rolling them out to the entire system. Some of our notable LTOs throughout 2019 and 2020 were:

Street Stack (Q2 2019): This sandwich was BurgerFi’s take on classic street food. The Street Stack featured griddle corn cakes (arepas), an all-natural Angus beef, melted white cheddar and mozzarella cheese, smoky bacon, and house-made charred jalapeño pico de gallo.

Fi’ed Chicken Tenders (Q3 2019): We launched the third of our Springer Mountain Farms Chicken offerings to further leverage BurgerFi’s responsible procurement positioning. Fi’ed Chicken Tenders were available in quantities of 3, 5, 10 and a 2-piece kids’ meal. This product has since been seated as a permanent menu item.

Wagyu Bacon Cheddar Melt + Milk & Cookies Shake (Q4 2019): This burger featured two ultra-high-quality Wagyu beef burgers, thick-cut crispy bacon, white cheddar cheese, caramelized onions, and a steak sauce aioli – served on thick-cut Texas-style toast. The shake was made with our creamy vanilla custard and loaded with chunky chocolate chip cookies and sprinkles in honor of the holiday season.

Conflicted Burger + Frozen Hot Chocolate Shake (Q1 2020): As a fun way for our guests to ditch their well-intentioned New Year’s resolutions, we promoted our Conflicted Burger and Conflicted Shake. Our Conflicted Burger features 100% Natural Angus Beef topped with American cheese stacked on top of our award-winning VegeFi Burger® topped with white cheddar and served on a potato bun with lettuce, tomato, and signature Fi Sauce. Our Frozen Hot Chocolate shake featured creamy chocolate custard made with real hot chocolate and toasted marshmallows.

The Baconian Burger + Bacon Jam Fries (Q1 2020): Bacon-lovers across the nation enjoyed our chef-inspired bacon burger featuring bacon prepared in four different ways. The Baconian incorporated 100% natural double angus beef and pork belly blend burgers, topped with smoked bacon cheddar cheese, thick-cut bacon, sautéed onions and bacon aioli. Bacon Jam Fries highlighted our fresh-cut, Idaho potatoes topped with melted cheese, pieces of bacon and bacon jam.

Other Notable Culinary Highlights

1.	Summer BBQ Burger – Double natural Angus beef, tender, slow-cooked BBQ Pork, white American and cheddar cheese, pickles, and made-to-order crunchy coleslaw

2.	Chicken Avocado BLT – All-natural, free range grilled chicken breast, house-made fried avocado, white cheddar, bacon, lettuce, tomato, fi-honey BBQ sauce

3.	Steakhouse Bleu Burger – Double natural Angus beef, Danish bleu cheese, cracked pepper bacon, cabernet onion marmalade and steak sauce.

COVID-19 Delivery and Take-out Initiative

Delivery Initiative – Q2 2020 (COVID-19 Response): By mid-March 2020, BurgerFi redirected all efforts to support delivery and pre-paid pick-up orders through the BurgerFi App, DSPs (UberEats, GrubHub, Postmates, and others), and website. While most of the offers were optional to franchised stores, our participation rate in the system exceeded 90% (one offer or more) and included: 25% off deliveries over $25 (through the app only), free delivery, $5.00 off $15.00 and others. All were supported by aggressive CRM /email support and national and local social media.

Marquee Events

BurgerFi is a brand committed to giving back to the communities we are part of. In addition to our continuous charitable efforts, we participate in events to raise money for social good, while building brand awareness.

●	Ditka & Jaws Cigars with the Stars (Miami, FL, January 30, 2020): Every year, Mike Ditka (Hall of Famer, Chicago Bears) and Ron Jaworski (Hall of Famer, Philadelphia Eagles) host a Super Bowl Party for NFL Alumni and Hall of Famers in order to raise funds and awareness for two charitable causes – Gridiron Greats and Youth Playbook. Youth Playbook focuses on its mission to improve the overall health and wellness of at-risk youth, while Gridiron Greats assists former NFL players financially, socially, and medically. In order to accommodate the 1200 guests in attendance at this ultra-VIP event, BurgerFi built a fully operational kitchen on the pool deck of the Paramount Miami World Center. BugerFi has already been asked to return to the 2021 Super Bowl in Tampa, Florida.

●	BurgerFi’s Chow Down for Charity (Miami, Florida September 19, 2019): In honor of Hunger Action Month and National Cheeseburger Day, BurgerFi hosted our first annual Chow Down for Charity to help ‘end hunger one bite at a time’. BurgerFi invited Guinness Book of World Record Competitive Eating Champion, Takeru Kobayashi to help raise funds and awareness for Feeding South Florida. BurgerFi also invited Miami Heat superstar, Bam Adebayo, retired NFL Super Bowl champion and University of Miami NCAA Champion, Russell Maryland, and retired NBA Utah Jazz and Motivational Speaker, Walter Bond. The 2-day event included an autograph-signing, a meet and greet with celebrity guests, and the contribution of funds to provide 47,600 meals to food insecure individuals in the South Florida area.

ENGAGING WITH OUR GUESTS

Social Media

BurgerFi’s digital strategy is to leverage social media and CRM platforms to continuously engage with guests – specifically Millennials who are highly active on social media, rely on technology to make informed purchasing decisions, and generally gravitate towards authentic brands that lack a “chain” feel. This tactical customer engagement approach has resulted in double digit-increases in web, search, and social media metrics, and has contributed store sales increases that have outperformed its industry segment.

BurgerFi’s Sprinklr software tracks guest sentiment through social channels and the Company’s own customer care website. Operating teams and franchisees are trained to quickly react to notifications that are integrated within BurgerFi’s system architecture, giving teams the ability to quickly affect operational corrections and “recapture” guests. Aspiring to win the hearts of its customers, BurgerFi engages with 100% of reviews (both positive and negative) across all channels. The Company is on pace to receive 50,000 reviews in 2020.

System-Wide Promotions (Rewards, Single Day Events, Other)

System-wide promotions are shared on social media, email, and other digital platforms to incentivize new guests to visit our restaurants and build frequency of existing guests. The following are some examples of our system-wide promotions:

2019

●	BurgerFi 8th Anniversary Celebration (2/4-2/8) - Monday: Double Points, Tuesday: $5 BurgerFi Cheeseburger, VegeFi Burger® or Fi’ed Chicken, Wednesday: Free-Freestyle beverage with any purchase, Thursday: $2.50 Custard Shakes, Friday: Free Fresh-Cut Fries

●	MLB Opening Day (3/28) - $2 Hot Dogs

●	Tax Day (4/15) - $5 BurgerFi Cheeseburgers (BurgerFi App Only)

●	Earth Day (4/22) - $5 VegeFi Burger® or Beyond

●	National Hamburger Day (5/28) - $5 BurgerFi Cheeseburgers

●	National French Fry Day (7/13) - $1 Regular Fry

●	National Custard Day (8/8) - Free Regular Custard (BurgerFi App Only)

●	National Cheeseburger Day (9/18) - Buy 1 BurgerFi Cheeseburger, Get 1 for $1

●	World Vegetarian Day (10/1) - $5 VegeFi Burger® or Beyond

●	Boss’ Day (10/16) - Free Freestyle Drink with Purchase of a CEO Burger

2020

●	Galentine’s Day (2/13) - Put an Onion Ring on it for $1

●	Valentine’s Day (2/14) - Red Velvet Shake

●	Earth Day (4/22) - 25% Off VegeFi Burger® + Beyond thru the BurgerFi App

●	National Fry Day (7/13) - Half off a BurgerFi Cheeseburger with purchase of fries

●	French Fry Week (7/14-7/17) - Free Fries thru the BurgerFi App

●	National Custard Day (8/8) - Free Regular Custard with purchase of any sandwich

DEVELOPMENT

Not only is BurgerFi committed to delivering an all-natural premium burger, we also strive to provide an elevated and contemporary dining experience. We put the same thoughtfulness and attention into site selection, construction, and design as we do with our food and hospitality.

Site Selection

BurgerFi’s Real Estate department functions in a manner consistent with the overall BurgerFi purpose and beliefs. This is evidenced by the holistic, perfectionist approach of our site selection criteria. We actively search specific, strategically selected markets for potential new BurgerFi locations. In each selected market, we evaluate these initial sites using the following criteria:

●	Visibility and signage

●	Ingress and egress

●	Ample parking

●	Anchor tenants (Publix, Trader Joe’s, Whole Foods, Kroger, Lifetime fitness, etc)

●	Co-tenants (Starbucks, Chipotle, Panera, Blaze Pizza, etc)

●	Trade area (lunch/dinner)

●	Flexible sites: Endcaps, premium in-line, non-traditional (ie, airports).

●	Footprints – 2,000-2,400 square feet with exterior patio.

Our strategy is to cluster multiple BurgerFi’s in a Demographic Market Area (“DMA”). We believe this clustering allows efficiencies in labor, including knowledge base, “pro-teams”, cross-training and developing and training new managers. Additionally, we believe this clustering allows better leverage in media buying, brand awareness, and culture. We target demographics with high concentrations of well-educated consumers, with above average income levels, who care about what they eat. Beyond our great food, we offer our target consumers a contemporary restaurant design with eco-friendly fixtures and upcycled furniture. Our wholesome atmospheres are thoughtfully designed to enhance the guest experience and to complement shopping centers and communities as well.

Our ideal footprint is 2,200 to 2,400 square feet, usually an endcap in a shopping center. In selecting a site, we closely study key physical attributes, as well as trade area and other comparative data, to assess the quality and viability of a location. Each potential site is carefully analyzed and reviewed by our Real Estate team using the newest AI software. The best locations are analyzed for its internal rate of return (“IRR”) using multiple projected sales scenarios. Once the site has met our IRR criteria it is then brought to a Real Estate Committee for further consideration and scrutiny. We believe that aggressive and ongoing market review, coupled with detailed analysis and review, should provide a consistent stream of great locations for ongoing future development.

Construction

Once a site is successfully permitted, a BurgerFi restaurant can be built in approximately a 70- day period. During these 70 working days, all construction is completed, and the space is then turned over to the Operational team no later than 85 days from construction start. We partner with a number of general contractors regionally throughout the country, and strive to effectively manage the bidding process of each project to ensure quality standards are kept up to par.

Typically, a BurgerFi buildout ranges from $600,000 to $950,000 which includes the initial franchise fee of $37,500. The cost of leasehold improvements varies with the restaurant footprint and square footage, but on average the leasehold improvement costs for a 2,400 square foot space ranges from $110 to $140 per square foot.

Design

BurgerFi restaurants feature an inviting, next-gen look and feel, appealing to consumers of all ages seeking an engaging, high-quality dining experience.

There are many fixtures and furnishings inside that tell a story of sustainability like upcycled furniture items, such as our 111 Navy Coca-Cola chairs, or our energy efficient Macro Air fans and LED lighting that reduce our overall carbon footprint. These products and materials are sourced through our preferred vendors to meet the needs of the restaurants. The main design goal at BurgerFi is to provide an updated, sleek look that is practical for our consumers and provides them with a warm inviting feel. Over the years we have gone through small design evolutions within the four restaurant walls to not only better suit the needs of our guests but also the needs of our team members. We strive to please our guests and in doing so need to create an open space with great quality materials that can be easily cleaned and will withstand the wear and tear of time.

Like most restaurants, we have learned that the delivery channel is an opportunity to innovate our kitchen design. We have worked to equip our kitchens with a layout that is both effective and efficient at increasing our output of products. We have vetted certain equipment pieces that allow us to keep up with desired cook times while providing the best possible end-product for the guest.

Over the years BurgerFi has been very adaptive with our direction of growth. As we move forward, we are constantly reinventing the overall size of our design so we can better fit into non-traditional, spaces that give us greater visibility in the fast-casual burger scene.

Franchise Program

Overview

We use a franchising strategy to augment new restaurant growth in new and established markets, allowing for brand expansion without significant internal capital investment. Our first franchise location was opened in 2012. As of July 31, 2020, there were a total of 94 franchise restaurants in the United States. Franchisees range in size from single restaurant operators to multi-unit operators, the largest of which owns 10 locations.

We believe that franchise revenue provides stable and recurring cash flows to us and, as such, we plan to continue expanding the base of franchise operated restaurants. In established markets, we will encourage continued growth from current franchisees and assist them in identifying and securing new locations. In emerging and new markets, we will source highly qualified and experienced new franchisees for multi-unit development opportunities. Although historically we’ve had a significant blend of one to two store franchise operators in our system, in expansion markets we will strive to seek franchisees from successful, non-competitive brands operating within those markets. We market franchise opportunities through strategic networking, participation in select industry conferences, our existing website and printed materials.

We have several forums to enhance participation and engagement with our franchise community. The Franchise Advisory Council (“FAC”) works with their group of franchise constituents to communicate and collaborate with our Restaurant Support Center providing input, feedback, and marketing strategy and systemwide initiatives.  Cross functional teams comprised of company operators, franchise operators and executive team members collaborate to enhance vendor relationships and negotiate favorable win-win scenarios for both the BurgerFi system and our vendor partners.

Franchise Owner Support

We have structured our corporate staff, training programs, operational systems, and communication systems to ensure we are delivering strong, effective support to our franchisees. We assist franchisees with the site selection process, and every new franchise location is scrutinized by our corporate real estate team. We provide template plans franchisees may use for new restaurant construction and work with franchisees and their design and construction vendors to ensure compliance with brand specifications. A training program is required for all franchisees, operating partners, and management staff. Training materials introduce new franchisees to our operational performance standards and the metrics that help maintain these high standards.

For the first two restaurant openings for a new franchisee, we typically provide significant on-site support, with more modest support for subsequent openings for that franchisee. On an ongoing basis, we collect and disseminate customer experience feedback on a real time basis through a third-party vendor. We also conduct regular on-site audits at each franchise location, although in the COVID-19 environment we perform our internal inspections through video collaboration and also use Steritech, a third-party vendor, to physically inspect each location and timely provide us with their full report. Our Regional Operations Leaders are dedicated to ongoing franchise support and oversight, regularly visiting each franchise territory. However, in the recent COVID-19 environment that we are experiencing, travel has been limited. Our marketing department assists franchisees with local marketing programs and guidance with our national marketing campaigns. We typically communicate with franchisees through our company newsletter, the “Bugle”, which is published monthly and hold weekly inter-active webinar meetings to update our franchisee teams and conduct additional training. We also hold an annual summit for franchisees, vendors, and company operations leaders to review overall performance, celebrate shared success, communicate best practices, and plan for the year ahead.

Charitable Partners

From 2017-2019, BurgerFi raised $236,235 to help fund St. Jude Children’s Research Hospital. The funds were raised through our limited time offer (LTO) products such as the Very Berry Wafflewich and the Steakhouse Bleu Burger. The donation from each LTO product sale was $1, which went directly to St. Jude.

In September of 2019, for Hunger Action Month and National Cheeseburger Day, BurgerFi partnered with Feeding South Florida to help “end hunger one bite at a time.” With the funds raised, we were able to provide 47,600 meals for food insecure individuals in the South Florida area. We are now in conversations with their parent organization, Feeding America, about a long-term partnership.

In May of 2020, BurgerFi partnered with the Marcum Foundation to deliver 20,000 meals to healthcare heroes on the frontlines of COVID-19 in major cities throughout the United States.

For new restaurant openings, we invite local ‘hometown heroes’ such as firefighters, police officers and EMT’s, to enjoy a complimentary meal in honor of the Grand Opening.

Additionally, each BurgerFi regularly hosts Give Back Nights to help raise funds for charitable causes in the communities that they serve. Supporters who attend these events will have a minimum of 15% of their order totals donated to benefit the charitable organization.

SUPPLY CHAIN

Sourcing

The Brand’s philosophy since day one is to work with best-in-class suppliers across our supply chain so that we can always provide top quality, better-for-you food for our guests. For our meat, we source from some of best ranches in the United States including Meyer Company Ranch, Snake River Farms, and Springer Mountain Farms, who share in our commitment to all-natural food, with no hormones or antibiotics, that is humanely raised and source verified. In 2018, we received an “A” grading from the Natural Resources Defense Council in their Chain Reaction Report for sourcing beef raised without any antibiotics (one of only two burger chains to have done so). In addition, our bread is free of synthetic chemicals, our ketchup is free of corn syrup, and we use cage-free eggs. For more information, our animal welfare policy can be found on our BurgerFi website.

At BurgerFi we ensure that our beef is always freshly ground and never frozen at all domestic locations. As we’ve grown, we have partnered with the largest and most respected grinding facility in the industry. With this partnership we have transparent auditable pricing, backup production facility plans, and have secured multiple vendor supply partnerships.

We have carefully selected domestic suppliers based on quality, transparency, and reliability for our major ingredients, including beef, chicken, potato buns, custard, produce, and potatoes. In 2019, we purchased all of our ground beef and chicken from two suppliers, potato buns from one supplier, and custard from two suppliers. Should we experience any interruptions or shortage, we have identified alternatives to substitute services and products which we believe will maintain our high standards of quality and transparency.

Distribution

We contract with one distributor to provide almost all of our food distribution services in the United States. This distributor processes approximately 90% of our core food and beverage ingredients and 100% of our paper goods and chemicals for distribution and delivery to each BurgerFi. We utilize 24 affiliated distribution centers to supply our domestic franchise and company-operated restaurants. We regularly assess our broadline distributor to ensure our strict safety and quality standards are met and that the prices they offer are competitive.

Food Safety

At BurgerFi, food safety is of the utmost importance. Within our restaurants we have stringent food safety and quality protocols that help our teams ensure they are providing a safe place to eat for our guests and team members alike. Utilizing in-house temperature and quality audits throughout the day, we strive to verify that all products are safe and of highest quality.

Additionally, we use a third-party auditing system, Steritech, designed to ensure we meet and exceed local health standards. These Steritech audits are completed periodically and without notice with the goal of ensuring that our restaurants maintain our high standards at all hours of the day. Since the onset of the COVID-19 pandemic, we have initiated an additional Steritech COVID-19 Protocol audit for each restaurant each quarter.

Through our Learning Management System, we provide our restaurants with tools and resources at the click of a button. These tools include COVID-19 reopening tactics, expectations for team members, disinfecting processes, and equipment cleaning protocols.

Management Information Systems

All of our traditional domestic and international company and franchise-operated restaurants use computerized point-of-sale and back-office systems that are designed specifically for the restaurant industry and are operated by highly trained BurgerFi team members. In addition, some domestic locations also offer guest facing self-ordering kiosk technology. Both point-of-sales systems provide touch screen interfaces, order confirmation displays, kitchen displays and integrated, high-speed credit card, gift card and BurgerFi loyalty program processing. The information collected from the point-of-sale system includes daily transaction data, which generates information about sales, average transaction size as well as product mix information. This system allows our management teams to run various reports and access vital information to assist them in controlling food and labor costs on a daily basis.

This information also provides the Regional Operations leaders and the Restaurant Support Center real-time, detailed information to assist our management teams with the day-to-day operations of each location so they can efficiently and confidently operate their restaurants.

GROWTH STRATEGIES

In 2019, BurgerFi opened 15 new restaurants, resulting in the creation of approximately 450 jobs. Through June 30, 2020 we have opened three company-owned restaurants, three franchise restaurants and one delivery-only Reef Technology ghost kitchen. By December 31, 2020 we expect to open an additional two company-owned locations, six franchise locations and six Reef Technology ghost kitchens.

Traditional Company and Franchise Restaurant Development

BurgerFi currently enjoys a larger geographic footprint than several of its “better burger” competitors, with significant growth headroom for new development in greenfield areas as well as clustering in existing markets.

Our goal is to strategically position new units to either cluster within existing markets or to build-out important new DMA’s through multi-unit development. We believe BurgerFi is powerfully positioned with a pipeline of new units projected to open through the remainder of 2020 and into 2021 resulting from a combination of franchise and new corporate restaurant development.

A key indicator of the overall appeal and staying power of the BurgerFi model comes from existing multi-unit franchisees who continue to build on their initial successes by adding new BurgerFi units to their portfolio.

Non-Traditional Partnerships

In recent years BurgerFi has begun targeting “non-traditional” venues, like airports, transportation hubs, toll roads, higher education, military bases, and sporting venues, for restaurant locations. Initial promising licensing agreements with major food and beverage operators include Aramark, HMS Host, Delaware North, SSP America, and the US Air Force Services Activity. Expansion in these areas should produce significant additional growth through marquee, high-volume units.

Delivery Only Expansion

In April 2020, BurgerFi signed a license agreement with REEF Technology to open delivery-only kitchens, also known as “ghost kitchens,” in major markets throughout the United States. With a distributed real estate network of more than 5,000 locations and 10,000 logistics and real estate professionals across 50 cities, REEF is the largest operator of logistics hubs, and neighborhood kitchens, in the United States.

The partnership with REEF Technology will allow for BurgerFi to expand into new major markets like Los Angeles, Seattle, Chicago, Houston, Nashville, and Minneapolis. BurgerFi launched its first kitchen on June 15 in Miami and is committed to having approximately 25 operating kitchens by the end of 2021.

United States Air Force Services Activity Partnership

BurgerFi signed a license agreement with the US Air Force Services Activity in October 2019 with plans to open restaurants on six Air Force bases in the U.S. in 2020 and 2021. The Air Force Services Activity chose BurgerFi as part of their global initiative to enhance food quality, variety and availability on Air Force bases throughout the U.S. and abroad.

Millennial and Gen-Z generations, who are largely represented in new recruits enlisting in military divisions, are more likely to demand high quality, natural food offerings. The military is turning to brands like BurgerFi to meet these preferences.

Centralized Commissary Kitchen

BurgerFi’s centralized commissary kitchen is located in North Palm Beach, FL and is equipped with high-speed, automated equipment for mass production of select products with greater efficiency and consistency under the supervision of a skilled food production team. The kitchen allows for BurgerFi to generate revenue by manufacturing and distributing proprietary products for the system that differentiate our brand among its competitors. It also gives BurgerFi added control over ingredients, quality, and product consistency.

Phase 2 of the Commissary, set to launch in September 2020, includes the production of BurgerFi’s proprietary sauces (Fi Sauce, Honey Mustard BBQ, Garlic Aioli, and others).

Expanding and Enhancing Guest Experience

Menu Innovation

BurgerFi continues to evaluate and enhance our menu offerings to highlight quality and value for our guests. Our menu represents our commitment to responsible procurement and showcases our 100% all-natural American Angus beef. In addition, our menu offerings also feature the farms and ranches where we source our Wagyu beef (Snake River Farms) and NAE Chicken (Springer Mountain Farms).

Digital Expansion - Loyalty Program

The BurgerFi App was rolled out in 2018. Since then, we have built usership to nearly 280,000 guests. The BurgerFi App and our Loyalty Program is a pillar for our rapid growth, and we are committed to continue our investment in and enhancement of the platform to provide the best experience for our guests, and in so doing, grow our user base exponentially.

In 2020, BurgerFi made enhancements to our rewards program with the goal of garnering more loyalty and frequency amongst our guests while improving the ROI and profitability of the platform at the restaurant level. In the first phase we focused on making the rewards program simpler to understand for guests and our front of house team members alike. Looking forward, we intend to continue to streamline the loyalty features, while increasing brand storytelling, surprise and delight opportunities, and offers to engage our most loyal guests.

Tapping into the Growing “Conscious Consumer” Market

We believe that many consumers and investors want to associate with brands that have a heightened commitment to environmental and social practices. As the Millennial and Gen Z generations continue to grow and exercise their spending powers towards higher quality, authentic brands, we believe BurgerFi will become the go-to destination for those consumers and investors whose beliefs align with ours.

BurgerFi believes in clean, transparent, and sustainable restaurant ecosystems, which includes a full commitment to the humane treatment of animals. Since its inception, BurgerFi has taken the position of advocating for best practices in humane animal treatment. In 2018, BurgerFi was named as one of the top two national brands in the burger industry maintaining the highest standards for the sourcing of our beef. We received an “A” on the fourth annual Chain Reaction scorecard released by six major consumer and environmental organizations. In 2019, BurgerFi was named Best Burger Joint by the Chain Reaction Report. We have had this commitment to excellence and the highest standards since our doors opened in 2011.

Environmental sustainability guides our decision-making when it comes to BurgerFi restaurant construction and design – we are all-natural and proud of it. From using number two southern pine lumber, some of the most renewable wood on the planet, to our energy efficient appliances, we constantly look at the ways in which we can minimize our environmental footprint.

Our commitment to environmental sustainability can be seen in the partners we work with, too. BurgerFi recently partnered with REEF Technology to deploy dozens of ghost kitchens throughout the USA in 2020 with additional vessel development planned for 2021 and beyond. REEF Technology’s neighborhood kitchens have a much smaller footprint than a traditional brick and mortar restaurant and they are using existing underutilized infrastructure in cities to bring BurgerFi to more consumers around the country.

Aggressive Growth Plans Deserve Aggressive Marketing Initiatives

BurgerFi’s has differentiated itself from other fast casual, better burger competitors through our product quality and transparency, continuous investment in a technology infrastructure, commitment to sustainability, and our industry-leading digital and social marketing strategy.

Rarely has a nearly 125-unit restaurant brand received such extensive recognition by industry and consumers in such a short period of time. BurgerFi has been named in Fast Casual’s Top 100 Movers and Shakers for 7 years in a row, was on Nation’s Restaurant's News’ 2019 Fast Casual Top Movers and Shakers and was even recognized as New York City’s Best Veggie Burger by the New Yorker.

Additional notable placements include in Franchise Times, Restaurant Business, New York Times, Bloomberg, USA Today, Fox Business, Mashed, Thrillist, Delish, Ad Age and more, as well as on shows such as CNBC Squawk Alley, Fox & Friends morning show, and Fox News.

Properties

Our restaurants are primarily end-cap facilities, and, to a lesser extent in-line or free-standing. None of our restaurants feature a drive-thru. As of June 30, 2020, for all of the company-operated restaurants, we lease the premises in which our company-operated restaurants are operating. Our restaurant leases generally have initial terms of 10 to 15 years, with two renewal options of five years each. Most restaurant leases provide for a specified annual rent, although some call for additional or contingent rent. Generally, leases are “net leases” that require the restaurant to pay a pro rata share of property taxes, insurance and common area maintenance costs. As of June 30, 2020, our restaurant system consisted of 132 restaurants comprised of 15 company-operated restaurants and 117 franchise-operated restaurants located in 23 states throughout the United States, 3 franchise locations in Mexico, one franchise location in Puerto Rico and two franchise locations in Kuwait.

We lease our executive offices, consisting of approximately 16,564 square feet in North Palm Beach, Florida, for a term expiring in 2023, with one option to extend the lease term for an additional five years. We believe our current office space is suitable and adequate for its intended purposes and provides opportunity for expansion. The following chart shows the number of restaurants in each of the states in which we operated as of June 30, 2020:

State	Company-Operated	Franchise-Operated	Total
Alaska	—	2	2
Alabama	—	4	4
Arizona	—	2	2
Colorado	—	1	1
Connecticut	—	2	2
Florida	13	47	60
Georgia	—	5	5
Illinois	—	1	1
Indiana	—	1	1
Kansas	—	1	1
Kentucky	—	3	3
Maryland	—	3	3
Michigan	—	1	1
North Carolina	—	7	7
New Jersey	—	1	1
New York	1	5	6
Ohio	—	2	2
Oregon	—	1	1
Pennsylvania	1	2	3
South Carolina	—	3	3
Tennessee	—	1	1
Texas	—	13	13
Virginia	—	3	3
Kuwait	—	2	2
Mexico	—	3	3
Puerto Rico	—	1	1
Total	15	117	132

Legal Proceedings

BurgerFi International, LLC v Shree at Philly Downtown, LLC, et. al. (U.S. District Court for the Southern District of Florida, Case No. 15-81544-CIV filed November 10, 2015). BFI filed this suit against Shree at Philly Downtown LLC, a franchisee (and its principals). BFI seeks declaratory judgments and damages in an amount to be proven at trial for various breaches of the applicable franchise agreements resulting from the defendants’ closure of the New Brunswick, New Jersey restaurant, their failure to open the Secaucus, New Jersey restaurant, and their operational defaults at the Philadelphia, Pennsylvania restaurant. In April 2016, the defendants filed a counterclaim, asserting that they had no responsibility for their losses, and instead, alleged that we have engaged in breach of contract, fraud, misrepresentation, conversion in connection with the operation of the restaurant, and various other allegations, seeking damages of over $5 million. We denied any wrongdoing. On December 30, 2016, the court stayed the case pending the resolution of the bankruptcy filings made by some of the defendants.  No further action has occurred.

DAJA I, LLC v BurgerFi International, LLC; BurgerFi International, LLC v DAJA I, LLC, Donald Simon, Andrew Balog, Anthony Kesselmark and Joseph Kesselmark (Seventeenth Judicial Circuit Court of Broward County, Florida, Case No. CACE-17-017155, filed September 7, 2017). DAJA I, LLC, a franchisee, filed this suit against BurgerFi International, LLC (“BFI”) seeking unspecified damages in connection with plaintiff’s execution of franchise agreements for the development of 11 BurgerFi restaurants in certain specified trade areas in New York and Connecticut. Plaintiff alleges that BFI fraudulently induced the franchisee to enter into these agreements, and in the complaint made the following claims against BFI: fraud in the inducement, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, and violation of FDUTPA and Florida’s Franchise Misrepresentation Act. BFI denies any wrongdoing and has moved to dismiss plaintiff’s claims, which remains pending. On May 4, 2018, we filed a counterclaim for unspecified money damages against plaintiff, and a third-party complaint against the guarantors, asserting breach of contract for, among other things: (1) failing to adhere to BFI’s operating standards in connection with the operation of their BurgerFi restaurant in Poughkeepsie, NY, and (2) failing to open the required number of BurgerFi restaurants per the minimum performance schedule set forth in their multi-unit operator agreements. Plaintiff and the guarantors have moved to dismiss BFI’s counterclaim and third-party complaint, which remains pending. The parties are working on the terms of a settlement.

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Corey Winograd v BurgerFi International, LLC (Fifteenth Judicial Circuit Court of Palm Beach County, Florida, Case No. 502019-CA015256, filed December 1, 2019). Corey Winograd, the former chief executive officer of the Company (“Plaintiff”), filed this suit against BurgerFi International, LLC (“BFI”) for certain alleged breaches of an employment agreement. BFI filed a motion to dismiss the complaint on February 13, 2020. On May 20, 2020, the motion to dismiss was heard being granted in part and denied in part. The portion of the complaint not dismissed was answered by BFI with affirmative defenses raised on July 7, 2020. The Plaintiff served various discovery requests (including notices of non-party subpoenas) on July 9, 2020 as well as a motion to strike BFI’s affirmative defenses on July 16, 2020. BFI filed objections to the non-party subpoenas on July 20, 2020. The case has not yet been set for trial, and is in the pleading, deposition and discovery pretrial stage. BFI is currently investigating and evaluating whether to file a Counterclaim against the Plaintiff.

On July 8, 2020, the Company received a letter from an attorney hired on behalf of a former employee of the Company. This former employee was terminated for cause on May 5, 2020. This letter claims that the former employee was terminated wrongfully by the Company. The Company is of the opinion that allegations in this letter are lacks merit.

We have reported the claim to our insurance carrier and outside counsel has been retained. Our counsel sent a letter to this former employee’s attorney lawyer denying all claims and the parties met for mediation on September 4, 2020, but were unable to resolve this matter. We feel that all claims are meritless, and we plan to vigorously defend these allegations.

COMPETITION

The restaurant industry is highly competitive and fragmented, with restaurants competing on multiple areas, such as taste, price, food quality, service, location and the ambiance and condition of the restaurant. Our primary competitors include other fast casual restaurants, quick service restaurants and casual dining restaurants. Our competition includes multi-unit national and regional chains, as well as a wide variety of locally owned restaurants. Our competitors may operate company-owned restaurants, franchised restaurants, or some combination. Many of our competitors offer breakfast, lunch, and dinner, as well as dine-in, carry-out and delivery services. We may also compete with companies outside of the traditional restaurant industry, such as grocery store chains, meal subscription services and delicatessens, especially those that target customers who seek high-quality food, as well as convenience food stores, cafeterias and other dining outlets.

Our competition continues to intensify as new competitors enter both the burger and fast casual segments, and in addition, offer new digital experiences. We also face increasing competitive pressures from some of our competitors who have recently announced initiatives to offer better quality ingredients relative to their previous offerings, such as antibiotic-free meat or plant-based meat alternatives. Additionally, many of our competitors are nationally recognized brands with much more significant marketing and advertising resources than us. This can result in much better brand recognition for them, which makes it more difficult for us to gain a foothold of market share.

We strive to engage our guests with a differentiated experience that includes great food, unique and thoughtful integration with local communities and high standards of excellence and hospitality. We believe that we are well positioned to continue to grow our market position, as we believe consumers will continue to trade up to higher quality offerings given the increasing consumer focus on responsible sourcing, ingredients and preparation.

INTELLECTUAL PROPERTY

Since our inception, we have strived to strategically and proactively develop our intellectual property portfolio by registering our trademarks and service marks worldwide. As of August 1, 2020, we had 16 registered marks domestically, including registrations in our core marks BurgerFi and The BurgerFication of the World, and certain other key marks, such as VegeFi Burger, KetoFi Burger and Fi Lime Fusion.

Internationally, we have registered our core marks in 12 countries, including the European Union through the World Intellectual Property Organization and Madrid Protocol. Some of these marks are registered in multiple international trademark classes, including for restaurant services and various food categories. We also own the domain www.BurgerFi.com and other related domain names.

In addition, the vendors and suppliers of our proprietary products are contractually prohibited from disclosing our confidential recipes and production processes to any other party. Our proprietary products are protected through our distribution model and include but are not limited to our Angus patty grinding procedure, the VegeFi Burger®, and the product formulations for our Fi Sauce. We also have exclusive arrangements with our suppliers of our custom branded burger buns.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

We are subject to extensive federal, state, local and foreign laws and regulations, as well as other statutory and regulatory requirements, including those related to, among others, nutritional content labeling and disclosure requirements, food safety regulations, local licensure, building and zoning regulations, employment regulations and laws and regulations related to our franchised operations. New laws and regulations or new interpretations of existing laws and regulations may also impact our business. The costs of compliance with these laws and regulations are high and are likely to increase in the future and any failure on our part to comply with these laws may subject us to significant liabilities and other penalties.

We are not aware of any federal, state or local provisions that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, that have materially affected, or are reasonably expected to materially affect, our results of operations, competitive position, or capital expenditures.

SEASONALITY

Our business is subject to slight seasonal fluctuations which can impact sales from quarter to quarter. Year-over-year and quarter-to-quarter results can also be impacted by the number and timing of new BurgerFi openings. Additionally, there may be some fluctuations between quarters due to holiday shifts in the calendar year.

EMPLOYEES

As of July 31, 2020, we had 670 employees, 634 were hourly team members and restaurant level managers and 36 were Restaurant Resource Center (corporate) personnel.

SELECTED HISTORICAL
CONSOLIDATED FINANCIAL INFORMATION
OF BURGERFI INTERNATIONAL, LLC

The following tables set forth selected historical financial information derived from BurgerFi’s audited consolidated financial statements as of December 31, 2019 and 2018, as well as BurgerFi’s unaudited combined and consolidated financial statements for the six months ended June 30, 2020 and 2019 which are included elsewhere in this proxy statement. Historical results are not necessarily indicative of the results to be expected for future periods.

The information is only a summary and should be read in conjunction with BurgerFi’s audited and unaudited consolidated financial statements and related notes, and the section titled “Management’s Discussion and Analysis of BurgerFi” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of BurgerFi.

	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019
Revenue	$15,864,068	$17,518,303
Net income	847,160	2,459,653

	Year Ended December 31,	Year Ended December 31,
	2019	2018
Revenue	$34,227,380	$28,758,260
Net income	2,970,224	1,824,556

	As of	As of
Balance Sheet Data:	June 30, 2020	December 31, 2019
Working capital (deficit)	$(3,163,325)	$(2,758,586)
Total assets	20,402,691	14,381,453
Total liabilities	17,113,747	11,874,469
Members’ equity	3,288,944	2,506,984

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF BURGERFI

The following discussion should be read in conjunction with our financial statements and footnotes thereto incorporated by reference included elsewhere in this proxy statement.

Overview

We are a fast-casual “better burger” concept with approximately 125 franchised and corporate-owned restaurants, renowned for delivering an exceptional, all-natural premium burger experience in a refined, contemporary environment. BurgerFi offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries, shakes, beer, wine and more. Originally founded in February 2011 by John Rosatti in sunny Lauderdale-by-the-Sea, Florida, the purpose was simple – redeFining the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. We’ve become the go-to burger restaurant for good times, and high-quality food across the United States and beyond. Known for delivering the all-natural burger experience in a fast-casual environment, BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.

Today, we are among the nation’s fastest-growing better burger concepts and was ranked as one of the Top 10 Fastest and Smartest-Growing Brands in Franchising and named a leader in its category by Franchise Times in their Fast and Serious list for both 2017 and 2018. BurgerFi was also featured in the fourth annual Chain Reaction antibiotic scorecard by National Resources Defense Council and Consumer Reports with an “A” rating – one of only two brands serving passing grade beef.

Since our inception, we have grown steadily—with approximately 132 BurgerFi restaurants, as of June 30, 2020, in 3 countries and 23 states and Puerto Rico—and we continue to expand bringing the BurgerFi experience to new guests around the world.

Significant Recent Developments Regarding COVID-19

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly spreading outbreak of a novel strain of coronavirus designated COVID-19. The pandemic has significantly impacted economic conditions in the United States, where all of our company restaurants are located. We first began to experience impacts from COVID-19 around the middle of March 2020, as federal, state and local governments began to react to the public health crisis by encouraging or requiring social distancing, instituting stay-at-home orders, and requiring, in varying degrees, restaurant dine-in limitations, capacity limitations or other restrictions that largely limited restaurants to take-out, drive-thru and delivery sales. While we cannot predict the extent to which COVID-19 will impact our business or the global economy, we believe our business is well-positioned for the transition to largely off-premise dining that has resulted from the outbreak. As a result of the required changes to consumer behavior to largely off-premises dining, as well as promotional activities associated with delivery, we have seen some recovery in sales at the end of the second quarter. Our most significant declines in same store sales were in late March through the third week in April, where we experienced same store declines of up to 60% in 2020 versus the same periods 2019. Beginning in May and through the end of June 2020, same store sales declines partially recovered to negative 20%. We did not experience any supply chain difficulties as a result of COVID-19 during the first or second quarter of 2020; however, there can be no assurances that we will not experience supply chain challenges in the future. We experienced negative cash flow during the months of April and May 2020 and have since turned cash positive in June. Although we have experienced some recovery since the initial impact of COVID-19, and are now able to meet our obligations as they become due with our cash flow from operations, the long-term impact of COVID-19 on the economy and on our business remains uncertain, the duration and scope of which cannot currently be predicted. Please refer to the matters discussed under the caption “Risk Factors” beginning on page 17.

Comparison of the Six Months Ended June 30, 2020 and June 30, 2019

Company Restaurant Sales

Company restaurant sales increased $120,000 or 1.0% for the six months ended June 30, 2020 versus the six months ended June 30, 2019. This increase was primarily due to five new company restaurants opened and operating subsequent to June 30, 2019, which accounted for approximately $2.4 million of the increase. This increase was mostly offset by the COVID-19 outbreak which had a significant impact on our business beginning in mid-March 2020. Same store sales were down $1.9 million or 20% for the six months ended June 30, 2020 versus the six months ended 2019. There was no such outbreak in the comparable period ending June 30, 2019.

Royalty and Other Fees

Royalty and other fees decreased $834,000, or 22.2% for the six months ended June 30, 2020 versus the six months ended June 30, 2019. This is primarily due to the COVID-19 outbreak which began in mid-March 2020 and continued through June 30, 2020. Since our royalty revenue primarily consists of fees charged as a percentage of franchisee restaurant sales, any fluctuation in franchisees’ sales would directly affect our royalty revenues. Our franchisees’ sales decreased approximately $8.5 million for the six months ended June 30, 2020 versus the comparable period in 2019.

Terminated Franchise Fees

Terminated franchise decreased $660,000 or 95.2% for the six months ended June 30, 2020 versus the six months ended June 30, 2019. Initial franchise fees are non-refundable payments of $37,500 per new location paid for by franchisees. In some cases, if the franchisee is in violation of its franchise agreement, the Company may terminate the franchise agreement. Since these fees are non-refundable, the Company is able to recognize these fees as revenues when the franchise agreement is terminated. The decrease in terminated franchise fees of $660,000 for the six months ended June 30, 2020 versus the comparable period in 2019 was due to 14 less franchise agreements that were terminated during the six months ended June 30, 2020 versus the six months ended June 30, 2019.

Royalties – Brand Development and Co-op

Royalties – brand development ad co-op advertising decreased $213,000, or 24.7% for the six months ended June 30, 2020 versus the six months ended June 30, 2019. This is primarily due to the COVID-19 outbreak which began in mid-March 2020 and impacted the remaining months through June 30, 2020. Since our royalties – brand development revenue is 1.5% of franchisee sales, any fluctuation in franchisee sales would directly affect our royalties – brand development revenues. Our Franchisees’ sales decreased approximately $8.5 million for the six months ended June 30, 2020 versus the comparable period in 2019.

Initial Franchise Fees

Initial franchise fees decreased $67,000, or 28.8% for the six months ended June 30, 2020 versus the six months ended June 30, 2019. For the six months ended June 30, 2020, we had no new franchise openings, so the revenue for that period consisted of the amortization of the deferred initial franchise fees for franchise agreements entered into in prior periods. For the six months ended June 30, 2019, we had 4 new openings, which resulted in the carryforward amortization plus the recognition of $15,077 for distinct services performed by the Company at store opening date for these four new locations.

Food, Beverage and Paper Costs

Food, beverage, and paper costs increased approximately $180,000, or 5.8% for the six months ended June 30, 2020, versus the six months ended June 30, 2019. This was primarily due to commodity cost inflation as well as five new company owned store openings subsequent to June 30, 2019. This was partially offset by the decrease in same store sales in 2020 versus 2019 due to the COVID-19 pandemic. As a percentage of company restaurant sales, food, beverage, and paper costs were 27.1% for the six months ended June 30, 2020 versus 25.9% for the comparable period in 2019. The percentage increase resulted primarily from commodity cost increases during the six months ended June 30, 2020 versus the six months ended June 30, 2019.

Labor and Related Expenses

Labor and related expenses decreased by $418,000, or 10.8% for the six months ended June 30, 2020 versus the six months ended June 30, 2019. This decrease was due primarily to less employees in our company locations relevant to the COVID-19 outbreak which occurred beginning in mid-March 2020 and continued through June 30, 2020. This decrease was partially offset by five new company restaurants in operation subsequent to June 30, 2019. As a percentage of company restaurant sales, labor and related expenses were 28.6% for the six months ended June 30, 2020 versus 32.4% in the comparable period in 2019. This decrease was primarily due to the increased take-out and third-party delivery business resulting from the COVID-19 breakout which required less staff in our company operated restaurants, which resulted in less labor costs as a percentage of total company restaurant sales.

Other Operating Expenses

Other operating expenses increased $177,000, or 6.9% for the six months ended June 30, 2020 versus the six months ended June 30, 2019. This increase was primarily due to the five new company restaurants opened and operating in 2020 but not opened as of June 30, 2019, as well as an increase in delivery fees due to the significant increase in delivery business due to the COVID-19 outbreak in 2020. As a percentage of total company restaurant sales, other operating expenses were 22.8% of total restaurant sales for the six months ended June 30, 2020 compared to 21.5% for the comparable period in 2019. This increase was primarily due to the increase in delivery fees and software fees during the six months ended June 30, 2020 versus the comparable period in 2019. In 2020, we began to implement more cloud-based software solutions. As a result of this re-positioning, software costs include additional cloud-based services such as our new point of sale, Micros Simphony, and our new general ledger software, Restaurant 365, for which we make monthly periodic payments and, accordingly, expense as period costs beginning in 2020 and continuing into future periods.

Occupancy and Related Expenses

Occupancy and related expenses increased $226,000, or 21.9% during the six months ended June 30, 2020 versus the six months ended June 30, 2019. This is due primarily to the additional five open and operating new company restaurants during the six months ended June 30, 2020 versus the comparable period in 2019.

General and Administrative Expenses

General and administrative expenses decreased by $369,000, or 11.8% during the six months ended June 30, 2020 versus the six months ended June 30, 2019. This decrease was due primarily to decreased headcount due to company ownership’s reducing and restructuring the company’s corporate staffing during the summer of 2019. Additionally, there were further headcount reductions due to the COVID-19 outbreak in 2020. As a percentage of total company revenue, general and administrative expenses were 17.5% during the six months ended June 30, 2020 and 17.9% for the comparable period in 2019. This decrease was due to the headcount and staffing restructuring discussed above.

Depreciation and Amortization

Depreciation and amortization expenses increased by $94,000, or 23.3% during the six months ended June 30, 2020 versus the six months ended June 30, 2019. This is primarily due to five new company operated restaurants opened and operating during the six months ended June 30, 2020 versus the comparable period in 2019. As a percentage of total company revenues, depreciation and amortization expense was 3.1% versus 2.3% for the six months ended June 30, 2020, and 2019 respectively. This increase in percentage of total company revenues is primarily due to the overall decrease in revenues in 2020 versus 2019 due to the COVID-19 outbreak. The fixed nature of depreciation and amortization as a percentage of a lower sales number resulted in a higher percentage for the six months ended June 30, 2020 versus the comparable period in 2019.

Brand Development and Co-op advertising expense

Brand development and co-op advertising expense increased $18,000, or 2.0% for the six months ended June 30, 2020 versus the six months ended June 30, 2019. This is primarily due to the Company adding five new restaurants that were open and operating during the six months ended June 30, 2020 and not open during the comparable period in 2019.

Interest Expense

Interest expense increased by $50,000 during the six months ended June 30, 2020 versus the six months ended June 30, 2019. $30,000 of this was due to the increase in our line of credit by $2,317,000 on our line of credit during the period beginning July 1, 2019 through June 30, 2020. The remaining difference pertains to the notes payable at our two Jacksonville locations.

Income Tax Expense

The Company, with the consent of its members, has elected to be taxed as a partnership under the provisions of the Internal Revenue code and similar state provisions. Partnerships are generally not subject to federal and state income taxes, the partners reflect their respective share of the Company’s taxable income or loss on their individual tax returns, Therefore, there was no income tax recorded by the Company for the six months ended June 30, 2020 nor the comparable period in 2019.

Net Income

Net income was $847,000 and $2,460,000 for the six months ended June 30, 2020 and 2019, respectively. This represented a decrease in net income of $1,612,000 or 65.6%. This decrease was primarily due to the decrease in total revenues due to the COVID-19 pandemic in 2020, the decrease in royalty and other fees, terminated franchise fees, royalties – brand development and co-op revenues and initial franchise fees during the six months ended June 30, 2020 versus the six months ended June 30, 2019. Additionally, the decrease in net income was due to the increases in food, beverage and paper costs, occupancy and related expenses, and other operating expenses, partially offset by the decrease in labor and related expenses as well as general and administrative expenses. As a percentage of total company revenues, net income was 5.3% and 14.0% for the six months ended June 30, 2020 and 2019, respectively.

Comparison of the Years Ended December 31, 2019 and 2018

Company Restaurant Sales

Company restaurant sales increased $2,995,000 or 14.4% for the year ended December 31, 2019 versus the year ended December 31, 2018. This was primarily due to three additional restaurants opened during the year ended December 31, 2019, which accounted for approximately $1.4 million in increased sales in for the year ended December 31, 2019 versus the year ended December 31, 2018. Additionally, the Company experienced an increase in same store sales of 7.5% for the year ended December 31, 2019 versus the comparable period in 2018.

Royalty and Other Fees

Royalty and other fees increased $264,000 for the year ended December 31, 2019 versus the year ended December 31, 2018 or 3.7%. This increase is primarily due to 13 franchise owned restaurants (less one closed franchise owned location) during 2019.

Terminated Franchise Fees

Terminated franchise fees increased $525,500 or 175.0% for the year ended December 31, 2019 versus the prior year ended December 31, 2018. Franchise fees are non-refundable payments of $37,500 per new location paid for by franchisees. In some cases, if the franchisee is in violation of its franchise agreement, the Company may terminate the franchise agreement. Since these fees are non-refundable, the Company is able to recognize these fees as revenues when the franchise agreement terminates. The increase in terminated franchise fees of $525,000 for the year ended December 31, 2019 versus the comparable period in 2018 was due to 14 more franchise agreements that were terminated during the year ended December 31, 2019 versus the prior year.

Royalties – Brand Development and Co-op Fees

Royalties – brand development and co-op fees were $1,720,000 during the year ended December 31, 2019 versus $0 for the prior year ending December 31, 2018. This is due to our adoption of Accounting Standards Codification Topic 606 (“ASC 606”) effective January 1, 2019 which required us to record the fees collected from our franchisees for our brand fund and advertising co-op separately as revenue (and expense, which is included in other operating expenses). For the year ended December 31, 2018, the revenues were netted with expense in accordance with Accounting Standards Codification Topic 605 (“ASC 605”) and included in brand development and co-op advertising expense. Expenses for the year ended December 31, 2019 exceeded revenues received by $13,000, as compared to the year ended December 31, 2018 of $802,000. This represented a decrease of $789,000. This decrease is due to the Company spending much less on production and media advertising during the year ended December 31, 2019 versus the year ended December 31, 2018.

Initial Franchise Fees

Through December 31, 2018, the Company recognized initial franchise fees upon the opening of the franchise location. However, on January 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method applied to those franchise contracts which were not completed as of January 1, 2019. We elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date, which did not have a material impact to our consolidated financial statements. Results for reporting periods beginning on or after January 1, 2019 are presented under ASC 606. Prior period amounts were not revised and continue to be reported in accordance with ASC 605, the accounting standard then in effect. Therefore, the presentation of initial franchise fee revenue in 2019 is different than how it was presented in 2018.

Prior to the adoption of ASC 606, initial franchise fees were recorded as deferred revenue when received and proportionate amounts were recognized as revenue when a licensed BurgerFi opened and all material services and conditions related to the fee were substantially performed. Sales-based royalty fees were recorded as revenue when sales occurred.

Revenue recognized during the year ended December 31, 2019 under ASC 606 and revenue that would have been recognized during the year ended December 31, 2019 had ASC 605 been applied is as follows:

	As reported under ASC 606	If reported under ASC 605	Increase (decrease)
Restaurant sales	$23,145,129	$23,145,129	$-
BF Commissary sales	709,876	709,876	-
Franchise revenue
Sales-based royalties	6,804,720	6,804,720	-
Brand development and advertising co-op royalties	1,720,087	-	1,720,087
Initial franchise fees	254,094	1,239,875	(985,781)
Initial distinct services	203,843	-	203,843
Rebates from vendors	564,693	-	564,693
Other revenue - terminations of franchises	824,938	-	824,938
Total revenue	$34,227,380	$31,899,600	$2,327,780

Initial franchise fees decreased $35,000, or 7.1% for the year ended December 31, 2019 versus the prior year ended December 31, 2018. This decrease is primarily due to less franchise openings during the year ended December 31, 2019 versus the comparable period December 31, 2018.

Food, Beverage and Paper Costs

Food and paper costs increased approximately $946,000, or 17.6% for the year ended December 31, 2019, versus the year ended December 31, 2018. This was primarily due to commodity cost inflation as well as three new company owned store openings. Additionally, as a percentage of company restaurant sales, food, beverage and paper costs were 26.5% for the year ended December 31, 2019 versus 25.7% for the comparable period in 2018. The percentage increase resulted primarily from commodity cost increases.

Labor and Related Expenses

Labor and related expenses increased by $796,000, or 11.3% for year ended December 31, 2019 versus the year ended December 31, 2018. This increase was due primarily to the additional three company owned stores that opened in 2019, partially offset by lower labor costs in our existing restaurants. As a percentage of company restaurant sales, labor and related expenses were 32.9% for the year ended December 31, 2019 versus 33.8% in the comparable period in 2018. The Company took initiatives to reduce its store level training managers and assistant managers during 2019, which resulted in lower restaurant level labor in 2019 versus 2018.

Other Operating Expenses

Other operating expenses increased $900,000, or 20.6% for the year ended December 31, 2019 versus the year ended December 31, 2019. This increase was primarily due to the three new company restaurants opened and operating in 2019 but not opened as of December 31, 2018. Additionally, delivery fees and equipment repairs increased by $278,000 and $136,000, respectively which accounted for much of the remaining increase. As a percentage of total company restaurant sales, Other operating expenses were 22.1% for the year ended December 31, 2019 compared to 21.0% for the comparable period in 2018. This increase was primarily due to the increase in delivery fees and equipment repairs during the year ended December 31, 2019 versus the year ended December 31, 2018.

Occupancy and Related Expenses

Occupancy and related expenses increased $423,000, or 24.5% during the year ended December 31, 2019 versus the year ended December 31, 2018. This is due primarily to an additional three open and operating new company restaurants during the year ended December 31, 2019 versus the comparable period in 2018.

General and Administrative Expenses

General and administrative expenses increased by $486,000, or 7.2% during the year ended December 31, 2019 versus the year ended December 31, 2018. This increase was due primarily to increased headcount at the corporate office for training and marketing for the first six months of 2019 versus 2018, partially offset by corporate initiatives to reduce executive, corporate trainers and marketing headcount during the summer of 2019. As a percentage of total company revenue, general and administrative expenses were 21.1% during the year ended December 31, 2019 and 23.5% for the comparable period in 2018. This decrease in general and administrative expenses as a percentage of total revenues is due primarily to the $5,469,000 increase in total revenue, combined with corporate initiative to reduce corporate headcount in the summer of 2019.

Depreciation and Amortization

Depreciation and amortization expenses decreased by $8,000, or .9% during the year ended December 31, 2019 versus the year ended December 31, 2018. This is primarily due to three of our company owned locations that had opening dates in 2013 and prior had fully depreciated furniture, fixtures and equipment through December 31, 2018, since these fixed assets were depreciated over five years. This was partially offset by the three new company owned restaurants which opened in 2019 which resulted in an increase in depreciation and amortization expense of approximately $34,000. As a percentage of total company revenues, depreciation and amortization expense was 2.4% versus 2.9% for the year ended December 31, 2019, and 2018 respectively. This decrease in percentage of total revenue was primarily due to the decrease in depreciation and amortization for our three locations which opened in 2013 and prior (discussed above) and the increase in total revenues in the year ended December 31, 2019 of $5,469,000 from the comparable period in 2018.

Brand development and co-op advertising expense

Brand development and co-op advertising expense increased by 931,000, or 116.1% during the year ended December 31, 2019 versus the prior year ending December 31, 2018. This is due to our adoption of ASC 606 effective January 1, 2019 which required us to record the fees collected from our franchisees for our brand fund and advertising co-op separately as revenue and expense, which is presented as brand development and co-op advertising expense. For the year ended December 31, 2018, the revenues were netted with expense in accordance with ACS 605 and included in brand development and co-op advertising expense. Expenses for the year ended December 31, 2019 exceeded revenues received by $13,000, as compared to the year ended December 31, 2018 of $802,000. This represented a decrease of $789,000. This decrease is due to the Company spending much less on production and media advertising during the year ended December 31, 2019 versus the year ended December 31, 2018.

Gain on disposal of property and equipment

Gain on disposal of property and equipment was $184,000 for the year ended December 31, 2019 versus 40 for the year ended December 31, 2018. This represents an increase of $184,000. This increase was due to the sale of one of our company owned restaurants to a franchisee which resulted in a gain of $184,000. There were no sales of company owned restaurants during the year ended 2018. As a percentage of total company revenues, gain on disposal of property and equipment was .5% for the year ended December 31, 2019 versus 0% for the comparable period in 2018.

Interest Expense

Interest expense increased by $34,000 during the year ended December 31, 2019 versus the year ended December 31, 2018. $17,000 of this was due to the increase in our line of credit by $2,317,000 on our line of credit. The remaining difference pertains to the notes payable at our two Jacksonville locations. We effectively took over these variable interest entities on April 23, 2018, which resulted in a partial year of interest expense in 2018, compared to the year ended December 31, 2019, in which we recognized interest expense on these notes for the full year. See the discussion on variable interest entities on page 103.

Net Income

Net income was $2,970,000 and $1,825,000 for the years ended December 31, 2019 and 2018, respectively. This represented an increase in net income of $1,146,000 or 62.8%. This increase was primarily due to increases total revenues discussed above, decrease in labor and related and in general and administrative expenses as a percentage of total revenue, the decrease in net brand development and co-op advertising expense, and the $184,000 gain on disposal of property and equipment partially offset by the increase (as a percentage of total revenue) in other operating expenses. As a percentage of total revenues, net income was 8.7% and 6.3% for the years ended December 31, 2019 and 2018, respectively.

Liquidity, Capital Resources, and COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, and deferment of employer side social security payments. While we cannot predict the extent to which COVID-19 will impact our business or the global economy, we believe our business is well-positioned for the transition to largely off-premise dining that has resulted from the outbreak. As a result of the required changes to consumer behavior to largely off-premises dining, as well as promotional activities associated with delivery, we have seen some recovery in sales at the end of the second quarter. Our most significant declines in same store sales were in late March through the third week in April, where we experienced same store declines of up to 60% in 2020 versus the same periods 2019. Beginning in May and through the end of June 2020, same store sales declines partially recovered to negative 20%. We did not experience any supply chain difficulties as a result of COVID-19 during the first or second quarter of 2020; however, there can be no assurances that we will not experience supply chain challenges in the future. We experienced negative cash flow during the months of April and May 2020 and have since turned cash positive in June. Although we have experienced some recovery since the initial impact of COVID-19, and are now able to meet our obligations as they become due with our cash flow from operations, the long-term impact of COVID-19 on the economy and on our business remains uncertain, the duration and scope of which cannot currently be predicted. Please refer to the matters discussed under the caption “Risk Factors” beginning on page 17.

However, the Company has taken steps to reduce operating costs through reductions in labor hours to align with reduced demand and reducing non-essential controllable costs. We negotiated temporary rent deferrals with some of our landlords in the second quarter of 2020 and have begun to repay these rent deferrals during the third quarter of 2020. Additional actions taken during the second quarter of 2020 in response to the COVID-19 pandemic include elimination of all non-essential general and administrative expense, deferral of all open support center positions, as well as a reduction in force at the support center.

Our primary sources of liquidity and capital resources have been cash provided from operations, cash, and our line of credit. Our primary requirements for liquidity and capital are new restaurants, existing restaurants repair and maintenance expenses, lease obligations and general corporate needs, our working capital requirements are not significant since customers pay for their purchases in cash or by payment card (credit or debit) at the time of sale. Thus, we are able to sell many inventory items before we have to pay suppliers for such items since we typically have payment terms for our food and paper suppliers. Our company-operated restaurants do not require significant inventories.

We are currently able to pay our obligations as they become due, with our cash flow generated from operations. We are committed to construct two additional restaurants within the next 12 months. The total amount due on these contracts is approximately $750,000. We believe that we will be able to pay these commitments from our cash generated from operations. Should federal, state or municipal government authorities impose mandatory restrictions in excess of what they currently are, we believe that our $2.7 million in unused line of credit capacity will allow us the liquidity to meet these commitments.

The following table presents the summary cash flow information for the periods indicated:

	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019
Net cash provided by (used in)
Operating activities	$2,389,154	$1,264,740
Investing activities	(2,480,302)	(1,060,618)
Financing activities	3,173,837	(924,044)
Net increase (decrease) in cash	$3,082,689	$(719,922)

Cash Flows Provided by Operating Activities

During the six months ended June 30, 2020, cash flows provided by operating activities were approximately $2.4 million The cash flows provided by operating activities resulted from net income of $847,000, depreciation and amortization of $496,000 and net working capital decrease of $1,046,000. Our working capital decrease was due primarily to an increase in accounts payable and other current liabilities as well as a decrease in accounts receivable and inventory. Our accounts payable increase was primarily due to us delaying payments to vendors (until the third quarter 2020) due to the COVID-19 environment of uncertainty and deferring rent until the third quarter for some of our restaurants.

Cash Flows Used in Investing Activities

During the six months ended June 30, 2020 cash flows used in investing activities were $2.5 million, which were primarily the result of a $650,000 for the payment due at closing for the purchase of a franchise location, construction costs of $1.2 million for two new restaurants, deposit on sale of $906,500, and $1.5 million in advances to related parties.

Cash Flows Provided by Financing Activities

During the six months ended June 30, 2020 cash flows provided by financing activities were $3.2 million, which were primarily the result of a $2,251,000 in proceeds from notes payable from the CARES Act, $988,000 in proceeds from our revolving line of credit, partially offset by members’ distributions of $65,000.

Line of Credit

Effective July 13, 2018, we entered into a $2,000,000 revolving line of credit agreement (“LOC”) with a bank. The LOC is collateralized mainly by certain assets owned by one of the members of the Company as described in the Pledge Agreement required by the bank. The LOC initially had a maturity date of July 13, 2020 and has been extended to July 13, 2021.The annual interest on advances under the LOC is equal to the LIBOR Daily Floating rate plus 0.75%. On October 31, 2019, the LOC was amended to increase the amount available under the LOC from $2,000,000 to $5,000,000. We had an outstanding balance on the revolving line credit of $3,305,000 and $2,317,000 as of June 30, 2020 and December 31, 2019, respectively. Unused borrowing capacity at June 30, 2020 was $2.7 million.

Critical Accounting Policies and Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting policies are an integral part of our financial statements. A thorough understanding of these accounting policies is essential when reviewing our reported results of operations and our financial position. Management believes that the critical accounting policies and estimates involve the most difficult management judgments due to the sensitivity of the methods and assumptions used.

Business Combinations

We account for business combinations using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values at the acquisition date. The excess of purchase price over fair value of net assets acquired, including the amount assigned to identifiable intangible assets, is recorded as goodwill. The results of operations of acquired businesses are included in the consolidated financial statements, from the acquisition date.

Segment Reporting

We own and operate BurgerFi restaurants in the United States, and also have domestic and international franchisees. The chief operating decision makers (the “CODMs”) are our President, Chief Operating Officer and Chief Financial Officer. As the CODMs review financial performance and allocate resources at a consolidated level on a recurring basis, the Company has one operating reporting segment and one reportable segment.

Variable Interest Entities

For Variable Interest Entities (“VIE(s)”), we assess whether we are the primary beneficiary as prescribed by the accounting guidance on the consolidation of VIE. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb the losses or the right to receive the benefits that could potentially be significant to the entity.

We evaluate our business relationships with franchisees and related parties to identify potential VIEs under ASC 810 “Consolidation”. Should the VIE require consolidation due to us being the primary beneficiary, then we account for these as a business combination under ASC 805 Business Combinations.

We consolidate VIEs in which we are considered to be the primary beneficiary. Entities are considered to be the primary beneficiary if they have both of the following characteristics: (i) the power to direct the activities that, when taken together, most significantly impact the VIE’s performance, and (ii) the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. Our judgment with respect to our level of influence or control of an entity involves the consideration of various factors including the form of our ownership interest, our representation in the entity’s governance, the size of our investment, estimates of future cash flows, our ability to participate in policy making decisions and the rights of the other investors to participate in the decision making process and to replace us as manager and/or liquidate the joint venture, if applicable.

Revenue Recognition

On January 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. The Company elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date, which did not have a material impact to the consolidated financial statements. Results for reporting periods beginning on or after January 1, 2019 are presented under ASC 606. Prior period amounts were not revised and continue to be reported in accordance with ASC 605, the accounting standard then in effect.

Revenue consists of restaurant sales and franchise licensing revenue. Generally, revenue is recognized as performance obligations transfer to the customer in an amount that reflects the consideration we expect to be entitled in exchange for those goods or services.

Restaurant Revenues

Revenue from restaurant sales is presented net of discounts and recognized when food, beverage and retail products are sold. Sales tax collected from customers is excluded from restaurant sales and the obligation is included in sales tax payable until the taxes are remitted to the appropriate taxing authorities. Sales from our gift cards are deferred and recognized upon redemption for goods or services. Revenues are reported gross on the accompanying consolidated statements of income and members’ equity with employee complimentary meals recorded as a component of labor expenses. Revenue from restaurant sales are generally paid at the time of sale. Credit cards and delivery service partners sales are generally collected within 2-3 days.

The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed. The Company is a Delaware limited liability company and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise. The accounting for the restaurant revenues were not impacted by the adoption of ASC 606.

We contract with delivery service partners for delivery of goods and services to customers. We have determined that the delivery service partners are agents and that we are the principal. Therefore, restaurant sales through delivery services are recognized at gross sales and delivery service revenue is recorded as expense.

Franchise Revenues

The franchise agreements require the franchisee to pay an initial, non-refundable fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.

Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement These payments are initially deferred and recognized as revenue as the performance obligations are satisfied.

Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as other revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.

Revenue from sales-based royalties is recognized as the related sales occur. Rebates from vendors received on franchisees sales are also recognized as revenue from sales-based royalties.

Our contract liabilities consist of initial franchise fees and the related direct costs, which we refer to as deferred initial franchise fees, are deferred until the franchisee begins operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its temporary cash investments with financial institutions and during 2020 and 2019 there were amounts on deposit in excess of federal insurance limits.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under the provisions of the Internal Revenue Code and similar state provisions. Partnerships generally are not subject to Federal and state income taxes. In lieu of corporation income taxes, the partners reflect their respective share of the Company’s taxable income or loss on their individual income tax returns. Accordingly, no provision for income taxes has been included in the consolidated financial statements.

The Company utilizes a two-step approach for recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at June 30, 2020 and December 31, 2019 related to uncertain tax positions, interest or penalties.

New Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months and disclose certain information about the leasing arrangements. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance became effective for fiscal years beginning after December 15, 2018 for public entities, except for “emerging growth companies” (as defined in Section 2(a) of the Securities Act and as modified by the Jumpstart Our Business Startups Act of 2012) and for fiscal years beginning after December 15, 2019 for all other entities. However, in April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain not-for-profit entities for one year. As such, this will be effective for fiscal years beginning after December 15, 2021. Since the Company will qualify as an “emerging growth company” after the closing of the Acquisition Agreement with OPES, it is exempted from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards.

The FASB issued ASU Update 2016-13, Financial Instruments - Credit Losses (“Topic 326”) in June 2016, subsequently amended by various standard updates. This guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information when determining credit loss estimates and requires financial assets to be measured net of expected credit losses at the time of initial recognition. This guidance was to be effective for annual and interim reporting periods beginning after December 15, 2019, for public entities other than smaller reporting companies. ASU 2019-10 deferred the effective date for smaller reporting companies and all other entities until years beginning after December 15, 2022. Early adoption is permitted.

In December 2019, the FASB issued Update 2019-12, Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for annual and interim reporting periods beginning after December 15, 2020, and early adoption is permitted. We are currently evaluating the full impact this guidance will have on our consolidated financial statements.

In March 2020, the FASB issued Topic 848 Reference Rate Reform to provide optional guidance for a limited period of time, from March 12, 2020 through December 31, 2022, to ease the burden of financial reporting due to reference rate reform. An entity can elect to utilize the guidance at any time during the period.

The Company is currently evaluating the effect this guidance will have on the consolidated financial statements and related disclosures.

Sale of Dania Beach Restaurant to Franchisee

In February 2020, the Company entered into an asset purchase agreement with an unrelated third party (“Purchaser”) for the sale of substantially all of the assets used in connection with the operation of BF Dania Beach, LLC for an aggregate purchase price of $1,299,000. The closing of this transaction was delayed due to the COVID-19 outbreak, until at least the third quarter of 2020. The Company received two advances on this purchase totaling $906,500 from the Purchaser in January to March 2020, which is classified as “Other Deposit” on the condensed consolidated balance sheet as of June 30, 2020.

OPES BUSINESS

Overview

We are a blank check company formed under the laws of the State of Delaware on July 24, 2017 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business were not limited to a particular industry or geographic region. Since March 16, 2018, we have been searching for a target business with which to complete an initial business combination.

OPES’s Certificate of Incorporation provides that it will liquidate the trust account and distribute the funds included therein to the holders of Common Stock sold in its IPO and dissolve if it does not consummate a Business Combination by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021).

Offering Proceeds Held in Trust

On March 16, 2018, we consummated our IPO of 10,000,000 Units, with each Unit consisting of one share of Common Stock, and one Public Warrant. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Simultaneously with the consummation of the IPO, we consummated the private placement of 400,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,000,000.

On March 20, 2018, we sold an additional 1,500,000 Units at $10.00 per Unit pursuant to the underwriters fully exercising their over-allotment option and we also sold an additional 45,000 Private Placement Units at $10.00 per Private Placement Unit to the original purchasers of the Private Placement Units in respect of their obligation to purchase such additional Private Placement Units upon the exercise of the underwriters’ over-allotment option, generating additional gross proceeds of $15,450,000. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. These Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants are not transferable, assignable or salable until after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting fee (excluding the deferred underwriting commission of $4,025,000, which amount will be payable upon consummation of the Business Combination, if consummated) and the IPO expenses, the total net proceeds from our IPO and the sale of the Private Placement Units was approximately $116,150,000 (or $10.10 per Unit Sold) was placed in the Trust Account.

As a result of the exercise by the public stockholders of OPES of redemption rights in connection with the First Extension, Second Extension, Third Extension, Fourth Extension and Sixth Extension, an aggregate of approximately $73.2 million was released from the Trust Account to the stockholders who elected to redeem their shares of Common Stock. No redemptions resulted from the Fifth Extension.

As of September 16, 2020, a total of $48,411,000 was in the Trust Account established for the benefit of our public stockholders (including $1,229,000 of accrued interest which we can withdraw to pay taxes).

Business Combination Activities

On June 29, 2020, OPES entered into the Acquisition Agreement, with BurgerFi, the Members and the Members’ Representative. Upon the closing of the transactions contemplated in the Acquisition Agreement, OPES will purchase 100% of the membership interests of BurgerFi and BurgerFi will become a wholly-owned subsidiary of the Post-Business Combination Company.

In the event that the Business Combination is not consummated by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), OPES will distribute the proceeds held in the Trust Account to its public stockholders, liquidate and dissolve. See section titled “The Acquisition Agreement” for more information.

Redemption Rights

Pursuant to OPES’s Certificate of Incorporation, OPES stockholders will be offered the option to redeem their shares of OPES Common Stock for a pro rata share of the Trust Account (currently anticipated to be no less than approximately ($10.___ per share of Common Stock) net of taxes payable in connection with the Business Combination.

OPES will consummate the Business Combination only if public stockholders holding less than 2,446,339 shares of Common Stock elect to redeem their shares of Common Stock for cash.

Our Sponsor and the Initial Stockholders do not have redemption rights with respect to any shares of Common Stock owned by them, directly or indirectly.

Automatic Dissolution and Subsequent Liquidation of Trust Account if No Business Combination

If we do not complete a business combination by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021), it will trigger our automatic dissolution and liquidation pursuant to the terms of our Certificate of Incorporation. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the DGCL Accordingly, no vote would be required from our stockholders to commence such a voluntary dissolution and liquidation..

In order to extend the time available for us to consummate the Business Combination, we must seek stockholder approval at a special meeting of stockholders to amend the Certificate of Incorporation to extend the period of time to consummate the Business Combination. If the proposal to extend the time period is approved, the public stockholders may elect to redeem their public shares into their pro rata portion of the funds held in the Trust Account (calculated as of two business days prior to the meeting).

If our stockholders do not approve the amendment to amend the Certificate of Incorporation to extend the period of time for us to consummate the Business Combination to January 31, 2021, at the special meeting on November 13, 2020, we will, (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding public shares of Common Stock, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we are forced to liquidate the Trust Account, we anticipate that we would distribute to our public stockholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public stockholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. We cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us. Although we are required to have all third parties (including any vendors or other entities we engage after the IPO) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the Trust Account for monies owed them. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share redemption price will not be less than approximately $10.10. Our Sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below $10.10 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but we cannot assure you that it will be able to satisfy its indemnification obligations if it is required to do so. Additionally, the agreement entered into by our Sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the Trust Account. If such funds are insufficient, our Sponsor has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.

Our Sponsor and the Initial Stockholders have agreed to waive their respective rights to participate in any liquidation of our Trust Account or other assets with respect to the shares of Common Stock that they own directly or indirectly, and to vote their shares in favor of any dissolution and plan of distribution which we submit to a vote of stockholders. There will be no distribution from the Trust Account with respect to our Public Warrants or Private Placement Warrants, which will expire worthless.

Facilities

We maintain our principal executive offices at 4218 NE 2nd Avenue, Miami, FL 33137. Our Sponsor is providing us this space and other administrative service for a $10,000-per month fee which is being accrued and will be paid to our Sponsor in cash or stock at the discretion of the Post-Business Combination Company. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. Since locating BurgerFi as a suitable target business to acquire, they are spending more time investigating BurgerFi and processing the Business Combination (and consequently spend more time to our affairs) than they did prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business. We do not intend to have any full-time employees prior to the consummation of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF OPES

The following table sets forth selected historical financial information derived from OPES’s unaudited financial statements for the six months ended June 30, 2020 and 2019, and audited financial statements for the years as of and ended December 31, 2019 and December 31, 2018 which are included elsewhere in this proxy statement.

The historical results of OPES included below and elsewhere in this proxy statement are not necessarily indicative of the future performance of OPES. You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of OPES.”

(in thousands, except share and per share data)

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Loss from operations	$(561)	$(415)
Interest income on marketable securities	336	1,389
Unrealized (loss) gain on marketable securities	(0)	19
Benefit (provision) for income taxes	17	(329)
Net (loss) income	(208)	(665)
Basic and diluted net loss per share	(0.10)	(0.07)
Weighted average shares outstanding – basic and diluted	3,989,495	3,794,975

	Year Ended December 31, 2019	Year Ended December 31, 2018
Loss from operations	$(840)	$(554)
Interest income on marketable securities	2,409	1,871
Unrealized gain (loss) on marketable securities	9	(19)
Provision for income taxes	(416)	(277)
Net income	1,162	1,022
Basic and diluted net loss per share	(0.13)	(0.17)
Weighted average shares outstanding – basic and diluted	3,808,719	3,499,414

Balance Sheet Data:	As of June 30, 2020	As of December 31, 2019
Working capital (deficit)	$(148)	$(292)
Trust account	48,406	94,541
Total assets	48,745	94,689
Total liabilities	3,164	1,736
Value of common stock subject to redemption	40,581	87,952
Stockholders’ equity	5,000	5,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF OPES

The following discussion should be read in conjunction with our financial statements and footnotes thereto incorporated by reference included elsewhere in this proxy statement.

Overview

We are a blank check company formed under the laws of the State of Delaware on July 24, 2017 for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business is not limited to a particular industry or geographic region.

Since we consummated our IPO March 16, 2018, we have been searching for a target business with which to complete an initial business combination.

Recent Developments

On June 18, 2020, our stockholders approved the Fifth Extension to extend the time for which we are required to consummate a Business Combination from June 18, 2020 to September 16, 2020. None of our stockholders elected to redeem their shares of common stock in connection with the Fifth Extension.

On June 29, 2020, we entered the Agreement, with BurgerFi, the Members, and the Members’ Representative. Upon the Closing, we will purchase 100% of the membership interests of BurgerFi from the Members resulting in BurgerFi becoming our wholly owned subsidiary.

The Acquisition Consideration shall be payable as follows (subject to reduction for indemnification claims and potential changes due to a working capital adjustment as described below):

(i)	a cash payment in the aggregate amount of $30,000,000 payable to the Members;

(ii)	$20,000,000 payable either in cash or in shares of our common stock valued at $10.60 per share, in the sole and absolute discretion of our Board of Directors; and

(iii)	the issuance in the aggregate of 4,716,981 shares of our common stock to the Members (the “Closing Payment Shares”)

Of the Closing Payment Shares, 943,396 shares shall be deposited into an escrow account, to satisfy any potential indemnification claims brought pursuant to the Agreement.

The BurgerFi Business Combination will be consummated subject to the deliverables and provisions as further described in the Agreement.

On September 15, 2020, our stockholders approved the Sixth Extension to extend the time for which we are required to consummate a Business Combination from September 16, 2020 to November 15, 2020. In connection with the approval of the Sixth Extension, stockholders elected to redeem an aggregate of 497 shares of common stock, of which we paid cash in the aggregate amount of approximately $5,297, or approximately $10.66 per share, to redeeming stockholders.

On October , 2020, we filed a proxy statement with the SEC to hold a special meeting of stockholders on November 13, 2020 at which we are asking stockholders to vote on a proposal to extend the date by which a business combination must be consummated to January 31, 2021.

Offering Proceeds Held in Trust

On March 16, 2018, we consummated our IPO of 10,000,000 Units, with each Unit consisting of one share of Common Stock, and one Public Warrant. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. Simultaneously with the consummation of the IPO, we consummated the private placement of 400,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total proceeds of $4,000,000.

On March 20, 2018, we sold an additional 1,500,000 Units at $10.00 per Unit pursuant to the underwriters fully exercising their over-allotment option and we also sold an additional 45,000 Private Placement Units at $10.00 per Private Placement Unit to the original purchasers of the Private Placement Units in respect of their obligation to purchase such additional Private Placement Units upon the exercise of the underwriters’ over-allotment option, generating additional gross proceeds of $15,450,000. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO, except that the Private Placement Warrants are not transferable, assignable, or salable until after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

After deducting the underwriting fee (excluding the deferred underwriting commission of $4,025,000, which amount will be payable upon consummation of the Business Combination, if consummated) and the IPO expenses, the total net proceeds from our IPO and the sale of the Private Placement Units was approximately $116,150,000 (or $10.10 per Unit Sold) was placed in the Trust Account.

As a result of the exercise by the public stockholders of OPES of redemption rights in connection with the First Extension, Second Extension, Third Extension and Fourth Extension, an aggregate of approximately $73.2 million was released from the Trust Account to the stockholders who elected to redeem their shares of Common Stock.

As of June 30, 2020, a total of $48,406,367 was in the Trust Account established for the benefit of our public stockholders.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of our Initial Sponsor an aggregate monthly fee of $10,000 for office space and office and administrative support provided to us. We began incurring these fees upon the consummation of the IPO and will continue to incur and accrue these fees monthly until the earlier of the completion of the Business Combination and our liquidation; provided, however, as of April 2020, upon the change in management at OPES, the $10,000 was accruing to our Sponsor instead of our Initial Sponsor, and that accrued amount shall be paid upon the consummation of the Business Combination in either cash or stock, at the Post-Business Combination Company’s election.

In addition, we engaged EarlyBirdCapital, as an advisor in connection with the Business Combination to assist us in holding meetings with our stockholders to discuss the Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing securities in connection with the Business Combination, assist us in obtaining stockholder approval for the Business Combination and assist us with our press releases and public filings in connection with a Business Combination. We will pay EarlyBirdCapital a cash fee of $4,025,000 for such services upon the consummation of a Business Combination (exclusive of any applicable finders’ fees which might become payable).

Lion Point entered into the Forward Purchase Contract with us to purchase, in a private placement for aggregate gross proceeds of $30,000,000, the Forward Purchase Units, on substantially the same terms as the sale of Units in the IPO. The funds from the sale of the Forward Purchase Units may be used as part of the consideration to the sellers in the initial Business Combination; any excess funds may be used for the working capital needs of the post-transaction company. This agreement is independent of the percentage of stockholders electing to redeem their shares of public Common Stock and may provide us with an increased minimum funding level for the Business Combination. The Forward Purchase Contract is subject to conditions, including that Lion Point consents to our initial business combination. Lion Point granting its consent to the purchase is entirely within its sole discretion. Accordingly, if it does not consent to the business combination, it will not be obligated to purchase the units. In connection with the consummation of the Business Combination, the Company will enter into an Amended and Restated Forward Purchase Contract with each of Lion Point and an affiliate of Sponsor for the purchase of Forward Purchase Units. In the written notice from Lion Point to OPES on June 29, 2020, Lion Point confirmed that it will consent to the Business Combination and has agreed to purchase 2,000,000 Forward Purchase Units under the terms of the Amended and Restated Forward Purchase Contract upon the consummation of the Business Combination. An affiliate of Sponsor has agreed to purchase 1,000,000 Forward Purchase Units upon the consummation of the Business Combination. In addition, OPES agreed to register a total of 5,029,376 shares of OPES Common Stock owned, or to be owned by Lion Point as of the consummation of the Business Combination, which is comprised of (i) 862,500 of the Founders’ Shares, (ii) 83,438 shares of OPES Common Stock underlying the Private Placement Units and 83,438 shares of OPES Common Stock underlying the Private Placement Warrants, and (iii) 2,000,000 shares of OPES Common Stock underlying the Forward Purchase Units and 2,000,000 shares of OPES Common Stock underlying the warrants that are part of the Forward Purchase Units, which shares would have priority registration rights over all other shares of OPES Common Stock to be registered under the New Registration Rights Agreement. Lion Point is entitled to make up to two demands that we register such shares. OPES and Lion Point have agreed to enter into definitive documentation with respect to the terms of the written notice from Lion Point to OPES on June 29, 2020. OPES and Lion Point have agreed to enter into definitive documentation with respect to the terms of the letter agreement.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common stock subject to possible redemption

We account for our common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed balance sheets.

Net loss per common share

We apply the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

Recent accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

Results of Operations

We have neither engaged in any business operations nor generated any revenues to date. Our entire activity from inception up to the closing of our IPO on March 16, 2018 was in preparation for that event. After the IPO, our activity has been limited to the evaluation of business combination candidates, and we will not be generating any operating revenues until the closing and completion of our initial business combination. We have, and expect to continue to generate, non-operating income in the form of interest income on marketable securities. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

Comparison of the Three Months Ended June 30, 2020 and June 30, 2019

We have neither engaged in any business operations nor generated any revenues to date. Our entire activity from inception up to the closing of our Initial Public Offering on March 16, 2018 was in preparation for that event. Subsequent to the Initial Public Offering, our activity has been limited to the search for a prospective initial Business Combination target and the proposed acquisition of BurgerFi. We have, and expect to continue to generate, non-operating income in the form of interest income on marketable securities. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2020, we had a net loss of $191,857, which consists of operating costs of $216,974 and an unrealized loss on marketable securities held in our Trust Account of $679, offset by interest income on marketable securities held in the Trust Account of $13,703, and an income tax benefit of $12,093.

For the three months ended June 30, 2019, we had net income of $284,309, which consisted of interest income on marketable securities held in the Trust Account of $703,004 and an unrealized gain on marketable securities held in our Trust Account of $17,202, offset by operating costs of $233,367 and a provision for income taxes of $202,530.

For the six months ended June 30, 2020, we had a net loss of $207,709, which consists of operating costs of $560,566 and an unrealized loss on marketable securities held in our Trust Account of $189, offset by interest income on marketable securities held in the Trust Account of $335,567, and an income tax benefit of $17,479.

For the six months ended June 30, 2019, we had net income of $664,550, which consisted of interest income on marketable securities held in the Trust Account of $1,388,653 and an unrealized gain on marketable securities held in our Trust Account of $18,963, offset by operating costs of $414,517 and a provision for income taxes of $328,549.

Our operating expenses principally consisted of expenses related to our public filings and listing and identification and due diligence related to a potential target business, and to general operating expenses including printing, insurance and office expenses. Until we consummate a Business Combination, we will have no operating revenues.

Comparison of the Fiscal Year Ended December 31, 2019 and December 31, 2018

For the year ended December 31, 2019, we had net income of $1,161,764, which consisted of interest income on marketable securities held in the Trust Account of $2,409,408 and an unrealized gain on marketable securities held in our Trust Account of $8,776, offset by operating costs of $840,321 and a provision for income taxes of $416,099.

For the year ended December 31, 2018, we had net income of $1,021,711, which consists of interest income on marketable securities held in the trust account of $1,871,405, offset by an unrealized loss on marketable securities held in our trust account of $19,398, operating costs of $553,546 and a provision for income taxes of $276,750.

Our operating expenses principally consisted of expenses related to our public filings and listing and identification and due diligence related to a potential target business, and to general operating expenses including printing, insurance, and office expenses. Until we consummate a business combination, we will have no operating revenues.

Liquidity and Capital Resources

As of June 30, 2020, we had marketable securities held in the Trust Account of $48,406,367 (including approximately $1,230,000 of interest income, net of unrealized losses) consisting of U.S. treasury bills with a maturity of 180 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through June 30, 2020, we have withdrawn $1,402,993 of interest earned on the Trust Account to pay for our franchise and income tax obligations, of which $299,075 was withdrawn during the six months ended June 30, 2020.

For the six months ended June 30, 2020, cash used in operating activities was $646,311. Net loss of $207,709 was affected by interest earned on marketable securities held in the Trust Account of $335,567, an unrealized loss on marketable securities held in our Trust Account of $189 and a deferred tax benefit of $17,479. Changes in operating assets and liabilities used $85,745 of cash from operating activities.

For the six months ended June 30, 2019, cash used in operating activities was $505,245. Net income of $664,550 was offset by interest earned on marketable securities held in the Trust Account of $1,388,653, an unrealized gain on marketable securities held in our Trust Account of $18,963 and a deferred tax benefit of $10,399. Changes in operating assets and liabilities provided $248,220 of cash from operating activities.

We intend to use substantially all of the funds held in the Trust Account to acquire a target business or businesses and to pay our expenses relating thereto, including a fee payable to EarlyBirdCapital in the amount of $4,025,000. To the extent that our capital stock or debt is used, in whole or in part, as consideration to effect a Business Combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our Business Combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

At the time of the IPO, we also entered into the Forward Purchase Contract with Lion Point, wherein Lion Point agreed to purchase in a private placement to occur concurrently with the consummation of our initial business combination the Forward Purchase Units, for aggregate gross proceeds of $30,000,000. The Forward Purchase Contract is subject to conditions, including that Lion Point consents to our initial business combination. Lion Point granting its consent to the purchase is entirely within its sole discretion. Accordingly, if it does not consent to the business combination, it will not be obligated to purchase the units. In connection with the consummation of the Business Combination, the Company will enter into Amended and Restated Forward Purchase Contracts with each of Lion Point and Lionheart Equities for the purchase of Forward Purchase Units. In the written notice from Lion Point to OPES on June 29, 2020, Lion Point confirmed that it will consent to the Business Combination and has agreed to purchase 2,000,000 Forward Purchase Units under the terms of the Amended and Restated Forward Purchase Contract it will enter into with the Company upon the consummation of the Business Combination. Lionheart Equities has also agreed to purchase 1,000,000 Forward Purchase Units under the terms of the Amended and Restated Forward Purchase Contract it will enter into with the Company upon the consummation of the Business Combination. In addition, OPES agreed to register a total of 5,029,376 shares of OPES Common Stock owned, or to be owned by Lion Point as of the consummation of the Business Combination, which is comprised of (i) 862,500 of the Founders’ Shares, (ii) 83,438 shares of OPES Common Stock underlying the Private Placement Units and 83,438 shares of OPES Common Stock underlying the Private Placement Warrants, and (iii) 2,000,000 shares of OPES Common Stock underlying the Forward Purchase Units and 2,000,000 shares of OPES Common Stock underlying the warrants that are part of the Forward Purchase Units, which shares would have priority registration rights over all other shares of OPES Common Stock to be registered under the New Registration Rights Agreement. Lion Point is entitled to make up to two demands that we register such shares. OPES and Lion Point have agreed to enter into definitive documentation with respect to the terms of the written notice from Lion Point to OPES on June 29, 2020.

In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, our Sponsor, the Initial Stockholders or their affiliates, and our officers and directors may, but are not obligated to, loan us funds from time to time or at any time as may be required. If we complete a business combination, we will repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender. The units would be identical to the private placement units. The loans would be non-interest bearing and would be payable upon consummation of a business combination.

As of June 30, 2020, we had $18,198 in cash and a working capital deficit of $343,359, which excludes prepaid income taxes and franchise and income taxes payable as the net amount can be paid from the interest earned on the Trust Account. We have not generated operating revenues, nor do we expect to generate operating revenues until the consummation of a Business Combination. Until the consummation of a Business Combination, we will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

On September 16, 2019, our stockholders approved the First Extension to extend the period of time we had to consummate a Business Combination from September 16, 2019 to November 15, 2019 and Lion Point agreed to loan us the funds necessary to obtain the First Extension. We deposited into the Trust Account an aggregate of approximately $613,870, for such extension. A portion of the promissory notes were issued to an affiliate of the Sponsor ($214,855) and a portion of the promissory notes were issued to Lion Point ($399,015). The loans are non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if we are unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On November 15, 2019, our stockholders approved the Second Extension to further extend the period of time for which we are required to consummate a Business Combination from November 15, 2019 to January 15, 2020. In connection with the approval of the Second Extension, stockholders elected to redeem an aggregate of 228,001 shares of common stock, of which we paid cash in the aggregate amount of $2.4 million, or approximately $10.43 per share, to redeeming stockholders. In connection with the Second Extension, we deposited into the Trust Account $0.0325 for each public share that was not redeemed in connection with the Second Extension, or an aggregate of approximately $584,301, for such extension. The amount deposited into the Trust Account was loaned to us by an unrelated third party. The loan is non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loan will be forgiven if we are unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On January 15, 2020, our stockholders approved the Third Extension to further extend the period of time for which we are required to consummate a Business Combination from January 15, 2020 to March 16, 2020. In connection with the approval of the Third Extension, stockholders elected to redeem an aggregate of 18,133 shares of common stock, of which we paid cash in the aggregate amount of $190,800, or approximately $10.52 per share, to redeeming stockholders. In connection with the Third Extension, we deposited into the Trust Account $0.0325 for each public share that was not redeemed in connection with the Third Extension, or an aggregate of approximately $583,122, for such extension. A portion of the amount deposited into the Trust Account was loaned to us by an unrelated third party ($291,561), a portion was loaned to us by EarlyBirdCapital ($145,781) and a portion was loaned to us by an affiliate of Sponsor ($145,780). The loans are non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if we are unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On March 16, 2020, our stockholders approved the Fourth Extension to further extend the period of time for which we are required to consummate a Business Combination from March 16, 2020 to June 18, 2020. In connection with the approval of the Fourth Extension, stockholders elected to redeem an aggregate of 4,428,044 shares of common stock, of which we paid cash in the aggregate amount of $46.97 million, or approximately $10.61 per share, to redeeming stockholders. In connection with the Fourth Extension, we deposited into the Trust Account $0.03 for each public share that was not redeemed in connection with the Fourth Extension, or an aggregate of approximately $408,876, for such extension. The amounts deposited into the Trust Account were loaned to us by an affiliate of Sponsor. The loans are non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if we are unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

As of December 31, 2019, we had marketable securities held in the Trust Account of $94,541,286 (including approximately $2,578,000 of interest income) consisting of U.S. treasury bills with a maturity of 180 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through December 31, 2019, we have withdrawn $1,103,917 of interest earned on the Trust Account to pay for our franchise and income tax.

For the year ended December 31, 2019, cash used in operating activities was $1,238,517. Net income of $1,161,764 was offset by interest earned on marketable securities held in the Trust Account of $2,409,408, an unrealized gain on marketable securities held in our Trust Account of $8,776 and a deferred tax benefit of $52,268. Changes in operating assets and liabilities provided $70,171 of cash from operating activities.

For the year ended December 31, 2018, cash used in operating activities was $649,276. Net income $1,021,711 was impacted by interest earned on marketable securities held in the trust account of $1,871,405 and an unrealized loss on marketable securities held in our trust account of $19,398. Changes in operating assets and liabilities provided $181,020 of cash from operating activities.

As of December 31, 2019, we had $17,862 in cash and working capital deficit of $286,557, which excludes prepaid income taxes and franchise and income taxes payable as the net amount can be paid from the interest earned on the Trust Account. We have not generated operating revenues, nor do we expect to generate operating revenues until the consummation of a business combination. Until the consummation of a business combination, we will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the business combination.

We will need to raise additional capital through loans or additional investments from our Sponsor, stockholders, officers, directors, or third parties. Our Sponsor, the Initial Stockholders or their affiliates, and our officers and directors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of OPES Acquisitions Corp. (“OPES”) present the combination of the financial information of OPES and BurgerFi International, LLC (“BurgerFi”), adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The transaction is being accounted for as a business combination using the acquisition method with OPES as the accounting acquirer in accordance with ASC 805, Business Combinations. Under this method of accounting the purchase price will be allocated to BurgerFi’s assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the transaction.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the historical balance sheet of OPES and the historical balance sheet of BurgerFi, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, combine the historical statements of operations of OPES and BurgerFi on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

On June 29, 2020, OPES entered into a membership interest purchase agreement (the “Acquisition Agreement”), with BurgerFi, the members of BurgerFi (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”). OPES’s acquisition of the membership interests of BurgerFi owned by the Members (the “Interests”) is referred to herein as the Business Combination. Upon the closing of the transactions contemplated in the Acquisition Agreement (the “Closing”), OPES will purchase 100% of the membership interests of BurgerFi from the Members resulting in BurgerFi becoming a wholly owned subsidiary of OPES, In connection with the Business Combination, OPES will change its name to “BurgerFi International, Inc.” References to the “Post-Combination Company” shall refer to BurgerFi International, Inc. after the consummation of the Business Combination. Holders of the Common Stock of OPES will be asked to approve the Acquisition Agreement, and the other related proposals.

The aggregate value of the consideration to be paid by OPES in the Business Combination (subject to reduction for indemnification claims and potential changes due to a working capital adjustment) is approximately $172.3 million calculated as follows: (i) $30,000,000 in cash payable to Members, (ii) $20,000,000 payable either in cash or in shares of OPES Common Stock valued at $10.60 per share (the “Stock Portion”), in the sole and absolute discretion of the OPES board of directors (the “OPES Board of Directors” or “OPES’s Board of Directors”); and (iii) 4,716,981 shares of OPES Common Stock to be issued to the Members. After the Business Combination, the Members may be entitled to an additional 9,356,459 shares of OPES Common Stock if certain stock price targets are met by the Post-Combination Company following the Business Combination.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on OPES results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of OPES for the year ended December 31, 2019 and the related notes, each of which is incorporated by reference;

●	the historical audited financial statements of BurgerFi as of and for the year ended December 31, 2019 and the related notes, each of which is incorporated by reference;

●	the historical unaudited financial statements of OPES as of and for the six months ended June 30, 2020 and the related notes, each of which is incorporated by reference;

●	the historical unaudited financial statements of BurgerFi as of and for the six months ended June 30, 2020 and the related notes, each of which is incorporated by reference;

●	other information relating to OPES and BurgerFi contained in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to OPES’s Certificate of Incorporation, its public stockholders will be offered the opportunity to redeem, upon the closing of the Business Combination, all or a portion of the shares of OPES Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the Proxy Statement).

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

●	Assuming No Redemptions— this scenario assumes that no shares of OPES Common Stock are redeemed; and

●	Assuming Maximum Redemptions——this scenario assumes that 2,446,339 shares of OPES Common Stock are redeemed for an aggregate payment of approximately $26.1 million (based on the estimated per share redemption price of approximately $10.66 per share) from the Trust Account.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of OPES following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2020

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	OPES	BurgerFi	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$18,198	$4,914,495	$48,406,367	(1)
			30,000,000	(2)
			(1,623,332	)(3)
			(5,700,000	)(5)
			(30,000,000	)(7)	$46,015,728	$(26,065,728	)(6)	$19,950,000
Restricted cash	-	584,857	-		584,857	-		584,857
Accounts receivable, net	-	389,491	-		389,491	-		389,491
Inventory	-	186,906	-		186,906	-		186,906
Prepaid expenses and other current assets	250,823	313,625	-		564,448	-		564,448
Total Current Assets	269,021	6,389,374	41,083,035		47,741,430	(26,065,728)		21,675,702
Marketable securities held in Trust Account	48,406,367	-	(48,406,367	)(1)	-	-		-
Property and equipment	-	7,271,222	1,092,778	(7)	8,364,000	-		8,364,000
Due from related companies	-	4,896,783	-		4,896,783	-		4,896,783
Goodwill	-	1,382,621	91,349,286	(7)	92,731,907	-		92,731,907
Intangible assets	-	-	96,404,000	(7)	96,404,000	-		96,404,000
Other assets	-	462,691	-		462,691	-		462,691
Deferred tax assets	69,747	-	-		69,747	-		69,747
Total Assets	$48,745,135	$20,402,691	$181,522,732		$250,670,558	$(26,065,728)		$224,604,830

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable - trade	$417,307	$1,746,077	$-		$2,163,384	$-		$2,163,384
Accrued expenses	-	641,226	-		641,226	-		641,226
Gift card liability	-	433,021	-		433,021	-		433,021
Revolving line of credit	-	3,305,000	-		3,305,000	-		3,305,000
Notes payable - current	-	2,016,890	-		2,016,890	-		2,016,890
Current portion of deferred initial franchise fees	-	503,985	-		503,985	-		503,985
Other deposit	-	906,500	-		906,500	-		906,500
Total Current Liabilities	417,307	9,552,699	-		9,970,006	-		9,970,006
Promissory notes - related parties	1,623,332	-	(1,623,332	)(3)	-	-		-
Convertible promissory notes	1,123,131	-	(1,123,131	)(4)	-	-		-
Deferred initial franchise fees, net of current portion	-	4,250,492	-		4,250,492	-		4,250,492
Due to related companies	-	26,000	-		26,000	-		26,000
Notes payable	-	2,041,219	-		2,041,219	-		2,041,219
Deferred rent	-	1,243,337	(1,243,337	)(7)	-	-		-
Deferred income taxes payable	-	-	25,065,040	(7)	25,065,040	-		25,065,040
Total Liabilities	3,163,770	17,113,747	21,075,240		41,352,757	-		41,352,757

Commitments and Contingencies

Common stock subject to redemption	40,581,361	-	(40,581,361	)(6)	-	-		-

Stockholders’ Equity
Common stock	407	-	300	(2)
			10	(4)
			379	(6)
			660	(7)	1,756	(244	)(6)	1,512
Additional paid-in capital	3,025,007	-	29,999,700	(2)
			1,123,121	(4)
			40,580,982	(6)
			138,282,032	(7)	213,010,842	(26,065,484	)(6)	186,945,358
Members’ equity	-	3,258,331	(3,258,331	)(7)	-	-		-
Retained earnings (accumulated deficit)	1,974,590	-	(5,700,000	)(5)	(3,725,410)	-		(3,725,410)
Total Stockholders’ Equity	5,000,004	3,258,331	201,028,853		209,287,188	(26,065,728)		183,221,460
Noncontrolling interest	-	30,613	-		30,613	-		30,613
Total Liabilities and Stockholders’ Equity	$48,745,135	$20,402,691	$181,522,732		$250,670,558	$(26,065,728)		$224,604,830

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

				Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	OPES		BurgerFi	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement

Total revenues	$-		$34,227,380	$-		$34,227,380	$-		$34,227,380

Operating expenses:
Restaurant level operating expenses	-		21,574,747	-		21,574,747	-		21,574,747
General and administrative expenses	840,321		7,230,200	-		8,070,521	-		8,070,521
Amortization of intangible assets	-		-	3,640,221	(3)	3,640,221	-		3,640,221
Depreciation and amortization expense	-		825,201	-		825,201	-		825,201
Brand development and co-op advertising expense	-		1,732,407	-		1,732,407	-		1,732,407
Gain on disposal of property and equipment	-		(184,386)	-		(184,386)	-		(184,386)
Total operating expenses	840,321		31,178,169	3,640,221		35,658,711	-		35,658,711
Operating income	(840,321)		3,049,211	(3,640,221)		(1,431,331)	-		(1,431,331)

Other income (expense):
Interest income	2,409,408		-	(2,409,408	)(1)	-	-		-
Unrealized gain on marketable securities	8,776		-	(8,776	)(1)	-	-		-
Interest expense	-		(78,987)	-		(78,987)	-		(78,987)
Income before income taxes	1,577,863		2,970,224	(6,058,405)		(1,510,318)	-		(1,510,318)
Provision for income taxes	416,099		-	(416,099	)(2)	(946,458)	-		(946,458)
				(946,458	)(3)
Net income (loss)	1,161,764		2,970,224	(4,695,848)		(563,860)	-		(563,860)
Net income attributable to non-controlling interest	-		35,442	-		35,442	-		35,442
Net income (loss) attributable to controlling interest	$1,161,764		$2,934,782	$(4,695,848)		$(599,302)	$-		$(599,302)

Weighted average shares outstanding, basic and diluted	3,808,719	(a)		13,758,123	(4)	17,566,842	(2,446,339	)(4)	15,120,503
Basic and diluted net (loss) income per share	$(0.13	)(b)				$(0.03)			$(0.04)

(a)	Excludes an aggregate of up to 8,363,100 shares subject to possible redemption at December 31, 2019.

(b)	Net loss per share – basic and diluted excludes income attributable to common stock subject to possible redemption of $1,675,083 for the year ended December 31, 2019.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2020

				Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	OPES		BurgerFi	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement

Total revenues	$-		$15,864,068	$-		$15,864,068	$-		$15,864,068

Operating expenses:
Restaurant level operating expenses	-		10,751,949	-		10,751,949	-		10,751,949
General and administrative expenses	560,566		2,773,135	-		3,333,701	-		3,333,701
Amortization of intangible assets	-		-	1,820,111	(3)	1,820,111	-		1,820,111
Depreciation and amortization expense	-		495,506			495,506	-		495,506
Brand development and co-op advertising expense	-		909,237			909,237	-		909,237
Total operating expenses	560,566		14,929,827	1,820,111		17,310,504	-		17,310,504
Operating income	(560,566)		934,241	(1,820,111)		(1,446,436)	-		(1,446,436)

Other income (expense):
Interest income	335,567		-	(335,567	)(1)	-			-
Unrealized gain (loss) on marketable securities	(189)		-	189	(1)	-			-
Interest expense	-		(87,081)	-		(87,081)	-		(87,081)
Income (loss) before income taxes	(225,188)		847,160	(2,155,489)		(1,533,517)	-		(1,533,517)
Benefit for income taxes	(17,479)		-	17,479	(2)	(473,229)			(473,229)
				(473,229	)(3)
Net income (loss)	(207,709)		847,160	(1,699,739)		(1,060,288)	-		(1,060,288)
Net income attributable to non-controlling interest	-		15,758	-		15,758	-		15,758
Net income (loss) attributable to controlling interest	$(207,709)		$831,402	$(1,699,739)		$(1,076,046)	$-		$(1,076,046)

Weighted average shares outstanding, basic and diluted	3,989,495	(a)		13,577,347	(4)	17,566,842	(2,446,339	)(4)	15,120,503
Basic and diluted net (loss) income per share	$(0.10	)(b)				$(0.06)			$(0.07)

(a)	Excludes an aggregate of up to 2,446,339 shares subject to possible redemption at June 30, 2020.

(b)	Net loss per share – basic and diluted excludes income attributable to common stock subject to possible redemption of $211,136 for the six ended June 30, 2020.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

OPES has concluded that the transaction represents a business combination pursuant to ASC 805, Business Combinations. OPES has not yet completed a final valuation analysis of the fair market value of BurgerFi’s assets to be acquired and liabilities to be assumed. Using the estimated total consideration for the transaction, OPES has estimated the allocations to such assets and liabilities. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when OPES has determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (1) changes in allocations to intangible assets or goodwill based on the results of certain valuations and other studies that have yet to be completed, other changes to assets and liabilities and (2) changes to the ultimate purchase consideration. For the purposes of the unaudited pro forma condensed combined financial information, the accounting policies of BurgerFi and OPES are aligned giving effect to certain pro forma adjustments, if any.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the six months ended June 30, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	OPES’s unaudited balance sheet as of June 30, 2020 and the related notes, which is incorporated by reference; and

●	BurgerFi’s unaudited balance sheet as of June 30, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	OPES’ audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference; and

●	BurgerFi’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	OPES’ unaudited statement of operations for the six months ended June 30, 2020 and the related notes, which is incorporated by reference; and

●	BurgerFi’s unaudited statement of operations for the six months ended June 30, 2020 and the related notes, which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of OPES and BurgerFi.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. OPES and BurgerFi have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:

(1)	Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination.

(2)	Reflects the PIPE issuance of 3,000,000 common stock shares at $10.00 per share.

(3)	Reflects the repayment of promissory note and advances to related parties.

(4)	Reflects the conversion of convertible promissory note into 100,000 common stock shares.

(5)	Represents transaction costs of approximately $5.7 million incurred in consummating the Business Combination. Includes legal, financial advisory and other professional fees related to the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

(6)	Reflects the transfer of $40.6 million in shares subject to redemption to permanent equity under the “Assuming No Redemptions” scenario and assumes the transfer of $14.5 million in shares subject to redemption to permanent equity and $26.1 million (2,446,339 shares at $10.66 per share) in redemptions under the “Assuming Maximum Redemptions” scenario.

(7)

Reflects the $172.3 million in total consideration for the acquisition of BurgerFi. The $172.3 million total consideration includes a) a cash payment of $30.0 million, b) the issuance of 6,603,773 common stock shares valued at $72.9 million (based on October 23, 2020 OPES common stock closing price of $11.05 per share), c) contingent earnout consideration valued at $65.3 million and d) assumed debt of $4.1 million.

Based on the features of the earnout, a Monte-Carlo Simulation was used to value the contingent consideration. The traded price of OPES was simulated in each trial using Geometric Brownian Motion, and the simulated path was then analyzed to determine which, if any, earnout tranches would be payable within the given trial. The estimated payments were calculated by multiplying the shares earned for a given tranche by the simulated price as of the date that the earnout tranche was earned. The result was present valued using the risk-free rate. The average of all trials resulted in the valuation conclusion, which was determined to be approximately $65.3 million.

The following table illustrates the effect of change in OPES’ common stock price and the resulting impact on the estimated total purchase price and estimated goodwill:

		Estimated
	Stock Price	Purchase Price	Estimated Goodwill
Increase of 10%	$15.69	$202,955,892	$129,539,273
Decrease of 10%	$12.83	$184,121,932	$110,705,313
Increase of 20%	$17.11	$212,372,873	$138,956,254
Decrease of 20%	$11.41	$174,704,951	$101,288,332
Increase of 30%	$18.54	$221,789,853	$148,373,234
Decrease of 30%	$9.98	$165,287,971	$91,871,352
Increase of 50%	$21.39	$240,623,813	$167,207,194
Decrease of 50%	$7.13	$146,454,010	$73,037,391

Cash	$4,914,495
Restricted cash	584,857
Accounts receivable	389,491
Inventory	186,906
Prepaid expenses and other current assets	313,625
Property and equipment	8,364,000
Due from related companies	4,896,783
Other assets	462,691
Goodwill	92,731,907
Intangible assets	96,404,000
Accounts payable - trade	(1,746,077)
Accrued expenses	(641,226)
Gift card liability	(433,021)
Revolving line of credit	(3,305,000)
Current portion of deferred initial franchise fees	(503,985)
Other deposit	(906,500)
Deferred initial franchise fees, net of current portion	(4,250,492)
Due to related companies	(26,000)
Deferred income taxes payable (**)	(25,065,040)
Noncontrolling interest	(30,613)
Consideration	$172,340,801

**	Deferred income taxes payable relates to the $96.4 million of intangible assets related to the acquisition of BurgerFi and assumes a blended federal and state tax rate of 26%.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the six months ended June 30, 2020 are as follows:

(1)	Represents pro forma adjustment to eliminate interest income and unrealized gain on marketable securities related to the Trust Account.

(2)	We have incurred income tax expense primarily related to interest income and unrealized gain on marketable securities related to the Trust account. We are eliminating this income tax expense because this income tax expense will not be incurred if the Merger was consummated on January 1, 2019.

(3)	Represents the amortization of intangible assets related to the acquisition of BurgerFi and the related effect on deferred income taxes (assuming a blended federal and state tax rate of 26%) over the period shown below as if the acquisition had occurred on January 1, 2019. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as other factors. Factors considered include contractual life, the period of which a majority of cash flow is expected and/or management’s view based on historical experience with similar assets. The estimated useful lives on property and equipment range from five to fifteen years.

Franchise agreements	$20,591,000	7
Trade names / trademarks	61,795,000	Indefinite
Liquor license	210,000	Indefinite
Reef Kitchens license agreement	13,643,000	20
VegeFi product	165,000	10
	$96,404,000

(4)	Represents the increase in the weighted average shares outstanding due to the issuance of common stock (and redemptions in the Assuming Maximum Redemptions scenario) in connection with the Business Combination.

3.	Income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Also, assumes that all stock options, warrants and rights are not dilutive.

	Combined (Assuming No Redemptions)	Combined (Assuming Maximum Redemptions)
OPES public shares electing cash conversion	-	(2,446,339)
OPES public shares outstanding	7,863,069	7,863,069
OPES shares issued to PIPE investors	3,000,000	3,000,000
Shares issued to third party	100,000	100,000
OPES shares issued in merger to BurgerFi	6,603,773	6,603,773
Shares outstanding	17,566,842	15,120,503

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF OPES

Our current directors and executive officers are as follows:

Name	Age	Class	Other positions with the Company;	Has served as the Company director since
Ophir Sternberg	50	C	Chief Executive Officer and Chairman	October 2019

José Luis Córdova Vera	33	N/A	Chief Financial Officer	October 2019

David Brain	64	C	Director	April 2020

James Anderson	71	A	Independent Director	April 2020

Martha (Stormy) L. Byorum	71	B	Independent Director	January 2018

Allison Greenfield	48	B	Independent Director	June 2020

The following sets forth certain information with respect to our executive officers and directors.

Ophir Sternberg has served as a member of OPES’s Board of Directors since October 2019, was appointed as Chairman in April 2020 and Chief Executive Officer in June 2020. Mr. Sternberg has over 26 years of experience investing in all segments of the real estate industry, including land acquisitions, luxury residential, hospitality, commercial and retail. He is the Founder of Lionheart Capital, LLC, an investment firm, and has served as its Chief Executive Officer since its formation in 2009. From 1993 to 2009, Mr. Sternberg was the Founder and Managing Partner of Oz Holdings, LLC, a private real estate investment and management company. Once a member of an elite Israeli Defense Force unit, Mr. Sternberg studied finance at Sy Syms School of Business at Yeshiva University.

José Luis Córdova Vera has served as our Chief Financial Officer since October 2019. Mr. Cordova has been a private consultant since October 2019. From 2017 to September 2019, he served as Vice President of Strategic Planning & Finance at Oro Negro, a Mexican oilfield services company. From 2012 to 2015, Mr. Cordova worked for Deloitte as Vice President of Corporate Finance. He has also held roles in investment risk management for large financial institutions. Mr. Cordova is an Industrial Engineer from Pontificia Universidad Catolica del Peru, received an M.B.A. from Cornell University, and is a CFA and CAIA Charterholder.

James Anderson has over 40 years of entrepreneurial business experience with a major focus in real estate and business development including internationally. He has either been a sole founder or founding partner in several commercial ventures. He has been an owner/broker of JA Real Estate Partners, LLC (New York, NY) since 2001. He co-founded Iowa State Commercial Investment Company, LLC in 2017; he acted as Senior Advisor to F&T Group from 2008-2014 in connection with the Nanjing World Trade Center mixed-use development project; and he was a regional manager/vice president of DeWolfe Companies, Inc. from 1989-1996. Mr. Anderson resided in China for nearly 10 years (2008-2017) where he was involved in numerous business/real estate development projects. He holds a BBA degree from the University of Iowa.

David Brain served as Chief Executive Officer of the Company from April 2020 until June 2020. Mr. Brain has served as CEO of Enfinite Capital, LLC since 2017, an investment and development firm which he co-founded in late 2017. The firm is focused on renewable energy and infrastructure projects and has an alliance with Black & Veatch. Mr. Brain served as the President and Chief Executive Officer as well as a Board Member/Trustee of Entertainment Properties Trust/EPR Properties, an NYSE traded real estate investment trust (NYSE:EPR) for over 15 years until stepping down in 2015. Mr. Brain co-founded the Company in 1997 and served as its original CFO. He was named CEO in September of 1999. Mr. Brain currently serves on the Board of Maxus Properties, (MRTI), a public externally managed multi-family residential REIT, Alamo Drafthouse Theatres and Plexpod, a midwestern coworking property developer and operator. He received a Bachelor of Arts degree in Economics with honors from Tulane University, where he was also named Phi Beta Kappa and an MBA from the A. B. Freeman Graduate Business School at Tulane University.

Martha (Stormy) L. Byorum has served as a member of our board of directors since January 2018. Ms. Byorum is founder and chief executive officer of Cori Investment Advisors, LLC (Cori Capital), a financial services entity that was most recently (January 2005 through August 2013) a division of Stephens Inc., a private investment banking firm founded in 1933. She has also been a managing director at Young America Capital LLC, since October 2014. Ms. Byorum is a Life Trustee of Amherst College. She has also  served as a director of Tecnoglass Inc. (formerly Andina Acquisition Corp., or “Andina”) since 2011, where she currently serves as chair of the audit committee, as a director of Northwest Natural Gas Company since 2004, where she currently serves as chair of the finance committee and as a member of the audit and governances committees, and as a director of JELD-WEN Holding, Inc. since 2014, where she currently is a member of the audit and governance and nominating committees. Ms. Byorum received a B.B.A. from Southern Methodist University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Allison Greenfield has over two decades of experience in real estate development. Ms. Greenfield has been a partner of Lionheart Capital, LLC, since it was founded in 2009 and has over 25 years of experience in the entitlement, design, construction and management of projects in all segments of the real estate industry, including industrial, retail, hospitality, and ultra-luxury residential condominiums. At Lionheart Capital, LLC, she has been responsible for the successful acquisition, development, and repositioning of real estate assets around the world. Prior to her tenure at Lionheart Capital, LLC, Ms. Greenfield ran the development and construction arm of Oz Holdings, LLC as a partner from 2001-2010. Ms. Greenfield studied Architecture at The New School University, Parsons School of Design and holds a B.A. in History from Barnard College/Columbia University.

Number and Terms of Office of Officers and Directors

Our Board of Directors currently consists of five directors. We have a classified board. The directors are divided into Class A, Class B and Class C, respectively. All our directors are elected for three-year terms. Class A directors shall be elected for a term expiring at our 2023 annual meeting of Stockholders, the directors in Class B shall be elected for a term expiring at our 2024 annual meeting of Stockholders and the directors in Class C shall be elected for a term expiring at our 2025 annual meeting of Stockholders.

Director Independence

Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that James Anderson, Martha (Stormy) L. Byorum and Allison Greenfield are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board Committees

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Board has adopted written charters for each of these committees. Copies of the charters are available as exhibits to the Registration Statement on Form S-1/A filed on March 8, 2018. Copies of the charters will also be made available on our website, https://www.OPESacquisitioncorp.com/ Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee was established on March 13, 2018 and is comprised of our independent directors. As of the date of this proxy statement, Mr. Anderson, Ms. Byorum and Ms. Greenfield serve on the Audit Committee. Ms. Byorum qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

According to its charter, the Audit Committee consists of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of NASDAQ, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

Our Compensation Committee was established on March 13, 2018. As of the date of this proxy statement, Mr. Anderson, Ms. Byorum and Ms. Greenfield serve on the Compensation Committee.

The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Notwithstanding the foregoing, as indicated below, other than the $10,000 per month administrative fee which is paid under our Administrative Services Agreement, no compensation of any kind, including finders, consulting or other similar fees, has been paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of the Business Combination, the Compensation Committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with the Business Combination.

Nominating Committee

Our Nominating Committee was established on March 13, 2018. As of the date of this proxy statement, Mr. Anderson, Ms. Byorum and Ms. Greenfield serve on the Audit Committee. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that the persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education, or public service;

●	should possess the requisite intelligence, education, and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives, and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider several qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

Executive Compensation

None of our executive officers or directors has received any compensation (cash or non-cash) for services rendered to us. No compensation of any kind, including finder’s and consulting fees, is paid to holders of Founders’ Shares, executive officers and directors, or any of their respective affiliates, for services rendered prior to the Business Combination other than (i) repayment of loans made to us prior to our IPO by our officers and directors to cover IPO related and organization expenses and (ii) and payment to an affiliate of our Initial Sponsor (through April 2020) and thereafter accrued to our Sponsor, a fee of $10,000 per month for providing us with office space and certain office and administrative services. Individuals will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our Audit Committee will approve all such reimbursements.

Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee consisting solely of independent directors or by a majority of the independent directors on our board of directors.

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

At the Closing of the Business Combination, all directors (other than Mr. Sternberg and Ms. Greenfield) will resign and will receive 60,000 Founders’ Shares, in the aggregate, transferred to them by the Initial Stockholders.

POST-COMBINATION COMPANY’S DIRECTORS AND
EXECUTIVE OFFICERS AFTER THE BUSINESS COMBINATION

If the Business Combination Proposal is adopted by OPES’s stockholders, the Board of Directors of the Post-Combination Company will be reconstituted and will initially be comprised of five members. We believe it is in the best interests of the Company and its stockholders for the Board of Directors to continue to be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms.

The Post-Combination Company’s directors and executive officers after the Business Combination will be as follows:

Name	Age	Class	Position
Ophir Sternberg	50	C	Chairman of the Board
Julio Ramirez	66	N/A	Chief Executive Officer
Charles Guzzetta	30	N/A	President
Bryan McGuire	55	N/A	Chief Financial Officer
Ross Goldstein	46	N/A	Chief Legal Officer
Nick Raucci	46	N/A	Chief Operating Officer
AJ (Andrea) Acker	77		Director
Steven Berrard	66		Director
Gregory Mann	49		Director
Allison Greenfield	48		Director

The following sets forth certain information with respect to our executive officers and directors.

Ophir Sternberg has served as a member of OPES’s Board of Directors since October 2019, was appointed as Chairman in April 2020 and Chief Executive Officer in June 2020. Mr. Sternberg has over 26 years of experience investing in all segments of the real estate industry, including land acquisitions, luxury residential, hospitality, commercial and retail. He is the Founder of Lionheart Capital, LLC, an investment firm, and has served as its Chief Executive Officer since its formation in 2009. From 1993 to 2009, Mr. Sternberg was the Founder and Managing Partner of Oz Holdings, LLC, a private real estate investment and management company. Once a member of an elite Israeli Defense Force unit, Mr. Sternberg studied finance at Sy Syms School of Business at Yeshiva University. We believe Mr. Sternberg is well-qualified to serve on our board of directors due to his business experience and contacts and relationships.

Julio Ramirez serves as Chief Executive Officer of BurgerFi and will continue to serve in that role in the Post-Combination Company. Mr. Ramirez was just recently hired on October 16, 2020. Mr. Ramirez has over 40 years experience in the multi-unit restaurant industry. Mr. Ramirez founded JEM Global, Inc, (“JEM”) a company specializing in assisting QSR and fast casual brands’ with franchising and development efforts domestically and internationally. Though JEM, he consulted Dunkin Brands on its Brazil entry strategy and Buffalo Wings and Rings on its Mexico development strategy. He was also co-owner of Giordino Gourmet Salads, South Floida’s premier fast-casual concept, helping to grow the brand in Miami, Fort Lauderdale and Nalpes, Florida. Prior to JEM, Mr. Ramirez was with Burger King Corporation for over 25 years. In his role at Burger King he introduced the brand in over 10 countries throughout Latin America, effectively establishing the supply chain, selecting outstanding franchisees, and building successful teams in several Central and South American countries. Mr. Ramirez holds an MBA from the University of Georgia. He has also completed the Advanced Management Program from the Wharton School of Business at the University of Pennsylvania. He served as an Executive Board Member of the United Way of Miemi-Dade County, was a founding member of the BurgerKing “Have it Your Way” Foundation, and is currently a member of the prestigious Orange Bowl Committee. Mr. Ramirez was an external director at Grupo Intur – the largest franchisee of American QSR brands in Central America with over 200 locations of 8 different brands across several nations.

Charles Guzzetta serves as President of BurgerFi and will continue to serve in that role in the Post-Combination Company. Mr. Guzzetta has been with BurgerFi since 2013 and for the past seven years he has worked just about every role within the BurgerFi organization including operations, communications, marketing, new restaurant openings, and franchise development. Combining his experience in each aspect of BurgerFi’s business, Mr. Guzzetta has been integral in growing the company from a 20-restaurant regional chain to a nearly 133-restaurant international brand. In his role as President, Mr. Guzzetta is responsible for the oversight of all brand and development activities as well as the strategic execution of the company’s purpose of redefining the way the world eats burgers. Mr. Guzzetta graduated Hofstra University’s Zarb School of Business, where he earned a Bachelors of Business Administration (BBA) in Management and Finance.

Bryan McGuire serves as the Chief Financial Officer of BurgerFi and will continue to serve in that role in the Post-Combination Company. He has over 25 years of experience in executive finance, specializing in growing restaurant companies. From 2006 to 2020, Mr. McGuire was a founder and partner in Quantum Peak Consulting LLC (“QPC”). QPC is a boutique business consulting firm based in Tampa, FL specializing in business planning for high growth multi-unit restaurant companies and SEC reporting for public entities. From 2000 to 2006, Mr. McGuire was the Chief Financial Officer for Ker’s WingHouse where revenue grew from $12,000,000 to $50,000,000. From 1997 to 2000, he was Vice President of Finance & IT for Hops Restaurant Bar & Brewery, an 80-unit chain based in Tampa, FL. Prior to that, he was Controller with Cucina! Cucina! based in Seattle, a high-growth, multi-unit Italian restaurant chain. From 1991 to 1995, he was with Checker’s Drive-in Restaurants. Experience at Checkers included an IPO, a secondary public offering, all SEC compliance and reporting, and growth from 103 restaurants to over 550. Mr. McGuire began his career in 1987 in public accounting with Concannon Miller & Company and Cherry Bekaert & Holland, CPA’s. Mr. McGuire earned his B.S. in Accounting from the Fisher School of Accounting at the University of Florida, and his CPA in Florida in June 1990.

Ross Goldstein has served as the Chief Legal Officer of BurgerFi since 2012 and will continue to serve in that role in the Post-Combination Company, assisting in the company’s growth from approximately 10 units to over 120, in 20+ states and three countries. He has over 20 years of legal experience, specializing in franchising, real estate, general corporate and business transactions. At BurgerFi, Mr. Goldstein focuses on the negotiation, drafting and execution of all franchise agreements and real estate leases, drafting and filing the Franchise Disclosure Document and any amendments in all registration states, and mergers, acquisitions, joint ventures and other business combinations. Prior to that, from 2009 to 2012, Mr. Goldstein was the General Counsel for The Learning Experience, LLC, a fast-growing childcare franchise, and before that, from 2007 to 2009, he was the Associate General Counsel for Dycom Industries, Inc., a public telecommunications company. Prior to going in-house, from 2005 to 2007, Mr. Goldstein was a Senior Associate at the law firm of Nason Yeager Gerson Harris & Fumero P.A. Mr. Goldstein holds a J.D. from the Seton Hall University School of Law and a B.A. from Gettysburg College, where he played varsity baseball.

Nick Raucci has served, since 2015, as the Executive Vice President of Operations and Chief Operating Officer of BurgerFi and will continue to serve in that role in the Post-Combination Company. He has over 25 years’ experience in restaurant operations specializing in growing restaurant companies. From 2002 to 2008, Mr. Raucci Served as General Manager and Regional Director of Operations for the Atlanta based casual dining restaurant, Ted’s Montana Grill, founded by media mogul Ted Turner and restaurateur George McKerrow Jr. as a for-profit effort to stop the extinction of the American Bison. The restaurants are built with sustainable materials and feature Bison certified by the National Bison Association. From 2008 to 2015, Mr. Raucci was a part of Five Guys Burgers and Fries, founded by the Murrell family in 1986 in Arlington Virginia, national expansion on both the franchise and corporate side of the business as a multi-unit operations leader and regional vice president where the company reached a billion dollars in revenue. Mr. Raucci is a graduate of Johnson and Wales University, the world’s largest food service educator known for its culinary arts program, but first founded as a business and hospitality school.

AJ (Andrea) Acker, a member of BurgerFi, joined Sleepy’s International in 1980 to help provide leadership and invaluable guidance in the business profession. Ms. Acker helped expand the business to over a thousand retail stores in several states along with multiple company distribution centers. She was also instrumental in improving the company’s sales operations. Ms. Acker helped create advertising campaigns, along with buying and merchandising initiatives. As Co-Owner and President of Sleepy’s, Ms. Acker helped grow the business organically making several acquisitions and improving annual sales, making it the leader in the industry for several years. This growth and success led to the business being sold to Mattress Firm in 2016.

Steven Berrard is a co-founder of e-commerce company RumbleOn Inc. and has served as its Chief Financial Officer since 2017 and has been a member of its Board of Directors since 2016. Mr. Berrard is the Managing Partner of New River Capital Partners, a private equity fund he co-founded in 1997. Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation from 1996 to 1999. Prior to joining AutoNation, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, the world’s largest video store operator at the time. Mr. Berrard served as Chairman of Board of Jamba, Inc. from 2005 to 2007 and as its Chief Executive Officer from 2005 to 2006. Mr. Berrard served as President of Huizenga Holdings, Inc., a real estate management and development company, and served in various positions with subsidiaries of Huizenga Holdings, Inc. from 1981 to 1987. Mr. Berrard currently serves on the Board of Directors of Pivotal Fitness, Inc., a chain of fitness centers operating in Charleston, SC. He has previously served on the Boards of Directors of Swisher Hygiene Inc., Walter Investment Management Corp., Jamba, Inc., Viacom, Inc., Birmingham Steel, HealthSouth and Boca Resorts, Inc. Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University.

Gregory Mann has served Hydrus Technology as a Board Member and in a variety of advising, consulting, leadership and managerial roles where he developed the firm’s commercialization and go to market (GTM) strategy that led to the company’s first long-term commercial contract from January 2019 to June 2020. Prior to Hydrus, from March 2017 to November 2018, Mr. Mann created a stand-alone P&L division at Catalina Marketing as President of Emerging Brands where he architected and implemented a new three-year business strategy that included the launch of new data and marketing services which significantly increased new client deal size and improved client retention. Mr. Mann also developed and drove the vision and general management for the newly founded Emerging Brands division focused on thousands of consumer-packaged goods (CPG) companies. Prior to Catalina, from May 2014 to October 2016, Mr. Mann worked as the Chief Marketing Officer for LoopPay where he was part of the founding team which was then acquired by Samsung in order to develop and launch Samsung Pay. Mr. Mann holds an MBA from the Wharton School of Business and a Master’s Degree in International Studies from the University of Pennsylvania’s Lauder Institute. We believe that Mr. Mann’s experience as an entrepreneurial executive and corporate innovator that has built and led established startup, turnaround, and hyper-growth companies and divisions globally will be a valuable asset to the Post-Closing Company Board of Directors.

Allison Greenfield has served as a member OPES’s Board of Directors since August 2020. Ms. Greenfield has over two decades of experience in real estate development. Ms. Greenfield has been a partner of Lionheart Capital, LLC, since it was founded in 2009 and has over 25 years of experience in the entitlement, design, construction and management of projects in all segments of the real estate industry, including industrial, retail, hospitality, and ultra-luxury residential condominiums. At Lionheart Capital, LLC, she has been responsible for the successful acquisition, development, and repositioning of real estate assets around the world. Prior to her tenure at Lionheart Capital, LLC, Ms. Greenfield ran the development and construction arm of Oz Holdings, LLC as a partner from 2001-2010. Ms. Greenfield studied Architecture at The New School University, Parsons School of Design and holds a B.A. in History from Barnard College/Columbia University.

Board Composition

The Post-Combination Company’s business affairs will be managed under the direction of its board of directors. The Post-Combination Board of Directors will consist of five members.

Director Independence

Three of the Post-Combination Board of Directors, Steven Berrard, Gregory Mann, and Allison Greenfield, qualify as “independent directors” within the meaning of the independent director guidelines of Nasdaq and applicable SEC rules.

Committees of the Board of Directors

Effective upon the closing of the Business Combination, the Post-Combination Board of Directors will have an audit committee, a compensation committee, and a nominating and corporate governance committee. Members will serve on these committees until their resignation or until otherwise determined by the Post-Combination Board of Directors.

Audit Committee

Effective upon the closing of the Business Combination, Mr. Berrard, Mr. Mann, and Ms. Greenfield shall serve on the Audit Committee. Mr. Berrard qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act and shall serve as Chairman of the Audit Committee. The OPES Audit Committee Charter currently in effect shall continue as the Audit Committee Charter for the Post-Combination Company.

Compensation Committee

Effective upon the closing of the Business Combination, Ms. Greenfield, Mr. Mann, and Mr. Berrard shall serve on the Compensation Committee. Ms. Greenfield shall serve as the Chairperson of the Compensation Committee. The OPES Compensation Committee Charter currently in effect shall continue as the Compensation Committee Charter for the Post-Combination Company.

Nominating Committee

Effective upon the closing of the Business Combination, Ms. Greenfield, Mr. Mann, and Mr. Berrard shall serve on the Nominating Committee. Ms. Greenfield shall serve as the Chairperson of the Nominating Committee. The OPES Nominating Committee Charter currently in effect shall continue as the Nominating Committee Charter for the Post-Combination Company.

Compensation of Executive Officers of BurgerFi

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of BurgerFi for services rendered to BurgerFi all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Julio Ramirez	2019	-	-	-	-
Chief Executive Officer (1)	2018	-	-	-	-

Charles Guzzetta	2019	75,000	45,690	-	120,690
President	2018	64,799	-	-	64,799

Bryan McGuire	2019	-	-	-	-
Chief Financial Officer (2)	2018	-	-	-	-

Ross Goldstein	2019	200,000	-	-	200,000
Chief Legal Officer	2018	164,174	-		164,174

Nick Raucci	2019	160,000	19,422	-	179,422
Chief Operating Officer	2018	160,000	4,225	-	164,225

(1)	Mr. Ramirez was appointed Chief Executive Officer in 2020.
(2)	Mr. McGuire was appointed as Chief Financial Officer in 2020.

Employment Agreements

BurgerFi is not party to any employment agreements with the named executive officers. In connection with the Business Combination, each of the named executive officers will enter into a new employment agreement with the Post-Combination Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of [●], 2020, the number of shares of OPES Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding ordinary shares, (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. As of [●], 2020, we had [●] shares of Common Stock issued and outstanding.

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

●	each of our officers and directors; and

●	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of common stock issuable upon exercise of securities that are not exercisable or convertible within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Ophir Sternberg(2)	1,610,000	20.5%
José Luis Córdova Vera	16,715	*
Martha (Stormy) L. Byorum	0	0%
David Brain	0	0%
James Anderson	0	0%
Allison Greenfield	0	0%
All directors and executive officers as a group (six individuals)	1,626,715	20.7%

Greater than 5% Beneficial Owners
LH Equities, LLC(2)	1,610,000	20.5%
Lion Point Capital, LP(3)	945,938	12.0%
Westchester Capital Management, LLC(4)	624,381	7.9%
Mizuho Financial Group, Inc. (5)	1,177,000	15.0%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o OPES Acquisition Corp., 4218 NE 2nd Avenue, Miami, Florida 33137

(2)	Represents shares held by LH Equities, LLC. Lionheart Equities is the majority holder of the interests in LH Equities, LLC. Mr. Sternberg, as the manager of Lionheart Equities, has sole voting control over the shares, and shares dispositive control over the shares with the Domus Family Limited Liability Partnership, which owns interests in LH Equities, LLC. The business address for LH Equities, LLC is c/o Lionheart Equities, LLC, 4218 NE 2nd Avenue, Miami, FL 33137.

(3)	The business address of Lion Point is 250 West 55th Street, 33rd Floor, New York, NY 10019. Lion Point is the investment manager to its investment fund client. Lion Point Holdings is the general partner of Lion Point. Mr. Cederholm is a Founding Partner and Chief Investment Officer of Lion Point. Mr. Cederholm is also a Member and a Manager of Lion Point Holdings. Mr. Freeman is a Founding Partner and Head of Research of Lion Point. Mr. Freeman is also a Member and a Manager of Lion Point Holdings. By virtue of these relationships, each of Lion Point, Lion Point Holdings, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by its investment fund client. Information derived from a Schedule 13G filed on August 13, 2020.

(4)	The business address of Westchester Capital Management, LLC is 100 Summit Drive, Valhalla, NY 10595. Information derived from a Schedule 13G filed on February 14, 2020.

(5)	Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Americas LLC may be deemed to be indirect beneficial owners of said equity securities directly held by Mizuho Securities USA LLC which is their wholly-owned subsidiary. The business address for Mizuho is 1–5–5, Otemachi, Chiyoda–ku, Tokyo 100–8176, Japan. Information derived from a Schedule 13G filed on February 14, 2020.

SECURITY OWNERSHIP OF THE POST-COMBINATION COMPANY
AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of the Post-Combination Company’s shares of commons stock immediately after the consummation of the Business Combination by:

●	each person who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

●	each of the officers and directors as of the effective date of the Business Combination; and

●	all of the officers and directors as of the effective date as a group.

Unless otherwise indicated, all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all the Post-Combination Company securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, OPES believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All Post-Combination Company’s shares of common stock subject to options or Warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or Warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, the percentage ownership of issued shares is based on [●] of the Post-Combination Company’s shares of Common Stock issued and outstanding upon consummation of the Business Combination and assumes (i) no redemptions of our public shares of Common Stock, (ii) the conversion of $1.123 million of Notes into 100,000 shares of Common Stock, (iii) the issuance of the Closing Payment Shares, including the Stock Portion, in shares, (iv) the issuance of 3,000,000 shares of Common Stock in connection with the Forward Purchase Contract, (v) the Earnout Shares are not earned and issued, and (vi) the Warrants and UPO are not exercised for shares of Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ophir Sternberg(1)(2)	1,610,000		%
Julio Ramirez	0
Charles Guzzetta	0		%
Ross Goldstein	0		%
Bryan McGuire	0
Nick Raucci	0
AJ Acker(3)	660,377
Steven Berrard	0
David Mann	0
Allison Greenfield	0
All directors and executive officers as a group (9 individuals)			%

Greater than 5% Beneficial Owners
LH Equities, LLC(1)			%
Andrea Jane Acker Revocable Trust U/A dated April 25, 2008(3)	660,377
BurgerFi, LLC(4)	5,943,396
Lion Point Capital, LP(5)	5,029,376		%

*	Less than one percent.

(1)	Represents shares held by LH Equities, LLC. Lionheart Equities is the majority holder of the interests in LH Equities, LLC. Mr. Sternberg, as manager of Lionheart Equities has sole voting control over the shares and shares dispositive control over the shares with the Domus Family Limited Liability Partnership, which owns interests in LH Equities, LLC. The business address for LH Equities, LLC is c/o Lionheart Equities, LLC, 4218 NE 2nd Avenue, Miami, FL 33137.
(2)	Represents shares held by Lionheart Equities. Mr. Sternberg, as manager of Lionheart Equities, has sole voting and dispositive control over the shares. The business address for Lionheart Equities is 4218 NE 2nd Avenue, Miami, FL 33137.
(3)	Represents shares of Parent Common Stock acquired in connection with the Business Combination. The business address for The Andrea Jane Acker Revocable Trust U/A dated April 25, 2008 is c/o 280 N. Compass Drive, Ft. Lauderdale, FL 33308. A.J. Acker, as the trustee, has voting and dispositive power over the shares.
(4)	Represents shares of Parent Common Stock acquired in connection with the Business Combination. The business address for BurgerFi, LLC is c/o 101 US Highway 1, North Palm Beach, FL 33408. Kevin Cooper, as the Manager, has voting and dispositive power over the shares. Mr. Cooper disclaims beneficial ownership of the shares.
(5)	The business address of Lion Point is 250 West 55th Street, 33rd Floor, New York, NY 10019. Lion Point is the investment manager to its investment fund client. Lion Point Holdings is the general partner of Lion Point. Mr. Cederholm is a Founding Partner and Chief Investment Officer of Lion Point. Mr. Cederholm is also a Member and a Manager of Lion Point Holdings. Mr. Freeman is a Founding Partner and Head of Research of Lion Point. Mr. Freeman is also a Member and a Manager of Lion Point Holdings. By virtue of these relationships, each of Lion Point, Lion Point Holdings, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by its investment fund client. Information derived from a Schedule 13G filed on August 13, 2020.

RELATED PARTY TRANSACTIONS

OPES Related Party Transactions of OPES

Founder’s Shares

In connection with our organization, we issued 2,875,000 Founders’ Shares for $25,000 in cash, at a purchase price of approximately $0.01 per share, to Axis Public Ventures. After the IPO, certain of the pre-IPO Initial Stockholders transferred 2,847,596 Founders’ Shares to certain of their affiliates and designees, and on June 30, 2020, certain of the Initial Stockholders transferred in the aggregate, 1,610,000 of the Founders’ Shares to the Sponsor.

At the time of the IPO, all of the Founders’ Shares outstanding were placed in escrow with Continental, as escrow agent, until the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of Founders’ Shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) among our Initial Stockholders or to our Initial Stockholders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s stockholders or members upon its liquidation, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions, but will retain all other rights as our stockholders, including, without limitation, the right to vote their share of Founders’ Shares and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of Common Stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the Founders’ Shares.

On June 30, 2020, certain of the Initial Stockholders transferred an aggregate of 1,610,000 of the Founders’ Shares to Lionheart Equities, which subsequently transferred the shares to our Sponsor. Mr. Sternberg, our Chairman and Chief Executive Officer, owns 100% of Lionheart Equities, an entity which owns a majority of the interests in our Sponsor. Lionheart Equities has advanced working capital loans to the OPES.

Our Chief Financial Officer, José Luis Córdova Vera, currently owns 16,715 of the Founders’ Shares. Mr. Córdova is Vice-President of our Initial Sponsor, which is an affiliate of Axis Public Ventures that owns 83,437 Private Placement Units. Axis Public Ventures has also advanced working capital loans to OPES.

Advances and Promissory Notes

An affiliate of Axis Public Ventures advanced an aggregate amount of $67,013 and loaned us an aggregate amount of $122,839 pursuant to a promissory note. The advances and notes were non-interest bearing. OPES fully repaid these amounts on March 16, 2018.

During the year ended December 31, 2019, an affiliate of the Sponsor advanced to OPES an aggregate of $56,194 to fund working capital purposes. The advances are non-interest bearing and due on demand.

Administrative Service Fee

Prior to the change in management in April 2020, we maintained our executive offices at Park Plaza Torre I, Javier Barros Sierra 540, Of. 103, Col. Santa Fe, 01210 México City, México. The cost for this space is included in the $10,000 per-month fee that an affiliate of Axis Public Ventures charged us for general and administrative services pursuant to a letter agreement between us and our Initial Sponsor. During the year ended December 31, 2019 and 2018, we incurred $120,000 and $95,000 in fees for these services, of which such amount is included in accounts payable and accrued expenses at December 31, 2019 and 2018, respectively. Commencing in April 2020, we changed our executive offices to c/o Lionheart Equities, LLC, 4218 NE 2nd Avenue, Miami, FL 33137, and the $10,000 per-month administrative fee was payable instead to our Sponsor. That payment has accrued, and that accrued amount shall be paid to our Sponsor upon the consummation of the Business Combination in either cash or stock, at the Post-Business Combination Company’s election.

Private Placement Units

Simultaneously with the consummation of the IPO, we consummated the private placement of 400,000 Private Placement Units at a price of $10.00 per Private Placement Unit, generating gross proceeds of $4,000,000. The Private Placement Units were purchased by Axis Public Ventures, Lion Point, and certain of our other Initial Stockholders who held Founders’ Shares prior to the IPO. On March 20, 2018, in connection with the underwriters’ exercise of their overallotment option in full, we consummated the sale of an additional 45,000 Private Placement Units to Axis Public Ventures, Lion Point, and our other Initial Stockholders who held Founders’ Shares prior to the IPO, each at a purchase price of $10.00 per unit, generating additional gross proceeds of $450,000.

Working Capital Loans

In order to finance transaction costs in connection with an intended initial business combination and working capital expenses, our Sponsor, the Initial Stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional Private Placement Units at a price of $10.00 per unit. We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with ASC 718 — Compensation — Stock Compensation.

On September 16, 2019, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to November 15, 2019 and Lion Point agreed to loan the Company the funds necessary to obtain the Extension.

On September 18, 2019 and October 18, 2019, the Company issued unsecured promissory notes in the aggregate principal amount of $613,870 for such extension, to provide the Company the funds necessary to obtain the Extension. A portion of the promissory notes were issued to an affiliate of the Sponsor ($214,855) and a portion of the promissory notes were issued to Lion Point ($399,015). The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

In October 2019, OPES issued unsecured promissory notes to Lion Point in the aggregate principal amount of $16,925 to fund working capital requirements. The promissory notes are non-interest bearing and due to be paid upon the consummation of a business combination. The loans will be forgiven if OPES is unable to consummate a business combination except to the extent of any funds held outside of the Trust Account.

On January 15, 2020, the OPES’s stockholders agreed to the Third Extension. An affiliate of Sponsor and EarlyBirdCapital agreed to loan OPES a portion of the funds necessary to obtain the Third Extension. On March 3, 2020, OPES issued unsecured promissory notes to an affiliate of Sponsor and EarlyBirdCapital in the aggregate principal amount of approximately $145,780 and $145,781, respectively. The promissory notes are non-interest bearing and due to be paid upon the consummation of a business combination. The loans will be forgiven if OPES is unable to consummate a business combination except to the extent of any funds held outside of the Trust Account.

On January 30, 2020, OPES issued an unsecured promissory note to an affiliate of the Initial Sponsor in the aggregate principal amount of $26,169 to fund working capital requirements. The promissory note is non-interest bearing and due to be paid upon the consummation of a business combination. The loan will be forgiven if OPES is unable to consummate a business combination except to the extent of any funds held outside of the Trust Account.

On March 16, 2020, the Company’s stockholders agreed to the Fourth Extension. On March 16, 2020, OPES issued an unsecured promissory note in the aggregate principal amount of $136,292 to an affiliate of Sponsor for such extension. The promissory note is non-interest bearing and due to be paid upon the consummation of a business combination. The loan will be forgiven if OPES is unable to consummate a business combination except to the extent of any funds held outside of the Trust Account.

Contingent Forward Purchase Contract

At the time of the IPO, we also entered into the Forward Purchase Contract with Lion Point, wherein Lion Point agreed to purchase in a private placement to occur concurrently with the consummation of our initial business combination the Forward Purchase Units, for aggregate gross proceeds of $30,000,000. The Forward Purchase Contract is subject to conditions, including that Lion Point consents to our initial business combination. Lion Point granting its consent to the purchase is entirely within its sole discretion. Accordingly, if it does not consent to the business combination, it will not be obligated to purchase the units. In connection with the consummation of the Business Combination, the Company will enter into an Amended and Restated Forward Purchase Contract with each of Lion Point and Lionheart Equities for the purchase of Forward Purchase Units. In the written notice from Lion Point to OPES on June 29, 2020, Lion Point confirmed that it will consent to the Business Combination and has agreed to purchase 2,000,000 Forward Purchase Units under the terms of the Amended and Restated Forward Purchase Agreement upon the consummation of the Business Combination. An affiliate of Sponsor has agreed to purchase 1,000,000 Forward Purchase Units upon the consummation of the Business Combination. In addition, OPES agreed to register a total of 5,029,376 shares of OPES Common Stock owned, or to be owned by Lion Point as of the consummation of the Business Combination, which is comprised of (i) 862,500 of the Founders’ Shares, (ii) 83,438 shares of OPES Common Stock underlying the Private Placement Units and 83,438 shares of OPES Common Stock underlying the Private Placement Warrants, and (ii) 2,000,000 shares of OPES Common Stock underlying the Forward Purchase Units and 2,000,000 shares of OPES Common Stock underlying the warrants that are part of the Forward Purchase Units, which shares would have priority registration rights over all other shares of OPES Common Stock to be registered under the New Registration Rights Agreement. Lion Point is entitled to make up to two demands that we register such shares. OPES and Lion Point have agreed to enter into definitive documentation with respect to the terms of the written notice from Lion Point to OPES on June 29, 2020.

Registration Rights

Pursuant to a registration rights agreement, dated as of March 15, 2018 (the “Original Registration Rights Agreement”), those Initial Stockholders who held the Founders’ Shares issued and outstanding prior to the IPO, as well as the holders of the Private Placement Units and any units our Initial Sponsor, the Initial Stockholders, their affiliates, officers, directors or third parties may be issued in payment of working capital loans made to us, are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founders’ Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which their shares of Common Stock are to be released from escrow. The holders of a majority of the Private Placement Units and units issued to our Initial Sponsor, officers, directors or their affiliates in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We bear the expenses incurred in connection with the filing of any such registration statements.

In connection with the Business Combination, all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of Founders’ Shares became a party to the Original Registration Rights Agreement), the holders of Private Placement Units, the holders of Warrants pursuant to the warrant agreement entered into at the time of the IPO, as well as the Members, the PIPE Investors, and our Sponsor will enter into a new registration rights agreement covering the registration of 28,618,773 shares of Common Stock in the aggregate (the “New Registration Rights Agreement”). The Post-Combination Company will be obligated to file a registration statement with the SEC within thirty (30) days after the Closing of the Business Combination to register the shares for resale, which must be effective within 90 calendar days following the filing date, or in the event the registration statement receives a “full review” by the SEC, the 120th calendar date following the filing date. In the event the SEC requires a cutback in the number of shares being registered, the shares will be cut back on a pro rata basis, except that the 5,029,376 shares of Lion Point that are being registered will not be reduced. In addition, Lion Point is are entitled to make up to two demands that we register the shares and all holders have “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the Business Combination. The form of the New Registration Rights Agreement is attached as Exhibit C to the Acquisition Agreement.

Related Party Policy

Our Code of Ethics, which we adopted upon consummation of our IPO, requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

BurgerFi Related Party Transactions

BurgerFi leases building space for its corporate office from an entity under common ownership with its majority member, John Rosatti, on a month-to-month basis starting in 2012. Rent expense for each of the years ended December 31, 2019 and 2018 was approximately $160,000.

DESCRIPTION OF OPES’S SECURITIES

General

OPES is authorized to issue 100,000,000 shares of Common Stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001. As of the Record Date there were [●] shares of Common Stock issued and outstanding. There are no shares of preferred stock currently outstanding.

Units

As of the Record Date there were [●] units issued and outstanding. Each unit consists of one share of Common Stock and one warrant to purchase one share of Common Stock.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the Business Combination, our Sponsor, the Initial Stockholders have agreed to vote their respective shares of Common Stock owned by them in favor of the Business Combination.

Our stockholders have no preemptive or other subscription rights and there are no sinking fund provisions applicable to the shares of Common Stock. Our public stockholders have the right to sell their shares to us in a tender offer or have their shares of common stock redeemed for cash equal to their pro rata share of the Trust Account if they vote on the proposed Business Combination and elect to have their shares redeemed, or if the Business Combination is not completed and we dissolve and liquidate the Trust Account. Public stockholders who sell or redeem their stock into their share of the Trust Account still have the right to exercise the Public Warrants that they received as part of the Units.

If we seek to amend any provisions of our Certificate of Incorporation that would affect our public stockholders’ ability to redeem their shares in connection with the Business Combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination by November 15, 2020 (unless at the special meeting of stockholders to be held on November 13, 2020, the OPES stockholders approve an amendment to the Certificate of Incorporation to extend the date by which a business combination must be consummated to January 31, 2021),we will provide public stockholders with the opportunity to redeem their public shares in connection with any such vote.

Pursuant to our Certificate of Incorporation, if we do not consummate the Business Combination by November 15, 2020 (or such later date as may be approved by our stockholders at the special meeting of stockholders on November 13, 2020), our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the Trust Account, based on the amount then held in the Trust Account. Our Sponsor and the Initial Stockholders, have agreed to waive their rights to participate in any liquidation distribution from the Trust Account occurring upon our failure to consummate the Business Combination with respect to the Founder’s Shares and shares of Common Stock that are part of the Private Units. They will, however, participate in any liquidation distribution from the Trust Account with respect to any shares of Common Stock they acquired following our IPO.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 10,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. However, our underwriting agreement with EarlyBirdCapital prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the Trust Account, or which votes as a class with the Common Stock on a business combination. We may issue some or all of the preferred stock to effect a business combination, although we are not issuing any preferred stock in connection with the Business Combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying, or preventing a change in control of us.

Warrants

Each Warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. However, no Public Warrant will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such a cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the 5 trading days ending on the trading day prior to the date of exercise. The Public Warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Placement Warrants, as well as any warrants underlying additional units we issue in payment of working capital loans made to us, will be identical to the Public Warrants except that the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial holder or its permitted transferees.

We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant, (i) at any time after the Public Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder after the Public Warrants become exercisable, (iii)  if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the Public Warrants become exercisable and ending on the third business day prior to the notice of redemption to holders of the Public Warrants, and (iv) if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying the Public Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Public Warrant will have no further rights except to receive the redemption price for such holder’s Public Warrant upon surrender of the Public Warrants.

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Common Stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The exercise price and number of shares of Common Stock issuable on exercise of Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger, or consolidation. However, the Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

Dividends

We have not paid any cash dividends on our shares of Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the Post-Closing Board of Directors.

Delaware Anti-Takeover Law

Staggered Board of Directors

Our Board of Directors is, and the Post-Closing Board of Directors will be, divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Special Meeting of Stockholders

Our Amended and Restated Certificate of Incorporation and bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors, by our president or by our chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (except for any such issuances in a private offering in excess of 20% of our issued and outstanding Common Stock, that may need approval under Nasdaq rules) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that (i) derivative actions brought in our name, (ii) actions against directors, officers and employees for breach of fiduciary duty, (iii) actions asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, may be brought only in the Court of Chancery in the State of Delaware, and, if an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court, and (ii) having service of process made upon such stockholder by service upon such stockholder’s counsel. If the Delaware Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Our Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

UNITED STATES FEDERAL INCOME TAXATION RELATING TO REDEEMING STOCKHOLDERS

General

This section is a general summary of the material U.S. federal income tax provisions relating to the redemption of OPES’s Common Stock in connection with a business combination. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only the redemption of our shares of Common Stock by holders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	regulated investment companies;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5 percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR SECURITIES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Redemption of Common Stock

If a U.S. Holder redeems Common Stock into the right to receive cash pursuant to the exercise of a stockholder’s redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the common stock under Section 302 of the Code:

●	a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

●	The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of shares of OPES Common Stock treated as held by such U.S. Holder. The redemption of common stock generally will be treated as a sale or exchange of common stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only the OPES Common Stock actually owned by such holder, but also the OPES Common Stock that is constructively owned by such holder. A U.S. Holder may constructively own, in addition to our Common Stock owned directly, common stock owned by related individuals and entities in which such holder has an interest or which have an interest in such holder, as well as any Common Stock such holder has a right to acquire by exercise of an option, which would generally include Common Stock that could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our Common Stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding Common Stock actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our Common Stock actually and constructively owned by such U.S. Holder is redeemed or (ii) all of our Common Stock actually owned by such U.S. Holder is redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the Common Stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution a U.S. Holder generally will be required to include in gross income as dividends the amount received. Such amount will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Common Stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see above) if our Common Stock is readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Common Stock. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed Common Stock will be added to the adjusted tax basis in such holder’s remaining Common Stock. If there is no remaining Common Stock, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of our Common Stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements of BurgerFi as of December 31, 2019 and 2018 and for the years then ended appearing in this proxy statement has been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein.

The financial statements of OPES as of December 31, 2019 and 2018 and for the years ended December 31, 2019 have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Management of OPES knows of no other matters which may be brought before the Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, OPES and its agents that deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of OPES’s proxy statement. Upon written or oral request, OPES will deliver a separate copy of this proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that OPES deliver single copies of such documents in the future. Stockholders may notify OPES of their requests by calling or writing OPES at its principal executive offices at 4218 NE 2nd Avenue, Miami, FL 33137, Attn: Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

OPES files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read OPES’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document OPES files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the complete copy of the relevant contract documents or other annex filed with this proxy statement.

If you would like additional copies of this proxy statement, or if you have questions about the Business Combination, you should contact OPES’s proxy solicitor, Advantage Proxy, at 877-870-8565.

All information contained in this proxy statement relating to OPES has been supplied by OPES, and all information relating to BurgerFi has been supplied by BurgerFi. Information provided by either of OPES or BurgerFi does not constitute any representation, estimate or projection of the other party.

This document is a proxy statement of OPES for the special meeting. Neither OPES nor BurgerFi has authorized anyone to give any information or make any representations about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated into this proxy statement by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

burgerfi international, llc

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
BurgerFi International, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BurgerFi International, LLC. and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Method Related to Revenue

As discussed in Note 1 to the consolidated financial statements, the Company changed its method for recognizing revenue effective January 1, 2019 due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter – COVID-19

As more fully described in Notes 1 and 10 to the consolidated financial statements, the Company may be materially impacted by the outbreak of a novel coronavirus (COVID-19), which was declared a global pandemic by the World Health Organization (“WHO”) in March 2020. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2015.

West Palm Beach, Florida

September 25, 2020

BurgerFi International, LLC and Subsidiaries

Consolidated Balance Sheets

December 31,	2019	2018

ASSETS
CURRENT ASSETS
Cash, including Variable interest entities of $3,585 and $3,585, respectively	$1,689,658	$1,700,497
Cash - restricted - Note 2	727,005	551,246
Accounts receivable, net - Note 1	517,133	476,358
Inventory	249,228	121,866
Other current assets	415,960	220,940
TOTAL CURRENT ASSETS	3,598,984	3,070,907

PROPERTY & EQUIPMENT, net - Note 3 – including variable interest entities of $853,343 and $1,014,435, respectively	6,300,618	4,658,441

DUE FROM RELATED COMPANIES - Note 4	3,611,536	5,991,050

GOODWILL – variable interest entities	397,621	397,621

OTHER ASSETS	472,694	506,940

TOTAL ASSETS	$14,381,453	$14,624,959

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,264,852	$1,644,603
Accrued expense	544,734	840,793
Gift card liability	585,827	445,213
Revolving line of credit	2,317,000	-
Notes payable - current – variable interest entities – no recourse to general credit of the Company	1,207,072	180,026
Current portion deferred initial franchise fees - Note 1	438,085	787,500

TOTAL CURRENT LIABILITIES	6,357,570	3,898,135

NON-CURRENT LIABILITIES
Deferred initial franchise fees, net of current portion - Note 1	4,249,836	3,148,125
Due to related companies - Note 4	271,448	923,561
Deferred rent	995,615	735,275
Notes payable – variable interest entities – no recourse to general credit of the Company	-	1,112,737

TOTAL LIABILITIES	11,874,469	9,817,833

COMMITMENTS AND CONTINGENCIES - Note 6

MEMBERS’ EQUITY - Before non-controlling interest, including variable interest entities of $47,277 and $122,678, respectively	2,492,129	4,827,713

MEMBERS’ EQUITY (Deficit) - Non-controlling interest	14,855	(20,587)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$14,381,453	$14,624,959
See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

Consolidated Statements of Income

For the Years Ended December 31,	2019	2018

REVENUES
Restaurant sales - Note 1	$23,855,005	$20,859,629
Royalty and other fees - Note 1	7,369,413	7,105,506
Terminated franchise fees - Note 1	824,938	300,000
Royalty - brand development and co-op - Note 1	1,720,087	-
Initial franchise fees - Note 1	457,937	493,125
TOTAL REVENUES	34,227,380	28,758,260

Restaurant level operating expenses:
Food, beverage and paper costs	6,315,828	5,370,090
Labor and related expenses	7,839,203	7,042,782
Other operating expenses	5,270,761	4,220,293
Occupancy and related expenses	2,148,955	1,876,490
General and administrative expenses	7,230,200	6,744,678
Depreciation and amortization expense	825,201	832,834
Brand development and co-op advertising expense	1,732,407	801,769
Gain on disposal of property and equipment	(184,386)	-

TOTAL OPERATING EXPENSES	31,178,169	26,888,936
OPERATING INCOME	3,049,211	1,869,324
	-	-
Interest expense	(78,987)	(44,768)
NET INCOME	2,970,224	1,824,556

Net Income (Loss) Attributable to Non-Controlling Interests	35,442	(21,868)
Net Income Attributable to Controlling Interests	$2,934,782	$1,846,424

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

Consolidated Statements of Members’ Equity

	Controlling Interest	NonControlling Interest	Total Members’ Equity
Balance, December 31, 2017	$3,309,366	$-	$3,309,366

Net Income	1,846,424	(21,868)	1,824,556

Contributions	16,923	11,281	28,204

Distributions	(345,000)	(10,000)	(355,000)

Balance, December 31, 2018	$4,827,713	$(20,587)	$4,807,126

	Controlling Interest	NonControlling Interest	Total Members’ Equity
Balance, December 31, 2018	$4,827,713	$(20,587)	$4,807,126

Adjustment related to adoption of ASC 606	(1,201,546)	-	(1,201,546)

Balance, January 1, 2019 as adjusted	3,626,167	(20,587)	3,605,580

Net Income	2,934,782	35,442	2,970,224

Contributions	594,000	-	594,000

Distributions	(4,662,820)	-	(4,662,820)

Balance, December 31, 2019	$2,492,129	$14,855	$2,506,984

BurgerFi International, LLC and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,	2019	2018

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$2,970,224	$1,824,556
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Provision for bad debts	86,888	50,000
Depreciation and amortization	825,201	832,834
Forfeited franchise deposits	(824,938)	(300,000)
Gain on sale of franchise/corporate-owned store	(184,386)	-
Changes in operating assets and liabilities
Accounts receivable	(127,663)	(262,197)
Inventory	(127,362)	(20,866)
Other assets	(190,784)	374,920
Accounts payable - trade	(379,752)	570,427
Accrued expenses and gift card liability	(155,447)	313,863
Deferred franchise fees	375,688	112,500
Other liabilities	260,340	212,460

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,528,009	3,708,497

NET CASH FLOWS FROM INVESTING ACTIVITIES
Net cash acquired in acquisition of stores	-	39,096
Proceeds from sale of franchise/corporate owned store	937,500	-
Purchase of property and equipment	(2,437,368)	(1,191,606)
Advances to related companies	(10,601,298)	(7,979,549)
Repayments from related companies	11,575,586	6,496,558

NET CASH USED IN INVESTING ACTIVITIES	(525,580)	(2,635,501)

NET CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on revolving line of credit	2,317,000	-
Payments on notes payable	(85,689)	(69,462)
Members’ distributions	(4,662,820)	(355,000)
Members’ contributions	594,000	87,754

NET CASH USED IN FINANCING ACTIVITIES	(1,837,509)	(336,708)

NET INCREASE IN CASH	164,920	736,288

CASH, beginning of year	2,251,743	1,515,455

CASH, end of year	$2,416,663	$2,251,743

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

BurgerFi International, LLC, (a Delaware limited liability company) and Subsidiaries (collectively, the “Company”) is the exclusive franchisor of the BurgerFi concept. The BurgerFi concept is a quick service restaurant offering handcrafted natural Angus gourmet burgers, hot dogs, chicken, fresh cut fries, craft beers, wine and freshly prepared custards in an urban environment. Franchises are sold in restricted geographical territories. The Company has prepared its Franchise Disclosure Document as required by the United States Federal Trade Commission and has registered or will register in those states where required in order to legally sell its franchises. It is currently the Company’s plan to offer franchises for sale in those states where demographics of the population represent a demand for the services. The Company grants franchises to independent operators who in turn pay an initial franchise fee, royalties and other fees as stated in the franchise agreement. The Company is 90% owned by BurgerFi Holdings, LLC, a Delaware limited liability company, and 10% by a trust.

Store activity for the years ended December 31, 2019 and 2018 is as follows:

	2019	2018
Franchised stores, beginning of year	109	101
Stores opened during the year	15	11
Stores closed during the year	7	3
Franchised stores, end of year	117	109

	2019	2018
Company-owned stores, beginning of year	11	8
Stores opened during the year	3	3
Stores closed during the year	1	-
Company-owned stores, end of year	13	11

End of year store totals included five international stores at December 31, 2019 and 2018.

In 2018, the Company’s members contributed their interests in one additional restaurant to BF Restaurant Management, LLC, which is 40% owned by an unrelated party, resulting in the presentation of a non-controlling interest beginning in the 2018 consolidated financial statements.

In 2019, the Company’s members did not contribute any interests to BF Restaurant Management, LLC.

Liquidity and COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, and deferment of employer side social security payments. As a result of the COVID-19 outbreak, the Company is experiencing temporary closures of certain restaurants and reduced revenues at those restaurants which remain open, which may have a significant impact on the Company’s 2020 revenues and cash flows. However, the Company has taken steps to reduce operating costs through reductions in payroll expenses to conserve cash. Management continues to actively manage and monitor its cash flows and has the ability to further reduce certain expenses as necessary. From May 4, 2020 to May 11, 2020, the Company received approximately $2.2 million from stimulus loans under the SBA Paycheck Protection Program of the CARES Act. As a result, management believes that the Company has sufficient resources to fund its operations through at least twelve months from the date of this report. Refer to Note 10 Subsequent Events for additional discussion about COVID-19 and the CARES Act. The stimulus loan bears interest at a fixed rate of 1% per annum, with the first six months of interest deferred, has a term of two years, and is unsecured and guaranteed by the SBA. The Company intends to apply to the lender for forgiveness of the stimulus loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent and other obligations, and covered utility payments incurred by the Company during the permitted period beginning on May 2020, calculated in accordance with the terms of the CARES Act. The Company’s eligibility for the stimulus loan, expenditures that qualify toward forgiveness, and the final balance of the stimulus loan that may be forgiven are subject to audit and final approval by the SBA. To the extent that all or part of the stimulus loan is not forgiven, the Company will be required to pay interest at 1% and, commencing in November 2020, interest payments will be required through the maturity date in May 2022. The terms of the stimulus loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The stimulus loan may be accelerated upon the occurrence of an event of default, including if the SBA subsequently reaches an audit determination that the Company does not meet the eligibility criteria.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

The stimulus loan is being accounted for under ASC 470, Debt, whereby interest expense is being accrued at the contractual rate and future debt maturities are based on the assumptions that none of the principal balance will be forgiven. Forgiveness, if any, will be recognized as a gain on extinguishment if the lender legally releases the Company based on the criteria set forth in the debt agreement and the CARES Act.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP”) and pursuant to the reporting and disclosure rules and regulations of the Securities Exchange Commission (“SEC”) for all periods presented.

On June 29, 2020 the Company entered into a membership interest purchase agreement (the “MIP”) with OPES Acquisition Corp. (“OPES”) whereby the Company is expected to become a publicly held company. Therefore, these consolidated financial statements include the application of U.S. GAAP for public entities. Refer to Note 10 Subsequent Events for additional discussion on the MIP with OPES.

Principles of Consolidation

The consolidated financial statements present the consolidated financial position, results from operations and cash flows of BurgerFi International, LLC, a Delaware limited liability company, and its wholly owned subsidiaries, BF Restaurant Management LLC, a Florida limited liability company and BF Commissary, LLC (“BF Commissary”), a Florida limited liability company. BF Restaurant Management LLC, (BFRM), owns and/or operates fifteen restaurants across Florida, one in Philadelphia, and one in New York. BFRM is made up of the following owned subsidiaries:

BurgerFi-Delray Beach, LLC, a Delaware limited liability company

BF Coral Springs, LLC, a Florida limited liability company

BF City Place-West Palm, LLC, a Florida limited liability company

BF Commack, LLC, a Florida limited liability company

BF Jupiter, LLC, a Florida limited liability company

BF Philadelphia, LLC, a Florida limited liability company

BF West Delray, LLC, a Florida limited liability company

BF LBTS, LLC, a Florida limited liability company

BGM Pembroke Pines, LLC, a Florida limited liability company

BF Jacksonville Town Center, LLC, a Florida limited liability company

BF Jacksonville Riverside, LLC, a Florida limited liability company

BF Delray-Linton, LLC, a Florida limited liability company

BF Pines City Center, LLC, a Florida limited liability company

BF Boynton Beach, LLC, a Florida limited liability company

BF Dania Beach, LLC, a Florida limited liability company

BF Ft Myers-Daniels, LLC, a Florida limited liability company

BF Boca Raton, LLC, a Florida limited liability company

All material balances and transactions between the entities have been eliminated in consolidation.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Segment Reporting

The Company owns and operates BurgerFi restaurants in the United States, and also have domestic and international franchisees. The chief operating decision makers (the “CODMs”) are the Company’s President, Chief Operating Officer and Chief Financial Officer. As the CODMs review financial performance and allocate resources at a consolidated level on a recurring basis, the Company has one operating reporting segment and one reportable segment.

Variable Interest Entities

For VIE(s), the Company assesses whether the Company is the primary beneficiary as prescribed by the accounting guidance on the consolidation of VIE. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb the losses or the right to receive the benefits that could potentially be significant to the entity.

The Company has evaluated its business relationships with franchisees to identify potential VIEs. While the Company holds a variable interest in some of the franchised restaurants owned by an affiliated entity, the Company is not the primary beneficiary since it does not have the power to direct the activities of these franchised restaurants. As a result, the Company does not consolidate those VIEs. At December 31, 2019, the Company is a guarantor for seven operating leases for those entities, BF Secaucus, LLC; BF Tallahassee, LLC; BF Fort Myers, LLC; BF NY82, LLC; BF Naples Tamiami, LLC; and BF Naples Immokalee. Additionally, the Company is a guarantor for a lease for The Burger Bunch, LLC, an unrelated party. The Company may become responsible for the payments under its guarantee. The Company has determined that its maximum exposure to loss on the VIEs that it is not the primary beneficiary on results from the lease guarantees amounts to approximately $7,200,000.

Additionally, on April 23, 2018 (the “Takeover Date”), the Company entered into an asset purchase and management agreement (the “APM”) with a multiple unit franchisee. The APM allowed the Company to acquire the assets of two of the franchisee’s restaurants for the consideration of the Company making the monthly principal and interest payments on the franchisee’s three bank loans through 2027. The closing on asset purchase would occur only when the debt was paid in full. The outstanding principal on the loans was approximately $1,291,000 on the Takeover Date. The APM allowed the Company to take over the management and operation of the two restaurants with full control over all operational decision making. Under the APM, the Company provides all capital for all of the restaurants’ expenditures it deems appropriate, and pays all costs and expenses associated with the operations. All cash flow and profits or losses derived from the operations after the Takeover Date belong to the Company. The Company has evaluated the franchisee which is a party to the APM for VIE accounting under ASC 810 “Consolidation” and has determined that the franchisee under the APM is a VIE and that the Company is the primary beneficiary, effective on the Takeover Date. Therefore, the Company has consolidated the franchisee that owned two restaurants as a business combination under ASC 805 Business Combinations.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

The acquisition is accounted for as a business combination under the acquisition method as of the Takeover Date, and accordingly, the results of its operations are included in the Company’s consolidated financial statements from that date. Net sales for the consolidated VIE were approximately $2.4 million and net income was $93,364 from the Takeover Date through December 31, 2018. The Company is unable to disclose the amount of sales and net income or loss from January 1, 2018 to the Takeover Date as they have been unable to obtain the information from the prior operator and we do not believe the information is material for the period from January 1, 2018 to the Takeover Date, April 23, 2018.

The consideration was the fair value of the three loans at the Takeover Date and the assets are recorded based on the fair values of the assets acquired, net of current liabilities as of the Takeover Date as follows:

Cash	$39,097
Accounts Receivable	960
Inventory	28,387
Other current assets	24,070
Property & equipment	1,126,000
Other assets	4,390
Current liabilities	(330,006)

Net tangible and identifiable intangible assets acquired	892,898

Goodwill	397,621

Net assets acquired	$1,290,519

The Company incurred transaction costs of approximately $10,000 which are included in general and administrative expenses in the accompanying consolidated statement of income for the year ended December 31, 2018.

Included in the consolidated financial statements are the following from variable interest entities for which the Company is the primary beneficiary:

	December 31, 2019	December 31, 2018
Cash	$3,385	$3,385
Property and equipment	853,343	1,014,435
Goodwill	397,621	397,621
Total Assets	$1,254,349	$1,415,441

Current notes payable	$1,207,072	$180,026
Notes payable – net of current portion	-	1,112,737
Total liabilities	1,207,072	1,292,763
Total members’ equity	47,277	122,678
Total Liabilities and Members’ Equity	$1,254,349	$1,415,441

The three loans are collateralized by the VIEs’ assets and the creditors of the loans do not have recourse to the general credit of the Company. The carrying value of the VIEs assets which collateralize the loans are noted above.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less as cash equivalents. Cash and cash equivalents also include approximately $339,000 and $132,000 as of December 31, 2019 and 2018, respectively, of amounts due from commercial credit card companies, such as Visa, MasterCard, Discover, and American Express, which are generally received within a few days of the related transactions. At times, the balances in the cash and cash equivalents accounts may exceed federal insured limits.

Restricted Cash

Restricted cash consists of (i) cash collected (net of redemptions) from gift cards, (ii) cash balances for the advertising co-op, (iii) Level-up loyalty program cash collections, and (iii) initial franchise deposits in escrow. The Company is the custodian of these account balances, but these accounts are in place for specific, restricted purposes, which typically are resolved within twelve months. The Company classifies the restricted cash accounts as current assets.

Accounts receivable

Accounts receivable consist of amounts due from franchisees for training and royalties and are stated at the amount invoiced. Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Management provides for probable uncollectible amounts through a charge to earnings and a credit to allowance for uncollectible accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for uncollectible accounts and a credit to accounts receivable. The allowance for uncollectible accounts was approximately $65,000 at December 31, 2019 and $50,000 at December 31, 2018.

Inventories

Inventories primarily consist of food and beverages. Inventories are accounted for at lower of cost or net realizable value using the first-in, first-out (FIFO) method. Spoilage is expensed as incurred.

Property and Equipment

Property and equipment is carried at cost, net of accumulated depreciation. Depreciation is provided by the straight-line method over an estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset (generally up to ten years) or the term of the related lease. The estimated lives for machinery and equipment, computer equipment, furniture and fixtures, and vehicles range from five to seven years.  Maintenance and repairs which are not considered to extend the useful lives of the assets are charged to operations as incurred. Expenditures for additions and improvements are capitalized. Expenditures for renewals and betterments, which materially extend the useful lives of assets or increase their productivity, are capitalized. The Company capitalizes construction costs during construction of the restaurant and will begin to depreciate them once the restaurant is placed in service. Wage costs directly related to and incurred during a restaurant’s construction period are capitalized. Interest costs incurred during a restaurant’s construction period are capitalized. Upon sale or retirement, the cost of assets and related accumulated depreciation and amortization are removed from the accounts and any resulting gains or losses are included in operating expense.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments recognized for the years ended December 31, 2019 and 2018.

Goodwill

As of December 31, 2019 and 2018, in connection with the APM described above, the Company has a balance of approximately $398,000 of goodwill on its consolidated balance sheet. The Company accounts for goodwill in accordance with FASB ASC No. 350, Intangibles—Goodwill and Other (“ASC 350”). ASC 350 requires goodwill to be reviewed for impairment annually, or more frequently if circumstances indicate a possible impairment. The Company evaluates goodwill in the fourth quarter or more frequently if management believes indicators of impairment exist. Such indicators could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator.

The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount, including goodwill. If management concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, management conducts a quantitative goodwill impairment test. This impairment test involves comparing the fair value of the reporting unit with its carrying value (including goodwill). The Company estimates the fair values of its reporting unit using a combination of the income, or discounted cash flows approach and the market approach, which utilizes comparable companies’ data. If the estimated fair value of the reporting unit is less than its carrying value, a goodwill impairment exists for the reporting unit and an impairment loss is recorded. There were no impairments of goodwill recognized for the years ended December 31, 2019 and 2018.

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) that updated and replaced existing revenue recognition guidance. The guidance includes a five-step framework to determine the timing and amount of revenue to recognize related to contracts with customers. Additionally, the guidance requires new and significantly enhanced disclosures about the nature, amount, timing and uncertainty of revenue and cash flows from customer contracts as well as judgments made by a company when following the framework.

Revenue from Contracts with Customers

On January 1, 2019, the Company adopted ASC 606, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. The Company elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date, which did not have a material impact to the consolidated financial statements. Results for reporting periods beginning on or after January 1, 2019 are presented under ASC 606. Prior period amounts were not revised and continue to be reported in accordance with ASC 605, the accounting standard then in effect.

Upon transition, on January 1, 2019, we recorded a decrease to opening members’ equity of $1,201,546, with a corresponding decrease of $348,730 in current deferred initial franchise fees liability, and an increase of $1,550,276 in long-term deferred initial franchise fee liabilities.

Revenue Recognition Under ASC 606

Revenue consists of restaurant sales and franchise licensing revenue. Generally, revenue is recognized as performance obligations transfer to the customer in an amount that reflects the consideration we expect to be entitled in exchange for those goods or services.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Restaurant Revenues

Revenue from restaurant sales is presented net of discounts and recognized when food, beverage and retail products are sold. Sales tax collected from customers is excluded from restaurant sales and the obligation is included in sales tax payable until the taxes are remitted to the appropriate taxing authorities. Sales from our gift cards are deferred and recognized upon redemption for goods or services. Revenues are reported gross on the accompanying consolidated statements of income and members’ equity with employee complimentary meals recorded as a component of labor expenses. Revenue from restaurant sales are generally paid at the time of sale. Credit cards and delivery service partners sales are generally collected within 2-3 days.

The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed. The Company is a Delaware limited liability company and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise. The accounting for the restaurant revenues were not impacted by the adoption of ASC 606.

BFI contracts with delivery service partners for delivery of goods and services to customers. The Company has determined that the delivery service partners are agents, and the Company is the principal. Therefore, restaurant sales through delivery services are recognized at gross sales and delivery service revenue is recorded as expense.

Revenues from BF Commissary

BF Commissary, which commenced operations in 2019, produces and sells BurgerFi’s vegetable burgers to a distributer based on agreed-upon cost plus freight cost. The Company recognizes revenue upon pick-up of orders at the designated pick up points or when the distributor obtains control of the products. For the year ended December 31, 2019, the Company recognized revenue of $709,876 from BF Commissary and is presented as part of restaurant sales in the consolidated statements of income.

Franchise Revenues

The franchise agreements require the franchisee to pay an initial, non-refundable fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.

Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the predominant performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement These payments are initially deferred and recognized as revenue as the performance obligations are satisfied.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as other revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.

Revenue from sales-based royalties (i.e. royalty and other fees, brand development and advertising co-op royalties) is recognized as the related sales occur. The sales-based royalties are invoiced and collected from the franchisees on a weekly basis. Rebates from vendors received on franchisee’s sales are also recognized as revenue from sales-based royalties.

Prior to the adoption of ASC 606, initial franchise fees were recorded as deferred revenue when received and proportionate amounts were recognized as revenue when a licensed BurgerFi opened and all material services and conditions related to the fee were substantially performed. Sales-based royalty fees were recorded as revenue when sales occurred.

Revenue recognized during the year ended December 31, 2019 under ASC 606 and revenue that would have been recognized during the year ended December 31, 2019 had ASC 605 been applied is as follows:

	As reported under ASC 606	If reported under ASC 605	Increase (decrease)
Restaurant sales	$23,145,129	$23,145,129	$-
BF Commissary sales	709,876	709,876	-
Franchise revenue
Sales-based royalties	6,804,720	6,804,720	-
Brand development and advertising co-op royalties	1,720,087	-	1,720,087
Initial franchise fees	254,094	1,239,875	(985,781)
Initial distinct services	203,843	-	203,843
Rebates from vendors	564,693	-	564,693
Other revenue - terminations of franchises	824,938	-	824,938
Total revenue	$34,227,380	$31,899,600	$2,327,780

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Revenue recognized during the year ended December 31, 2019 (under ASC 606) and the year ended December 31, 2018 (under ASC 605) disaggregated by type is as follows:

	December 31 2019	December 31 2018
Restaurant sales	$23,145,129	$20,859,629
BF Commissary sales	709,876	-
Franchising revenue:
Sales-based royalties	6,804,720	7,105,506
Rebate royalties	564,693	-
Brand development and advertising co-op royalties	1,720,087	-
Initial franchise fees	254,094	493,125
Initial distinct services	203,843	-
Other revenue - terminations of franchises	824,938	300,000
Total revenue	$34,227,380	$28,758,260

The following table shows the Company’s revenues disaggregated according to the timing of transfer of goods or services:

Years ended December 31,	2019
Revenue recognized at a point in time
Restaurant revenue	$23,145,129
BF Commissary sales	709,876
Royalty and other fees	7,369,413
Terminated franchise fees	824,938
Brand development and advertising co-op royalties	1,720,087
Franchising revenue – distinct initial services	203,843
Total revenue recognized at a point in time	$33,973,286

Revenue recognized over time
Franchising fees	254,094
Total revenue recognized over time	254,094
Total Revenue	$34,227,380

The aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2019 is $4,687,921. The Company expects to recognize this amount as revenue over a long-term period, as the license term for each BurgerFi franchise is 10 years. This amount excludes any variable consideration related to sales-based royalties.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Contract Balances

Opening and closing balances of contract liabilities and receivables from contracts with customers for the years ended December 31, 2019 and 2018 are as follows:

	December 31
	2019	2018
Franchising receivables	$369,168	$278,189
Advertising co-op funds	158,581	68,538
Gift card liability	585,827	445,213
Deferred revenue, current	438,085	787,500
Deferred revenue, long-term	4,249,836	3,148,125

Revenue recognized during the year ended December 31, 2019, which was included in the balance of deferred franchise revenue at the beginning of the period is $1,282,959.

Revenue Recognition under ASC 605

Restaurant Revenues

The Company recognizes revenue from sales of food and beverage when payment is tendered at the point of sale. Revenues are reported gross on the accompanying statements of income with employee complimentary meals recorded as a component of labor expenses and customer complimentary meals and sales incentives recorded as a component of operating expenses. The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed or at the time redemption of the gift cards is considered remote. The Company is a Delaware limited liability company and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise.

Franchise Revenues

The Company generates revenues from franchising through individual franchise agreements. Franchise revenues are recognized in accordance with FASB Accounting Standards Codification (ASC) 952, Franchisors, which requires deferral until substantial performance of franchisor obligations is complete. When an individual franchise is sold, the Company agrees to provide certain services to the franchisee including assistance in site selection and development, training personnel, opening assistance, and access to prototype plans and manuals.

The franchise agreements require the franchisee to pay an initial, non-refundable fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.

Revenues from initial franchise fees are recognized as income when all services related to the initial fee have been performed and the related restaurant is opened for business.

Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.

Initial franchise fees and the related direct costs are deferred until the franchisee begins operations. An analysis of deferred revenues is as follows:

Years ended December 31,	2018
Balance, beginning of period	$4,123,125
Initial franchise fees received	521,250
Revenue recognized for stores opened during period	(408,750)
Revenue recognized related to franchise agreement default	(300,000)
Balance, end of period	$3,935,625

Continuing royalty fees are generally provided for in the franchise agreements as a percent of franchise gross sales. Royalty revenues are recognized as income in the same period in which the franchisees’ sales occur.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Presentation of Sales Taxes

The Company collects sales tax from customers and remits the entire amount to the respective states. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales. Sales tax payable amounted to approximately $142,000 and $131,000 at December 31, 2019, 2018, respectively, and is presented in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.

On June 21, 2018, the U.S. Supreme Court issued a landmark decision in South Dakota v. Wayfair. The Company has assessed the current guidance surrounding the court case and does not believe the Wayfair decision materially impacts its sales and use tax process. The Company continues to monitor changes resulting from the Wayfair decision.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its temporary cash investments with financial institutions and during 2019 and 2018, there were amounts on deposit in excess of federal insurance limits.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2019 and 2018 were approximately $702,000 and $941,000, respectively, including amounts paid to the brand development and advertising co-op fund, as described below.

Brand Development Fund

The Company’s franchise agreements provide for franchisee contributions of a percentage of gross restaurant sales to a brand development fund administered by the Company. Amounts collected are required to be segregated and used for advertising and related costs, including reasonable costs of administering the fund. Contributed amounts are recognized as restricted cash. At December 31, 2019, the Company had revenue of approximately $1,455,000 of contributions which are included in the brand development and advertising co-op royalties and approximately $1,506,000 of expenses incurred which are included in the brand development and Co-op advertising expenses. At December 31, 2018, the Company had approximately $521,000 of expenses incurred in excess of contributions received which is included as brand development and co-op advertising expenses in the consolidated statements of income.

Advertising Co-Op Fund

During 2017, the Company established an advertising Co-Op fund in which several of the South Florida franchises participate.  The members of the Co-Op elect to contribute a percentage of gross restaurant sales to a fund administered by the Company. Amounts collected are required to be segregated and used for local advertising and related costs, including reasonable costs of administering the fund. Consequently, contributed amounts, net of expended funds are recognized as restricted cash. At December 31, 2019, the Company had revenue of approximately $265,000 of contributions and approximately $226,000 of expenses incurred which are included in the -brand development and co-op royalties and brand development and co-op advertising expenses, respectively. At December 31, 2018, the Company had approximately $281,000 of expenses incurred in excess of contributions received which is presented as brand development and Co-op advertising expenses in the consolidated statements of income.

Pre-opening Costs

The Company follows ASC Topic 720-15, “Start-up Costs”, which provides guidance on the financial reporting of start-up costs and organization costs. In accordance with this ASC Topic, costs of pre-opening activities and organization costs are expensed as incurred. Pre-opening costs expensed were approximately $425,000 and $24,000 for the years ended 2019 and 2018, respectively.

Deferred Rent

Rent expense on non-cancelable leases containing known future scheduled rent increases or free rent periods is recorded on a straight-line basis over the respective lease term. The lease term begins when the Company has the right to control the use of the leased property and includes the initial non-cancelable lease term plus any periods covered by renewal options that the Company is reasonably assured of exercising. The difference between rent expense and rent paid is accounted for as deferred rent and is amortized over the lease term.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

Operating Leases

The Company leases restaurant locations that have terms expiring between December 2020 and March 2035. The initial obligation period is generally 10 years. The restaurant facilities primarily have renewal clauses for two 5-year period or one 10-year period, exercisable at the option of the Company. The Company includes one 5-year renewal option in its lease term.

Certain lease agreements contain one or more of the following: tenant improvement allowances, rent holidays, rent escalation clauses and/or contingent rent provisions. The Company includes scheduled rent escalation clauses for the purpose of recognizing straight-line rent. Certain of these leases require the payment of contingent rentals based on a percentage of gross revenues, as defined, and certain other rent escalation clauses are based on the change in the Consumer Price Index. The Company received cash incentives from certain landlords for specified leasehold improvements which are deferred and accreted on a straight-line basis over the related lease term as a reduction of rent expense.

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under the provisions of the Internal Revenue Code and similar state provisions. Partnerships generally are not subject to Federal and state income taxes. In lieu of corporation income taxes, the partners reflect their respective share of the Company’s taxable income or loss on their individual income tax returns. Accordingly, no provision for income taxes has been included in the accompanying consolidated financial statements.

There were neither liabilities nor deferred tax assets relating to uncertain income tax positions taken or expected to be taken on the tax returns.

The Company utilizes a two-step approach for recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at December 31, 2019 and 2018 related to uncertain tax positions, interest or penalties.

New Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months and disclose certain information about the leasing arrangements. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance became effective for fiscal years beginning after December 15, 2018 for public entities, except for “emerging growth companies” (as defined in Section 2(a) of the Securities Act and as modified by the Jumpstart Our Business Startups Act of 2012) and for fiscal years beginning after December 15, 2019 for all other entities. However, in April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain not-for-profit entities for one year. As such, this will be effective for fiscal years beginning after December 15, 2021. Since the Company will qualify as an “emerging growth company” after the closing of the MIP with OPES, it is exempted from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

The FASB issued ASU Update 2016-13, Financial Instruments - Credit Losses (“Topic 326”) in June 2016, subsequently amended by various standard updates. This guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information when determining credit loss estimates and requires financial assets to be measured net of expected credit losses at the time of initial recognition. This guidance is effective for annual and interim reporting periods beginning after December 15, 2019, for public entities and using a modified retrospective adoption method. ASU 2019-10 deferred the effective date for smaller reporting companies and all other entities until years beginning after December 15, 2022. Early adoption is permitted.

In December 2019, the FASB issued Update 2019-12, Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for annual and interim reporting periods beginning after December 15, 2020, and early adoption is permitted. We are currently evaluating the full impact this guidance will have on our consolidated financial statements.

In March 2020, the FASB issued Topic 848 Reference Rate Reform to provide optional guidance for a limited period of time, from March 12, 2020 through December 31, 2022, to ease the burden of financial reporting due to reference rate reform. An entity can elect to utilize the guidance at any time during the period.

The Company is evaluating the effect this guidance will have on the consolidated financial statements and related disclosures.

2.	Restricted Cash

Restricted cash consisted of the following as of:

December 31,	2019	2018
Gift cards purchased	$504,682	$445,213
Advertising co-op funds	158,581	68,538
LevelUp loyalty program	63,742	-
Initial franchise deposits in escrow	-	37,495

Total Restricted Cash	$727,005	$551,246

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

3.	Property & Equipment

Property and equipment consisted of the following:

December 31,	2019	2018
Leasehold improvements	$5,723,684	$4,293,900
Machinery & equipment	2,821,136	1,898,000
Computer equipment	560,085	472,457
Furniture & fixtures	1,277,775	1,280,300
Vehicles	50,000	50,000
	10,432,680	7,994,657
Less: Accumulated depreciation and amortization	4,132,062	3,336,216

Property and equipment – net	$6,300,618	$4,658,441

4.	Related Party Transactions

The Company is affiliated with various entities through common control and ownership. The accompanying consolidated balance sheets reflect amounts related to periodic advances between the Company and these entities for working capital and other needs as due from related companies or due to related companies, as appropriate. The amounts due from related companies are not expected to be repaid within one year and accordingly, are classified as non-current assets in the accompanying consolidated balance sheets. These advances are unsecured and non-interest bearing.

There were approximately $3,612,000 and $5,991,000 included as due from related companies, and $271,000 and $924,000 included as due to related companies in the consolidated balance sheets, as of December 31, 2019 and 2018, respectively

During 2019 and 2018, the Company received royalty revenues from franchisees related through common control and ownership totaling approximately $1,182,000 and $1,055,000, respectively.

The Company pays certain payroll and administrative fees on behalf of the entities under common ownership. A management fee is then billed to the respective entities to cover these costs. Management fees are included as reductions to the related operating expenses. During 2019, the Company billed approximately $60,000 of management fees. During 2018, the Company billed approximately $504,000 of management fees of which $504,000 are included as due from related companies as of December 31, 2018.

The Company leases building space for its corporate office from an entity under common ownership with its member on a month-to-month basis starting in 2012. Rent expense for each of the years ended December 31, 2019 and 2018 was approximately $160,000.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

5.	Other Assets

Other assets consisted of the following:

December 31,	2019	2018
Liquor license	$210,000	$210,000
Lease Acquisition Costs, net of accumulated amortization	47,518	77,528
Trademark	25,000	25,000
Deposits and other non-current assets	190,176	194,412

Other assets	$472,694	$506,940

Liquor license is considered to have an indefinite life and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. No impairments were recognized for the years ended December 31, 2019 and 2018.

6.	Commitments and Contingencies

Leases

The Company has entered into operating leases for each of the nine restaurants owned and operated by BF Restaurant Management, LLC. Rent expense for the restaurants during the years ended December 31, 2019 and 2018 was approximately $2,013,000 and $1,868,000, respectively. These lease agreements expire on various dates through 2026 and have renewal options. Approximate future minimum payments on these operating leases for the years ended December 31 are as follows:

2020	$1,502,000
2021	1,960,000
2022	1,875,000
2023	1,897,000
2024	1,333,000
Thereafter	3,223,000

Contingencies

BurgerFi International, LLC filed a lawsuit against a franchisee and its principals seeking declaratory judgments and damages in an amount to be proven at trial for various breaches of the applicable franchise agreements resulting from the defendants’ closure of a restaurant, their failure to open a second restaurant, and their operational defaults at the closed restaurant. In April 2016, the defendants filed a counterclaim, asserting that they had no responsibility for their losses, and instead, alleged that the Company engaged in breach of contract, fraud, misrepresentation, conversion in connection with the operation of the restaurant, and various other allegations, seeking damages of over $5 million. The case is pending before the court. On December 30, 2016, the court stayed the case pending the resolution of bankruptcy filings made by some of the defendants. No further action has occurred.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

A franchisee filed a suit against BurgerFi International, LLC seeking unspecified damages in connection with plaintiff’s execution of franchise agreements for the development of 11 BurgerFi restaurants in certain specified trade areas. The franchisee alleges that BurgerFi International, LLC fraudulently induced the franchisee to enter into these agreements, and claimed fraud in the inducement, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, violation of FDUTPA and Florida’s Franchise Misrepresentation Act by BurgerFi International, LLC. Management denies any wrongdoing and believes the claims to be baseless. The Company filed a counterclaim for breach of contract and intends to pursue its claim against the plaintiff. The plaintiff has moved to dismiss the Company’s counterclaim, which remains pending. While management intends to vigorously dispute the claims if continued in the court system, the parties have reached a settlement in principal. No further action has occurred.

On December 1, 2019, a complaint was filed by a former officer of the Company (“Plaintiff”) against BurgerFi International, LLC for certain alleged breaches of an employment agreement. BurgerFi International, LLC filed a motion to dismiss the complaint on February 13, 2020. On May 20, 2020, the motion to dismiss was heard being granted in part and denied in part. The portion of the complaint not dismissed was answered by BurgerFi International, LLC with affirmative defenses raised on July 7, 2020.The plaintiff served various discovery requests (including notices of non-party subpoenas) on July 9, 2020 as well as a motion to strike BurgerFi International, LLC’s affirmative defenses on July 16, 2020. BurgerFi International, LLC filed objections to the non-party subpoenas on July 20, 2020.

On July 8, 2020, the Company received a letter from an attorney hired on behalf of a former employee of the Company. This former employee was terminated for cause on May 5, 2020. This letter claims that the former employee was terminated wrongfully by the Company. The Company is of the opinion that allegations in this letter lack merit. We have reported the claim to our insurance carrier and outside counsel has been retained. Our counsel sent a letter to this former employee’s attorney lawyer denying all claims and the parties met for mediation on September 4, 2020, but were unable to resolve this matter We feel that all claims are meritless, and we plan to vigorously defend these allegations.

Management is unable to determine the likelihood of a loss or range of loss, if any, which may result from the cases described above, therefore, no contingent liability has been recorded as of December 31, 2019.

The Company is subject to other legal proceedings and claims that arise during the normal course of business. Management believes that any liability, in excess of applicable insurance coverages or accruals, which may result from these claims, would not be significant to the Company’s financial position or results of operations.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

7.	Line of Credit

Line of Credit

Effective July 13, 2018, the Company entered into a $2,000,000 revolving line of credit agreement (“LOC”) with a bank. The LOC’s original maturity date was July 13, 2020 and has been extended to July 13, 2021. On October 31, 2019, the LOC was amended to increase the amount available under the LOC from $2,000,000 to $5,000,000. The Company has an outstanding balance on the revolving line credit of $2,317,000 as of December 31, 2019. The majority member of the Company and his Family Trust are guarantors of, and the Family Trust is a pledger of collateral, for the Company’s obligations to the bank under the line of credit agreement. The annual interest on advances under the LOC is equal to the LIBOR Daily Floating rate plus 0.75%.

8.	Notes Payable

Notes Payable

	December 31, 2019	December 31, 2018

Installment note payable to bank, monthly payments of $8,638, including interest at 7.75%, principal and interest due at the earlier of, September 23, 2024 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, and is guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note is in default and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	$468,080	$511,698

Installment note payable to bank, monthly payments of $3,564, including interest at 5.3%, principal and interest due at the earlier of May 17, 2027 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note is in default and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	258,109	286,304

Installment note payable to bank, monthly payments of $2,883, including interest at 5.0%, principal and interest due the earlier of August 4, 2026 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note is in default and classified as current. No recourse to the general credit of the Company.	409,177	423,055

Other notes payable No recourse to the general credit of the Company.	71,706	71,706

Total notes payable	$1,207,072	$1,292,763

Less: current portion	(1,207,072)	(180,026)

Total notes payable - long-term portion	$-	$1,112,737

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

9.	Supplemental Disclosure of Noncash Activities

During 2018, one of the members contributed their interest in a franchise location to the Company. The total non-cash component of the transaction consisted of the following:

Fixed assets	$152,141
Inventory and other assets	145,349
Amounts due to related companies	(277,301)
Accounts payable and other liabilities	(79,739)
Members equity	(28,204)

Total cash contributed	$87,754

As described in Note 1, on the Takeover Date, the Company entered into the APM resulting in the consolidation of the franchisee for debt totaling approximately $1,291,000, non-cash tangible assets of approximately $1,183,000, intangible assets of approximately $398,000, and other liabilities of approximately $330,000.

10.	Subsequent Events

The Company has evaluated events and transactions that occurred between December 31, 2019 and September 25, 2020, which is the date that the consolidated financial statements were available to be issued for possible recognition or disclosure in the consolidated financial statements.

As discussed in Note 1, the WHO classified the COVID-19 outbreak as a pandemic in March 2020, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. The Company has experienced a significant decrease in revenue in March and April of 2020 as compared to the prior year due to temporary closures of certain restaurants and reduced revenues at those restaurants which remain open. Management is actively monitoring the situation and the potential impact on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the future effects of the COVID-19 outbreak on its results of operations, financial condition or liquidity, however, if the pandemic continues, it may have a significant adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2020.

BurgerFi International, LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2019 and 2018

On March 27, 2020, the CARES Act was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions and technical corrections to tax depreciation methods for qualified improvement property.

It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19. From May 4, 2020 to May 11, 2020, the Company received funding of approximately $2.2 million from loans under the SBA Paycheck Protection Program. The application for these funds requires the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further requires the Company to take into account our current business activity and our ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria.

In February 2020, the Company entered into an asset purchase agreement with an unrelated third party for the sale of substantially all of the assets used in connection with the operation of BF Dania Beach, LLC for an aggregate purchase price of $1,299,000. During January to March 2020, the Company received three cash deposits totaling $906,500 in connection with this transaction. The closing of this transaction has been delayed due to the uncertainty of the COVID-19 outbreak. In the event the transaction is terminated, the Company will keep operating the restaurant, and return the $906,500 to the unrelated third-party purchaser.

In April 2020, the Company entered into an asset purchase agreement with a franchisee to purchase substantially all of the assets of a franchised store for an aggregate purchase price of $1,250,000. This purchase price consisted of: (a) $650,000 cash paid at closing and (b) a $600,000 promissory note to the franchisee.

On June 29, 2020, OPES entered into the MIP with the Company, members of the Company and BurgerFi Holdings, LLC wherein OPES will purchase 100% of the membership interests of the Company resulting in the Company becoming a wholly owned subsidiary of OPES with total acquisition consideration of $100,000,000 payable as follows:

(i)	a cash payment in the aggregate amount of $30,000,000 payable to the Members;

(ii)	$20,000,000 payable either in cash or in shares of OPES common stock valued at $10.60 per share, in the sole and absolute discretion of the OPES Board of Directors; and

(iii)	the issuance in the aggregate of 4,716,981 shares of OPES common stock to the Company’s members.

The members of the Company will be entitled to receive additional acquisition consideration in the form of shares of OPES common stock on a pro-rata basis based on their ownership percentages in the Company, subject to OPES achieving certain share price targets post-closing.

The Company entered into a membership purchase agreement on August 17, 2020 to acquire the 40% non-controlling interest in BF Pembroke Pines, LLC. for a purchase price of $175,000. The closing occurred on August 31, 2020.

Effective August 14, 2020, the Company extended the maturity date on its revolving line of credit until July 13, 2021.

BurgerFi International, LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2020	2019

ASSETS
CURRENT ASSETS
Cash -, including variable interest entities of $3,385 and $3,385, respectively	$4,914,495	$1,689,658
Cash - restricted - Note 2	584,857	727,005
Accounts receivable, net - Note 1	389,491	517,133
Inventory	186,906	249,228
Other current assets	313,625	415,960
TOTAL CURRENT ASSETS	6,389,374	3,598,984

PROPERTY & EQUIPMENT, net - Note 3 – including variable interest entities of $769,669 and $853,343, respectively	7,271,222	6,300,618

DUE FROM RELATED COMPANIES - Note 4	4,896,783	3,611,536

GOODWILL – including variable interest entities of $397,621 and $397,621, respectively	1,382,621	397,621

OTHER ASSETS	462,691	472,694

TOTAL ASSETS	$20,402,691	$14,381,453

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,746,077	$1,264,852
Accrued expenses	641,226	544,734
Gift card liability	433,021	585,827
Revolving line of credit	3,305,000	2,317,000
Note payable - current including variable interest entities of $1,207,072 and $1,207,072, respectively which are non-recourse to the general credit of the Company	2,016,890	1,207,072
Current portion deferred initial franchise fees - Note 1	503,985	438,085
Other deposit	906,500	-

TOTAL CURRENT LIABILITIES	9,552,699	6,357,570

NON-CURRENT LIABILITIES
Deferred initial franchise fees, net of current portion - Note 1	4,250,492	4,249,836
Due to related companies - Note 4	26,000	-
Notes payable	2,041,219	271,448
Deferred rent	1,243,337	995,615

TOTAL LIABILITIES	17,113,747	11,874,469

COMMITMENTS AND CONTINGENCIES - Note 6

MEMBERS’ EQUITY - Before non-controlling interest – including variable interest entities of $(36,397) and $47,277	3,258,331	2,492,129

MEMBERS’ EQUITY (Deficit) - Non-controlling interest	30,613	14,855

TOTAL LIABILITIES AND MEMBERS’ EQUITY	20,402,691	$14,381,453

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

	Six Months Ended June 30,
	2020	2019

REVENUES
Restaurant Sales - Note 1	$12,097,216	$11,976,907
Royalty and other fees - Note 1	2,917,136	3,751,076
Terminated franchise fees - Note 1	33,125	693,158
Royalties - brand development and co-op - Note 1	650,633	863,956
Initial franchise fees - Note 1	165,958	233,206
TOTAL REVENUES	15,864,068	17,518,303

Restaurant level operating expenses:
Food, beverage and paper costs	3,276,671	3,096,743
Labor and related expenses	3,462,808	3,880,390
Other operating expenses	2,755,795	2,578,417
Occupancy and related expenses	1,256,675	1,030,502
General and administrative expenses	2,773,135	3,142,417
Depreciation and amortization expense	495,506	401,843
Brand development and co-op advertising expense	909,237	891,119

TOTAL OPERATING EXPENSES	14,929,827	15,021,431
OPERATING INCOME	934,241	2,496,872
Interest expense	(87,081)	(37,219)
NET INCOME	847,160	2,459,653

Net Income (Loss) Attributable to Non-Controlling Interests	15,758	33,438
Net Income Attributable to Controlling Interests	$831,402	$2,426,215

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(Unaudited)

	Controlling Interest	NonControlling Interest	Total Members’ Equity

Balance, December 31, 2018	$3,626,167	$(20,587)	$3,605,580

Net income	2,426,215	33,438	2,459,653

Contributions	-	-	-

Distributions	(1,370,755)	-	(1,370,755)

Balance, June 30, 2019	$4,681,627	$12,851	$4,694,478

	Controlling Interest	NonControlling Interest	Total Members’ Equity
Balance, December 31, 2019	$2,492,129	$14,855	$2,506,984

Net Income	831,402	15,758	847,160

Contributions	-	-	-

Distributions	(65,200)	-	(65,200)

Balance, June 30, 2020	$3,258,331	$30,613	$3,288,944

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	June 30,
	2020	2019

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Income	$847,160	$2,459,653
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	495,506	401,843
Changes in operating assets and liabilities
Accounts receivable	127,642	(273,799)
Inventory	77,322	(76,838)
Other assets	102,335	(102,500)
Accounts payable - trade	481,225	(462,445)
Accrued expenses and gift card liability	(56,314)	(446,308)
Deferred franchise fees and deposits	66,556	(324,490)
Other liabilities	247,722	89,624

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,389,154	1,264,740

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES

Purchase of store	(650,000)	-
Deposit on sale	906,500	-
Purchase of property and equipment	(1,206,107)	(571,003)
Advances to related companies	(5,806,927)	(5,850,833)
Repayments from related companies	4,276,232	5,361,218

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITES	(2,480,302)	(1,060,618)

NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Proceeds from revolving line of credit	1,288,000	500,000
Payments on revolving line of credit	(300,000)	-
Notes payable proceeds	2,256,593	-
Payments on notes payable	(5,556)	(53,289)
Members’ distributions	(65,200)	(1,370,755)

NET CASH PROVIDED BY (USED IN) BY FINANCING ACTIVITES	3,173,837	(924,044)

NET INCREASE IN CASH AND RESTRICTED CASH	3,082,689	(719,922)

CASH AND RESTRICTED CASH, beginning of period	2,416,663	2,251,743

CASH AND RESTRICTED CASH, end of period	$5,499,352	$1,531,821

See accompanying notes to consolidated financial statements.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2020 and 2019
(Unaudited)

1.	Nature of Operations and Summary of Significant Accounting Policies

Nature of operations

BurgerFi International, LLC, (a Delaware limited liability company) and Subsidiaries (collectively, the “Company”) is the exclusive franchisor of the BurgerFi concept. The BurgerFi concept is a quick service restaurant offering handcrafted natural Angus gourmet burgers, hot dogs, chicken, fresh cut fries, craft beers, wine and freshly prepared custards in an urban environment. Franchises are sold in restricted geographical territories. The Company has prepared its Franchise Disclosure Document as required by the United States Federal Trade Commission and has registered or will register in those states where required in order to legally sell its franchises. It is currently the Company’s plan to offer franchises for sale in those states where demographics of the population represent a demand for the services. The Company grants franchises to independent operators who in turn pay an initial franchise fee, royalties and other fees as stated in the franchise agreement. The Company is 90% owned by BurgerFi Holdings, LLC, a Delaware limited liability company, and 10% by a trust.

Store activity for the six months ended June 30, 2020 and the year ended December 31, 2019 is as follows:

	June 30, 2020	December 31, 2019
Franchised stores, beginning of period	117	109
Stores opened during the period	3	15
Stores closed during the period	3	7
Franchised stores, end of period	117	117

	June 30, 2020	December 31, 2019
Company-owned stores, beginning of year	13	11
Stores opened during the year	2	3
Stores closed during the year	0	1
Company-owned stores, end of year	15	13

End of period franchised store totals included four international stores at June 30, 2020 and five at December 31, 2019.

In 2018, the Company’s members contributed their interests in one additional restaurant to BF Restaurant Management, LLC, which is 40% owned by an unrelated party, resulting in the presentation of a non-controlling interest in the consolidated financial statements.

During the six months ended June 30, 2020 and 2019, the Company’s members did not contribute any interests to BF Restaurant Management, LLC.

Liquidity and COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, and deferment of employer side social security payments. As a result of the COVID-19 outbreak, the Company is experiencing temporary closures of certain restaurants and reduced revenues at those restaurants which remain open, which may have a significant impact on the Company’s 2020 revenues and cash flows. However, the Company has taken steps to reduce operating costs through reductions in payroll expenses to conserve cash. Management continues to actively manage and monitor its cash flows and has the ability to further reduce certain expenses as necessary. From May 4, 2020 to May 11, 2020, the Company received approximately $2.2 million from stimulus loans under the SBA Paycheck Protection Program of the CARES Act. As a result, management believes that the Company has sufficient resources to fund its operations through at least twelve months from the date of this report. The stimulus loan bears interest at a fixed rate of 1% per annum, with the first six months of interest deferred, has a term of two years, and is unsecured and guaranteed by the SBA. The Company intends to apply to the lender for forgiveness of the stimulus loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent and other obligations, and covered utility payments incurred by the Company during the permitted period beginning on May 2020, calculated in accordance with the terms of the CARES Act. The Company’s eligibility for the stimulus loan, expenditures that qualify toward forgiveness, and the final balance of the stimulus loan that may be forgiven are subject to audit and final approval by the SBA. To the extent that all or part of the stimulus loan is not forgiven, the Company will be required to pay interest at 1% and, commencing in November 2020, interest payments will be required through the maturity date in May 2022. The terms of the stimulus loan provide for customary events of default including, among other things, payment defaults, breach of representations and warranties, and insolvency events. The stimulus loan may be accelerated upon the occurrence of an event of default, including if the SBA subsequently reaches an audit determination that the Company does not meet the eligibility criteria.

The stimulus loan is being accounted for under ASC 470, Debt, whereby interest expense is being accrued at the contractual rate and future debt maturities are based on the assumptions that none of the principal balance will be forgiven. Forgiveness, if any, will be recognized as a gain on extinguishment if the lender legally releases the Company based on the criteria set forth in the debt agreement and the CARES Act.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP”) and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do no include all information and notes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for fair financial statement presentation have been made. The condensed consolidated results of operations for the six-month period ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020, or any other future or annual period.

On June 29, 2020, the Company entered into the MIP with OPES whereby the Company is expected to become a publicly held company. Therefore, these condensed consolidated financial statements include the application of U.S. GAAP for public entities. Refer to Note 9 Subsequent Events for additional discussion on the agreement with OPES.

Principles of Consolidation

The consolidated financial statements present the consolidated financial position, results from operations and cash flows of BurgerFi International, LLC, a Delaware limited liability company, and its wholly owned subsidiaries, BF Restaurant Management LLC, a Florida limited liability company and BF Commissary, LLC (“BF Commissary”), a Florida limited liability company. BF Restaurant Management LLC, (BFRM), owns and/or operates fifteen restaurants across Florida, one in Philadelphia, and one in New York. BFRM is made up of the following owned subsidiaries:

BurgerFi-Delray Beach, LLC, a Delaware limited liability company

BF Coral Springs, LLC, a Florida limited liability company

BF City Place-West Palm, LLC, a Florida limited liability company

BF Commack, LLC, a Florida limited liability company

BF Jupiter, LLC, a Florida limited liability company

BF Philadelphia, LLC, a Florida limited liability company

BF West Delray, LLC, a Florida limited liability company

BF LBTS, LLC, a Florida limited liability company

BGM Pembroke Pines, LLC, a Florida limited liability company

BF Jacksonville Town Center, LLC, a Florida limited liability company

BF Jacksonville Riverside, LLC, a Florida limited liability company

BF Delray-Linton, LLC, a Florida limited liability company

BF Pines City Center, LLC, a Florida limited liability company

BF Dania Beach, LLC, a Florida limited liability company

BF Ft Myers-Daniels, LLC, a Florida limited liability company

BF Boca Raton, LLC, a Florida limited liability company

BF Boca Raton – Boca Pointe, LLC, a Florida limited liability company

All material balances and transactions between the entities have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Reporting

The Company owns and operates BurgerFi restaurants in the United States, and also have domestic and international franchisees. The CODMs are the Company’s President, Chief Operating Officer and Chief Financial Officer. As the CODMs review financial performance and allocate resources at a consolidated level on a recurring basis, the Company has one operating reporting segment and one reportable segment.

Variable Interest Entities

For VIE(s), the Company assesses whether the Company is the primary beneficiary as prescribed by the accounting guidance on the consolidation of VIE. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb the losses or the right to receive the benefits that could potentially be significant to the entity.

The Company has evaluated its business relationships with franchisees and related parties to identify potential VIEs. While the Company holds a variable interest in some of the franchised restaurants owned by an affiliated entity, the Company is not the primary beneficiary since it does not have the power to direct the activities of these franchised restaurants. As a result, the Company does not consolidate these VIEs. At December 31, 2019, the Company is a guarantor for seven operating leases for BF Secaucus, LLC; BF Tallahassee, LLC; BF Fort Myers, LLC; BF NY82, LLC; BF Naples Tamiami, LLC; and BF Naples Immokalee. Additionally, the Company is a guarantor for a lease for The Burger Bunch, LLC, an unrelated party. The Company may become responsible for the payments under its guarantee. The Company has determined that its maximum exposure to loss results from these lease guarantees which amounts to approximately $6,700,000.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

On April 23, 2018 (the “Takeover Date”), the Company entered into an asset purchase and management agreement (the “APM”) with a multiple unit franchisee. The APM allowed the Company to acquire the assets of two of the franchisee’s restaurants for the consideration of the Company making the monthly principal and interest payments on the franchisee’s three bank loans through 2027. The closing on asset purchase would occur only when the debt was paid in full. The outstanding principal on the loans was approximately $1,291,000 on the Takeover Date. The APM allowed the Company to take over the management and operation of the two restaurants with full control over all operational decision making. Under the management agreement, the Company provides all capital for all of the restaurants’ expenditures it deems appropriate, and pays all costs and expenses associated with the operations. All cash flow and profits or losses derived from the operations after the Takeover Date belong to the Company. The Company has evaluated the franchisee which is a party to the APM for VIE accounting under ASC 810 “Consolidation” and has determined that the franchisee under the APM is a VIE and that the Company is the primary beneficiary, effective on the Takeover Date. Therefore, the Company has consolidated the franchisee that owned two restaurants as a business combination under ASC 805 Business Combinations.

The acquisition is accounted for as a business combination under the acquisition method as of the Takeover Date, and accordingly, the results of its operations are included in the Company’s consolidated financial statements from that date. Net sales for the consolidated VIE were approximately $2.4 million and net income was $93,364 from the Takeover Date through December 31, 2018 The Company is unable to disclose the amount of sales and net income or loss from January 1, 2018 to the Takeover Date, as they have been unable to obtain the information from the prior operator and we do not believe the information is material for the period from January 1, 2018 to the Takeover Date, April 23, 2018.

The consideration was the fair value of the three loans at the Takeover Date and the assets are recorded based on the fair values of the assets acquired, net of current liabilities as of April 23, 2018 as follows:

Cash	$39,097
Accounts Receivable	960
Inventory	28,387
Other current assets	24,070
Property & equipment	1,126,000
Other assets	4,390
Current liabilities	(330,006)

Net tangible and identifiable intangible assets acquired	892,898

Goodwill	397,621

Net assets acquired	$1,290,519

The Company incurred transaction costs of approximately $10,000 which are included in expenses in the accompanying consolidated statement of income for the year ended December 31, 2018.

Included in the consolidated financial statements are the following from variable interest entities for which the Company is the primary beneficiary:

	June 30, 2020	December 31, 2019
Cash	$3,385	$3,385
Property and equipment	769,669	853,343
Goodwill	397,621	397,621
Total Assets	$1,170,675	$1,254,349

Current notes payable	$1,207,072	$1,207,072
Total liabilities	1,207,072	1,207,072
Total members’ equity	(36,397)	47,277
Total Liabilities and Members’ Equity	$1,170,675	$1,254,349

The three loans are collateralized by the VIEs’ assets and the creditors of the loans do not have recourse to the general credit of the Company. The carrying value of the VIEs’ assets which collateralize the loans are noted above.

Acquisition

In April 2020, the Company entered into an asset purchase agreement with a franchisee to purchase substantially all of the assets of a franchised restaurant for an aggregate purchase price of $1,250,000. This purchase price consisted of $650,000 cash paid at closing and a $600,000 promissory note to the franchisee. See Note 7 for the terms of the note. The acquisition of the franchise protects the Company’s brand and expands the Company’s corporate locations and creates synergies in the management.

The acquisition of this franchise location was an asset purchase, which meets the definition of a business combination under ASC 805 Business Combinations. The purchase price of the acquired business was allocated based on the estimated fair value of the assets acquired. Liabilities of $16,000 were assumed as part of the acquisition. The Company incurred transaction costs of $45,000 which are included in general and administrative expenses in the accompanying consolidated statement of income for the six months ended June 30, 2020.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The acquisition was recorded based on the fair values of the assets acquired as of April 30, 2020:

Inventory	$15,000
Property & equipment	250,000

Net tangible and identifiable intangible assets acquired	265,000

Goodwill	985,000

Net assets acquired	$1,250,000

The acquisition is accounted for as a business combination under the acquisition method as of the date of acquisition, and accordingly, the results of its operations are included in the Company’s consolidated financial statements from the acquisition date. Net sales were approximately $301,000 and net income was approximately $1,300 for this restaurant from the date of the acquisition through June 30, 2020.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less as cash equivalents. Cash and cash equivalents also include approximately $139,000 and $339,000 as of June 30, 2020 and December 31, 2019, respectively, of amounts due from commercial credit card companies, such as Visa, MasterCard, Discover, and American Express, which are generally received within a few days of the related transactions. At times, the balances in the cash and cash equivalents accounts may exceed federal insured limits.

Restricted Cash

Restricted cash consists of (i) cash collected (net of redemptions) from gift cards, (ii) cash balances for the advertising co-op, (iii) Level-up loyalty program cash collections, and (iii) initial franchise deposits in escrow. The Company is the custodian of these account balances, but these accounts are in place for specific, restricted purposes, which typically are resolved within twelve months. The Company classifies the restricted cash accounts as current assets.

Accounts receivable

Accounts receivable consist of amounts due from franchisees for training and royalties and are stated at the amount invoiced. Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Management provides for probable uncollectible amounts through a charge to earnings and a credit to allowance for uncollectible accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for uncollectible accounts and a credit to accounts receivable. The allowance for uncollectible accounts was approximately $87,000 and $65,000, at June 30, 2020 and December 31, 2019, respectively.

Inventories

Inventories primarily consist of food and beverages. Inventories are accounted for at lower of cost or net realizable value using the first-in, first-out (FIFO) method. Spoilage is expensed as incurred.

Property and Equipment

Property and equipment is carried at cost, net of accumulated depreciation. Depreciation is provided by the straight-line method over an estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset (generally up to ten years) or the term of the related lease. The estimated lives for machinery and equipment, computer equipment, furniture and fixtures, and vehicles range from five to seven years.  Maintenance and repairs which are not considered to extend the useful lives of the assets are charged to operations as incurred. Expenditures for additions and improvements are capitalized. Expenditures for renewals and betterments, which materially extend the useful lives of assets or increase their productivity, are capitalized. The Company capitalizes construction costs during construction of the restaurant and will begin to depreciate them once the restaurant is placed in service. Wage costs directly related to and incurred during a restaurant’s construction period are capitalized. Interest costs incurred during a restaurant’s construction period are capitalized. Upon sale or retirement, the cost of assets and related accumulated depreciation and amortization are removed from the accounts and any resulting gains or losses are included in operating expense.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments recognized for the six-month periods ended June 30, 2020 and 2019.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Goodwill

As of June 30, 2020, in connection with the APM and April 2020 acquisition described above, the Company has a balance of approximately $1,383,000 of goodwill on its condensed consolidated balance sheet. The Company accounts for goodwill in accordance with ASC 350. ASC 350 requires goodwill to be reviewed for impairment annually, or more frequently if circumstances indicate a possible impairment. The Company evaluates goodwill in the fourth quarter or more frequently if management believes indicators of impairment exist. Such indicators could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator.

The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount, including goodwill. If management concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, management conducts a quantitative goodwill impairment test. This impairment test involves comparing the fair value of the reporting unit with its carrying value (including goodwill). The Company estimates the fair values of its reporting unit using a combination of the income, or discounted cash flows approach and the market approach, which utilizes comparable companies’ data. If the estimated fair value of the reporting unit is less than its carrying value, a goodwill impairment exists for the reporting unit and an impairment loss is recorded. There were no impairments of goodwill recognized for the six-month periods ended June 30, 2020 and 2019.

Revenue Recognition

On January 1, 2019, the Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. The Company elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date, which did not have a material impact to the consolidated financial statements. Results for reporting periods beginning on or after January 1, 2019 are presented under ASC 606. Prior period amounts were not revised and continue to be reported in accordance with ASC 605, the accounting standard then in effect.

Upon transition, on January 1, 2019, we recorded a decrease to opening members’ equity of $1,201,546, with a corresponding decrease of $348,730 in current deferred initial franchise fees liability, and an increase of $1,550,276 in long-term deferred initial franchise fee liabilities.

Revenue consists of restaurant sales and franchise licensing revenue. Generally, revenue is recognized as performance obligations transfer to the customer in an amount that reflects the consideration we expect to be entitled in exchange for those goods or services.

Restaurant Revenues

Revenue from restaurant sales is presented net of discounts and recognized when food, beverage and retail products are sold. Sales tax collected from customers is excluded from restaurant sales and the obligation is included in sales tax payable until the taxes are remitted to the appropriate taxing authorities. Sales from our gift cards are deferred and recognized upon redemption for goods or services. Revenues are reported gross on the accompanying consolidated statements of income and members’ equity with employee complimentary meals recorded as a component of labor expenses. Revenue from restaurant sales are generally paid at the time of sale. Credit cards and delivery service partners sales are generally collected within 2-3 days.

The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed. The Company is a Delaware limited liability company and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise. The accounting for the restaurant revenues were not impacted by the adoption of ASC 606.

BFI contracts with delivery service partners for delivery of goods and services to customers. The Company has determined that the delivery service partners are agents, and the Company is the principal. Therefore, restaurant sales through delivery services are recognized at gross sales and delivery service revenue is recorded as expense.

Revenues from BF Commissary

BF Commissary, which commenced operations in 2019, produces and sells BurgerFi’s vegetable burgers to a distributer based on agreed-upon cost plus freight cost. The Company recognizes revenue upon pick-up of orders at the designated pick up points or when the distributor obtains control of the products. For the year ended December 31, 2019, the Company recognized revenue of $709,876 from BF Commissary and is presented as part of restaurant sales in the consolidated statements of income.

Franchise Revenues

The franchise agreements require the franchisee to pay an initial, non-refundable fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement These payments are initially deferred and recognized as revenue as the performance obligations are satisfied.

Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as other revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.

Revenue from sales-based royalties (i.e. royalty and other fees, brand development and advertising co-op royalties) is recognized as the related sales occur. The sales-based royalties are invoiced and collected from the franchisees on a weekly basis. Rebates from vendors received on franchisee’s sales are also recognized as revenue from sales-based royalties.

The Company’s contract liabilities consist of initial franchise fees and the related direct costs, which we refer to as deferred initial franchise fees, are deferred until the franchisee begins operations.

The aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of June 30, 2020 and December 31, 2019 was $4,754,477 and $4,687,921, respectively. The Company expects to recognize this amount as revenue over a long-term period, as the license term for each BurgerFi franchise is 10 years. This amount excludes any variable consideration related to sales-based royalties.

Contract Balances

Opening and closing balances of contract liabilities and receivables from contracts with customers as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020	December 31, 2019
Franchising receivables	$295,461	$369,168
Advertising co-op funds	151,835	158,581
Gift card liability	433,021	585,827
Deferred revenue, current	503,985	438,085
Deferred revenue, long-term	4,250,492	4,249,836

Revenue recognized during the six-month periods ended June 30, 2020 and 2019, which was included in the balance deferred revenue, current, at the beginning of each period was $199,083 and $926,364, respectively.

Presentation of Sales Taxes

The Company collects sales tax from customers and remits the entire amount to the respective states. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales. Sales tax payable amounted to approximately $153,000 and $142,000 at June 30, 2020 and at December 31, 2019, respectively, and is presented in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.

On June 21, 2018, the U.S. Supreme Court issued a landmark decision in South Dakota v. Wayfair. The Company has assessed the current guidance surrounding the court case and does not believe the Wayfair decision materially impacts its sales and use tax process. The Company continues to monitor changes resulting from the Wayfair decision.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its temporary cash investments with financial institutions and during 2020 and 2019 there were amounts on deposit in excess of federal insurance limits.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expenses for the six months ended June 30, 2020 and 2019 were approximately $295,000 and $285,000, respectively, including amounts paid to the brand development fund and co-op advertising expenses, as described below.

Brand Development Fund

The Company’s franchise agreements provide for franchisee contributions of a percentage of gross restaurant sales to a brand development fund administered by the Company. Amounts collected are required to be segregated and used for advertising and related costs, including reasonable costs of administering the fund. Contributed amounts are recognized as restricted cash. At June 30, 2020 and 2019, the Company had revenue of approximately $417,000 and $651,000, respectively, of contributions which are included in the brand development and advertising co-op royalties and approximately $679,000 and $800,000 of expenses incurred for the six months ended June 30, 2020 and 2019, respectively, which are included in the royalty-brand development and Co-op revenues and brand development and Co-op advertising expenses in the consolidated statements of income.

Advertising Co-Op Fund

During 2017, the Company established an advertising Co-Op fund in which several of the South Florida franchises elected to participate.  The members of the Co-Op elected to contribute a percentage of gross restaurant sales to a fund administered by the Company. Amounts collected are required to be segregated and used for local advertising and related costs, including reasonable costs of administering the fund. Consequently, contributed amounts, net of expensed funds are recognized as restricted cash. At June 30, 2020 and 2019, the Company had revenue of approximately $234,000 and $213,000, respectively, of contributions received, which are included in the brand development and co-op royalties. In addition, the Company had incurred approximately $230,000 and $91,000 of expenses for the six months ended June 30, 2020 and 2019, respectively, which are included in the brand development and Co-op advertising expenses.

Pre-opening Costs

The Company follows ASC Topic 720-15, “Start-up Costs”, which provides guidance on the financial reporting of start-up costs and organization costs. In accordance with this ASC Topic, costs of pre-opening activities and organization costs are expensed as incurred. Pre-opening expenses for the for the six months ended June 30, 2020 and 2019 were approximately $67,000 and $126,000, respectively.

Deferred Rent

Rent expense on non-cancelable leases containing known future scheduled rent increases or free rent periods is recorded on a straight-line basis over the respective lease term. The lease term begins when the Company has the right to control the use of the leased property and includes the initial non-cancelable lease term plus any periods covered by renewal options that the Company is reasonably assured of exercising. The difference between rent expense and rent paid is accounted for as deferred rent and is amortized over the lease term.

Operating Leases

The Company leases restaurant locations that have terms expiring between December 2020 and March 2035. The initial obligation period is generally 10 years. The restaurant facilities primarily have renewal clauses of two 5-year periods or one 10-year period, exercisable at the option of the Company. The Company generally include one 5-year renewal option in its lease term.

Certain lease agreements contain one or more of the following: tenant improvement allowances, rent holidays, rent escalation clauses and/or contingent rent provisions. The Company includes scheduled rent escalation clauses for the purpose of recognizing straight-line rent. Certain of these leases require the payment of contingent rentals based on a percentage of gross revenues, as defined, and certain other rent escalation clauses are based on the change in the Consumer Price Index. The Company received cash incentives from certain landlords for specified leasehold improvements which are deferred and accreted on a straight-line basis over the related lease term as a reduction of rent expense.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Income Taxes

The Company, with the consent of its members, has elected to be taxed as a partnership under the provisions of the Internal Revenue Code and similar state provisions. Partnerships generally are not subject to Federal and state income taxes. In lieu of corporation income taxes, the partners reflect their respective share of the Company’s taxable income or loss on their individual income tax returns. Accordingly, no provision for income taxes has been included in the consolidated financial statements.

There were neither liabilities nor deferred tax assets relating to uncertain income tax positions taken or expected to be taken on the tax returns.

The Company utilizes a two-step approach for recognizing and measuring uncertain tax positions accounted for in accordance with the asset and liability method. The first step is to evaluate the tax position for recognition by determining whether evidence indicates that it is more likely than not that a position will be sustained if examined by a taxing authority.

The second step is to measure the tax benefit as the largest amount that is 50% likely of being realized upon settlement with a taxing authority. There were no amounts recorded at June 30, 2020 and December 31, 2019 related to uncertain tax positions, interest or penalties.

New Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months and disclose certain information about the leasing arrangements. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance became effective for fiscal years beginning after December 15, 2018 for public entities, except for “emerging growth companies” (as defined in Section 2(a) of the Securities Act and as modified by the Jumpstart Our Business Startups Act of 2012) and for fiscal years beginning after December 15, 2019 for all other entities. However, in April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain not-for-profit entities for one year. As such, this will be effective for fiscal years beginning after December 15, 2021. Since the Company will qualify as an “emerging growth company” after the closing of the MIP with OPES, it is exempted from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards.

The FASB issued Topic 326 in June 2016, subsequently amended by various standard updates. This guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information when determining credit loss estimates and requires financial assets to be measured net of expected credit losses at the time of initial recognition. This guidance was to be effective for annual and interim reporting periods beginning after December 15, 2019, for public entities other than smaller reporting companies. ASU 2019-10 deferred the effective date for smaller reporting companies and all other entities until years beginning after December 15, 2022. Early adoption is permitted.

In December 2019, the FASB issued Update 2019-12, Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for annual and interim reporting periods beginning after December 15, 2020, and early adoption is permitted. We are currently evaluating the full impact this guidance will have on our consolidated financial statements.

In March 2020, the FASB issued Topic 848 Reference Rate Reform to provide optional guidance for a limited period of time, from March 12, 2020 through December 31, 2022, to ease the burden of financial reporting due to reference rate reform. An entity can elect to utilize the guidance at any time during the period.

The Company is currently evaluating the effect this guidance will have on the consolidated financial statements and related disclosures.

Sale of Dania Beach Restaurant to Franchisee

In February 2020, the Company entered into an asset purchase agreement with an unrelated third party (“Purchaser”) for the sale of substantially all of the assets used in connection with the operation of BF Dania Beach, LLC for an aggregate purchase price of $1,299,000. The closing of this transaction was delayed due to the COVID-19 outbreak, until at least the third quarter of 2020. The Company received advances on this purchase totaling $906,500 from the Purchaser from January 2020 to March 2020, which is classified as “Other Deposit” on the condensed consolidated balance sheet as of June 30, 2020.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

2.	Restricted Cash

Restricted cash consisted of the following as of:

	June 30, 2020	December 31, 2019
Gift cards purchased	$399,242	$504,682
Advertising co-op funds	151,835	158,581
LevelUp loyalty program	33,780	63,742

Total Restricted Cash	$584,857	$727,005

3.	Property & Equipment

Property and equipment consisted of the following:

	June 30, 2020	December 31, 2019
Leasehold improvements	$6,339,082	$5,723,684
Machinery & equipment	3,055,283	2,821,136
Computer equipment	694,811	560,085
Furniture & fixtures	1,749,610	1,277,775
Vehicles	50,000	50,000
	11,888,786	10,432,680
Less: Accumulated depreciation and amortization	4,617,564	4,132,062

Property and equipment – net	$7,271,222	$6,300,618

4.	Related Party Transactions

The Company is affiliated with various entities through common control and ownership. The accompanying consolidated balance sheets reflect amounts related to periodic advances between the Company and these entities for working capital and other needs as due from related companies or due to related companies, as appropriate. The amounts due from related companies are not expected to be repaid within one year and accordingly, are classified as non-current assets in the accompanying consolidated balance sheets. These advances are unsecured and non-interest bearing.

There were approximately $4,897,000 and $3,612,000 included as due from related companies, and approximately $26,000 and $271,000 included as due to related companies in the condensed consolidated balance sheets as of June 30, 2020 and December 31, 2019, respectively.

For the six months ended June 30, 2020 and 2019, the Company received royalty revenues from franchisees related through common control and ownership totaling approximately $589,000 and $600,000, respectively.

The Company pays certain payroll and administrative fees on behalf of the entities under common ownership. A management fee was billed to the respective entities to cover these costs through the end of 2019. No amounts were billed in 2020. Management fees are included as reductions to the related operating expenses. For the six months ended June 30, 2019, the Company billed approximately $60,000 of management fees. These amounts are included as due from related companies when billed.

The Company leases building space for its corporate office from an entity under common ownership with its member on a month-to-month basis starting in 2012. Rent expense for each of the six months ended June 30, 2020 and 2019 was approximately $80,000.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

5.	Other Assets

Other assets consisted of the following:

	June 30, 2020	December 31, 2019
Liquor license	$210,000	$210,000
Lease Acquisition Costs, net of accumulated amortization	37,515	47,518
Trademark	25,000	25,000
Deposits, trademark and other non-current assets	190,176	190,176

Other assets	$462,691	$472,694

Liquor license is considered to have an indefinite life and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. No impairments were recognized for the six-month periods ended June 30, 2020 and 2019.

6.	Commitments and Contingencies

Leases

The Company has entered into operating leases for each of the restaurants owned and operated by BF Restaurant Management, LLC. Rent expense for the restaurants during the six months ended June 30, 2020 and 2019 was approximately $1,236,000 and $1,024,000, respectively. These lease agreements expire on various dates through 2026 and have renewal options. Approximate future minimum payments on these operating leases as of June 30, 2020 are as follows:

2020	$1,772,000
2021	1,919,000
2022	1,886,000
2023	1,265,000
2024	1,366,000
Thereafter	2,668,000

Contingencies

BurgerFi International, LLC filed a lawsuit against a franchisee and its principals seeking declaratory judgments and damages in an amount to be proven at trial for various breaches of the applicable franchise agreements resulting from the defendants’ closure of a restaurant, their failure to open a second restaurant, and their operational defaults at the closed restaurant. In April 2016, the defendants filed a counterclaim, asserting that they had no responsibility for their losses, and instead, alleged that the Company engaged in breach of contract, fraud, misrepresentation, conversion in connection with the operation of the restaurant, and various other allegations, seeking damages of over $5 million. The case is pending before the court. On December 30, 2016, the court stayed the case pending the resolution of bankruptcy filings made by some of the defendants. No further action has occurred.

A franchisee filed a suit against BurgerFi International, LLC seeking unspecified damages in connection with plaintiff’s execution of franchise agreements for the development of 11 BurgerFi restaurants in certain specified trade areas. The franchisee alleges that BurgerFi International, LLC fraudulently induced the franchisee to enter into these agreements, and claimed fraud in the inducement, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, violation of FDUTPA and Florida’s Franchise Misrepresentation Act by BurgerFi International, LLC. Management denies any wrongdoing and believes the claims to be baseless. The Company filed a counterclaim for breach of contract and intends to pursue its claim against the plaintiff. The plaintiff has moved to dismiss the Company’s counterclaim, which remains pending. While management intends to vigorously dispute the claims if continued in the court system, the parties have reached a settlement in principal. No further action has occurred.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

On December 1, 2019, a complaint was filed by a former officer of the Company (“Plaintiff”) against BurgerFi International, LLC for certain alleged breaches of an employment agreement. BurgerFi International, LLC filed a motion to dismiss the complaint on February 13, 2020. On May 20, 2020, the motion to dismiss was heard being granted in part and denied in part. The portion of the complaint not dismissed was answered by BurgerFi International, LLC with affirmative defenses raised on July 7, 2020.The plaintiff served various discovery requests (including notices of non-party subpoenas) on July 9, 2020 as well as a motion to strike BurgerFi International, LLC’s affirmative defenses on July 16, 2020. BurgerFi International, LLC filed objections to the non-party subpoenas on July 20, 2020.

On July 8, 2020, the Company received a letter from an attorney hired on behalf of a former employee of the Company. This former employee was terminated for cause on May 5, 2020. This letter claims that the former employee was terminated wrongfully by the Company. The Company is of the opinion that allegations in this letter are lacks merit.

We have reported the claim to our insurance carrier and outside counsel has been retained. Our counsel sent a letter to this former employee’s attorney lawyer denying all claims and the parties met for mediation on September 4, 2020 but were unable to resolve this matter. We feel that all claims are meritless, and we plan to vigorously defend these allegations.

Management is unable to determine the likelihood of a loss or range of loss, if any, which may result from the cases described above, therefore, no contingent liability has been recorded as of June 30, 2020 and December 31, 2019.

The Company is subject to other legal proceedings and claims that arise during the normal course of business. Management believes that any liability, in excess of applicable insurance coverages or accruals, which may result from these claims, would not be significant to the Company’s financial position or results of operations.

7.	Line of Credit

Effective July 13, 2018, the Company entered into a $2,000,000 revolving line of credit agreement (“LOC”) with a bank. The majority member of the Company and his Family Trust are guarantors of, and the Family Trust is a pledger of collateral, for the Company’s obligations to the bank under the line of credit agreement. The LOC initially had a maturity date of July 13, 2020 and has been extended to July 13, 2021. The annual interest on advances under the LOC is equal to the LIBOR Daily Floating rate plus 0.75%. On October 31, 2019, the LOC was amended to increase the amount available under the LOC from $2,000,000 to $5,000,000. The Company has an outstanding balance on the revolving line credit of $3,305,000 and $2,317,000 as of June 30, 2020 and December 31, 2019, respectively.

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

8.	Notes Payable

Notes Payable

	June 30, 2020	December 31, 2019

On May 11, 2020 the Company received loan proceeds in the amount of $2,236,593 under the Paycheck Protection Program (“PPP”). The loans and accrued interest are forgivable after eight weeks, as long as, the Company uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintain its payroll levels. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loans are payable over two years at an interest rate of 1%, with a deferral of payments for the first six months.	$2,236,593	$-

Installment note payable to an individual, issued in connection with the Company’s April 2020 acquisition, monthly payments of $9,056, over a seven-year amortization including 7% interest, with a maturity date of June 1, 2024.	594,444	-

Installment note payable to bank, monthly payments of $8,638, including interest at 7.75%, principal and interest due at the earlier of, September 23, 2024 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed the franchisee under the APM, its members and their affiliates. This note has been in default since December 2019 and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	468,080	468,080

Installment note payable to bank, monthly payments of $3,564, including interest at 5.3%, principal and interest due at the earlier of May 17, 2027 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. This note has been in default since December 2019 and is classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	258,109	258,109

Installment note payable to bank, monthly payments of $2,883, including interest at 5.0%, principal and interest due the earlier of August 4, 2026 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. This note has been in default since December 2019 and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company is managing under the APM. No recourse to the general credit of the Company.	409,177	409,177

Other notes payable No recourse to the general credit of the Company.	91,706	71,706

Total notes payable	$4,058,109	$1,207,072

Less: current portion	(2,016,890)	(1,207,072)

Total notes payable - long-term portion	$2,041,219	$-

BurgerFi International, LLC and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

9.	Subsequent Events

The Company has evaluated events and transactions that occurred between June 30, 2020 and September 25, 2020, which is the date that the consolidated financial statements were available to be issued for possible recognition or disclosure in the consolidated financial statements.

As discussed in Note 1, the WHO classified the COVID-19 outbreak as a pandemic in March 2020, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. The Company has experienced a significant decrease in revenue in March and April of 2020 as compared to the prior year due to temporary closures of certain restaurants and reduced revenues at those restaurants which remain open. Management is actively monitoring the situation and the potential impact on its financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the Company is not able to estimate the future effects of the COVID-19 outbreak on its results of operations, financial condition or liquidity, however, if the pandemic continues, it may have a significant adverse effect on the Company’s results of future operations, financial position, and liquidity in fiscal year 2020.

On March 27, 2020, the CARES Act was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions and technical corrections to tax depreciation methods for qualified improvement property.

It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19. In May 2020, the Company received funding of approximately $2.2 million from loans under the SBA Paycheck Protection Program. The application for these funds requires the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further requires the Company to take into account our current business activity and our ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria.

On June 29, 2020, OPES entered into the MIP wherein OPES will purchase 100% of the membership interests of the Company resulting in the Company becoming a wholly owned subsidiary of OPES with total acquisition consideration of approximately $100,000,000 payable as follows:

(i) a cash payment in the aggregate amount of $30,000,000 payable to the Members;

(ii) $20,000,000 payable either in cash or in shares of OPES common stock valued at $10.60 per share, in the sole and absolute discretion of the OPES Board of Directors; and

(iii) the issuance in the aggregate of 4,716,981 shares of OPES common stock to the Company’s members.

The members of the Company will be entitled to receive additional acquisition consideration in the form of shares of OPES common stock on a pro-rata basis based on their ownership percentages in the Company, subject to OPES achieving certain share price targets post-closing.

The Company entered into a Membership Purchase Agreement on August 17, 2020 to acquire the 40% non-controlling interest in BF Pembroke Pines, LLC. for a purchase price of $175,000. The closing occurred on August 31, 2020.

Effective August 14, 2020, the Company extended the maturity date on its revolving line of credit until July 13, 2021.

10.	Supplemental Disclosure of Noncash Activities

Financing Activity

As described in Note 1, in April 2020, the Company acquired a restaurant from a franchisee, with financing on a note payable for $600,000.

OPES ACQUISITION CORP.

CONDENSED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
OPES Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of OPES Acquisition Corp. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2019 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/ s/ Marcum LLP

We have served as the Company’s auditor since 2017.

Marcum LLP
New York, NY
March 30, 2020

OPES ACQUISTION CORP

BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash	$17,862	$205,638
Prepaid income taxes	67,045	—
Prepaid expenses	10,278	89,095
Total Current Assets	95,185	294,733

Deferred tax asset	52,268	—
Marketable securities held in Trust Account	94,541,286	117,740,109
TOTAL ASSETS	$94,688,739	$118,034,842

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Account payable and accrued expenses	$329,552	$256,301
Income taxes payable	—	14,852
Advance from related party	56,194	—
Total Current Liabilities	385,746	271,153

Promissory note	719,904	—
Promissory note – related party	630,795	—
Total Liabilities	1,736,445	271,153

Commitments

Common stock subject to possible redemption, 8,363,100 and 11,030,442 shares at redemption value as of December 31, 2019 and 2018, respectively	87,952,287	112,763,686

Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,946,146 and 3,789,558 issued and outstanding (excluding 8,363,100 and 11,030,442 shares subject to possible redemption) as of December 31, 2019 and 2018, respectively	395	379
Additional paid-in capital	2,817,313	3,979,089
Retained earnings	2,182,299	1,020,535
Total Stockholders’ Equity	5,000,007	5,000,003
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$94,688,739	$118,034,842

The accompanying notes are an integral part of the financial statements.

OPES ACQUISTION CORP

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2019	2018

Operating costs	$840,321	$553,546
Loss from operations	(840,321)	(553,546)

Other income:
Interest income	2,409,408	1,871,405
Unrealized gain (loss) on marketable securities held in Trust Account	8,776	(19,398)
Other income, net	2,418,184	1,852,007

Income before provision for income taxes	1,577,863	1,298,461
Provision for income taxes	(416,099)	(276,750)
Net income	$1,161,764	$1,021,711

Weighted average shares outstanding, basic and diluted (1)	3,808,719	3,499,414

Basic and diluted net loss per common share (2)	$(0.13)	$(0.17)

(1)	Excludes an aggregate of up to 8,363,100 and 11,030,442 shares subject to possible redemption at December 31, 2019 and 2018, respectively.

(2)	Net loss per share – basic and diluted excludes income attributable to common stock subject to possible redemption of $1,675,083 and $1,607,478 for the year ended December 31, 2019 and 2018, respectively.

The accompanying notes are an integral part of the financial statements.

OPES ACQUISTION CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Retained Earnings/ (Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit)	Equity
Balance – January 1, 2018	2,875,000	$288	$24,712	$(1,176)	$23,824

Sale of 11,500,000 Units, net of underwriting discounts and offering expenses	11,500,000	1,150	112,266,904	—	112,268,054

Sale of 445,000 Private Placement Units	445,000	45	4,449,955	—	4,450,000

Proceeds from the sale of unit purchase option	—	—	100	—	100

Common stock subject to possible redemption	(11,030,442)	(1,104)	(112,762,582)	—	(112,763,686)

Net income	—	—	—	1,021,711	1,021,711

Balance – December 31, 2018	3,789,558	379	3,979,089	1,020,535	5,000,003

Change in value of common stock subject to possible redemption	156,588	16	(1,161,776)	—	(1,161,760)

Net income	—	—	—	1,161,764	1,161,764

Balance – December 31, 2019	3,946,146	$395	$2,817,313	$2,182,299	$5,000,007

The accompanying notes are an integral part of the financial statements.

OPES ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	Year Ended December 31,	Year Ended December 31,
	2019	2018

Cash Flows from Operating Activities:
Net income	$1,161,764	$1,021,711
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(2,409,408)	(1,871,405)
Unrealized (gain) loss on marketable securities held in Trust Account	(8,776)	19,398
Deferred tax benefit	(52,268)	—
Changes in operating assets and liabilities:
Prepaid expenses	78,817	(89,095)
Prepaid income taxes	(67,045)	—
Accounts payable and accrued expenses	73,251	255,263
Income taxes payable	(14,852)	14,852
Net cash used in operating activities	(1,238,517)	(649,276)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(1,198,171)	(116,150,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	842,019	261,898
Cash withdrawn from Trust Account to redeeming stockholders	25,973,159	—
Net cash provided by (used in) investing activities	25,617,007	(115,888,102)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	112,700,000
Proceeds from sale of Private Placement Units	—	4,450,000
Proceeds from Unit Purchase Option	—	100
Advances from related party	56,194	67,013
Repayment of advances from related party	—	(67,013)
Proceeds from promissory note	719,904	—
Proceeds from promissory note – related party	630,795	—
Repayment of promissory note – related party	—	(122,839)
Payment of offering costs	—	(306,247)
Redemption of common stock	(25,973,159)	—
Net cash (used in) provided by financing activities	(24,566,266)	116,721,014

Net Change in Cash	(187,776)	183,636
Cash – Beginning	205,638	22,002
Cash – Ending	$17,862	$205,638

Supplemental cash flow information:
Cash paid for income taxes	$550,264	$261,898

Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$111,741,988
Change in value of common stock subject to possible redemption	$1,161,760	$1,021,698

The accompanying notes are an integral part of the financial statements.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

OPES Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on July 24, 2017. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more operating businesses or entities that the Company has not yet identified (a “Business Combination”).

All activity through December 31, 2019 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and identifying a target business for a Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on March 13, 2018. On March 16, 2018, the Company consummated the Initial Public Offering of 10,000,000 units (“Units” and, with respect to the common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $100,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 400,000 units (the “Private Placement Units”) at a price of $10.00 per unit in a private placement to Axis Public Ventures S. de R.L. de C.V. (“Axis Public Ventures”), an affiliate of Axis Capital Management (the “Initial Sponsor”), Lion Point Capital, LP (“Lion Point”) and the other stockholders of the Company prior to the Initial Public Offering (“Initial Stockholders”), generating gross proceeds of $4,000,000, which is described in Note 5.

Following the closing of the Initial Public Offering on March 16, 2018, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in a trust account (“Trust Account”) which may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account upon failure to consummate a Business Combination, as described below.

On March 20, 2018, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 1,500,000 Units, and the sale of an additional 45,000 Private Placement Units each at $10.00 per unit, generating total gross proceeds of $15,450,000. Following the closing, an additional $15,150,000 of the net proceeds ($10.10 per Unit) was placed in the Trust Account, resulting in $116,150,000 ($10.10 per Unit) held in the Trust Account.

Transaction costs amounted to $2,731,946, consisting of $2,300,000 of underwriting fees and $431,946 of other costs. As of December 31, 2019, cash of $17,862 was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and private placement of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and, solely if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Initial Stockholders have agreed to (a) vote their Founder’s Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares held by them in favor of approving a Business Combination and (b) not to convert any shares in connection with a stockholder vote to approve a Business Combination (or to sell any shares in any tender offer in connection with a Business Combination). Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination.

The Company has until June 18, 2020 (or such later date as may be approved by stockholders, which has since occurred) to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The proceeds deposited in the Trust Account could, however, become subject to claims of creditors. Therefore, the actual per-share redemption amount could be less than $10.10.

The Initial Stockholders have (i) waived their redemption rights with respect to Founder’s Shares, Placement Shares and any Public Shares they may acquire, (ii) waived their rights to liquidating distributions from the Trust Account with respect to their Founder’s Shares and Placement Shares if the Company fails to consummate a Business Combination within the Combination Period and (iii) agreed that they will not propose any amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect Public Stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period unless the Company provides the Public Stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a Business Combination agreement, reduce the amount of funds in the Trust Account below $10.10 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On September 16, 2019, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation (the “charter”) to extend the period of time for which the Company is required to consummate a Business Combination from September 16, 2019 to November 15, 2019 (the “Extension”). In connection with the approval of the extension, stockholders elected to redeem an aggregate of 2,282,753 shares of common stock, of which the Company paid cash in the aggregate amount of $23,594,187, or approximately $10.34 per share, to redeeming stockholders. In connection with the Extension, the Company deposited into the Trust Account $0.0333 for each public share that was not redeemed in connection with the Extension, or an aggregate of approximately $613,870, for such extension. A portion of the promissory notes were issued to an affiliate of the Sponsor ($214,855) and a portion of the promissory notes were issued to Lion Point ($399,015). The loans are non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On November 15, 2019, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation to extend the period of time for which the Company is required to consummate a Business Combination from November 15, 2019 to January 15, 2020 (the “Second Extension”). In connection with the approval of the Second Extension, stockholders elected to redeem an aggregate of 228,001 shares of common stock, of which the Company paid cash in the aggregate amount of $2,378,972, or approximately $10.43 per share, to redeeming stockholders. In connection with the Second extension, the Company deposited into the Trust Account $0.0325 for each public share that was not redeemed in connection with the Second Extension, or an aggregate of approximately $584,301, for such extension. The amount deposited into the Trust Account was loaned to the Company by an unrelated third party. The loan is non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loan will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On January 15, 2020, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation to extend the period of time for which the Company is required to consummate a Business Combination from January 15, 2020 to March 16, 2020 (the “Third Extension”). In connection with the approval of the Third Extension, stockholders elected to redeem an aggregate of 18,133 shares of common stock, of which the Company paid cash in the aggregate amount of $190,800, or approximately $10.52 per share, to redeeming stockholders. In connection with the Third Extension, the Company deposited into the Trust Account $0.0325 for each public share that was not redeemed in connection with the Third Extension, or an aggregate of approximately $583,122, for such extension. A portion of the amount deposited into the Trust Account was loaned to the Company by an unrelated third party ($291,561), a portion was loaned by EarlyBirdCapital ($145,781) and a portion was loaned by an affiliate of Sponsor ($145,780) The loans are non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

On March 16, 2020, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation to extend the period of time for which the Company is required to consummate a Business Combination from March 16, 2020 to June 18, 2020 (the “Fourth Extension”). In connection with the approval of the Fourth Extension, stockholders elected to redeem an aggregate of 4,428,044 shares of common stock, of which the Company paid cash in the aggregate amount of $46.97 million, or approximately $10.61 per share, to redeeming stockholders. In connection with the Fourth Extension, the Company deposited into the Trust Account $0.03 for each public share that was not redeemed in connection with the Fourth Extension, or an aggregate of approximately $136,292, for such extension. The amount deposited into the Trust Account was loaned to the Company by an affiliate of Sponsor. The loan is non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loan will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

Nasdaq Notification

On January 2, 2020, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5620(a), due to the Company’s failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year end. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. The Company submitted a plan of compliance with Nasdaq and Nasdaq granted the Company an extension until June 29, 2020 to regain compliance with the rule by holding an annual meeting of stockholders.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of December 31, 2019, the Company had $17,862 in its operating bank accounts, $94,541,286 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital deficit of $286,557, which excludes prepaid income taxes and franchise and income taxes payable as the net amounts can be paid from the interest earned in the Trust Account. As of December 31, 2019, approximately $2,578,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through November 15, 2020, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated (unless further extended). These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s balance sheet with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2019 and 2018.

Marketable securities held in Trust Account

At December 31, 2019 and 2018, the assets held in the Trust Account were substantially held in U.S. Treasury Bills. During the year ended December 31, 2019 and 2018, the Company withdrew $842,019 and $261,898, respectively, of interest earned on the Trust Account to pay its franchise and income tax obligations.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2019 and 2018, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state, city and foreign taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state, city and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2019 and 2018, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 11,945,000 shares of common stock and (2) 750,000 shares of common stock and warrants to purchase 750,000 shares of common stock in the unit purchase option sold to the underwriters and their designees, in the calculation of diluted loss per share, since the exercise of the warrants and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

Reconciliation of net loss per common share

The Company’s net income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018
Net income	$1,161,764	$1,021,711
Less: Income attributable to shares subject to possible redemption	(1,675,083)	(1,607,478)
Adjusted net loss	$(513,319)	$(585,767)

Weighted average common shares outstanding, basic and diluted	3,808,719	3,499,414

Basic and diluted net loss per common share	$(0.13)	$(0.17)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. The Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 units at a purchase price of $10.00 per Unit, inclusive of 1,500,000 units sold to the underwriters on March 20, 2018 upon the underwriters’ election to exercise their over-allotment option in full. Each Unit consists of one share of common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share (see Note 9).

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Initial Stockholders purchased an aggregate of 400,000 Private Placement Units, at a purchase price of $10.00 per Private Placement Unit for an aggregate purchase price of $4,000,000. On March 20, 2018, the Company consummated the sale of an additional 45,000 Private Placement Units at a price of $10.00 per Private Placement Unit, which were purchased by the Initial Sponsor, generating gross proceeds of $450,000. Each Private Placement Unit consists of one share of common stock (“Placement Share”) and one warrant (“Placement Warrant”) to purchase one share of common stock at an exercise price of $11.50. The proceeds from the sale of the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder’s Shares

In November 2017, the Company issued an aggregate of 2,875,000 shares of common stock (“Founder’s Shares”) to Axis Public Ventures for an aggregate purchase price of $25,000. On March 9, 2018, Axis Public Ventures transferred 2,012,500 Founder’s Shares to the other Initial Stockholders for the same price originally paid for such shares. The Founder’s Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Proposed Offering and excluding the Placement Shares). On March 20, 2018, as a result of the underwriters’ election to exercise their over-allotment option in full, 375,000 Founder’s Shares are no longer subject to forfeiture.

The Initial Stockholders have agreed that, subject to certain limited exceptions, the Founder’s Shares will not be transferred, assigned or sold until the earlier of six months after the date of the consummation of a Business Combination, or earlier if, subsequent to a Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on March 13, 2018 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of the Initial Sponsor (and later, an affiliate of Sponsor) a monthly fee of $10,000 for office space, utilities and administrative support. During the years ended December 31, 2019 and 2018, the Company incurred $120,000 and $95,000 in fees for these services, respectively. At December 31, 2019 and 2018, $215,000 and $95,000, respectively, are included in accounts payable and accrued expenses in the accompanying balance sheets.

Advances — Related Party

During the year ended December 31, 2018, the Company received an aggregate of $67,013 in advances from an affiliate of the Initial Sponsor for costs associated with the Initial Public Offering. The advances were non-interest bearing, unsecured and due on demand. The Company repaid the advances in full, and accordingly, as of December 31, 2018, there were no advances outstanding.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

During the year ended December 31, 2019, an affiliate of the Sponsor advanced the Company an aggregate of $56,194 to fund working capital purposes. The advances are non-interest bearing and due on demand. At December 31, 2019, advances of $56,194 were outstanding.

Promissory Note – Related Party

On August 1, 2017, the Company issued to an affiliate of the Initial Sponsor an unsecured promissory note, pursuant to which the Company borrowed an aggregate principal amount of $122,839 (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier to occur of (i) December 31, 2018, (ii) the consummation of the Initial Public Offering or (iii) the date on which the Company determined not to proceed with the Initial Public Offering. The Promissory Note was repaid at the closing of the Initial Public Offering.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers, directors and other Initial Stockholders may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into units at a price of $10.00 per unit. The units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On September 16, 2019, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to November 15, 2019 and Lion Point agreed to loan the Company the funds necessary to obtain the Extension. On September 18, 2019 and October 18, 2019, the Company issued unsecured promissory notes in the aggregate principal amount of $613,870 for such extension, to provide the Company the funds necessary to obtain the Extension. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

In October 2019, the Company issued unsecured promissory notes to Lion Point in the aggregate principal amount of $16,925 to fund working capital requirements. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

As of December 31, 2019, the outstanding balance under the promissory notes amounted to an aggregate of $630,975.

On January 30, 2020, the Company issued unsecured promissory note to an affiliate of the Initial Sponsor in the aggregate principal amount of $26,169 to fund working capital requirements. The promissory note is non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

NOTE 7. PROMISSORY NOTES

On November 15, 2019, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to January 15, 2020 and an unrelated third party agreed to loan the Company the funds necessary to obtain the Second Extension. On November 15, 2019 and December 17, 2019, the Company issued unsecured promissory notes in the aggregate principal amount of approximately $584,301 for such extension, to provide the Company the funds necessary to obtain the Second Extension. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

In November and December 2019, the Company issued unsecured promissory notes in the aggregate principal amount of $135,603 to fund working capital requirements. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

As of December 31, 2019, the outstanding balance under the promissory notes amounted to $719,904.

On January 15, 2020, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to March 15, 2020 and an unrelated third party agreed to loan the Company the funds necessary to obtain the Third Extension. On January 15, 2020 and March 3, 2020, the Company issued unsecured promissory notes in the aggregate principal amount of approximately $583,122 for such extension, to provide the Company the funds necessary to obtain the Third Extension. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On January 15, 2020, the Company issued an unsecured promissory note in the aggregate principal amount of $111,666 to fund working capital requirements. The promissory note is non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On March 16, 2020, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to June 18, 2020 and an affiliate of Sponsor agreed to loan the Company the funds necessary to obtain the Fourth Extension. On March 16, 2020, the Company issued an unsecured promissory note in the aggregate principal amount of $136,292 for such extension, to provide the Company the funds necessary to obtain the Fourth Extension. The promissory note is non-interest bearing and due to be paid upon the consummation of a Business Combination. The loan will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

NOTE 8. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on March 13, 2018, the holders of the Founder’s Shares, Private Placement Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder’s Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital, Inc., the representative of the underwriters in the Initial Public Offering (“EarlyBirdCapital”), as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities in connection with the Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee of $4,025,000 for such services upon the consummation of a Business Combination (exclusive of any applicable finders’ fees which might become payable).

Forward Purchase Agreement

Lion Point has entered into a contingent forward purchase agreement with the Company to purchase, in a private placement for aggregate gross proceeds of $30,000,000, to occur concurrently with the consummation of the Company’s initial Business Combination, 3,000,000 units at $10.00 per unit, on substantially the same terms as the sale of Units in the Initial Public Offering. The funds from the sale of these units may be used as part of the consideration to the sellers in the initial Business Combination; any excess funds may be used for the working capital needs of the post-transaction company. This agreement is independent of the percentage of stockholders electing to redeem their Public Shares and may provide the Company with an increased minimum funding level for the initial Business Combination. The contingent forward purchase agreement is subject to conditions, including Lion Point giving the Company its irrevocable written consent to purchase the units no later than five days after the Company notifies Lion Point of the Company’s intention to meet to consider entering into a definitive agreement for a proposed Business Combination. Lion Point granting its consent to the purchase is entirely within its sole discretion. Accordingly, if it does not consent to the purchase, it will not be obligated to purchase the units.

NOTE 9. STOCKHOLDERS’ EQUITY

Preferred Stock

On March 13, 2018, the Company filed an Amended and Restated Certificate of Incorporation such that the Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Common Stock

On March 13, 2018, the Company filed an Amended and Restated Certificate of Incorporation such that the Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2019 and 2018, there were 3,946,146 and 3,789,558 shares of common stock issued and outstanding, excluding 8,363,100 and 11,030,442 shares of common stock subject to possible redemption, respectively.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

Warrants

The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time during the exercise period;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Placement Warrants will be identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

Unit Purchase Option

On March 13, 2018, the Company sold EarlyBirdCapital (and its designees), for $100, an option to purchase up to 750,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $7,500,000) commencing on the later of March 13, 2019 and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on March 17, 2023. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The fair value of the unit purchase option was estimated to be approximately $2,633,621 (or $3.51 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.65% and (3) expected life of five years. The option grants to its holder demand and “piggyback” rights for periods of five and seven years, respectively, from March 13, 2018 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

NOTE 10. INCOME TAX

The Company’s net deferred tax assets are as follows:

	December 31, 2019	December 31, 2018
Deferred tax asset
Accrued expenses	$54,492	$—
Unrealized loss on securities	—	4,074
Total deferred tax assets	54,492	4,074
Deferred tax liability
Unrealized gain on securities	(2,224)	—
Total deferred tax liabilities	(2,224)	—
Valuation allowance	—	(4,074)
Deferred tax asset, net of allowance	$52,268	$—

The income tax provision for the years ended December 31, 2019 and 2018 consists of the following:

	December 31,	December 31,
	2019	2018
Federal
Current	$319,339	$276,750
Deferred	(39,233)	(4,074)

State
Current	$149,028	$—
Deferred	(8,961)	—
Change in valuation allowance	(4,074)	4,074
Income tax provision	$416,099	$276,750

As of December 31, 2019 and 2018, the Company did not have any U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. For the years ended December 31, 2019 and 2018, the change in the valuation allowance was $(4,074) and $4,074, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 and 2018 is as follows:

	December 31,	December 31,
	2019	2018

Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	7.2%	0.0%
Deferred tax rate change	(0.3)%	0.0%
True-ups	(1.3)%	0.0%
Valuation allowance	(0.3)%	0.3%

Income tax provision	26.3%	21.3%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination.

NOTE 11. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

OPES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2019

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2019 and 2018, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2019	December 31, 2018
Assets:
Marketable securities held in Trust Account	1	$94,541,286	$117,740,109

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

OPES ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current Assets
Cash	$18,198	$17,862
Prepaid income taxes	215,073	67,045
Prepaid expenses	35,750	10,278
Total Current Assets	269,021	95,185

Deferred tax asset	69,747	52,268
Marketable securities held in Trust Account	48,406,367	94,541,286
TOTAL ASSETS	$48,745,135	$94,688,739

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Account payable and accrued expenses	$417,307	$329,552
Advance from related party	—	56,194
Total Current Liabilities	417,307	385,746

Convertible promissory notes	1,123,131	719,904
Promissory notes – related parties	1,623,332	630,795
Total Liabilities	3,163,770	1,736,445

Commitments

Common stock subject to possible redemption, 3,793,384 and 8,363,100 shares at redemption value as of June 30, 2020 and December 31, 2019, respectively	40,581,361	87,952,287

Stockholders’ Equity
Preferred stock, $0.0001 par value; 10,000,000 authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,069,685 and 3,946,146 issued and outstanding (excluding 3,793,384 and 8,363,100 shares subject to possible redemption) as of June 30, 2020 and December 31, 2019, respectively	407	395
Additional paid-in capital	3,025,007	2,817,313
Retained earnings	1,974,590	2,182,299
Total Stockholders’ Equity	5,000,004	5,000,007
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,745,135	$94,688,739

The accompanying notes are an integral part of these condensed financial statements.

OPES ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Ended June 30,		Six Month Ended June 30,
	2020	2019	2020	2019

Operating costs	$216,974	$233,367	$560,566	$414,517
Loss from operations	(216,974)	(233,367)	(560,566)	(414,517)

Other income:
Interest income	13,703	703,004	335,567	1,388,653
Unrealized (loss) gain on marketable securities held in Trust Account	(679)	17,202	(189)	18,963
Other income, net	13,024	720,206	335,378	1,407,616

(Loss) income before provision for income taxes	(203,950)	486,839	(225,188)	993,099
Benefit (provision) for income taxes	12,093	(202,530)	17,479	(328,549)
Net (loss) income	$(191,857)	$284,309	$(207,709)	$664,550

Weighted average shares outstanding, basic and diluted (1)	4,032,843	3,800,333	3,989,495	3,794,975

Basic and diluted net loss per common share (2)	$(0.05)	$(0.04)	$(0.10)	$(0.07)

(1)	Excludes an aggregate of up to 3,793,384 and 11,019,649 shares subject to possible redemption at June 30, 2020 and 2019, respectively.

(2)	Net loss per share – basic and diluted excludes income attributable to common stock subject to possible redemption of $0 and $448,127 for the three ended June 30, 2020 and 2019, respectively and $211,136 and $938,142 for the six ended June 30, 2020 and 2019, respectively.

The accompanying notes are an integral part of these condensed financial statements.

OPES ACQUISITION CORP.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

THREE AND SIX MONTHS ENDED JUNE 30, 2020

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance – January 1, 2020	3,946,146	$395	$2,817,313	$2,182,299	$5,000,007

Change in value of common stock subject to possible redemption	86,697	8	15,845	—	15,853

Net loss	—	—	—	(15,852)	(15,852)

Balance – March 31, 2020	4,032,843	403	2,833,158	2,166,447	5,000,008

Change in value of common stock subject to possible redemption	36,842	4	191,849	—	191,853

Net loss	—	—	—	(191,857)	(191,857)

Balance – June 30, 2020	4,069,685	$407	$3,025,007	$1,974,590	$5,000,004

THREE AND SIX MONTHS ENDED JUNE 30, 2019

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance – January 1, 2019	3,789,558	$379	$3,979,089	$1,020,535	$5,000,003

Change in value of common stock subject to possible redemption	10,775	1	(380,236)	—	(380,235)

Net income	—	—	—	380,241	380,241

Balance – March 31, 2019	3,800,333	380	3,598,853	1,400,776	5,000,009

Change in value of common stock subject to possible redemption	18	—	(284,317)	—	(284,317)

Net income	—	—	—	284,309	284,309

Balance – June 30, 2019	3,800,351	$380	$3,314,536	$1,685,085	$5,000,001

The accompanying notes are an integral part of these condensed financial statements.

OPES ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2020	2019

Cash Flows from Operating Activities:
Net (loss) income	$(207,709)	$664,550
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(335,567)	(1,388,653)
Unrealized loss (gain) on marketable securities held in Trust Account	189	(18,963)
Deferred tax benefit	(17,479)	(10,399)
Changes in operating assets and liabilities:
Prepaid expenses	(25,472)	28,887
Prepaid income taxes	(148,028)	—
Accounts payable and accrued expenses	87,755	5,385
Income taxes payable	—	213,948
Net cash used in operating activities	(646,311)	(505,245)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(991,999)	—
Cash withdrawn from Trust Account to pay franchise taxes and income taxes	299,076	511,769
Cash withdrawn from Trust Account to pay redeeming stockholders	47,163,220	—
Net cash provided by investing activities	46,470,297	511,769

Cash Flows from Financing Activities:
Proceeds from convertible promissory notes	403,227	—
Proceeds from promissory notes – related parties	936,343	—
Redemption of common stock	(47,163,220)	—
Net cash used in financing activities	(45,823,650)	—

Net Change in Cash	336	6,524
Cash – Beginning	17,862	205,638
Cash – Ending	$18,198	$212,162

Supplemental cash flow information:
Cash paid for income taxes	$148,027	$125,000

Non-cash investing and financing activities:
Change in value of common stock subject to possible redemption	$(207,706)	$664,552
Conversion of advances to promissory notes – related parties	$56,194	$—

The accompanying notes are an integral part of these condensed financial statements.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

OPES Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on July 24, 2017. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more operating businesses or entities (a “Business Combination”).

All activity through June 30, 2020 relates to the Company’s formation, its initial public offering (“Initial Public Offering”), which is described below, and, since the closing of the Initial Public Offering, the search for a prospective initial Business Combination target and the proposed acquisition of BurgerFi International LLC (“BurgerFi”), as discussed in Note 8.

The registration statement for the Company’s Initial Public Offering was declared effective on March 13, 2018. On March 16, 2018, the Company consummated the Initial Public Offering of 10,000,000 units (“Units” and, with respect to the common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $100,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 400,000 units (the “Private Placement Units”) at a price of $10.00 per unit in a private placement to Axis Public Ventures S. de R.L. de C.V. (“Axis Public Ventures”), an affiliate of Axis Capital Management (the “Initial Sponsor”), Lion Point Capital, LLC (“Lion Point”) and the other stockholders of the Company prior to the Initial Public Offering (“Initial Stockholders”), generating gross proceeds of $4,000,000, which is described in Note 5.

Following the closing of the Initial Public Offering on March 16, 2018, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Units was placed in a trust account (“Trust Account”) which may be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account upon failure to consummate a Business Combination, as described below.

On March 20, 2018, in connection with the underwriters’ exercise of their over-allotment option in full, the Company consummated the sale of an additional 1,500,000 Units, and the sale of an additional 45,000 Private Placement Units each at $10.00 per unit, generating total gross proceeds of $15,450,000. Following the closing, an additional $15,150,000 of the net proceeds ($10.10 per Unit) was placed in the Trust Account, resulting in $116,150,000 ($10.10 per Unit) held in the Trust Account.

Transaction costs amounted to $2,731,946, consisting of $2,300,000 of underwriting fees and $431,946 of other costs. As of June 30, 2020, cash of $18,198 was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and private placement of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and, solely if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Initial Stockholders, and transferees of the shares held by the Initial Stockholders, have agreed to (a) vote their Founder’s Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares held by them in favor of approving a Business Combination and (b) not to convert any shares in connection with a stockholder vote to approve a Business Combination (or to sell any shares in any tender offer in connection with a Business Combination). Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination.

The Company has until November 15, 2020 (or such later date as may be approved by stockholders) to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The proceeds deposited in the Trust Account could, however, become subject to claims of creditors. Therefore, the actual per-share redemption amount could be less than $10.10.

The Initial Stockholders, and transferees of the shares held by the Initial Stockholders, have (i) waived their redemption rights with respect to Founder’s Shares, Placement Shares and any Public Shares they may acquire, (ii) waived their rights to liquidating distributions from the Trust Account with respect to their Founder’s Shares and Placement Shares if the Company fails to consummate a Business Combination within the Combination Period and (iii) agreed that they will not propose any amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect Public Stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period unless the Company provides the Public Stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a Business Combination agreement, reduce the amount of funds in the Trust Account below $10.10 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On September 16, 2019, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation (the “charter”) to extend the period of time for which the Company is required to consummate a Business Combination from September 16, 2019 to November 15, 2019 (the “Extension”). In connection with the approval of the extension, certain stockholders elected to redeem an aggregate of 2,282,753 shares of common stock, of which the Company paid cash in the aggregate amount of $23,594,187, or approximately $10.34 per share, to redeeming stockholders. In connection with the Extension, the Company deposited into the Trust Account $0.0333 for each public share that was not redeemed in connection with the Extension, or an aggregate of approximately $613,870, for such extension. A portion of the promissory notes were issued to an affiliate of the Sponsor ($214,855) and a portion of the promissory notes were issued to Lion Point ($399,015). The loans are non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

On November 15, 2019, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation to extend the period of time for which the Company is required to consummate a Business Combination from November 15, 2019 to January 15, 2020 (the “Second Extension”). In connection with the approval of the Second Extension, certain stockholders elected to redeem an aggregate of 228,001 shares of common stock, of which the Company paid cash in the aggregate amount of $2,378,972, or approximately $10.43 per share, to redeeming stockholders. In connection with the Second extension, the Company deposited into the Trust Account $0.0325 for each public share that was not redeemed in connection with the Second Extension, or an aggregate of $584,301, for such extension. The amount deposited into the Trust Account was loaned to the Company by an unrelated third party. The loan is non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loan will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On January 15, 2020, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation to extend the period of time for which the Company is required to consummate a Business Combination from January 15, 2020 to March 16, 2020 (the “Third Extension”). In connection with the approval of the Third Extension, certain stockholders elected to redeem an aggregate of 18,133 shares of common stock, of which the Company paid cash in the aggregate amount of $190,800, or approximately $10.52 per share, to redeeming stockholders. In connection with the Third Extension, the Company deposited into the Trust Account $0.0325 for each public share that was not redeemed in connection with the Third Extension, or an aggregate of $583,122, for such extension. A portion of the amount deposited into the Trust Account was loaned to the Company by an unrelated third party ($291,561), a portion was loaned by EarlyBirdCapital, Inc. (“EarlyBirdCapital”) ($145,781) and a portion was loaned by an affiliate of Sponsor ($145,780). The loans are non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On March 16, 2020, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation to extend the period of time for which the Company is required to consummate a Business Combination from March 16, 2020 to June 18, 2020 (the “Fourth Extension”). In connection with the approval of the Fourth Extension, certain stockholders elected to redeem an aggregate of 4,428,044 shares of common stock, of which the Company paid cash in the aggregate amount of $46.97 million, or approximately $10.61 per share, to redeeming stockholders. In connection with the Fourth Extension, the Company deposited into the Trust Account $0.03 for each public share that was not redeemed in connection with the Fourth Extension, or an aggregate of $408,876, for such extensions. The amounts deposited into the Trust Account were loaned to the Company by an affiliate of Sponsor. The loans are non-interest bearing, and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On June 18, 2020, the Company’s stockholders approved an amendment to its Amended and Restated Certificate of Incorporation to extend the period of time for which the Company is required to consummate a Business Combination from June 18, 2020 to September 16, 2020 (the “Fifth Extension”). In connection with the approval of the Fifth Extension, none of the Company’s stockholders elected to redeem any of their shares of common stock.

Nasdaq Notification

On January 2, 2020, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5620(a), due to the Company’s failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year end. The Notice was only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. The Company submitted a plan of compliance with Nasdaq and Nasdaq granted the Company an extension until June 29, 2020 to regain compliance with the rule by holding an annual meeting of stockholders.

On July 6, 2020, the new management of the Company received a notice from Nasdaq that it did not hold the Annual Meeting by June 29, 2020 and, therefore, did not satisfy the requirements to regain compliance with Nasdaq Listing Rule 5620(a). The Company immediately took measures to schedule its Annual Meeting by filing a definitive proxy statement on Schedule 14A on July 2, 2020. The record date for the Annual Meeting was set for July 15, 2020, and the Annual Meeting was held on August 4, 2020. The Company timely requested a hearing to appeal the decision to delist, and Nasdaq subsequently granted the appeal following the Company’s completion of the Annual Meeting.

On August 10, 2020, the Company received written notice from the Office of General Counsel of The Nasdaq Stock Market, LLC (“Nasdaq”) advising the Company that the Annual Meeting of Shareholders deficiency has been cured and the Company is now in compliance with all applicable Nasdaq listing standards. As a result, the hearing to appear before the Nasdaq Hearings Panel to appeal Nasdaq’s initial decision to delist the Company’s securities has been cancelled and the Company’s stock will continue to be listed and traded on The Nasdaq Stock Market.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

NOTE 2. LIQUIDITY AND GOING CONCERN

As of June 30, 2020, the Company had $18,198 in its operating bank accounts, $48,406,367 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital deficit of $343,359, which excludes prepaid income taxes and franchise and income taxes payable as the net amounts can be paid from the interest earned in the Trust Account. As of June 30, 2020, approximately $1,230,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern following November 15, 2020, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated (or the deadline is not further extended). These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on March 30, 2020, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2019 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. The interim results for the three and six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s balance sheet with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2020 and December 31, 2019.

Marketable Securities Held in Trust Account

At June 30, 2020 and December 31, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills. Through June 30, 2020, the Company has withdrawn $1,402,993 of interest earned on the Trust Account to pay for its franchise and income taxes, of which $299,076 was withdrawn during the six months ended June 30, 2020.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2020 and December 31, 2019, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position.

The Company may be subject to potential examination by federal, state, city and foreign taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state, city and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2020 due to the valuation allowance recorded against the Company’s net operating losses.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.

Net Loss per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at June 30, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 11,945,000 shares of common stock and (2) 750,000 shares of common stock and warrants to purchase 750,000 shares of common stock in the unit purchase option sold to the underwriters and their designees, in the calculation of diluted loss per share, since the exercise of the warrants and the exercise of the unit purchase option is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

Reconciliation of Net Loss per Common Share

The Company’s net (loss) income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(191,857)	$284,309	$(207,709)	$664,550
Less: Income attributable to shares subject to possible redemption	—	(448,127)	(211,136)	(938,142)
Adjusted net loss	$(191,857)	$(163,818)	$(418,845)	$(273,592)

Weighted average common shares outstanding, basic and diluted	4,032,843	3,800,333	3,989,495	3,794,975

Basic and diluted net loss per common share	$(0.05)	$(0.04)	$(0.10)	$(0.07)

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 units at a purchase price of $10.00 per Unit, inclusive of 1,500,000 units sold to the underwriters on March 20, 2018 upon the underwriters’ election to exercise their over-allotment option in full. Each Unit consists of one share of common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share (see Note 9).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Initial Stockholders purchased an aggregate of 400,000 Private Placement Units, at a purchase price of $10.00 per Private Placement Unit for an aggregate purchase price of $4,000,000. On March 20, 2018, the Company consummated the sale of an additional 45,000 Private Placement Units at a price of $10.00 per Private Placement Unit, which were purchased by the Sponsor, generating gross proceeds of $450,000. Each Private Placement Unit consists of one share of common stock (“Placement Share”) and one warrant (“Placement Warrant”) to purchase one share of common stock at an exercise price of $11.50. The proceeds from the sale of the Private Placement Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder’s Shares

In November 2017, the Company issued an aggregate of 2,875,000 shares of common stock (“Founder’s Shares”) to Axis Public Ventures for an aggregate purchase price of $25,000. On March 9, 2018, Axis Public Ventures transferred 2,012,500 Founder’s Shares to the other Initial Stockholders for the same price originally paid for such shares. The Founder’s Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Proposed Offering and excluding the Placement Shares). On March 20, 2018, as a result of the underwriters’ election to exercise their over-allotment option in full, 375,000 Founder’s Shares are no longer subject to forfeiture.

The Initial Stockholders agreed that, subject to certain limited exceptions, the Founder’s Shares will not be transferred, assigned or sold until the earlier of six months after the date of the consummation of a Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Business Combination, or earlier if, subsequent to a Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on March 13, 2018 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company pays pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. During the each of the three months ended June 30, 2020 and 2019, the Company incurred $30,000 in fees for these services. During the each of the six months ended June 30, 2020 and 2019, the Company incurred $60,000 in fees for these services. At June 30, 2020 and December 31, 2019, there was $275,000 and $215,000 of such fees, respectively, included in accounts payable and accrued expenses in the accompanying condensed balance sheets.

Advances — Related Party

During the year ended December 31, 2018, the Company received an aggregate of $67,013 in advances from an affiliate of the Initial Sponsor for costs associated with the Initial Public Offering. The advances were non-interest bearing, unsecured and due on demand. The Company repaid the advances in full, and accordingly, as of December 31, 2018, there were no advances outstanding.

During the year ended December 31, 2019, an affiliate of the Sponsor advanced the Company an aggregate of $56,194 to fund working capital purposes. The advances were non-interest bearing and due on demand. During the period ended June 30, 2020, advances in the aggregate amount of $56,194 were converted into promissory notes (see below). At June 30, 2020 and December 31, 2019, advances of $0 and $56,194, respectively, were outstanding.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers, directors and other Initial Stockholders may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into units at a price of $10.00 per unit. The units would be identical to the Private Placement Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

Promissory Notes – Related Party

On September 16, 2019, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to November 15, 2019 and Lion Point agreed to loan the Company the funds necessary to obtain the Extension. On September 18, 2019 and October 18, 2019, the Company issued unsecured promissory notes in the aggregate principal amount of $613,870 for such extension, to provide the Company the funds necessary to obtain the Extension. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

In October 2019, the Company issued unsecured promissory notes to Lion Point in the aggregate principal amount of $16,925 to fund working capital requirements. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On January 30, 2020, the Company issued unsecured promissory note to an affiliate of the Initial Sponsor in the aggregate principal amount of $26,169 to fund working capital requirements. The promissory note is non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On January 15, 2020, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to March 15, 2020 and an affiliate of Sponsor and EarlyBirdCapital agreed to loan the Company a portion of the funds necessary to obtain the Third Extension. On March 3, 2020, the Company issued unsecured promissory notes to an affiliate of Sponsor and EarlyBirdCapital in the aggregate principal amount of approximately $145,780 and $145,781, respectively, for such extension, to provide the Company the funds necessary to obtain the Third Extension. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

On March 16, 2020, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to June 18, 2020 and an Affiliate of Sponsor agreed to loan the Company the funds necessary to obtain the Fourth Extension. As of June 30, 2020, the Company issued unsecured promissory notes in the aggregate principal amount of $408,876 for such extensions, to provide the Company the funds necessary to obtain the Fourth Extension. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

In May and June 2020, the Company issued unsecured promissory notes to an affiliate of Sponsor in the aggregate principal amount of $209,736 to fund working capital requirements. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

During the six months ended June 30, 2020, the Company issued an unsecured promissory note to an affiliate of Sponsor, pursuant to which outstanding advances in the amount of $56,194 were converted into a promissory note. The promissory note is non-interest bearing and due to be paid upon the consummation of a Business Combination. The loan will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

As of June 30, 2020, the outstanding balance under the promissory notes amounted to an aggregate of $1,623,332.

NOTE 7. CONVERTIBLE PROMISSORY NOTES

On November 15, 2019, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to January 15, 2020 and an unrelated third party agreed to loan the Company the funds necessary to obtain the Second Extension. On November 15, 2019 and December 17, 2019, the Company issued unsecured promissory notes in the aggregate principal amount of approximately $584,301 for such extension, to provide the Company the funds necessary to obtain the Second Extension. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

In November and December 2019, the Company issued unsecured promissory notes in the aggregate principal amount of $135,603 to fund working capital requirements. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On January 15, 2020, the Company’s stockholders agreed to extend the period of time the Company has to consummate a Business Combination to March 15, 2020 and an unrelated third party agreed to loan the Company a portion of the funds necessary to obtain the Third Extension. On January 15, 2020, the Company issued an unsecured promissory note in the aggregate principal amount of approximately $291,561 for such extension, to provide the Company the funds necessary to obtain the Third Extension. The promissory notes are non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On January 15, 2020, the Company issued an unsecured promissory note in the aggregate principal amount of $111,666 to fund working capital requirements. The promissory note is non-interest bearing and due to be paid upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On February 27, 2020, the notes were amended such that the aggregate principal balance due of $1,123,131 will be converted into 100,000 shares of the Company’s common stock upon the consummation of a Business Combination. The loans will be forgiven if the Company is unable to consummate a Business Combination. The Company did not record any additional interest expense as a result of the modification of the debt since the carrying amount of the promissory note was equivalent to the fair value of the consideration transferred, which was determined from the closing price of the Company’s common stock on the date of modification.

As of June 30, 2020, the outstanding balance under the convertible promissory notes amounted to $1,123,131.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

NOTE 8. COMMITMENTS

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

Pursuant to a registration rights agreement entered into on March 13, 2018, the holders of the Founder’s Shares, Private Placement Units (and their underlying securities) and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder’s Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Placement Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital, the representative of the underwriters in the Initial Public Offering, as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities in connection with the Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee of $4,025,000 for such services upon the consummation of a Business Combination (exclusive of any applicable finders’ fees which might become payable).

Forward Purchase Agreement

Lion Point has entered into a contingent forward purchase agreement with the Company to purchase, in a private placement for aggregate gross proceeds of $30,000,000, to occur concurrently with the consummation of the Company’s initial Business Combination, 3,000,000 units at $10.00 per unit, on substantially the same terms as the sale of Units in the Initial Public Offering (the “Forward Purchase Units”). The funds from the sale of the Forward Purchase Units may be used as part of the consideration to the sellers in the initial Business Combination; any excess funds may be used for the working capital needs of the post-transaction company. This agreement is independent of the percentage of stockholders electing to redeem their Public Shares and may provide the Company with an increased minimum funding level for the initial Business Combination. The contingent forward purchase agreement is subject to conditions, including Lion Point giving the Company its irrevocable written consent to purchase the Forward Purchase Units no later than five days after the Company notifies Lion Point of the Company’s intention to meet to consider entering into a definitive agreement for a proposed Business Combination. Lion Point granting its consent to the purchase is entirely within its sole discretion. Accordingly, if it does not consent to the purchase, it will not be obligated to purchase the Forward Purchase Units.

In connection with the consummation of the Business Combination, the Company will enter into Amended and Restated Forward Purchase Contracts (each an “Amended and Restated Forward Purchase Contract”) with each of Lion Point and Lionheart Equities, LLC (“Lionheart Equities”) for the purchase of Forward Purchase Units. In the written notice from Lion Point to OPES on June 29, 2020, Lion Point confirmed that it will consent to the Business Combination and has agreed to purchase 2,000,000 Forward Purchase Units under the terms of its Amended and Restated Forward Purchase Contract with the Company upon the consummation of the Business Combination, and Lionheart Equities has agreed to purchase 1,000,000 Forward Purchase Units upon the consummation of the Business Combination under the terms of its Amended and Restated Forward Purchase Contract with the Company. In addition, OPES agreed to register a total of 5,029,376 shares of OPES Common Stock owned, or to be owned by Lion Point as of the consummation of the Business Combination, which is comprised of (i) 862,500 of the Founders’ Shares, (ii) 83,438 shares of OPES Common Stock underlying the Private Placement Units and 83,438 shares of OPES Common Stock underlying the Private Placement Warrants, and (iii) 2,000,000 shares of OPES Common Stock underlying the Forward Purchase Units and 2,000,000 shares of OPES Common Stock underlying the warrants that are part of the Forward Purchase Units, which shares would have priority registration rights over all other shares of OPES Common Stock to be registered under the New Registration Rights Agreement. Lion Point is entitled to make up to two demands that we register such shares. OPES and Lion Point have agreed to enter into definitive documentation with respect to the terms of the written notice from Lion Point to OPES on June 29, 2020

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

 Acquisition Agreement

On June 29, 2020, the Company entered into a membership interest purchase agreement (the “Agreement”), with BurgerFi, members of BurgerFi (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”). Upon the closing of the transactions contemplated in the Agreement (the “Closing”), the Company will purchase 100% of the membership interests of BurgerFi from the Members resulting in BurgerFi becoming a wholly owned subsidiary of the Company (the “BurgerFi Business Combination”).

The closing consideration for the BurgerFi Business Combination (the “Acquisition Consideration”) shall be payable as follows (subject to reduction for indemnification claims and potential changes due to a working capital adjustment as described below):

(i)	a cash payment in the aggregate amount of $30,000,000 payable to the Members;

(ii)	$20,000,000 payable either in cash or in shares of the Company’s common stock valued at $10.60 per share, in the sole and absolute discretion of the Company’s Board of Directors; and

(iii)	the issuance in the aggregate of 4,716,981 shares of the Company’s common stock to the Members (the “Closing Payment Shares”)

Of the Closing Payment Shares, 943,396 shares shall be deposited into an escrow account, to satisfy any potential indemnification claims brought pursuant to the Agreement.

The closing consideration payable to the stockholders of BurgerFi is also subject to adjustment based on BurgerFi’s working capital as of the closing date as contemplated in the Agreement.

The BurgerFi Business Combination will be consummated subject to the deliverables and provisions as further described in the Agreement.

NOTE 9. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At June 30, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2020 and December 31, 2019, there were 4,069,685 and 3,946,146 shares of common stock issued and outstanding, excluding 3,793,384 and 8,363,100 shares of common stock subject to possible redemption, respectively.

Warrants

The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

The Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	at any time during the exercise period;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

The Placement Warrants will be identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Unit Purchase Option

On March 13, 2018, the Company sold EarlyBirdCapital (and its designees), for $100, an option to purchase up to 750,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $7,500,000) commencing on the later of March 13, 2019 and the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on March 17, 2023. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The fair value of the unit purchase option was estimated to be approximately $2,633,621 (or $3.51 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.65% and (3) expected life of five years. The option grants to its holder demand and “piggyback” rights for periods of five and seven years, respectively, from March 13, 2018 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

OPES ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020

(Unaudited)

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2020 and December 31, 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$48,406,367	$94,541,286

NOTE 11. SUBSEQUENT EVENTS

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements were issued.

On August 10, 2020, the Company received written notice from the Office of General Counsel of The Nasdaq Stock Market, LLC (“Nasdaq”) advising the Company that the Annual Meeting of Shareholders deficiency has been cured and the Company is now in compliance with all applicable Nasdaq listing standards. As a result, the hearing to appear before the Nasdaq Hearings Panel to appeal Nasdaq’s initial decision to delist the Company’s securities has been cancelled and the Company’s stock will continue to be listed and traded on The Nasdaq Stock Market.

At a special meeting of stockholders of the Company held on September 15, 2020, the Company’s proposal to amend its amended and restated certificate of incorporation to extend the date by which the Company has to complete a business combination for an additional 60 days, from September 16, 2020 to November 15, 2020 was approved (the “Sixth Extension”). The Company filed the amendment to its amended and restated certificate of incorporation with the Secretary of State of Delaware on September 15, 2020. In connection with the Sixth Extension, an affiliate of the Sponsor agreed to loan the Company a portion of the funds necessary to obtain the Sixth Extension. On September 16, 2020, the Company issued an unsecured promissory note in the aggregate principal amount of approximately $19,267.35 for such extension, to provide the Company the funds necessary to obtain the Sixth Extension. The promissory note is non-interest bearing and due to be paid upon the consummation of a Business Combination. The loan will be forgiven if the Company is unable to consummate a Business Combination except to the extent of any funds held outside of the Trust Account.

On September 22, 2020, OPES, the Members and Members’ Representative entered into an amendment to the Acquisition Agreement (the “Amendment,”) to, among other things, update covenants with respect to the transfer and or license of additional BurgerFi obligations to transfer BurgerFi Intellectual Property, to identify Key Employees of BurgerFi and to remove all references to a Consulting Agreement with Mr. Rosatti.

ANNEX A

Execution Version

MEMBERSHIP INTEREST PURCHASE AGREEMENT

dated

June 29, 2020

by and among

Opes Acquisition Corp., a Delaware corporation

as the Purchaser,

Burger Fi International LLC, a Delaware limited liability company,

as the Company,

Members of the Company, as the Members

and BurgerFi Holdings, LLC,

as the Members’ Representative

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	2

ARTICLE II ACQUISITION	10

2.1 Acquisition	10
2.2 Closing; Effective Time	10
2.3 Closing Deliveries	10
2.4 Post-Closing Board of Directors	12
2.5 Withholding Rights	12
2.6 Rights Not Transferable	12
2.7 Taking of Necessary Action; Further Action	12
2.8 Taxes	12

ARTICLE III PURCHASE PRICE	13

3.1 Payment of Purchase Price	13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY	17

4.1 Corporate Existence and Power	17
4.2 Authorization	17
4.3 Governmental Authorization	18
4.4 Non-Contravention	18
4.5 Capitalization	18
4.6 Certificate of Formation; Operating Agreement	18
4.7 Corporate Records	18
4.8 Third Parties	19
4.9 Assumed Names	19
4.10 Subsidiaries	19
4.11 Consents	20
4.12 Financial Statements	20
4.13 Books and Records	21
4.14 Absence of Certain Changes	21
4.15 Properties; Title to the Company’s Assets	23
4.16 Litigation	24
4.17 Contracts	24
4.18 Insurance	26
4.19 Licenses and Permits	27
4.20 Compliance with Laws	27
4.21 Intellectual Property	27
4.22 Customers, Suppliers and Franchisees	28
4.23 Accounts Receivable and Payable; Loans	29
4.24 Pre-payments	29

Annex A-i

4.25 Employees	29
4.26 Employment Matters	30
4.27 Withholding	31
4.28 Employee Benefits and Compensation	31
4.29 Real Property	33
4.30 Accounts	33
4.31 Tax Matters	34
4.32 Environmental Laws	35
4.33 Finders’ Fees	35
4.34 Powers of Attorney and Suretyships	35
4.35 Managers	35
4.36 JR Trust Entities	35
4.37 Certain Business Practices	35
4.38 Money Laundering Laws	36
4.39 OFAC	36
4.40 Not an Investment Company	36
4.41 Information Supplied	36

ARTICLE V REPRESENTATIONS AND WARRANTIES OF MEMBERS	37

5.1 Ownership of Interests; Authority	37
5.2 Approvals	37
5.3 Non-Contravention	37
5.4 Litigation and Claims	37
5.5 Investment Representations	38

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER	39

6.1 Corporate Existence and Power	39
6.2 Corporate Authorization	39
6.3 Governmental Authorization	39
6.4 Non-Contravention	39
6.5 Finders’ Fees	40
6.6 Issuance of Shares	40
6.7 Capitalization	40
6.8 Information Supplied	40
6.9 Trust Fund	41
6.10 Listing	41
6.11 Reporting Company	41
6.12 Undisclosed Liabilities	41
6.13 Interested Party Transactions	42
6.14 Board Approval	42
6.15 Purchaser SEC Documents and Purchaser Financial Statements	42
6.16 Absence of Certain Changes	43
6.17 Certain Business Practices	44
6.18 Money Laundering Laws	44
6.19 Business Activities	44

Annex A-ii

6.20 Purchaser Contracts	44
6.21 Intellectual Property	44
6.22 Employees	45
6.23 Employee Benefits	45
6.24 Assets	45
6.25 Real Property	45
6.26 Tax Matters	45
6.27 Legal Requirements and Permits	46
6.28 Insurance	46
6.29 Vote Required	46
6.30 Investment Company	46
6.31 Minute Books	46
6.32 Application of Takeover Provisions	46
6.33 Purchaser Investigations	46
6.34 Lockup	47
6.35 No Other Representations and Warranties	47

ARTICLE VII COVENANTS OF THE COMPANY PENDING CLOSING	47

7.1 Conduct of the Business	47
7.2 Access to Information	49
7.3 Notices of Certain Events	50
7.4 Annual and Interim Financial Statements; Additional Financial Information	50
7.5 Employees of the Company and the Manager	51
7.6 Tax Matters	51
7.7 Best Efforts to Obtain Consents	54
7.8 Guaranteed Debt	54
7.9 Transfer and Assignment of Interests in the JR Trust Entities	54
7.10 Notification	54

ARTICLE VIII COVENANTS OF PURCHASER	54

8.1 Notification	54
8.2 Contact with Customers and Suppliers	54

ARTICLE IX ACTIONS PRIOR TO THE CLOSING	55

9.1 Best Efforts; Further Assurances	55
9.2 Trust Account	55
9.3 Cooperation with Proxy Statement and Other Filings	55
9.4 Shareholder Vote; Recommendation of the Purchaser’s Board of Directors	58
9.5 Purchaser Stockholders’ Meeting	58
9.6 Operations of Purchaser Prior to the Closing	58
9.7 Confidentiality	60
9.8 Form 8-K; Press Releases	60

Annex A-iii

9.9 Listing	61
9.10 D&O Insurance; Indemnification of Officers and Directors	61
9.11 Exclusivity	62
9.12 Appointment of Post-Closing Board of Directors and Officers	62
9.13 Adoption of Equity Incentive Plan	62

ARTICLE X CONDITIONS TO CLOSING	62

10.1 Condition to the Obligations of the Parties	62
10.2 Conditions to Obligations of Purchaser	63
10.3 Conditions to Obligations of the Company	64

ARTICLE XI INDEMNIFICATION	65

11.1 Indemnification of Purchaser	65
11.2 Procedure	66
11.3 Escrow of Escrow Shares by Members	68
11.4 Periodic Payments	69
11.5 Insurance	69
11.6 Survival of Indemnification Rights	69
11.7 Tax Treatment of Indemnification Payments	70
11.8 Indemnification for Current Litigation	70
11.9 Exclusive Remedies	70
11.10 NO ADDITIONAL REPRESENTATIONS; NO RELIANCE	70

ARTICLE XII DISPUTE RESOLUTION	71

12.1 Mediation	71
12.2 Jurisdiction; Waiver of Jury Trial; Exemplary Damages	71

ARTICLE XIII TERMINATION	72

13.1 Termination Without Default	72
13.2 Termination Upon Default	73
13.3 No Other Termination	73
13.4 Effect of Termination	73

ARTICLE XIV MISCELLANEOUS	74

14.1 Notices	74
14.2 Amendments; No Waivers; Remedies	75
14.3 Arm’s length bargaining; no presumption against drafter	75
14.4 Publicity	76
14.5 Expenses	76
14.6 No Assignment or Delegation	76
14.7 Governing Law	76
14.8 Counterparts; facsimile signatures	76
14.9 Entire Agreement	76

Annex A-iv

14.10 Severability	76
14.11 Construction of certain terms and references; captions	76
14.12 Further Assurances	77
14.13 Third Party Beneficiaries	77
14.14 Waiver	77
14.15 Members’ Representative	78
14.16 Specific Performance	79
14.17 Legal Representation by Shumaker	79

Exhibit

Exhibit A – Escrow Agreement

Exhibit B – Lock Up Agreement

Exhibit C – Registration Rights Agreement

Exhibit D – Amended and Restated Certification of Incorporation

Annex A-v

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”), dated as of June 29, 2020, by and among Opes Acquisition Corp., a Delaware corporation (the “Purchaser”), BurgerFi International LLC, a Delaware limited liability company (the “Company”), the members of the Company (each, a “Member” and collectively the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company, as the representative of the Members (the “Members’ Representative”).

W I T N E S S E T H :

A. The Company is in the business of operating gourmet fast food and quick service casual restaurants focused on all-natural hamburgers, vegetarian burgers, hormone-free chicken and other complementary food offerings (the “Business”);

B. Purchaser is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

C. The Members of the Company are listed on Schedule 1.10 hereto and own 100% of the membership interests of the Company (the “Interests”).

D. The Board of Directors of the Purchaser, having determined that the Acquisition is fair and advisable to, and in the best interests of Purchaser and its stockholders, and the Members of the Company have each approved the terms of the Acquisition;

E. The Board of Directors of the Purchaser has determined to recommend that the stockholders of the Purchaser adopt, authorize and approve this Agreement and the Acquisition; and

F. In conjunction with, inter alia, obtaining approval from the stockholders of Purchaser for the Acquisition (collectively with the other transactions, authorization and approvals set forth in the Proxy Statement, the “Offer”), and in accordance with the terms hereof, Purchaser shall provide an opportunity to its Public Stockholders to have their Offering Shares redeemed for the consideration, on the terms and subject to the conditions and limitations, set forth in the Prospectus and the Certificate of Incorporation of Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Annex A-1

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1. “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

1.2. “Acquisition” means the purchase of the Members’ Interest by the Purchaser in accordance with the terms of this Agreement.

1.3. “Additional Agreements” means the Voting Agreement, the Registration Rights Agreement, the Escrow Agreement, the Employment Agreements, Consulting Agreement and the Lock-Up Agreements.

1.4. “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.5. “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.6. “Board of Directors” means the board of directors of the Purchaser prior to the consummation of the Acquisition.

1.7. “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.8. “Business Combination Fees” means the fees and expenses held in the Trust Account payable to Early Bird Capital, Inc., the underwriter in the IPO, that they are entitled to receive upon the Closing in accordance with the Business Combination Marketing Agreement, between the Purchaser and the underwriter and the Trust Agreement.

1.9. “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.10.  “Cash Consideration” means consideration in the aggregate amount of $50,000,000, which shall consist of (i) a cash payment in the aggregate amount of at least $30,000,000 payable to the Members and allocated in such amounts set forth opposite such Member’s name on Schedule 1.10, and (ii) $20,000,000 payable, in the sole and absolute discretion of the Board of Directors, either in cash or in 1,886,792 shares of Purchaser Common Stock valued at $10.60 per share and allocated in such amounts set forth opposite such Member’s name on Schedule 1.10.

1.11. “Certificate of Incorporation” means the Purchaser’s Amended and Restated Certificate of Incorporation dated, as amended.

1.12. “Closing” has the meaning set forth in Section 2.2.

1.13. [Intentionally Omitted]

Annex A-2

1.14. “Closing Payment Shares” means stock certificates representing, in the aggregate, 4,716,981 shares of Purchaser Common Stock payable to the Members and in such amounts set forth opposite each Member’s name on Schedule 1.10 with a deemed price per share of $10.60 (with a value of $50,000,000 in the aggregate).

1.15. “Closing Working Capital” means the Company’s cash minus its Bank of America Revolving Line of Credit.

1.16. “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.17. “Code” means the Internal Revenue Code of 1986, as amended.

1.18. “Confidential Information” means any information that one party discloses, directly or indirectly, to the other party, whether embodied in tangible form or disclosed visually or orally and whether or not designated as “confidential” or “proprietary” or by some similar designation, relating to the prior, current or prospective business of the disclosing party, including, without limitation, business models, business opportunities, business plans, financial information, market research, marketing plans, pricing and cost data, customers, suppliers, employees, contractors, ideas, improvements, products and product plans, technologies, research activities and results, and any other information that should be reasonably understood by the receiving party to be the confidential or proprietary information of the disclosing party. Confidential Information shall not include information (i) that has entered the public domain through no fault of the receiving party, (ii) rightfully known by the receiving party without obligation of confidentiality to any third party prior to receipt of same from the disclosing party, (iii) independently developed by the receiving party without using any Confidential Information of the disclosing party, and (iv) generally made available by the disclosing party without obligation of confidentiality.

1.19. “Consulting Agreement” means that certain consulting agreement dated as of the Closing Date between John Rosatti and Purchaser to be in the form to be mutually agreed upon by the Purchaser and Mr. Rosatti.

1.20. “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, franchise agreements, sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective assets are bound, including any entered into by the Company in compliance with Section 7.1 after the date hereof and prior to the Closing, and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company’s dominion or control.

1.21. “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

Annex A-3

1.22. “DGCL” means the Delaware General Corporation Law.

1.23. “DLLCA” means the Delaware Limited Liability Company Act.

1.24. [Intentionally Omitted]

1.25. “Earnout” has the meaning set forth in Section 3.1(g).

1.26. “Earnout Share Consideration” means all of the Purchaser Common Stock issued in accordance with Section 3.1(g).

1.27. “Effective Time” has the meaning set forth in Section 2.2.

1.28. “Employment Agreements” means the separate employment agreements between Purchaser and each of the Key Employees, in the forms to be mutually agreed to by the Purchaser and the Company.

1.29. “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.30. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.31. “Escrow Agent” means Continental Stock Transfer & Trust Company.

1.32. “Escrow Agreement” means the agreement in the form attached hereto as Exhibit A between the Members’ Representative, Escrow Agent and the Purchaser with respect to the Escrow Shares.

1.33.  “Escrow Shares” means 943,396 of Closing Payment Shares (valued at $10.60 per share).

1.34. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.35. “Executive Chairman Employment Agreement” means the employment agreement between Purchaser and Ophir Sternberg to serve as Executive Chairman for a five-year term, in the form to be mutually agreed to by the Purchaser, the Company and Mr. Sternberg.

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1.36. “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.37. “Hazardous Materials Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.38.  “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person and (h) any agreement to incur any of the same.

1.39. “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.40. “Interests” has the meaning set forth in the recitals to this Agreement.

1.41. “Inventory” is defined in the UCC.

1.42. “IPO” means the initial public offering of the Purchaser pursuant to a prospectus dated March 13, 2018 (the “Prospectus”).

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1.43. “JR Trust Entities” means the entities set forth on Schedule 1.43, including without limitation, the entities that own the Intellectual Property of the Business, including without limitation the trademarks, and other brand attributes.

1.44. “knowledge of the Company” or any other similar knowledge qualification, means the actual knowledge of John Rosatti, Bryan McGuire, Ross Goldstein Charlie Guzzetta, and Nick Raucci.

1.45. “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.46. “Leases” means the leases with respect to the stores, warehouses and parking lots leased by the Company at the locations as set forth on Schedule 1.43 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.47. “Legal Requirement” means, with respect to any Party, all applicable laws, statutes, rules, regulations, codes, ordinances, bylaws, variances, judgments, injunctions, orders, conditions and licenses of a Governmental Entity having jurisdiction over the assets or the properties of such Party or its Subsidiaries and the operations thereof.

1.48. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.49.  “Lock-Up Agreements” means the Lock-Up Agreements in the form attached hereto as Exhibit B between Purchaser and each of the Members, pursuant to which 4,716,981 Closing Payment Shares issuable in the aggregate to the Members will be locked up until the earlier of (i) six months after the Closing Date, or (ii) if subsequent to the Closing Date, Purchaser consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Purchaser’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. For the avoidance of doubt, in the event the Cash Consideration in the amount of $20,000,000 is paid in shares of the Purchaser Common Stock, such shares shall not be subject to the Lock-Up.

1.50. “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect, individually or in the aggregate, upon the assets, liabilities, financial condition, prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Business, taken as a whole, whether or not arising from transactions in the ordinary course of business; provided, however, that Material Adverse Effect or Material Adverse Change shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) any change, effect or circumstance resulting from an action required or permitted by this Agreement; (ii) any change, effect or circumstance resulting from the announcement of this Agreement; or (iii) conditions caused by acts of terrorism or war (whether or not declared) or any natural or man-made disaster or acts of God (including any pandemic and any governmental response thereto).

1.51. “Nasdaq” means the Nasdaq Capital Market.

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1.52. “Operating Agreement” means the Limited Liability Company Operating Agreement of the Company dated May 20, 2015.

1.53.  “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.54. “Parties” means the parties to this Agreement.

1.55. “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; and (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, (C) not resulting from a breach, default or violation by the Company of any Contract or Law, and (D) the Liens set forth on Schedule 1.52.

1.56. “Permitted Transfer” means the transfer by a Member of Interests as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution each donee or distributee shall sign and deliver a Lock-Up Agreement.

1.57. “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.58. “Promissory Notes” means the promissory notes that have been and will be included as related party liabilities on the balance sheet set forth in the Purchaser Financial Statements.

1.59. “Proxy Statement” has the meaning set forth in Section 9.3(a).

1.60. “Public Stockholders” means the shareholders of Purchaser Public Shares.

1.61. “Purchase Price” has the meaning set forth in Section 3.1.

1.62. “Purchaser Common Stock” means the common stock, par value $0.0001 per share of Purchaser.

1.63.  “Purchaser Financial Statements” means the audited consolidated financial statements of the Purchaser as of and for the fiscal years ended December 31, 2018 and 2019, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates, and (ii) reviewed financial statements for the three month periods ended March 31, 2020 and 2019, consisting of the reviewed consolidated balance sheets as of such dates, the reviewed consolidated income statements for the three (3) month periods ended on such dates, and the reviewed consolidated cash flow statements for the three (3) month periods ended on such dates.

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1.64. “Purchaser Private Warrants” means each warrant issued in private placements at the time of the consummation of the IPO, entitling the holder thereof to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.65. “Purchaser Public Shares” means the Purchaser Common Stock issued in the Purchaser’s IPO and any securities into which such Purchaser Common Stock are converted or for which such Purchaser Common Stock are exchanged.

1.66. “Purchaser Public Warrants” means one warrant that was included as part of each Purchaser Unit, entitling the holder thereof to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.67. “Purchaser Redemption Price” means the price per share payable to those holders of Purchaser Public Shares who elect to redeem their Purchaser Common Stock pursuant to Purchaser’s Certificate of Incorporation.

1.68. “Purchaser Unit” means a unit of the Purchaser comprised of (a) one share of Purchaser Common Stock, and (b) one Purchaser Public Warrant.

1.69. “Purchaser UPO” means the option issued to Early Bird Capital, Inc. (and/or its designee) to purchase up to an aggregate of 750,000 Purchaser Units at a price of $10.00 per Purchaser Unit.

1.70. “Purchaser Warrant” shall mean each Purchaser Private Warrant and Purchaser Public Warrant.

1.71. “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.72. “Registration Rights Agreement” means the agreement in the form attached hereto as Exhibit C governing the resale of the Closing Payment Shares, and the other securities included in the Registration Rights Agreement.

1.73. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.74. “SEC” means the Securities and Exchange Commission.

1.75. “Securities Act” means the Securities Act of 1933, as amended.

1.76. “Standstill Letter” means the letter agreement in the form to be mutually agreed upon between the Purchaser and the Members, and the Purchaser and Mr. Ophir Sternberg whereby the Members as a group, and Mr. Sternberg individually, each agree to beneficially own no more than forty-nine percent (49%) of the Purchaser Common Stock, at any time before or after the Closing.

Annex A-8

1.77. “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

1.78. “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

1.79. “Target Working Capital” means $1,000,000.

1.80. “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.81.  “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.82. “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.83.  “Trading Day” means a day on which the principal Trading Market is open for trading.

1.84. “Trading Market” means any of the following markets or exchanges on which the Purchaser Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

1.85. “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.86. “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

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ARTICLE II
ACQUISITION

2.1 Acquisition. Subject to the terms and conditions of this Agreement, at the Closing, Members shall, in consideration of the Purchase Price, sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, acquire and accept from Members, all rights, title and interest in and to the Interests, free and clear of all Liens.

2.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Acquisition (the “Closing”) shall take place electronically or at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, at 10:00 a.m. local time but shall be deemed to have occurred for all purposes as of 12:01 a.m. local time (the “Effective Time”), no later than two Business Days after the last of the conditions to Closing set forth in Article XI have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) but no later than November 1, 2020, or at such other time, date and location as the Purchaser and the Company agree to in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

2.3 Closing Deliveries. At or prior to the Closing:

(a) Purchaser shall:

(i) pay the Escrow Shares to the Escrow Agent to be held pursuant to the Escrow Agreement;

(ii) pay the Cash Consideration and the Closing Payment Shares (less the Escrow Shares) in accordance with the provisions set forth in Section 3.1;

(iii) deliver to the Members’ Representative the Escrow Agreement, duly executed by Purchaser and the Escrow Agent;

(iv) deliver to the Key Employees the Employment Agreements, duly executed by Purchaser;

(v) deliver to Ophir Sternberg the Executive Chairman Employment Agreement, duly executed by Purchaser;

(vi) deliver to John Rosatti the Consulting Agreement, duly executed by Purchaser;

(vii) deliver to Global Capital USA a commission agreement in form and substance mutually acceptable to Purchaser and Members’ Representative,

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(viii) deliver to the Members the Voting Agreement, the Registration Rights Agreement and the Lock-Up Agreements, duly executed by Purchaser and the other parties thereto;

(ix) deliver resignations effective as of the Closing Date of all of Purchaser’s officers and directors who are not appointed in accordance with Section 9.12;

(x) a certificate of good standing, dated not more than five (5) days prior to the Closing Date, with respect to the Purchaser, issued by the appropriate government official of the Company’s jurisdiction of organization;

(xi) evidence of the termination of agreements between the Purchaser and any of its directors or officers, except for agreements that provide for continuing obligations of the Purchaser to its directors or officers after the Closing, reasonably satisfactory to the Members’ Representative; and

(xii) evidence reasonably satisfactory to the Company showing an aggregate amount of at least $15,000,000 in cash held by the Purchaser immediately prior to Closing in accordance with Section 10.3(e).

(b) The Company or Members, as applicable, shall deliver to Purchaser each of the following (each in a form reasonably satisfactory to Purchaser):

(i) membership interest powers or other instruments of transfer duly executed in blank with respect to the Interests, duly executed in blank;

(ii) a certificate of good standing, dated not more than five (5) days prior to the Closing Date, with respect to the Company, issued by the appropriate government official of the Company’s jurisdiction of organization;

(iii) an IRS Form W-9 and a certificate pursuant to Treasury Regulations Section 1.1445-2(b), executed by each Member, certifying that such Member is not a foreign person within the meaning of Section 1445 of the Code;

(iv) the Escrow Agreement, duly executed by the Members’ Representative;

(v) the Voting Agreement, the Registration Rights Agreement and the Lock-Up Agreements, duly executed by the Members;

(vi) the Assignment and Assumption Agreements of the JR Trust Entities to the Purchaser, duly executed by Mr. Rosatti and such other members, if any, of the entities; and

(vii) the Standstill Letter, duly executed and delivered to Members.

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2.4  Post-Closing Board of Directors. Immediately after the Closing, the Purchaser’s board of directors will consist of five directors, including Ophir Sternberg, as Executive Chairman, and A.J. Acker as a director, and three other directors selected by Mr. Sternberg, in his reasonable discretion, and approved by Members’ Representative, such approval not to be unreasonably withheld, in accordance with Section 9.12 (the “Post-Closing Board of Directors”), who will be appointed prior to the earlier of (i) August 15, 2020, or (ii) the date on which Purchaser responds to the first round of SEC comments to the Proxy Statement. At least a majority of the Post-Closing Board of Directors shall qualify as independent directors under the Securities Act and the rules of any applicable Trading Market, and. The parties to this Agreement shall enter into a two (2) year voting agreement (the “Voting Agreement”) in form agreed to by the parties hereto relating to election of directors of the Purchaser.

2.5 Withholding Rights. Notwithstanding anything to the contrary contained in this Agreement, Purchaser, the Company or the Members’ Representative shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, and from any other payments otherwise required pursuant to this Agreement or any Additional Agreement, such amounts as Purchaser, the Company or the Members’ Representative, as the case may be, are required to withhold and pay over to the applicable Authority with respect to any such deliveries and payments under the Code or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld and paid over, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such Person in respect of which such deduction and withholding was made.

2.6 Rights Not Transferable. The rights of the Members holding Interests as of immediately prior to the Effective Time with regard to such Interests are personal to each such Member and shall not be assignable or otherwise transferable for any reason (except for Permitted Transfers). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

2.7 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Purchaser with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name and on behalf of the Company, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.8 Taxes. Each of the parties acknowledge and agree that each such party and each of the Members of the Company (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes.

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ARTICLE III
PURCHASE PRICE

3.1 Payment of Purchase Price. The “Purchase Price” shall consist of the sum of (i) the Cash Consideration, (ii) the Closing Payment Shares (less the Escrow Shares), (iii) the Escrow Shares, (iv) any Post-Closing Adjustment (which may be a positive or negative number), and (v) the Earnout, payable as follows:

(a) Cash Consideration. Purchaser shall pay the Cash Consideration to each Member on the Closing Date in accordance with Schedule 1.10. Notwithstanding anything to the contrary, notwithstanding the definition of Cash Consideration, although Purchaser may $20,000,000 of the Cash Consideration in Purchaser Common Stock, it shall, in good faith, use reasonable best efforts, in light of market conditions, to maximize the amount of cash payable as part of the Cash Consideration to the Members.

(b) Closing Payment Shares. Subject to and upon the terms and conditions set forth in this Agreement, in addition to the Cash Consideration, the Purchaser shall issue to the Members the Closing Payment Shares (less the Escrow Shares), which shall be fully paid and free and clear of all Liens other than applicable securities Law restrictions and the Lock-Up Agreements. Each Member shall receive the number of Closing Payment Shares (less the Escrow Shares) opposite such Member’s name on Schedule 1.10.

(c) Escrow Shares. The Company and the Members hereby authorize Purchaser to deliver the Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Escrow Agreement. The number of Escrow Shares to be allocated among the Members and held by the Escrow Agent pursuant to the Escrow Agreement is set forth opposite each Member’s name on Schedule 1.10.

(d) No Issuance of Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Common Stock will be issued pursuant to the Acquisition, and instead any such fractional share that would otherwise be issued will be rounded to the nearest whole share.

(e) Legend. Each certificate issued pursuant to the Acquisition to any Member shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities laws at the time of the issuance of the Purchaser Common Stock:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

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(f) Working Capital Adjustments.

(i) Within 60 calendar days after the Closing Date, Purchaser shall prepare and deliver to Members’ Representative a statement setting forth its good faith calculation of the Closing Working Capital (the “Closing Working Capital Statement”), which statement shall contain a balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein), with significant detail substantially similar to the financial statements provided to Purchaser, including a calculation of the Closing Working Capital (the “Closing Working Capital Statement”).

(ii) Subject to the provisions of this Section 3.1(f), the post-closing adjustment shall be an amount equal to the Closing Working Capital minus the Target Working Capital (the “Post-Closing Adjustment”). If the Post-Closing Adjustment is a positive number, Purchaser shall pay to Members an amount equal to the Post-Closing Adjustment at its option in cash or shares of Purchaser Common Stock, valued at $10.60 per share. If the Post-Closing Adjustment is a negative number, Members shall pay to Purchaser an amount equal to the Post-Closing Adjustment by surrendering to Purchaser shares of Purchaser Common Stock with a value of the Post-Closing Adjustment amount, value at $10.60 per share, rounded down to the nearest whole-number.

(iii) After receipt of the Closing Working Capital Statement, Members’ Representative shall have 30 calendar days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, Members’ Representative and its advisors shall have full access to the books and records of Purchaser and the Company, the personnel of, and work papers prepared by, Purchaser and/or Purchaser’s accountants to the extent that they relate to the Closing Working Capital Statement and to such historical financial information (to the extent in Purchaser’s possession) relating to the Closing Working Capital Statement as Members’ Representative may reasonably request for the purpose of reviewing the Closing Working Capital Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of Purchaser or the Company.

(iv) On or prior to the last day of the Review Period, Members’ Representative may object to the Closing Working Capital Statement by delivering to Purchaser a written statement setting forth Members’ Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for Members’ Representative’s disagreement therewith (the “Statement of Objections”). If Members’ Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Working Capital Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Working Capital Statement shall be deemed to have been accepted by Members. If Members’ Representative delivers the Statement of Objections before the expiration of the Review Period, Purchaser and Members’ Representative, on behalf of the Members, shall negotiate in good faith to resolve such objections within 30 calendar days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Purchaser and Members’ Representative, shall be final and binding.

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(v) If Members’ Representative and Purchaser fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to Berkowitz Pollack Brant or if Berkowitz Pollack Brant is unable to serve, Purchaser and Members’ Representative shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants other than Members’ Accountants or Purchaser’s Accountants (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountants shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(vi) Members and Purchaser shall each pay one-half of the fees and expenses of the Independent Accountants.

(vii) The Independent Accountants shall make a determination as soon as practicable within 30 calendar days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

(viii) Except as otherwise provided herein, any payment of the Post-Closing Adjustment shall (A) be due (x) within five Business Days of acceptance of the applicable Closing Working Capital Statement or (y) if there are Disputed Amounts, then within five Business Days of the resolution described in Section 3.1(f)(v) above; and (B) be paid by wire transfer of immediately available funds to such accounts as is directed by Purchaser or Members’ Representative, as the case may be.

(A) Any payments made pursuant to Section 3.1(f) shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

(g) Earnout Payment. The Members shall be entitled to receive additional consideration (the “Earnout Share Consideration”) on a pro-rata basis based on their ownership percentages in the Company as set forth on Schedule 1.10 as follows (each an “Earnout Tranche”):

(A) If, prior to the second anniversary of the Closing Date, the last reported closing price of Purchaser Common Stock on the Trading Market in any 20 Trading Days within any consecutive 30 Trading Day period is greater than or equal to $19.00 per share, then Purchaser shall promptly (and in any event within five (5) Business Days) issue to Members 3,947,368 shares of Purchaser Common Stock, based on a deemed price of $19.00 per share.

Annex A-15

(B) If, prior to the third anniversary of the Closing Date, the last reported closing price of Purchaser Common Stock on the Tradition Market in any 20 Trading Days within any consecutive 30 Trading Day period is greater than or equal to $22.00 per share, then Purchaser shall promptly (and in any event within five (5) Business Days) issue to Members 3,409,091 additional shares of Purchaser Common Stock, based on a deemed price of $22.00 per share.

(C) If, prior to the third anniversary of the Closing Date (the period between the Closing Date and the third anniversary of the Closing Date is hereinafter referred to as the “Earnout Period”), the last reported closing price of Purchaser Common Stock on the Trading Market in any 20 Trading Days within any consecutive 30 Trading Day prior is greater than or equal to $25.00 per share, then Purchaser shall promptly (and in any event within five (5 Business Days) issue to Members 2,000,000 additional shares of Purchaser Common Stock, based on a deemed price of $25.00 per share.

(D) The Earnout Share Consideration payable with respect to each Earnout Tranche, if issued, shall be subject to a lockup for a period of six months from the date of such Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period) and (ii) undertake other transfers during the lock up period permitted by Section 2 of the Lockup Agreements. The terms and conditions of the lock-up for the Earnout Share Consideration shall be set forth in the Lock-Up Agreement.

(E) Notwithstanding the foregoing, the Members shall only be entitled to receive the Earnout Share Consideration from one Earnout Tranche in any twelve-month period. If the Purchaser Common Stock trades at prices that satisfy the requirements of more than one of the Earnout Tranches provided for in subsections (A), (B) or (C) of this subsection 3.1(g) during a twelve month period, the Members shall, instead, receive a single Earnout Tranche for such twelve-month period, which Earnout Tranche shall be selected by the Members’ Representative, in its sole discretion. During the remainder of the Earnout Period, the Members will be eligible to receive the remaining Earnout Tranches, provided the Purchaser Common Stock trades at prices that meet the requirements of the remaining Earnout Tranches set forth in subsections (A), (B) and (C). By way of example, if the stock price exceeds $25.00 within the first year after the Closing, the Members would not be entitled to receive all of the Earnout Share Consideration for all of the Earnout Tranches, and, instead, the Members’ Representative could select, on behalf of the Members, to receive any one of the Earnout Tranches provided for in any one of subsections (A), (B) or (C) of this subsection 3.1(g), and, if the Members’ Representative, for example, selects Earnout Tranche (C), the Members would remain eligible to receive the Earnout Tranches provided for in subsections (A) and (B) if the Purchaser Common Stock trades at levels required by such subsections during the remaining Earnout Period. Any if in the next twelve month period the stock prices exceeds $22.00, the Members’ Representative could select, on behalf of the Members, to receive either Earnout Tranche provided for in either subsections (A) or (B), and, if Chooses Earnout Tranche (A), the Members will remain eligible to receive Earnout Tranche (B) of the stock trades at prices that satisfy the requirements of subsection (B).

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(h) Purchaser shall use its commercially reasonable efforts to list any Purchaser Common Stock issued pursuant to Section 3.1(g) on the Nasdaq.

(i) All share and per share amounts shall be proportionally adjusted for splits, dividends, and similar events.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”) (each of which shall qualify the specifically identified Sections or subsections hereof to which such Disclosure Schedule relates and those other Sections and subsections for which the relevance or applicability of such disclosure is reasonably apparent on the face of such disclosure), the Company and each of the Members hereby represents and warrants to Purchaser as follows:

4.1 Corporate Existence and Power. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign entity in any jurisdiction, except as set forth on Schedule 4.1, and there is no other jurisdiction in which the character of the property owned or leased by the Company or the nature of its activities make qualification of the Company in any such jurisdiction necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has offices located only at the addresses set forth on Schedule 4.1. The Company has not taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

4.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the powers of the Company, and have been duly authorized by all necessary action on the part of the Company, including the unanimous approval of the Members. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is a party will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms.

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4.3 Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority requiring a consent, approval, authorization, order or other action of or filing with any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) except for the Contracts listed on Schedule 4.11 requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Interest or any of the Company’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Interest or any of the Company’s assets, (e) cause a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s assets.

4.5 Capitalization. The Company was formed in the State of Delaware on January 27, 2011. All of the membership interests of the Company have been issued to the Members and other than the Interests, no other equity securities of the Company have been issued and other than as contemplated hereby, there are no agreements by the Company to issue any of its equity securities. The Interests issued to the Members have been validly issued, are fully paid and nonassessable and are owned by the Members free and clear of any Lien. For the avoidance of doubt, the Company does not have any stock options or any securities convertible into membership interest of the Company.

4.6 Certificate of Formation; Operating Agreement. Copies of (a) the certificate of formation of the Company, as certified by the Secretary of State of the State of Delaware, and (b) the Operating Agreement of the Company, as certified by the secretary of the Company, have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments in effect on the date hereof. The Company has not taken any action in violation or derogation of its Certificate of Formation or Operating Agreement.

4.7 Corporate Records. All proceedings occurring since January 1, 2018 of the Members and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company. The membership list and transfer books of the Company are complete and accurate. The membership list, transfer books and minute book records of the Company relating to all issuances and transfers of Interests by the Company, and all proceedings of the Members of Company since January 1, 2018 have been made available to Purchaser, and are the original membership lists and transfer books and minute book records of the Company or true, correct and complete copies thereof.

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4.8 Third Parties. Other than the Persons listed on Schedule 4.8, the Company is not Controlled by any Person and, other than the Persons listed on Schedule 4.8, the Company is not in Control of any other Person. Except as set forth on Schedule 4.8, to the Company’s knowledge, no Key Employees (a) engage in any business, except through the Company, or are employees of or provide any service for compensation to, any other business concern or (b) own any equity security of any business concern, except for publicly traded securities not in excess of 5% of the issued and outstanding securities with respect to such publicly traded securities. Schedule 4.8 lists each Contract to which the Company, on the one hand, and any Member beneficially owning more than 10% of the Interests of the Company, or any affiliate of such a Member (collectively, a “10% Member”), on the other hand, is a party. No Member or any Affiliate of a Member (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property Rights) that the Company uses or the use of which is necessary for the conduct of the Business or the ownership or operation of the Company’s assets, or (ii) have engaged in any transactions with the Company. Schedule 4.8 sets forth a complete and accurate list of the Affiliates of the Company and the ownership interests in the Affiliate of the Company and each Member.

4.9 Assumed Names. Schedule 4.9 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement, used by the Company, including names on any websites. Since January 1, 2018, the Company has not used any name other than the names listed on Schedule 4.9 to conduct the Business. The Company has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

4.10 Subsidiaries.

(a) Except as set forth on Schedule 4.10, the Company does not currently own and within the past five (5) years has not owned directly or indirectly, securities or other ownership interests in any other entity. The Company owns 100% of the issued and outstanding capital stock and securities of each Person listed on Schedule 5.10. None of the Company or any of its Subsidiaries is a party to any agreement relating to the formation of any joint venture, association or other entity.

(b) Each Subsidiary is either a corporation or limited liability company duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 4.10. Each Subsidiary has all power and authority, corporate and otherwise, and all material governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. No Subsidiary is qualified to do business as a foreign entity in any jurisdiction, except as set forth by its name on Schedule 4.10, and there is no other jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Each Subsidiary has offices located only at the addresses set forth by its name on Schedule 4.10. No Subsidiary has taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

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4.11 Consents. The Contracts listed on Schedule 4.11 are the only Contracts binding upon the Company or by which any of the Interest or any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.12 Financial Statements.

(a) Schedule 4.12 includes (i) the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2018 and 2019, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates, and the corresponding notes to such consolidated financial statements (collectively, the “Company Financial Statements” and the balance sheet as of December 31, 2019 included therein, the “Balance Sheet”)).

(b) The Company Financial Statements have been prepared on an accrual basis in conformity with U.S. GAAP applied on a consistent basis but have not been prepared in accordance with the requirements of the Public Company Accounting Oversight Board for public companies. The Company Financial Statements are complete and accurate in all material respects and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Financial Statements (i) were prepared from the Books and Records of the Company; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; (and (iii) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The Company has delivered to Purchaser complete and accurate copies of all “management letters” received by it from its accountants and all responses during the last five (5) years by lawyers engaged by the Company to inquiries from its accountant or any predecessor accountants.

(c) Except as specifically disclosed, reflected or fully reserved against on the Balance Sheet, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the date of the Balance Sheet, there are no material liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company.

(d) The Balance Sheet included in the Company Financial Statements accurately reflects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth in the Company Financial Statements or on Schedule 4.12, the Company does not have any Indebtedness.

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4.13 Books and Records. The Company shall make all Books and Records of the Company available to Purchaser for its inspection and shall deliver to Purchaser complete and accurate copies of all documents referred to in the Schedules to this Agreement or that Purchaser otherwise has requested within ten (10) days from the date hereof. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company are accurate, complete, and authentic in all material respects.

(a) The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company;

(iii) access to assets is permitted only in accordance with the respective management’s authorization; and

(iv) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b) All accounts, books and ledgers of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company and which is not located at the relevant office.

4.14 Absence of Certain Changes. Since the date of the Balance Sheet (the “Balance Sheet Date”), the Company has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, there has not been:

(a) any Material Adverse Effect with regard to the Company;

(b) any material transaction or Contract entered into, or commitment made, by the Company relating to the Business, or any of the Company’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company of any Contract or other right, in any case other than transactions, Contracts, commitments and relinquishments (X) in the ordinary course of business consistent with past practices or (Y) contemplated by this Agreement;

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(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any membership interests in the Company; (ii) any issuance by the Company of membership interests in the Company, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding Interests or other membership interests;

(d) (i) any creation or other incurrence of any Lien other than Permitted Liens on the Interests or any of the Company’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company other than in the ordinary course of business consistent with past practices;

(e) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company;

(f) material increase in benefits payable by the Company under any existing severance or termination pay policies or employment agreements; any material employment, deferred compensation or other similar agreement (or materially amended any such existing agreement) entered into by the Company with any director, officer, manager or employee of the Company; any material bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer, manager or employee of the Company established, adopted or amended (except as required by law) by the Company; or any material increase in any compensation, bonus or other benefits payable to any director, officer, manager or employee of the Company, other than increases to non-officer employees in the ordinary course of business consistent with past practices;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

(h) any material sale, transfer, lease to others or otherwise disposition of any of its assets by the Company except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(i) (i) any amendment to or termination of any Material Contract, (ii) any material amendment to any material license or material permit from any Authority held by the Company, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii) of this subsection (i); and (iv) a material default by the Company under any Material Contract, or any material license or material permit from any Authority held by the Company;

(j) any capital expenditure by the Company in excess in any fiscal month of an aggregate of $100,000 or entering into any lease of capital equipment or property by the Company under which the annual lease charges exceed $100,000 in the aggregate by the Company;

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(k) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property;

(l) any material loan of any monies to any Person or guarantee of any obligations of any Person by the Company;

(m) any material change in the accounting methods or practices (including, without limitation, any material change in depreciation or amortization policies or rates) of the Company or any material revaluation of any of the assets of the Company;

(n) any amendment to the Company’s organizational documents, or any engagement by the Company in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(p) any material Tax election made by the Company outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company; any annual Tax accounting period changed by the Company; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company; or any right to claim a material Tax refund surrendered by the Company; or

(q) any commitment or agreement to do any of the foregoing.

Since the Balance Sheet Date through and including the date hereof, the Company has not taken any action nor has any event occurred which would have violated the covenants of the Company set forth in Article IX herein if such action had been taken or such event had occurred between the date hereof and the Closing Date.

4.15 Properties; Title to the Company’s Assets.

(a) The items of Tangible Personal Property have no known defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto. Schedule 5.15(a) sets forth a description and location of each item of the Tangible Personal Property.

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(b) The Company has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet or acquired after March 31, 2020. No such asset is subject to any Liens other than Permitted Liens. The Company’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, reasonably necessary for the Company to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.16 Litigation. There is no Action (or any basis therefore) pending against, or to the knowledge of the Company, threatened against or affecting, the Company, any of its officers or directors, the Business, or any Interests, or any of the Company’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Company. The Company is not, and has not been in the past five (5) years, subject to any proceeding with any Authority

4.17 Contracts.

(a) Schedule 4.17(a) lists all material executory Contracts, oral or written (collectively, “Material Contracts”), to which the Company is a party and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $100,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $150,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which the Company (A) has continuing obligations for payment of annual compensation of at least $150,000 (other than oral arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(iv) all Contracts creating a joint venture, strategic alliance, franchise agreements, limited liability company and partnership agreements to which the Company is a party;

(v) all Contracts relating to any acquisitions or dispositions of assets by the Company other than the purchase of inventory in the ordinary course;

(vi) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than “shrink wrap” licenses;

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(vii) all Contracts relating to secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company or substantially limiting the freedom of the Company to compete in any line of business or with any Person or in any geographic area;

(viii) all Contracts relating to material patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company;

(ix) all Contracts providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(x) all Contracts with or pertaining to the Company to which any 10% Member is a party;

(xi) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $10,000 per month;

(xii) all Contracts relating to outstanding Indebtedness of the Company, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit;

(xiii) any Contract relating to the voting or control of the equity interests of the Company or the election of managers of the Company (other than the Organizational Documents of the Company);

(xiv) any Contract not cancellable by the Company with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $50,000 per the terms of such contract;

(xv) any Contract that can be terminated, or the provisions of which are altered (other than the Organizational Documents of the Company), as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company is a party; and

(xvi) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

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(b) Each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor, to the Company’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company’s assets. No Contract (i) requires the Company to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Purchaser or any of its Affiliates. The Company shall, within 30 days of the date hereof, provide to Purchaser true and correct (A) fully executed copies of each written Material Contract and (B) written summaries of each oral Material Contract.

(c) None of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any Material Contract.

(d) The Company is in material compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

4.18 Insurance. Schedule 4.18 contains a true, complete and correct list (including the names and addresses of the insurers, the names of the Persons if other than the Company to whom such insurance policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a “claims made” or an “occurrence” policy and a brief identification of the nature of the policy) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or its employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or default thereunder. The Company believes such insurance policies, in light of the nature of the Company’s business, assets and properties, are in amounts and have coverage that are reasonable and customary for Persons engaged in such business and having such assets and properties. Neither the Company, nor, to the knowledge of the Company, the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Section 4.18 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Within the last two (2) years the Company has not filed for any claims exceeding $100,000 against any of its insurance policies, exclusive of automobile and health insurance policies. The Company has not received written notice from any of its insurance carriers or brokers that any premiums will be materially increased in the future, and does not have any reason to believe that any insurance coverage listed on Schedule 4.18 will not be available in the future on substantially the same terms as now in effect.

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4.19 Licenses and Permits. Schedule 4.19 correctly lists each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 4.19, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company has all Permits reasonably necessary to operate the Business.

4.20 Compliance with Laws. The Company is not in violation of, has not violated, and to the Company’s knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, nor, to the Company’s knowledge, is there any basis for any such charge and within the last 24 months the Company has not received any subpoenas by any Authority.

(a) Without limiting the foregoing paragraph, the Company is not in violation of, has not violated, and to the Company’s knowledge is not under investigation with respect to nor, to the Company’s knowledge, has it been threatened or charged with or given notice of any violation of any provisions of:

(i) any Law applicable due to the specific nature of the Business;

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”);

(iii) any comparable or similar Law of any jurisdiction; or

(iv) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

4.21 Intellectual Property.

(a) Schedule 4.21 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b) Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) the Company has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company.

(c) The current use by the Company of the Intellectual Property Rights does not infringe, and the use by the Company of the Intellectual Property Rights after the closing will not infringe, the rights of any other Person. Any Intellectual Property Rights used by the Company in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights.

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(d) All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material.

(e) None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company immediately prior to the Closing to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing.

(f) The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all material trade secrets and other items of material Company Intellectual Property that are confidential and all other material confidential information, data and materials licensed by the Company or otherwise used in the operation of the Business.

4.22 Customers, Suppliers and Franchisees.

(a) Schedule 4.22(a) sets forth a list of the Company’s ten (10) largest customers, suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company’s December 31, 2018 and 2019 fiscal years, and franchisees measured by annual revenues, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, and annual revenues of each such franchisee during each such period.

(b) No supplier, customer or franchisee listed on Schedule 4.22(a) has (i) terminated its relationship with the Company, (ii) materially reduced its business with the Company or materially and adversely modified its relationship with the Company, (iii) notified the Company in writing of its intention to take any such action, or (iv) to the knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

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4.23 Accounts Receivable and Payable; Loans.

(a) All accounts receivable and notes of the Company reflected on the Company Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Company Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect. To the Company’s knowledge, all accounts, receivables or notes are (subject to any applicable reserve set forth in the Company Financial Statements) good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 4.23(c) separately identifies any and all accounts, receivables or notes of the Company which are owed by any Affiliate of the Company. Except as set forth on Schedule 4.23(c) or the Company Financial Statements, the Company is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

4.24 Pre-payments. The Company has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business or except as set forth in the Company Financial Statements.

4.25 Employees.

(a) Schedule 4.25(a) sets forth a true, correct and complete list of the ten (10) highest paid employees and independent contractors of the Company as of December 31, 2019, including the name, department, title, employment or engagement commencement date, current salary or compensation rate for each such person and total compensation (including bonuses) paid to each such person for the fiscal year ended December 31, 2019. Unless indicated in such list, no salaried employee or independent contractor included in such list (i) is currently on leave, (ii) has given written notice of his or her intent to terminate his or her relationship with the Company, or (iii) has received written notice of such termination from the Company. To the knowledge of the Company, no Key Employee intends to terminate his or her relationship with the Company within six (6) months following the Closing Date. Schedule 4.25(a) sets forth all proceedings, governmental investigations or administrative proceedings of any kind against the Company of which the Company has been notified regarding its employees or employment practices, or operations as they pertain to conditions of employment within two (2) years preceding the date of this Agreement.

(b) The Company is not a party to or subject to any employment contract, consulting agreement, collective bargaining agreement, confidentiality agreement restricting the activities of the Company, non-competition agreement restricting the activities of the Company, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company.

(c) Except as set forth in Schedule 4.25(c), there are no material pending or, to the knowledge of the Company, threatened claims or proceedings against the Company under any worker’s compensation policy or long-term disability policy.

(d) Except as would not have a Material Adverse Effect, the Company has properly classified all of its employees as exempt or non-exempt.

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4.26 Employment Matters.

(a) Schedule 4.26(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company now in effect or under which the Company has or might have any obligation, or any understanding between the Company and any employee concerning the terms of such employee’s employment that does not apply to the Company’s employees generally (collectively, “Labor Agreements”). The Company has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company, and complete and correct information concerning the Company’s employees, including with respect to the (i) name, residence address, and social security number; (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any benefit plan; and (vii) resident alien status (if applicable). Schedule 4.26(a) sets forth a true and complete list of the names, addresses and titles of the directors, officers and managers of the Company.

(b) Except as disclosed on Schedule 4.26(b):

(i) all employees of the Company are employees at will, and the employment of each employee by the Company may be terminated immediately by the Company, as applicable, without any cost or liability except severance in accordance with the Company’s standard severance practice as disclosed on Schedule 4.26(b);

(ii) to the best knowledge of the Company, no employee of the Company has any plan to terminate his or her employment now or in the near future, whether as a result of the transactions contemplated hereby or otherwise;

(iii) to the best knowledge of the Company, no employee of the Company, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(iv) the Company is not a party to any collective bargaining agreement, does not have any material labor relations problems, and there is no pending representation question or union organizing activity respecting employees of the Company.

(c) The Company has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of the Company in the United States or his or her permanent employment by the Company. No present or former employee, officer, director or manager of the Company has, or will have at the Closing Date, any claim against the Company for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

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4.27 Withholding. All obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Company Financial Statements. All reasonably anticipated obligations of the Company with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company as they become due in the ordinary course.

4.28 Employee Benefits and Compensation.

(a) Schedule 4.28 sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company at any time during the 7-calendar year period immediately preceding the date hereof and/or with respect to which the Company could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is and has been maintained in substantial compliance with all applicable laws, including but not limited to ERISA, and has been administered and operated in all material respects in accordance with its terms.

(b) Each Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”) has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

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(c) Neither the Company nor to the knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. The Company has not maintained any Plan (other than a Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to current or former employees or directors following their termination of service with the Company (other than as required pursuant to COBRA). Each Plan subject to the requirements of COBRA has been operated in substantial compliance therewith.

(d) No individual will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated hereby. No material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of the Company, threatened, by or against any Plan or the Company with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to each Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof (determined in accordance with Statement of Financial Accounting Standards No. 35) did not exceed the aggregate fair market value of the assets allocable thereto.

(e) No Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and the Company has not been obligated to contribute to any multiemployer plan. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by the Company or any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).

(f) There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(g) The Company has not made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 4.28, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable law).

(h) The Company does not have any plan, arrangement or agreement providing for “deferred compensation” that is subject to Section 409A(a) of the Code, or any plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

(i) With respect to each Plan, the Company has delivered or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents, as applicable, for each respective Plan: (i) all Plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee or government communications; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500; (vi) the three most recently prepared financial statements; and (vii) all material related contracts, including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

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4.29 Real Property.

(a) Except as set forth on Schedule 4.29, the Company does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.29, free and clear of all Liens. To the Company’s knowledge, the Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

(b) With respect to the Leases: (i) they are valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessees have been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessees’ obligations thereunder have been granted by the lessors; (v) there exists no default or event of default thereunder by the Company or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company holds the leasehold estate on the Leases free and clear of all Liens, except for Permitted Liens and Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Property. The Company is in physical possession and actual and exclusive occupation of the whole of the leased properties, none of which are subleased or assigned to another Person. The Leases lease all useable square footage of the premises located at the leased Real Property locations. The Company does not owe any brokerage commission with respect to any Real Property.

4.30 Accounts. Schedule 4.30 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

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4.31 Tax Matters. Except as set forth in Schedule 4.31:

(i) The Company has duly and timely filed all Tax Returns (taking into account all available extensions) in all jurisdictions in which Tax Returns are required to be filed by or with respect to it, and has paid all Taxes (whether or not shown on any Tax Returns) which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects and disclose all material Taxes required to be paid; (iii) there is no Action, pending or proposed or, to the best knowledge of the Company, threatened, with respect to Taxes of the Company or for which a Lien may be imposed upon any of the Company’s assets (other than liens for Taxes not yet due and payable) and, to the Company’s knowledge, no basis exists therefor; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes, including sales and use Taxes and amounts required to be withheld for Taxes of employees, independent contractors, creditors, equityholders (including the Members) or other third parties, and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all material Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vi) none of the assets of the Company is required to be treated as owned by another Person for income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or otherwise; (vii) none of the assets of the Company is “tax-exempt use property” within the meaning of Section 168(h) of the Code, “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code, or subject to a “TRAC lease” under Section 7701(h) of the Code (or any predecessor provision) (viii) there is no Lien for Taxes upon any of the assets of the Company (other than liens for taxes not yet due and payable); (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law), with respect to the Company; (x) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid any Tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction; (xi) the Company has provided to Purchaser true, complete and correct copies of all income Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after March 31, 2015; (xii) the Company is not, and has ever been, a party to any Tax sharing, Tax allocation or Tax indemnity Contract; (xiii) the Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the Closing Date; (b) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (c) installment sale or open transaction disposition made on or prior to the Closing Date; or (d) prepaid amount received for a Tax period ending on or prior to the Closing Date; (xiv) the Company is and has never been included in any consolidated, combined or unitary Tax Return; (xv) there are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of the Company or the assets of the Company, no deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against the Company; and to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company for any other period; (xvi) the Company is not a party to any Contract for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by the Company by reason of Section 162 or 404 of the Code; and (xvii) during the last two years, the Company has not engaged in any exchange under which gain realized on the exchange was not recognized under Section 1031 of the Code; (xviii) except with respect to the taxation of the Company as a partnership for federal income Tax purposes, there are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which the Company is a party and that is reasonably likely to be treated as a partnership for federal income Tax purposes; (xix) the Company is and has been at all times since its formation treated as a partnership for federal income Tax purposes and for all similar or corresponding state and local income Tax purposes; (xx) the Company is not currently, and will not for any period for which a Tax Return has not been filed be, required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 263A of the Code (or any corresponding provisions of state, local or foreign Law) as a result of transactions, events or accounting methods employed prior to the transactions contemplated by this Agreement; (xxi) the Company has disclosed on its Tax Returns any Tax reporting position taken which could result in the imposition of penalties under Section 6662 of the Code (or any comparable provisions of state, local or foreign Law); (xxii) the Company has not consummated, entered into or participated in, and is not currently participating in, any transaction which was or is a “tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder; (xxiii) the Company has not participated in, and is not currently participating in (a) a “Listed Transaction” or a “reportable transaction” (within the meaning of Section 6707A of the Code or Treasury Regulations §1.6011-4 or any predecessor thereof) or any transaction requiring disclosure under a corresponding provision of state, local, or foreign Law and (b) any “nondisclosed noneconomic substance transaction” within the meaning of Section 6662(i)(2) of the Code; (xxiv) the Company has not been a party to a transaction that does not have economic substance within the meaning of Section 7701(a) of the Code or that fails to meet the requirements of any similar rule of law as used in Section 6662(b)(6) of the Code; and (xxv) the unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Balance Sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Balance Sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

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4.32 Environmental Laws.

(a) The Company has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Company has delivered to Purchaser all material records in its possession concerning the Hazardous Materials Activities of the Company and all environmental audits and environmental assessments in the possession or control of the Company of any facility currently owned, leased or used by the Company which identifies the potential for any violations of Environmental Law or the presence of Hazardous Materials on any property currently owned, leased or used by the Company.

(c) There are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company such as could give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws.

4.33 Finders’ Fees. Other than as set forth on Schedule 4.33, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from Purchaser or any of its Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

4.34 Powers of Attorney and Suretyships. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.35 Managers. Schedule 4.35 sets forth a true, correct and complete list of all managers of the Company.

4.36 JR Trust Entities. The entities included on Schedule 1.43 reflect all of the entities owned directly, indirectly or as a joint venture partner, by John Rosatti that are engaged in the Business and/or that own Intellectual Property of the Company.

4.37 Certain Business Practices. Neither the Company, nor any director, officer, agent or employee of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor any director, officer, agent or employee of the Company (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or that could reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

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4.38 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.39 OFAC. Neither the Company, nor any director or officer of the Company (nor, to the knowledge of the Company, any agent, employee, affiliate or Person acting on behalf of the Company) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.40 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.41 Information Supplied. None of the information supplied or to be supplied by the Company and/or the Members expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Company and/or the Members).

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ARTICLE V
REPRESENTATIONS AND WARRANTIES OF MEMBERS

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules, each Member, severally and not jointly, as to itself only, represents to the Purchaser as follows:

5.1 Ownership of Interests; Authority.

(a) Such Member has good and marketable title to such Member’s Interests free and clear of any and all Liens other than restrictions arising from federal and state securities laws and those contained in the Operating Agreement.

(b) Such Member has full legal capacity, power and authority to execute and deliver this Agreement and the Additional Agreements to which such Member is a party, to perform such Member’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If such Member is a trust, such Member is a trust validly existing and in good standing under the laws of the State of its formation. This Agreement and the Additional Agreements to which such Member is a party have been, or at Closing will be, duly executed and delivered by such Member and are, or upon their execution and delivery will be, valid and legally binding obligations of such Member, enforceable against such Member in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, or (ii) rules of law governing specific performance, injunctive relief or other equitable remedies.

(c) Neither the execution and delivery by such Member of this Agreement and the Additional Agreements to which such Member is a party, nor the consummation by such Member of the transactions contemplated hereby and thereby, will (i) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or require any notice, consent or waiver under, any instrument, contract, agreement or arrangement to which such Member is a party or by which such Member is bound, or (ii) result in the imposition of any Lien upon the Member’s Interests.

(d) Such Member is not a “foreign person” within the meaning of Section 1445 and 1446(f) of the Code.

5.2 Approvals. Except as contemplated by this Agreement, no consent, approval, waiver, authorization or novation is required to be obtained by such Member from, and no notice or filing is required to be given by such Member to or made by any Member with, any Authority or other Person in connection with the execution, delivery and performance by such Member of this Agreement and each of the Additional Agreements to which he, she or it is a party.

5.3 Non-Contravention. The execution, delivery and performance by such Member of this Agreement and each of the Additional Agreements, and the consummation of the transaction, do not and will not (a) violate any provision of the articles of incorporation, bylaws or other organizational documents of such Member if it is not a natural person, or (b) violate or result in a breach of or constitute a default under any Law, judgment, injunction, Order, decree or other restriction of any Authority to which such Member, or the Member’s Interests owned by such Member, is subject.

5.4 Litigation and Claims. There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or disclosed investigation pending or, to the knowledge of such Member, threatened, against such Member and such Member is not subject to any Order, writ, judgment, award, injunction or decree of any Authority of competent jurisdiction or any arbitrator in any such case that would prevent consummation of the transaction or materially impair the ability of such Member to perform its obligations hereunder.

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5.5 Investment Representations.

(a) Such Member is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Reg. D”) promulgated under the Act. Such Member acknowledges that Purchaser has the right to require evidence of such Member’s status as an accredited investor, if necessary.

(b) Such Member acknowledges that it has prior investment experience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisory, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and such Member represents that it, he or she, as the case may be, understands the highly speculative nature of an investment in Purchaser Common Stock which may result in the loss of the total amount of such investment.

(c) Such Member has adequate means of providing for such Member’s current needs and possible personal contingencies, and such Member has no need, and anticipates no need in the foreseeable future, for liquidity in such Member’s investment in the Purchaser Common Stock. Such Member is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, such Member is able to hold the Purchaser Common Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

(d) Except as otherwise set forth in Article VIII, Purchaser has not and is not making any representations or warranties to the Members or providing any advice or information to the Members. Such Member acknowledges that it has retained its own professional advisors to evaluate the tax and other consequences of an investment in the Purchaser Common Stock.

(e) Such Member understands and consents to the placement of a legend on any certificate or other document evidencing Purchaser Common Stock delivered to such Member pursuant to the terms of this Agreement stating that such Purchaser Common Stock has not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof. Each certificate evidencing the shares shall bear the legends set forth below, or legends substantially equivalent thereto, together with any other legends that may be required by federal or state securities laws at the time of the issuance of the Purchaser Common Stock pursuant to this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER OR OTHER TRANSACTION (I) IS REGISTERED UNDER THE ACT OR (II) EXEMPT FROM SUCH REGISTRATION; PROVIDED, THAT IN CONNECTION WITH SUCH AN EXEMPT TRANSACTION (OTHER THAN IN CONNECTION WITH A TRANSFER PURSUANT TO RULE 144 UNDER THE ACT) THE ISSUER OF THE SHARES (THE “ISSUER”) MAY REQUEST AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

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ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company and the Members that, except as disclosed in the Purchaser SEC Documents:

6.1 Corporate Existence and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Purchaser has not entered into any definitive agreements with respect to any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

6.2 Corporate Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements and the consummation by the Purchaser of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser and have been duly authorized by all necessary corporate action on the part of the Purchaser, including the Purchaser’s Board of Directors and shareholders to the extent required by the their organizational documents, the DGCL, any other applicable Law or any contract to which the Purchaser or any of its Affiliates is a party or by which or its securities are bound. This Agreement has been duly executed and delivered by each Purchaser Party and it constitutes, and upon their execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of each Purchaser Party, enforceable against them in accordance with its terms.

6.3 Governmental Authorization. Other than as required under Delaware Law, or as otherwise set forth on Schedule 6.3, neither the execution, delivery nor performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

6.4 Non-Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Additional Agreements to which they are a party do not and will not, (i) provided that holders of fewer than the number of Purchaser Common Stock specified in the Purchaser’s organizational documents exercise their conversion rights with respect to the Acquisition, contravene or conflict with the organizational or constitutive documents of Purchaser, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser.

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6.5 Finders’ Fees. Except for the Business Combination Fees, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Purchaser Party or its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6 Issuance of Shares. The Closing Payment Shares (including the Escrow Shares) and the Earnout Share Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

6.7 Capitalization.

(a) The authorized share capital of Purchaser consists of 100,000,000 shares of Purchaser Common Stock, and 10,000,000 preferred shares, par value $0.0001 per share, of which 7,863,069 shares of Purchaser Common Stock are issued and outstanding as of the date hereof and 0 preferred shares are issued and outstanding. 750,000 shares of Purchaser Common Stock are reserved for issuance upon the exercise of the Purchaser Units underlying the Purchaser UPO. In addition, 11,945,000 Purchaser Warrants are issued and outstanding as of the date hereof. All outstanding Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the Purchaser’s organizational documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s organizational documents, the Purchaser SEC Documents and Schedule 6.7, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Common Stock or any capital equity of the Purchaser. Other than as set forth in this Section 6.7(a) there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Purchaser or obligating Purchaser to issue or sell any shares of capital stock of, or any other interest in, the Purchaser. The Purchaser does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth in the Purchaser SEC Documents, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares. There are no outstanding contractual obligations of the Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) Purchaser has no Subsidiaries.

6.8 Information Supplied. None of the information supplied or to be supplied by any Purchaser Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents).

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6.9 Trust Fund. As of the date of this Agreement, Purchaser has $48,406,524.17 in the trust fund established by Purchaser for the benefit of its Public Stockholders (the “Trust Fund”) in a trust account at J.P. Morgan Chase Bank, N.A (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of March 13, 2018, between the Purchaser and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than the payment of the Business Combination Fees payable to Early Bird Capital, Inc. for deferred underwriting commissions as described in the Purchaser SEC Documents and holders of Purchaser Public Shares who shall have elected to redeem their Purchaser Common Stock pursuant to Purchaser’s Certificate of Incorporation), to any portion of the proceeds in the Trust Fund. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and other tax obligations from any interest income earned in the Trust Account or (y) to redeem Purchaser Common stock in accordance with the provisions of the Purchaser’s Certificate of Incorporation.

6.10 Listing. The Purchaser Units, Purchaser Common Stock and Purchaser Public Warrants are listed on Nasdaq, with trading tickers OPESU, OPES and OPESW. There is no action or proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser by Nasdaq with respect to any intention by such entity to prohibit or terminate the listing of the Purchaser Units, Purchaser Common Stock and Purchaser Warrants on Nasdaq.

6.11 Reporting Company. The Purchaser is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the shares of Purchaser Common Stock are registered pursuant to Section 12(b) of the Exchange Act. There is no legal proceeding pending or, to Purchaser’s knowledge, threatened in writing against Purchaser by the SEC with respect to the deregistration of the Purchaser Common Stock under the Exchange Act. Purchaser has taken no action that is designed to terminate the registration of the Purchaser Common Stock under the Exchange Act.

6.12 Undisclosed Liabilities. The Purchaser has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to Purchaser Financial Statements that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Purchaser, except: (i) liabilities provided for in or otherwise disclosed in the balance sheet included in the most recent Purchaser Financial Statements or in the notes to the most recent Purchaser Financial Statements, and (ii) such liabilities arising in the ordinary course of the Company’s business since the date of the most recent Purchaser Financial Statement, none of which, individually or in the aggregate, would have a Purchaser Material Adverse Effect taken as a whole.

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6.13 Interested Party Transactions. No officer, director, employee, shareholder or holder of derivative securities (each an “Insider”) of the Purchaser or a member of his or her immediate family is indebted to the Purchaser, nor is the Purchaser indebted (or committed to make loans or extend or guarantee credit) to any of such Persons, other than (i) for payment of salary or fees for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Purchaser, (iii) for amounts owed under the Promissory Notes, and (iv) for other employee benefits made generally available to all employees, if any. No Insider of the Purchaser or a member of his or her immediate family is directly or indirectly a party to or has a material interest in any contract of the Purchaser (other than such contracts as relate to any such Person’s ownership of capital stock or other securities of the Purchaser or such Person’s employment with, or other services rendered to the Purchaser).

6.14 Board Approval. The Purchaser’s Board of Directors (including any required committee or subgroup of such boards) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Purchaser and (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Purchaser’s amended and restated articles of incorporation and bylaws.

6.15 Purchaser SEC Documents and Purchaser Financial Statements. Purchaser has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC since Purchaser’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto (the “Purchaser SEC Documents”), and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Purchaser SEC Documents”). Purchaser has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) all proxy statements relating to Purchaser’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Quarterly Reports on Form 10-Q filed since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.15) filed by Purchaser with the SEC since Purchaser’s formation. The Purchaser SEC Documents were, and the Additional Purchaser SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and the Additional Purchaser SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document or Additional Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document or Additional Purchaser SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 6.15, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(a) Each of the financial statements (including, in each case, any notes thereto) contained in the Purchaser SEC Documents was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Purchaser as at the respective dates thereof and for the respective periods indicated therein.

(b) Purchaser has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Purchaser SEC Report (the “Purchaser Certifications”). Each of the Purchaser Certifications is true and correct.

(c) Purchaser maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning Purchaser is made known on a timely basis to the individuals responsible for the preparation of Purchaser’s SEC filings and other public disclosure documents.

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(d) Purchaser maintains a standard system of accounting established and administered in accordance with GAAP. Purchaser has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(e) Purchaser has no off-balance sheet arrangements.

(f) Neither Purchaser nor, to the knowledge of Purchaser, any manager, director, officer, employee, auditor, accountant or representative of Purchaser has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Purchaser or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Purchaser has engaged in questionable accounting or auditing practices. No attorney representing Purchaser, whether or not employed by Purchaser, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Purchaser or any of its officers, directors, employees or agents to the Purchaser Board of Directors (or any committee thereof) or to any director or officer of Purchaser. Since Purchaser’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Purchaser Board or any committee thereof.

6.16 Absence of Certain Changes. Since March 31, 2020, Purchaser has conducted its business in the ordinary course of business consistent with past practice and:

(a) there has not been a Purchaser Material Adverse Effect, except that the incurring Indebtedness shall not constitute a Material Adverse Effect;

(b) except for Public Stockholders redeeming Purchaser Public Shares as described in the Purchaser’s Certificate of Incorporation, Purchaser has not declared, set aside or paid any dividend or other distribution or payment in respect of its securities other than intercompany distributions;

(c) Purchaser has not sold, assigned, transferred, conveyed, leased or otherwise disposed of any material portion of its assets, except in the ordinary course of business;

(d) Purchaser has not made any loans, advances, or capital contributions to, or investments in, any Person other than Purchaser;

(e) Purchaser has not (i) increased the base salary or base wages payable to any of its officers or employees other than increases made in the ordinary course of business, (ii) increased severance obligations payable to any of its officers or employees or (iii) made or committed to make any bonus payment to any of its employees or agents other than payments or arrangements in the ordinary course of business;

(f) Purchaser has not acquired by merger, consolidation or otherwise any business of any Person or division thereof;

(g) there has not been any casualty event that has resulted in or is reasonably likely to result in a loss in excess of $100,000, whether or not covered by insurance;

(h) there has not been any material change by Purchaser in accounting or Tax reporting principles, methods or policies;

(i) Purchaser has not made or rescinded any material election relating to Taxes, settled or compromised any material Claim relating to Taxes, or amended any material Tax Return;

(j) Purchaser has not settled any material legal proceedings; and

(k) Purchaser has not agreed or committed, whether orally or in writing, to do any of the foregoing.

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6.17 Certain Business Practices. Neither the Purchaser, nor any director, officer, agent or employee of the Purchaser (in their capacities as such) has (i) used any Purchaser group funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser, nor, to the knowledge of the Purchaser, any director, officer, agent or employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Purchaser) has, since June 1, 2017, directly or indirectly, in connection with the business of the Purchaser group, given or agreed to give any gift or similar benefit in any amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

6.18 Money Laundering Laws. The operations of the Purchaser are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

6.19 Business Activities. Since its incorporation, the Purchaser has not conducted any business activities other than activities directed toward completing a Business Combination. Except as set forth in the Purchaser’s organizational documents, there is no agreement, commitment, or Order binding upon the Purchaser or to which the Purchaser is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Purchaser, any acquisition of property by the Purchaser or the conduct of business by the Purchaser as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to enter into and perform their obligations under this Agreement. The Purchaser does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

6.20 Purchaser Contracts. Except as disclosed in the Purchaser SEC Documents, as of the date hereof, Purchaser is not party to any contract (other than nondisclosure agreements (containing customary terms) to which Purchaser is a party that were entered into in the ordinary course of its business).

6.21 Intellectual Property. Purchaser does not own or license the right to use any patents, copyrights, trademarks, know-how or software, and none are or ever have been necessary for the operation of its business.

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6.22 Employees.

(a) As of the date hereof, other than the officers of Purchaser, Purchaser has no employees.

(b) Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, (i) Purchaser is in compliance with all applicable Laws respecting labor, employment, fair employment practices (including equal employment opportunity laws), terms and conditions of employment, classification of employees, workers’ compensation, occupational safety and health, immigration, affirmative action, employee and data privacy, plant closings, and wages and hours, and (ii) all payments due from Purchaser on account of wages have been paid or properly accrued as a liability on the books of Purchaser.

6.23 Employee Benefits. Neither the Purchaser nor any of its Subsidiaries maintains, sponsors or contributes to or in the past has maintained, sponsored or contributed to any Plan. Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement shall, individually, in the aggregate or in connection with any other event, (a) result in any payment becoming due to any officer, employee, consultant or director of Purchaser, (b) increase or modify any benefits otherwise payable by Purchaser to any employee, consultant or director of Purchaser, or (c) result in the acceleration of time of payment or vesting of any such benefits.

6.24 Assets. Purchaser does not own or lease any tangible assets.

6.25 Real Property. Purchaser does not own, lease or use any real property.

6.26 Tax Matters. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect:

(a) the Purchaser has timely filed (taking into account all applicable extensions) all Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it and all such Tax Returns are true, correct, and complete in all respects;

(b) all Taxes of Purchaser (whether or not shown on any Tax Returns) that are due have been fully and timely paid;

(c) the Purchaser has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party;

(d) there are no Liens for Taxes (except Taxes not yet due and payable) on any of the assets of Purchaser;

(e) there are no pending or threatened in writing disputes, claims, audits, examinations or other proceedings regarding any material Taxes of Purchaser or the assets of Purchaser; and

(f) no deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against Purchaser.

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6.27 Legal Requirements and Permits. Purchaser is in compliance in all material respects with all applicable legal requirements. To the knowledge of Purchaser, as of the date hereof, Purchaser is not under investigation by any governmental entity with respect to any alleged material violation of any applicable legal requirements. Purchaser has been granted all Permits necessary for and material to the conduct of the business as conducted as of the date hereof, taken as a whole. Such Permits are valid and in full force and effect.

6.28 Insurance. Purchaser does not own or maintain any insurance policies, nor is any insurance necessary for the operation of its business.

6.29 Vote Required. The affirmative vote of the holders of a majority of the Purchaser Common Stock entitled to vote thereon and present in person or by proxy at a meeting in which a majority in voting power of the Purchaser Common Stock (the “Purchaser Required Vote”) is the only vote of the holders of any class or series of Purchaser’s share capital necessary to obtain the Purchaser Shareholder Approval.

6.30 Investment Company. Purchaser is not as of the date of this Agreement, nor upon the Closing will be, an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

6.31 Minute Books. The minute books and other similar records of Purchaser contain, in all material respects, complete and accurate records of all actions taken at any meetings of directors (or committees thereof) and shareholders or actions by written consent in lieu of the holding of any such meetings since the time of organization of each such corporation through the date of this Agreement. Purchaser has provided true and complete copies of all such minute books and other similar records to the Company’s representatives.

6.32 Application of Takeover Provisions. Purchaser and the Purchaser Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, or other similar takeover, anti-takeover, moratorium, fair price, interested shareholder or similar provision under the Purchaser Certificate of Incorporation to the transactions contemplated hereby, including the Acquisition and Purchaser’s issuance of Purchaser Common Stock to the Members of the Company. Purchaser has never adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Purchaser Common Stock or a change in control of Purchaser.

6.33 Purchaser Investigations. Purchaser acknowledges that it and its representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries which they and their representatives have desired or requested to review, and that they and their representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Purchaser acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and its Subsidiaries and their respective businesses and operations.

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6.34 Lockup. All existing lock up agreements between Purchaser and any of its stockholders or holders of any other securities of Purchaser, as amended through the date hereof, provide for lock up periods that are no shorter than six months after (i) the Closing Date, or (ii) if subsequent to the Closing Date, the date Purchaser consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Purchaser’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

6.35 No Other Representations and Warranties. Except as provided in this Article VI, neither the Purchaser or any of its Affiliates nor any of their respective directors, managers, officers, employees, equity holders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates and no such party shall be liable in respect of the accuracy or completeness of any information provided to the Company.

ARTICLE VII
COVENANTS OF THE COMPANY PENDING CLOSING

The Company and the Members covenant and agree that:

7.1 Conduct of the Business.

(a) From the date hereof through the Closing Date, the Company shall conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of Purchaser, and shall use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without Purchaser’s prior written consent (which shall not be unreasonably withheld), the Company shall not undertake the following, except in the ordinary course consistent with past practices (it being agreed that entering into new franchise agreements, forming new Subsidiaries to open new restaurants, signing and guaranteeing new leases in connection therewith are ordinary course actions):

(i) amend, modify or supplement its certificate of formation, Operating Agreement or other organizational or governing documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract (including Contracts described in Section 7.1(a)(iii)) below), or any other right or asset of the Company,;

(iii) modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more (other than franchise agreements entered into the ordinary course of business) or (C) obligates the Company to payments of more than $100,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $100,000 (individually or in the aggregate);

(v) sell, lease, license or otherwise dispose of any of the Company’s assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein and (ii) sales of Inventory in the ordinary course consistent with past practice;

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(vi) accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(vii) pay, declare or promise to pay any distributions with respect to the Interests, or pay, declare or promise to pay any other payments to any Member of the Company or any Affiliate of the Company;

(viii) authorize any salary increase of more than 10% for any employee of the Company making an annual salary equal to or greater than $100,000 or in excess of $100,000 in the aggregate on an annual basis or change the bonus or profit sharing policies of the Company;

(ix) obtain or incur any loan or other Indebtedness, including drawings under the Company’s existing lines of credit;

(x) suffer or incur any Lien, except for Permitted Liens, on the Company’s assets;

(xi) suffer any damage, destruction or loss of property related to any of the Company’s assets, whether or not covered by insurance;

(xii) delay, accelerate or cancel any receivables or Indebtedness owed to the Company or write off or make further reserves against the same;

(xiii) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiv) suffer any material insurance policy protecting any of the Company’s assets to lapse;

(xv) amend any of its plans set forth in Section 4.28(a) or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xvi) make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii) change the place of business or jurisdiction of organization of the Company;

(xviii) extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed $10,000 individually or $100,000 in the aggregate;

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(xix) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any of its membership interests;

(xx) effect or agree to any material change in any practices or terms, including payment terms, with respect to customers or suppliers;

(xxi) make or change any material Tax election, change any annual Tax accounting periods, amend any Tax Return, prepare or file any Tax Return materially inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including materially inconsistent positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date);settle or otherwise compromise any material Claim relating to Taxes, enter into any closing agreement or similar agreement relating to Taxes, otherwise settle any material dispute relating to Taxes, or request any ruling or similar guidance with respect to Taxes;; or

(xxii) agree to do any of the foregoing.

(b) From the date hereof through the Closing Date, the Company shall not (i) take or agree to take any action that might make any representation or warranty of the Company inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being materially inaccurate or misleading in any respect at any such time.

7.2 Access to Information.

(a) From the date hereof until and including the Closing Date, the Company shall, to the best of its ability, (a) continue to give the Purchaser, its legal counsel and other representatives full access to the offices, properties and Books and Records, (b) furnish to the Purchaser, its legal counsel and other representatives such information relating to the Business as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives of the Company to reasonably cooperate with the Purchaser in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company.

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(b) If requested by the Purchaser, the Company shall arrange for representatives of Purchaser to meet with or speak to the representatives of the ten (10) largest suppliers, customers and franchisees of the Company.

7.3 Notices of Certain Events. The Company shall promptly notify Purchaser of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Purchaser, post-Closing) to any such Person or create any Lien on any Interest or any of the Company’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting the Company, any Member of the Company, Interests held by Members, or the Company’s assets or the Business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e) the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by the Company to be false or misleading in any respect or to omit or fail to state a material fact.

7.4 Annual and Interim Financial Statements; Additional Financial Information. The Company shall deliver to the Purchaser, as soon as practicable, but in no event later than July 18, 2020, (i) annual audited financial statements for the twelve month periods ended December 31, 2018 and 2019, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates, and the corresponding notes to such audited consolidated financial statements (collectively, the “Annual Financial Statements,” and the balance sheet as of December 31, 2019 included therein, the “December Balance Sheet Date”), and (ii) interim reviewed financial statements for the three month periods ended March 31, 2020 and 2019, consisting of the reviewed consolidated balance sheets as of such dates, the reviewed consolidated income statements for the three (3) month periods ended on such dates, and the reviewed consolidated cash flow statements for the three (3) month periods ended on such dates (collectively, the “March Interim Financial Statements,” and the balance sheet as of March 31, 2020 included therein, the “March Balance Sheet Date”). The Annual Financial Statements and the March Interim Financial Statements shall be prepared under U.S. GAAP and in accordance with requirements of the Public Company Accounting Oversight Board for public companies. After the date hereof and prior to the Closing, the Company shall provide the Purchaser with consolidated interim financial information of the Company and each of its Subsidiaries no later than forty (40 calendar days following the end of each three-month quarterly, and consolidated annual financial information for the Company and each of its Subsidiaries no later than seventy-five (75) calendar days following the end of each fiscal year, as applicable, all prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies (the “Required Financial Statements”). If the Company does not deliver the Annual Financial Statements, the March Interim Financial Statements and the Company Required Financial Statements as required by this Section 7.4, the Purchaser shall have the right to terminate this Agreement in accordance with Section 13.2(a) hereof. The Annual Financial Statements, the March Interim Financial Statements and the Required Financial Statements shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board, except as otherwise indicated in such statements and subject to year-end audit adjustments. Such certificate shall also state that except as noted, from the December Balance Sheet Date through the March Balance Sheet, and from the March Balance Sheet Date to the date of such CFO certificate there has been no Material Adverse Effect. The Company will promptly provide additional financial information requested by the Purchaser for inclusion in the Proxy Statement and any other filings to be made by the Purchaser with the SEC. If requested by the Purchaser, such information must be reviewed or audited by the Company’s auditors.

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7.5 Employees of the Company and the Manager. Schedule 7.5 lists those employees designated by the Company as Key Employees of the Company (the “Key Employees”). The Key Employees shall, as a condition to their continued employment with the Company, execute and deliver to the Company non-solicitation, non-service and confidentiality agreements covering a period of at least three years post-Closing, in form and substance satisfactory to Purchaser (the “Confidentiality and Non-Solicitation Agreements”). The Company shall use its commercially reasonable efforts to enter into employment agreements with each of its Key Employees prior to the Closing Date, and to satisfy all accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to, social security insurance benefits, unemployment or disability compensation benefits or otherwise.

7.6 Tax Matters.

(a) The parties hereto do hereby acknowledge and agree that, under the principles set forth in Revenue Ruling 99-6 (Situation2), the purchase and sale of the Interests shall be treated for federal and applicable state and local income Tax purposes as follows: (i) from the Members’ perspective, such transaction shall be treated as a sale of each Member’s respective Interests to the Purchaser, and (ii) from the Purchaser’s perspective, such transaction shall be treated as a purchase of a proportionate, undivided interest in the assets of the Company from each Member. Each of the parties hereto shall act consistently with the provisions of this Agreement at all times and for all purposes, including for purposes of reporting the transactions contemplated by this Agreement to the IRS and any other state or local taxing authority having jurisdiction over the transactions contemplated by this Agreement. The Purchaser and the Members further agree not to take any position on any Tax Return or in any administrative or judicial proceeding with respect to any such Tax Return inconsistent with such treatment. The Members shall not cause or permit the Members’ Representative to knowingly or voluntarily file any other income or informational Tax Return or statement inconsistent with the provisions of this Agreement. In furtherance of the foregoing, at least 30 days prior to the Closing Date, the Purchaser and the Members shall agree on the form of the Purchase Price Allocation Schedule (as defined below) and the principles on which such allocations shall be made (the “Purchase Price Allocation Principles”). Furthermore, within 90 days after the Closing Date, the Purchaser shall allocate the Purchase Price among the undivided interest in the assets of the Company (the “Purchase Price Allocation Schedule”). The Purchase Price Allocation Schedule will be (i) subject to Members’ Representative’s review and reasonable comment, (ii) prepared in accordance with the Purchase Price Allocation Principles and applicable provisions of the Code. The Purchaser, the Company, and the Members will file all Tax Returns (and cause their respective Affiliates to file all Tax Returns) consistently with the Purchase Price Allocation Schedule (as appropriately adjusted) and will not take any position during the course of any audit or other legal proceeding that is inconsistent with such election, forms or schedule, unless required by a determination of the applicable Taxing Authority that is final

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(b) The Members shall properly prepare or cause to be properly prepared and timely file or cause to be timely filed at the sole expense of the Members all income Tax Returns and other material Tax Returns of the Company for any period (any such period, a “Pre-Closing Tax Period”) ending at or prior to the Effective Time, including the final Form 1065 partnership return for the Company for the tax period ending on the Closing Date (each, a “Pre-Closing Tax Return” and, collectively, the “Pre-Closing Tax Returns”). The Members shall pay or cause to be paid all Taxes due with respect to the periods covered by such Pre-Closing Tax Returns.

(c) The Purchaser shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the Company other than Pre-Closing Tax Returns, including all Tax Returns for any Tax period which begins before the Closing Date and which ends on (and including) the Closing Date (any such period, a “Straddle Period,” and any such Tax Return, a “Straddle Return”). For purposes of determining the amount of Taxes allocable to the portion of the Straddle Period ending on (and including) the Closing Date (the “Pre-Closing Portion”), (i) in the case of any Taxes (other than Taxes based upon or related to income or receipts) that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of the Straddle Period ending on (and including) the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period (the “Pre-Closing Portion”); and (ii) in the case of any Taxes based upon or related to income or receipts, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date.

(d) With respect to any Tax Return to be filed by the Company for a Straddle Period, the Company shall deliver, at least 30 days prior to the due date for the filing of such Tax Return (taking into account extensions), to Members’ Representative a statement setting forth the amount of the Pre-Closing Portion of such Taxes and a copy of each such Tax Return. The Members’ Representative shall have the right to review and make reasonable comments on such Tax Returns. The Members’ Representative and the Purchaser agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Returns and statements prior to the date on which such Tax Returns are required to be filed.

(e) The Purchaser, the Members, the Members’ Representative and the Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this Section 7.6. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to the preparation and filing of any such Tax Return. The Purchaser and the Members shall (i) retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations of the respective taxable periods, and abide by all record retention agreements entered into with any taxing authority and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company, the Purchaser or the Members, as the case may be, shall allow the other party to take possession of such books and records.

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(f) Within fifteen (15) business days after the Company’s or any Member’s receipt of a notice of audit, assessment or other proceeding respecting an item or items set forth on a Pre-Closing Tax Return for which the Members are solely responsible pursuant to this Section 7.6, the Members may elect, so long as the Members have an obligation to indemnify Purchaser or the Company hereunder with respect to such audit, by written notice to Purchaser, to contest the audit or assessment in the name of the Company. If the Members so elect, they shall be solely responsible for the defense of the item or items at issue, except that Purchaser agrees to cooperate, and Purchaser will cause the Company to cooperate, in the contest of such audit or assessment by making relevant documents and employees available to the Members, and to execute such documents (including powers of attorney) as may be reasonably necessary to allow the Members to conduct the defense. The Members shall bear all costs relating to such defense. If the Members elect to conduct a defense, (i) the Members shall make a “push-out” election under Section 6226 of the Code with respect to any imputed underpayment, and (ii) all decisions with respect to the negotiation, settlement, or litigation of the item or items at issue shall be made by the Members and shall be binding upon Purchaser, except that the Members shall be required to obtain the prior written consent of Purchaser before agreeing to any adjustment, or making any Tax election, that will or may create an increase in Taxes for the Company or Purchaser in respect of any period ending after the Closing Date and shall promptly indemnify Purchaser and/or the Company or, and hold Purchaser and/or the Company harmless against, any such increase.

(g) Without the prior written consent of the Members, neither Purchaser nor the Company shall file any amended Tax Return, enter into any closing agreement, settle any claim with respect to Taxes, surrender any right to claim a refund of Taxes, or take any similar action if such action would have the effect of increasing any Tax liability of the Members for any Pre-Closing Tax Period.

(h) All transfer, documentary, sales, use, stamp, registration, conveyance or similar Taxes or charges arising out of the transactions contemplated hereby and all charges for or in connection with the recording of any document, instrument or certificate contemplated hereby shall be paid 50% by the Purchaser and 50% by the Members if and when due. The Members will file, or cause the Company to file, all necessary Tax Returns and other documentation in connection with the Taxes and charges encompassed in this Section 7.6(h), and the costs of preparing and making such filing shall be paid 50% by the Purchaser and 50% by the Members if and when due.

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7.7 Best Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each third party consent required under this Agreement as promptly as practicable hereafter.

7.8 Guaranteed Debt. Set forth on Schedule 7.8 is a list of Company Indebtedness for which Mr. John Rosatti is a guarantor, including, without limitation the Bank of America line of credit (the “Guaranteed Debt”). In connection with the Business Combination, the Company shall use its commercially reasonable efforts to transfer the Bank of America line of credit to the Purchaser and remove Mr. Rosatti as a guarantor on the Guaranteed Debt. In the event the Company is unable to do the foregoing prior to the Closing Date, notwithstanding anything to the contrary, the Company shall repay in full all amounts outstanding as of such date and terminate the Guaranteed Debt.

7.9 Transfer and Assignment of Interests in the JR Trust Entities. As of the Closing, Mr. Rosatti and such other members, if any, shall irrevocably convey, assign and transfer, all of their rights, title and interests in the JR Trust Entities to the Purchaser, pursuant to the terms and conditions of an assignment and transfer of membership interests agreement (the “Assignment Agreement”).

7.10 Notification. From the date hereof until the earlier of the termination of this Agreement and the Closing Date, if the Company becomes aware of any fact or condition that constitutes a breach of any representation or warranty made in Article V or Article VI or any covenant that would cause the conditions set forth in Section 9.1, Section 9.2 or Section 9.3, as applicable, not to be satisfied as of the Closing Date, Company will disclose in writing to the Purchaser such breach.

ARTICLE VIII
COVENANTS OF PURCHASER

8.1 Notification. From the date hereof until the earlier of the termination of this Agreement and the Closing Date, if the Purchaser becomes aware of any fact or condition that constitutes a breach of any representation or warranty made in Article VII or any covenant that would cause the conditions set forth in Section 9.1, Section 9.2 or Section 9.3, as applicable, not to be satisfied as of the Closing Date, Purchaser will disclose in writing to the Company such breach.

8.2 Contact with Customers and Suppliers. Purchaser hereby agrees that from the date hereof until the Closing Date or the earlier termination of this Agreement, it is not authorized to, and will not (and will not permit any of its Representatives or Affiliates to) contact or communicate with the employees, customers, franchisees, providers, licensors, collaborators, service providers or suppliers of the Company or its Subsidiaries without the prior consultation with and prior written approval (which approval shall not be unreasonably withheld or delayed) of an executive officer of the Company or the Members’ Representative.

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ARTICLE IX
ACTIONS PRIOR TO THE CLOSING

The respective parties hereto covenant and agree to take the following actions:

9.1 Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, the parties hereto shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the Closing conditions set forth in Article XI), and in the case of the Company, all things as reasonably requested by Purchaser. The parties hereto shall execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

9.2 Trust Account. The Purchaser has established the Trust Account from the proceeds of its IPO and from certain private placements occurring simultaneously with the IPO for the benefit of the Public Stockholders and certain parties (including the underwriters of the IPO). Except for a portion of the interest earned on the amounts held in the Trust Account, Purchaser shall disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem Purchaser Public Shares in connection with the consummation of Purchaser’s initial business combination (“Business Combination”), (b) to the Public Stockholders if Purchaser fails to consummate a Business Combination by September 16, 2020, which date may be extended for an additional 90 days upon approval of Purchaser’s stockholders to amend the Purchaser’s Certificate of Incorporation, (c) any amounts necessary to pay any Taxes, (d) expenses owed by Purchaser to third parties to which they are owed, (e) the Business Combination Fees to the underwriter in the IPO or (f) to, or on behalf of, Purchaser after or concurrently with the consummation of a Business Combination.

9.3 Cooperation with Proxy Statement and Other Filings.

(a) As promptly as practicable after the date hereof, Purchaser shall file with the SEC a proxy statement relating to the Offer and the Acquisition (as amended or supplemented from time to time, the “Proxy Statement”), all in accordance with and as required by the Purchaser’s Certificate of Incorporation, applicable law, and any applicable rules and regulations of the SEC and the NASDAQ.

(b) Without limitation, in the Proxy Statement, Purchaser shall seek, in accordance with the Purchaser’s Certificate of Incorporation and applicable securities laws, rules and regulations, including the DGCL and rules and regulations of NASDAQ, from the holders of the Purchaser Common Stock: (A) approval of this Agreement and the transactions contemplated hereby, (B) approval of the change of the name of Purchaser with effect from the Closing to “BurgerFi International, Inc.” (C) adoption and approval of the Amended and Restated Certificate of Incorporation of the Purchaser in the form attached hereto as Exhibit D with effect from the Closing, (D) election of five members of the Purchaser’s Board selected in accordance with Section 9.12 with effect from and after the Effective Time, (E) adoption of the Equity Incentive Plan, and (F) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Acquisition (the proposals set forth in the forgoing clauses (A) through (F) are referred to as the “Purchaser Proposals”). The Proxy Statement and the documents included or referred to therein pursuant to which the Offer will be made, together with any supplements, amendments and/or exhibits thereto, the “Offer Documents.”

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(c) As soon as practicable after the Proxy Statement is “cleared” by the SEC, Purchaser shall cause the Proxy Statement to be disseminated to holders of Purchaser Common Stock. Concurrently with such dissemination, Purchaser shall commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer by disseminating the other Offer Documents to the holders of Purchaser Common Stock. The Offer shall provide the Purchaser Public Stockholders with the opportunity to redeem all or a portion of their Purchaser Public Shares, up to that number of Purchaser Public Shares that would permit Purchaser to maintain net tangible assets of at least $5,000,001 (the “Offering Shares”), at a price per share equal to the Purchaser Redemption Price, all in accordance with and as required by the Purchaser’s Certificate of Incorporation, applicable Law, and any applicable rules and regulations of the SEC. In accordance with the Purchaser’s Certificate of Incorporation, the proceeds held in the Purchaser Trust will be used for the redemption of the Purchaser Public Shares held by Purchaser Public Stockholders who have elected to redeem such Purchaser Public Shares.

(d) Purchaser shall not terminate or withdraw the Offer other than in connection with the valid termination of this Agreement in accordance with Article XII. Purchaser shall extend the Offer for any minimum period required by any rule, regulation, interpretation or position of the SEC, NASDAQ or the respective staff thereof that is applicable to the Offer, and pursuant to Purchaser’s Certificate of Incorporation. Nothing in this Section 9.3(d) shall (i) impose any obligation on Purchaser to extend the Offer beyond the Outside Closing Date or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of Purchaser to terminate this Agreement in accordance with Article XII. Except with respect to the information provided by the Company for inclusion in the Proxy Statement and the other Offer Documents, Purchaser shall ensure that, when filed, the Proxy Statement and the other Offer Documents will comply in all material respects with the requirements of United States federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise (the “Federal Securities Laws”), the DGCL and the NASDAQ rules. The Company shall promptly provide to Purchaser such information concerning the Company, any of its Subsidiaries and the Members as is either required by the Federal Securities Laws or reasonably requested by Purchaser for inclusion in the Offer Documents, including, if applicable, the Company Financial Statements and the Required Financial Statements (“Company Information”).Subject to the Company’s review and approval of the Proxy Statement, including Company Information and the consent of the Company’s auditor to the inclusion of the Company Financial Statements and Required Financial Statements in the Proxy Statement (in each case, such approval or consent not to be unreasonably withheld, conditioned or delayed), the Company acknowledges and agrees that Company Information (including the Company Financial Statements and the Required Financial Statements), or summaries thereof or extracts therefrom, may be included in the Proxy Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). In connection therewith, the Company shall instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company to reasonably cooperate with Purchaser as relevant if required to achieve the foregoing.

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(e) Purchaser shall provide copies of the proposed forms of the Offer Documents (including any amendments or supplements thereto) to the Company and its representatives as soon as practicable such that the Company and its representatives are afforded a reasonable amount of time prior to the dissemination or filing thereof to review such material and comment thereon, and Purchaser shall reasonably consider in good faith any comments of such Persons. Purchaser and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by the Federal Securities Laws. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser or any of its representatives receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall give the Company and its representatives a reasonable opportunity prior to responding thereto to review and comment on any proposed written or material oral responses to such comments. Purchaser shall reasonably consider in good faith any such comments of such Persons. Purchaser shall use commercially reasonable efforts to “clear” comments from the SEC and its staff with respect to the Offer Documents and to permit the Company to participate with Purchaser or its representatives in any discussions or meetings with the SEC and its staff regarding the Offer Documents. The Company shall, and shall cause each of its subsidiaries and franchisees to, make their respective directors, officers and employees and use commercially reasonable efforts to make their accountants, in each case upon reasonable advance notice, reasonably available to Purchaser and its representatives in connection with the drafting of the public filings with respect to the Acquisition (including the Offer Documents) and responding in a timely manner to comments thereon from the SEC or its staff.

(f) If at any time prior to the Effective Time, any information relating to Purchaser, or the Company, or any of their respective Subsidiaries, Affiliates, officers or directors, should be discovered by the Company or Purchaser, as applicable, that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify each other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the Purchaser shareholders.

(g) Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, Purchaser may make any public filing with respect to the Acquisition to the extent required by applicable Law.

(h) The Company acknowledges that:

(i) the Purchaser’s stockholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Purchaser must call a special meeting of its stockholders requiring Purchaser to prepare and file with the SEC the Proxy Statement;

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(ii) the Purchaser will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Purchaser will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

9.4 Shareholder Vote; Recommendation of the Purchaser’s Board of Directors. Purchaser, through the Purchaser’s Board of Directors, shall recommend that Purchaser’s stockholders vote in favor of adopting and approving all Purchaser Proposals, and Purchaser shall include such recommendation in the Proxy Statement.

9.5 Purchaser Stockholders’ Meeting.

(a) Purchaser shall take all action necessary under applicable Law to, in consultation with the Company, establish a record date for, call, give notice of and hold a meeting of the holders of Purchaser Common Stock to consider and vote on the Purchaser Proposals (such meeting, the “Purchaser Stockholders’ Meeting”). The Purchaser Stockholders’ Meeting shall be held as promptly as practicable, in accordance with applicable Law and the Purchaser’s Certificate of Incorporation, after the Proxy Statement is “cleared” by the SEC. Purchaser shall take reasonable measures to ensure that all proxies solicited in connection with the Purchaser Stockholders’ Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Purchaser Stockholders’ Meeting, or a date preceding the date on which the Purchaser Stockholders’ Meeting is scheduled, Purchaser reasonably believes that (i) it will not receive proxies sufficient to obtain the Purchaser Required Vote, whether or not a quorum would be present or (ii) it will not have sufficient Purchaser Common Stock represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Stockholders’ Meeting, Purchaser may postpone or adjourn, or make one or more successive postponements or adjournments of, the Purchaser Stockholders’ Meeting in compliance with the DGCL and the Purchaser’s Certificate of Incorporation, as long as the date of the Purchaser Stockholders’ Meeting is not postponed or adjourned more than an aggregate of 30 calendar days in connection with any postponements or adjournments.

9.6 Operations of Purchaser Prior to the Closing. Between the date hereof and the Closing, and except as contemplated by this Agreement or with the prior written approval of the Company or in accordance with the Prospectus, Purchaser shall (i) conduct its businesses, in all material respects, in the ordinary course of business, (ii) comply with all applicable Laws, (iii) use commercially reasonable efforts to keep available the services of its officers and employees and (iv) not take any of the following actions:

(a) make any amendment or modification to any of the Purchaser’s Certificate of Incorporation;

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(b) take any action in violation or contravention of any of the Purchaser’s Certificate of Incorporation, applicable Law or any applicable rules and regulations of the SEC and NASDAQ;

(c) split, combine or reclassify the Purchaser Common Stock;

(d) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other security interests, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such equity securities or other security interests;

(e) make any redemption or purchase of its equity interests, except pursuant to the Offer;

(f) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its equity securities;

(g) effect any recapitalization, reclassification, equity split or like change in its capitalization;

(h) make any amendment or modification to the Trust Agreement;

(i) make or allow to be made any reduction or increase in the Trust Amount, other than as expressly permitted by the Purchaser’s Certificate of Incorporation;

(j) incur any Indebtedness (other than the issuance of additional Promissory Notes) or issue or sell any debt securities or warrants or rights to acquire any debt securities of Purchaser or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person for indebtedness;

(k) contact (or permit any of its employees, agents, representatives or Affiliates to contact) any customer, supplier, distributor, joint-venture partner, lessor, lender or other material business relation of the Company or any of its Subsidiaries;

(l) establish any Subsidiary or acquire any interest in any asset;

(m) prepare or file any Tax Return materially inconsistent with past practice or, on any such Tax Return, take any position, make any election, or adopt any method that is materially inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods (including materially inconsistent positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date);

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(n) settle or otherwise compromise any material Claim relating to Taxes, enter into any closing agreement or similar agreement relating to Taxes, otherwise settle any material dispute relating to Taxes, or request any ruling or similar guidance with respect to Taxes;

(o) amend, waive or terminate, in whole or in part, any material agreement to which Purchaser is a party;

(p) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(q) adopt any Plan; or

(r) enter into any agreement or commitment to do any of the foregoing, or any action or omission that would result in any of the foregoing.

9.7 Confidentiality. Prior to Closing, except as necessary to complete the Proxy Statement or any Other Filings, the Company and the Members, on the one hand, and the Purchaser, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all Confidential Information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such Confidential Information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such Confidential Information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold Confidential Information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement or any Other Filings.

9.8 Form 8-K; Press Releases.

(a) As promptly as practicable after execution of this Agreement, Purchaser will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, a copy of which will be provided to the Company at least one (1) Business Day before its filing deadline and which the Company may review and comment upon prior to filing. Promptly after the execution of this Agreement, Purchaser and the Company shall also issue a joint press release announcing the execution of this Agreement, in form and substance mutually acceptable to Purchaser and the Members’ Representative.

(b) At least five (5) days prior to the Closing, the Company shall begin preparing, in consultation with the Purchaser, a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is required to be disclosed with respect to the Acquisition pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, the Purchaser and the Company shall prepare a mutually agreeable press release announcing the consummation of the Acquisition (the “Closing Press Release”). Concurrently with the Closing, the Purchaser shall distribute the Closing Press Release and, as soon as practicable thereafter, file the Closing Form 8-K with the SEC.

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9.9 Listing. From the date of this Agreement through the Closing, Purchaser shall use all reasonable efforts that are necessary or desirable for Purchaser to remain listed as a public company on, and for Purchaser Common Stock to be tradable over, the applicable NASDAQ market(s).

9.10 D&O Insurance; Indemnification of Officers and Directors.

(a) If the Closing occurs, Purchaser shall cause all rights to indemnification and advancement of expenses and all limitations on liability existing in favor of any employee, officer or director of Purchaser prior to the Closing (collectively, the “Pre-Closing Purchaser Indemnitees”), and the Purchaser and the Company after the Closing (collectively, the “Company Indemnitees”), as provided in the organizational documents of the applicable company, to survive the consummation of the transactions contemplated hereby and continue in full force and effect and be honored by the Purchaser after the Closing. After the Effective Time, Purchaser shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of (i) any certificate of incorporation, by-laws or similar organizational documents of the Purchaser as in effect immediately prior to the Effective Time and (ii) any indemnification agreements of Purchaser or the Company with any of their respective directors, officers or employees as in effect immediately prior to the Effective Time, and in each case shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors, officers or employees of any of such companies. The obligations of Purchaser under this Section 9.10 shall not be terminated or modified in such a manner as to adversely affect any Pre-Closing Purchaser Indemnitees or Company Indemnitee to whom this Section 9.10 applies without the consent of such affected Pre-Closing Purchaser Indemnitees or Company Indemnitee, as the case may be, (it being expressly agreed that the Pre-Closing Purchaser Indemnitees and Company Indemnitees to whom this Section 9.10 applies shall be intended third party beneficiaries of this Section 9.10 ). If the Closing occurs, Purchaser shall pay all expenses to any Pre-Closing Purchaser Indemnitees or Company Indemnitee incurred in successfully enforcing the indemnity or other obligations provided for in this Section 9.10.

(b) Prior to the Closing Date, the Purchaser, at its sole cost and expense, shall purchase a directors’ and officers’ liability insurance policy for a period of six (6) years after the Closing Date, which policy shall cover the officers and directors of the Purchaser after the Business Combination, as well as the current and former directors and officers of the Purchaser and the Company prior to the Business Combination (the “D&O Policy”).

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9.11 Exclusivity. From the date hereof through the earlier of the Closing Date or the date that this Agreement is properly terminated in accordance with Article XII, neither the Company, nor the Members, on the one hand, nor the Purchaser, on the other hand, shall, and such Persons shall use reasonable commercially reasonable efforts to cause each of their respective members, officers, directors, Affiliates, managers, consultants, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any Person concerning any Alternative Transaction (as hereinafter defined), (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company, the Members or the Purchaser (other than the transactions contemplated by this Agreement): (i) any merger, acquisition consolidation, recapitalization, share exchange, business combination or other similar transaction, possible public investment or public offering, or (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock, membership interests or other equity interests of the Company or the Purchaser in a single transaction or series of transactions (other than the Minimum Cash Amount (as hereinafter defined), which may be satisfied, through the issuance of Purchaser Common Stock in a private placement or other equity financing by the Purchaser). In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company, the Members or the Purchaser or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of any Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company, the Members and the Purchaser shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

9.12 Appointment of Post-Closing Board of Directors and Officers. The Post-Closing Board of Directors shall be selected, as set forth in Section 2.4. The executive officers of the Purchaser, immediately after the Closing, shall be the Key Employees.

9.13 Adoption of Equity Incentive Plan. The Purchaser and the Company shall prepare a mutually agreeable long-term incentive plan for employees of Purchaser and its Subsidiaries following the closing of the Business Combination (the “Equity Incentive Plan”). The adoption of the Equity Incentive Plan shall be included as a Purchaser Proposal in the Proxy Statement for approval by the Purchaser’s Stockholders at the Purchaser Stockholders’ Meeting.

ARTICLE X
CONDITIONS TO CLOSING

10.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No court, arbitrator or other Authority shall have issued any judgment, injunction, decree or Order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable Law restraining or prohibiting the consummation of the Closing, the ownership by Purchaser of any of the Interest or the effective operation of the Business by the Company after the Closing Date.

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(b) There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing;

(c) The requisite majority of Purchaser’s stockholders shall have approved the Acquisition contemplated by this Agreement and the Purchaser Proposals in accordance with the provisions of Purchaser’s organizational documents and Delaware Law (“Purchaser Shareholder Approval”).

(d) The Closing Payment Shares and the shares to be issued as part of the Cash Consideration shall have been approved for listing on Nasdaq.

(e) After giving effect to any redemptions of Purchaser Common Stock in connection with the Acquisition (the “Purchaser Stock Redemptions”), the Purchaser shall have net tangible assets of at least $5,000,001 upon the consummation of the Acquisition.

(f) The Purchaser Stock Redemptions shall have been completed in accordance with the terms hereof and the Proxy Statement.

(g) The D&O Policy shall be in force and full effect.

(h) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect on either Purchaser or the Company, regardless of whether it involved a known risk.

10.2 Conditions to Obligations of Purchaser. The obligation of the Purchaser to consummate the Closing is subject to the satisfaction, or the waiver at Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) The representations and warranties of the Company contained in this Agreement, and in any certificate or other writing delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true, correct and complete in all material respects at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case only as of such date), except where the failure of such representations and warranties to be so true and correct, has not had, and would not have, a Material Adverse Effect;

(c) The Company, the Members and the Members’ Representative, as applicable, shall have executed and delivered to the Purchaser a copy of each Additional Agreement to which it is a party.

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(d) The Members shall have executed and delivered to the Purchaser the Standstill Letter.

(e) Purchaser shall have received a certificate signed by the Chief Financial Officer of the Company stating that the conditions specified in Section 10.2(a) and Section 10.2(b) have been satisfied.

(f) Counsel to the Company shall have delivered an opinion in form and substance satisfactory to Purchaser’s counsel.

(g) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(h) Mr. Rosatti shall have executed and delivered to the Purchaser an Assignment Agreement for all of the JR Trust Entities.

(i) Purchaser shall have received copies of all required third party consents (including the consents of the landlords under the Leases), if any, in form and substance reasonably satisfactory to Purchaser, and no such third party consents shall have been revoked.

(j) Purchaser shall have received copies of all Governmental Approvals, if any, in form and substance reasonably satisfactory to Purchaser, and no such Governmental Approval shall have been revoked.

(k) Purchaser shall have received Schedules updated as of the Closing Date, which shall not be materially different than the Schedules provided as of the date hereof.

(l) Company shall have provided to Purchaser estoppel certificates from each of Company’s ten (10) largest franchisees for the Company’s December 31, 2018 and 2019 fiscal years

If the Closing occurs, all Closing conditions set forth in Section 10.1 and Section 10.2 that have not been fully satisfied as of the Closing will be deemed to have been waived by Purchaser.

10.3 Conditions to Obligations of the Company. The obligations of the Company and the Members to consummate the Closing is subject to the satisfaction, or the waiver at Members’ Representative’s discretion, of all of the following further conditions:

(a) The Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) The representations and warranties of the Purchaser contained in this Agreement, and in any certificate or other writing delivered by the Purchaser pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case only as of such date), except where the failure of such representations and warranties to be so true and correct, has not had, and would not have, a Material Adverse Effect.

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(c) The Company shall have received a certificate signed by an authorized officer of the Purchaser stating that the conditions specified in Section 10.3(a) and Section 10.3(b) have been satisfied.

(d) Purchaser shall have delivered to the Company (i) certified copies of the resolutions duly adopted by Purchaser’s Board of Directors authorizing the execution, delivery and performance of this Agreement; and (ii) written resignations, in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by (X) all officers of Purchaser and (Y) all persons serving as directors of Purchaser immediately prior to the Closing who are not selected as directors in accordance with Section 9.12.

(e) Purchaser shall have cash in the Trust Account at Closing, in addition to the cash portion of the Cash Consideration being paid to Members at Closing, at least equal to $15,000,000, which minimum amount shall be measured net of and after (i) all fees and expenses incurred in connection with any Financing (as defined below) and payment of all amounts to be disbursed from the Trust Account in accordance with Section 9.2, and (ii) after the payment of all Purchaser Stock Redemptions and repayment of all Promissory Notes (the “Minimum Cash Amount”). The Minimum Cash Amount may be satisfied, at the Purchaser’s election, through the issuance of Purchaser Common Stock in a private placement or other equity financing by the Purchaser on terms acceptable to the Company (“Financing”), which shall be at a price that is fair at the time for that type of Financing.

(f) Purchaser shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party.

(g) The Post-Closing Board of Directors shall have been appointed to the Board of Directors of the Purchaser.

(h) Mr. Sternberg shall have executed and delivered to the Purchaser the Standstill Letter.

If the Closing occurs, all Closing conditions set forth in Section 10.1 and Section 10.3 that have not been fully satisfied as of the Closing will be deemed to have been waived by the Company and the Members.

ARTICLE XI
INDEMNIFICATION

11.1 Indemnification of Purchaser. The Company (solely with respect to claims made under this Section 12.1 prior to the Closing), and the Members hereby, severally but not jointly or jointly and severally, agree to indemnify and hold harmless Purchaser, each of its Affiliates and each of its and their respective managers, directors, officers, employees, successors and permitted assignees (the “Purchaser Indemnitees”), against and in respect of any and all actual out-of-pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees (including actual costs of investigation and reasonable attorneys’ fees) (all of the foregoing collectively, “Losses”) incurred or sustained by any Purchaser Indemnitee as a result of or in connection with (a) any breach or inaccuracy in of any of the representations or warranties of the Company or the Members contained herein; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company or the Members contained herein to be performed prior to or at the Closing. Notwithstanding anything to the contrary, the total payments made by the Company and the Members to the Purchaser Indemnitees with respect to Losses shall not exceed the Escrow Shares in the Escrow Fund (the “Indemnifiable Loss Limit”). Any liability incurred by the Members pursuant to the terms of this Article XII shall be paid by the return for cancellation of the Escrow Shares in accordance with the terms of the Escrow Agreement, pursuant to the procedures set forth in Section 11.2.

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11.2 Procedure. The following shall apply with respect to all claims by any Purchaser Indemnitee (an “Indemnified Party”) for indemnification:

(a) An Indemnified Party shall give the Members’ Representative prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Section 11.1 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 11.1, except to the extent such failure materially and adversely affects the ability of the Members or the Purchaser, as applicable (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b) If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 11.2(c), the Indemnifying Party shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 11.2(c), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Purchaser and the Company shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

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(c) Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), except as provided in this Section 11.2(c). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 11.2(b), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(d) Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof, which notice shall also be referred to as an “Indemnification Notice.” The failure to give such prompt written Indemnification Notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such Indemnification Notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such Indemnification Notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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(e) Notwithstanding anything to the contrary, the Indemnifying Party shall not be liable to an Indemnified Party for indemnification under 12.1(a) until the aggregate amount of all Losses in respect of indemnification under Section 11.1(a) exceeds 0.40% of the Purchase Price (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible.

(f) Notwithstanding anything to the contrary, the aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to this Article XII shall not exceed the Escrow Shares, and the parties hereto agree that the sole and exclusive recourse for any amount finally determined to be owed in respect of any indemnity obligations pursuant to this Article XII shall be made only by disbursement of Escrow Shares out of the Escrow Fund, no other assets shall in any respect be used to satisfy such indemnity obligations, and once the Escrow Fund shall be depleted or released, such indemnity obligations shall terminate.

(g) In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(h) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(i) No Indemnifying Party shall be liable under this Article XII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of the Company or Members contained in this Agreement if Purchaser had knowledge of such inaccuracy or breach prior to the Closing.

11.3 Escrow of Escrow Shares by Members. The Purchaser shall deliver the Escrow Shares into the Escrow Fund at the time of the Closing. The holding and disbursement of the Escrow Shares shall be pursuant to the Escrow Agreement. For purposes of determining the number of Escrow Shares to be placed into escrow, the shares were valued at $10.60 per share.

(a) Escrow Shares; Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow in accordance with the Escrow Agreement. The Members shall be entitled to vote the Escrow Shares on any matters to come before the stockholders of Purchaser.

(b) Distribution of Escrow Shares. At the times provided for in Section 11.3(d), the Escrow Shares shall be released to the Members’ Representative for distribution to the Members. Purchaser will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund to the Members’ Representative and all fractional shares shall be rounded to the nearest whole share.

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(c) Assignability. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Members or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Members, prior to the delivery to such Members by the Members’ Representative of the Escrow Shares by the Escrow Agent as provided herein.

(d) Release from Escrow Fund. Within five (5) business days following expiration of the Survival Period (the “Release Date”), the remaining Escrow Shares will be released from escrow to the Members’ Representative less the number or amount of Escrow Shares (at an assumed value of $10.60 per Escrow Share) equal to the amount of any potential Losses set forth in any Indemnification Notice from Purchaser with respect to any pending but unresolved claim for indemnification. Prior to the Release Date, the Members’ Representative shall issue to the Escrow Agent a certificate executed by it instructing the Escrow Agent to release such number of Escrow Shares determined in accordance with this Section 11.3(d). Any Escrow Shares retained in escrow as a result of the immediately preceding sentence shall be released to the Members’ Representative promptly upon resolution of the related claim for indemnification in accordance with the provisions of this Article XII.

11.4 Periodic Payments. Any indemnification required by Section 11.1 for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

11.5 Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third party reimbursement actually received.

11.6 Survival of Indemnification Rights. Except for the representations and warranties in Section 4.1 (Corporate Existence and Power), 4.2 (Authorization), 4.3. (Governmental Authorization), 4.4 (Capitalization), 4.6 (Certificate of Formation and Operating Agreement), 4.14 (Properties; Title to the Company’s Assets), 4.26 (Employment Matters), 4.28 (Employee Benefits and Compensation), 4.31 (Tax Matters), 4.33 (Finder’s Fees), which shall survive until sixty (60) days after the expiration of the statute of limitations with respect thereto (including any extensions and waivers thereof), the representations and warranties of the Company and the Members shall survive until eighteen months (the “Survival Period”) following the Closing. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 11.1 for Losses shall be effective so long as it is asserted prior to: (x) sixty (60) days after the expiration of the applicable statute of limitations (including all extensions and waivers thereof), in the case of the representations and warranties referred to in the first part of the sentence of this Section 11.6 and the breach or the alleged breach of any covenant or agreement of any Indemnifying Party; and (y) eighteen months following the Closing, in the case of all other representations and warranties of the Company and the Members hereunder. The obligations in Articles VIII and IX shall terminate upon the Closing.

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11.7 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

11.8 Indemnification for Current Litigation. The Company has advised Purchaser that it is currently a defendant in that certain Complaint filed on December 1, 2019 by the Company’s prior Managing Director and CEO, pursuant to which the plaintiff is seeking compensatory damages in excess of $1.88m for breach of contract claims (the “Complaint”). Members have agreed to indemnify the Purchaser Indemnitees for any and all Losses payable to the prior Managing Director and CEO arising from the Complaint. The Losses arising from the Complaint shall be paid, in the sole discretion of the Post-Closing Board of Directors, by (i) the return for cancellation of Escrow Shares in accordance with the terms of the Escrow Agreement (valued at $10.60 per share), pursuant to the procedures set forth in Section 11.2 or (ii) the payment in cash by the Members.

11.9 Exclusive Remedies. The parties acknowledge and agree that the sole and exclusive remedy of any Purchaser Indemnitee with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article XII. In furtherance of the foregoing, the Purchaser on behalf of all Purchaser Indemnitee’s hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article XII. Nothing in this Section 11.8 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 14.16 or to seek any remedy on account of intentional fraud by any party hereto.

11.10 NO ADDITIONAL REPRESENTATIONS; NO RELIANCE. PURCHASER ACKNOWLEDGES AND AGREES THAT: (A) NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY OR THE MEMBERS ARTICLES V AND VI, NEITHER THE COMPANY OR THE MEMBERS OR AFFILIATE THEREOF NOR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY, THE SURVIVING COMPANY OR THE BUSINESS OR THE COMPANY’S OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER, OR ANY OF ITS RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING; (B) PURCHASER HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY FROM THE COMPANY OR THE MEMBERS OR ANY OTHER PERSON IN DETERMINING TO ENTER INTO THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT; AND (C) NONE OF THE MEMBERS, THE COMPANY OR ANY OTHER PERSON WILL HAVE, OR BE SUBJECT TO, ANY LIABILITY TO PURCHASER OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO PURCHASER, OR ITS USE, OF ANY INFORMATION REGARDING THE COMPANY OR ITS BUSINESS OR MADE AVAILABLE TO PURCHASER AND ITS REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO PURCHASER IN ANY DATA ROOM, MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED HEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY AND THE MEMBERS IN ARTICLES V AND VI, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE COMPANY.

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ARTICLE XII
DISPUTE RESOLUTION

12.1 Mediation.

(a) Any dispute under the terms of this Agreement or the Additional Agreements, including the alleged breach, termination, validity, interpretation and performance thereof (“Dispute”), but specifically excluding any dispute regarding the Post-Closing Adjustment, which shall be resolved in accordance with Section 3.1(f), shall be resolved with the following procedures: Upon written notice of any Dispute, the parties shall attempt to resolve it promptly by negotiation between Mr. Sternberg and the Member’s Representative who have authority to settle the Dispute and this process should be completed within thirty (30) days (the “Negotiation”). If the dispute has not been resolved by negotiation, then the parties shall proceed to mediation unless the parties at the time of the dispute agree to a different timeframe. A “Notice of Mediation” shall be served, signifying that the Negotiation was not successful and to commence the mediation process. The parties shall retain legal counsel of their choosing and such legal counsel shall agree on a mediator (the “Mediator”) who shall be a mediator in Florida from a list of mediators provided by JAMS; however, if they cannot agree within fourteen (14) days, then the Purchaser and Members’ Representative, through counsel, will convene a conference with a JAMS case administrator (or such other JAMS staff member as JAMS shall make available) and the claimant and the respondent will alternate striking one mediator from the list, claimant striking first, until one mediator is left, which such mediator will be appointed. If such mediator is unable or unwilling to serve, then the last candidate stricken will be appointed. The Parties shall continue through the list in reverse order until a candidate who is willing and able to serve is appointed. The mediation session shall be held in Fort Lauderdale, FL within forty-five (45) days of the retention of the Mediator, and last for at least two full mediation days, before any party has the option to withdraw from the process. The parties may agree to continue the mediation process beyond two days, until there is a settlement agreement, or one party or the Mediator states that there is no reason to continue because of an impasse that cannot be overcome and sends a “notice of termination of mediation.” All reasonable efforts will be made to complete the mediation within thirty (30) days of the first mediation session. During the course of the mediation, no party can assert the failure to fully comply with the requirement of Negotiation prior to mediation as a reason not to proceed or to delay the mediation. The service of the Notice of Mediation shall stay the running of any applicable statute of limitations regarding the Dispute until 30 days after the parties agree that the mediation is concluded or the mediator issues a notice of termination of mediation. Each side shall bear an equal share of the mediation costs unless the parties agree otherwise. All communications, both written and oral, are confidential and shall be treated as settlement negotiations for purposes of applicable rules of evidence; however, documents generated in the ordinary course of business prior to the Dispute, that would otherwise be discoverable, do not become confidential simply because they are used in the Negotiation and/or Mediation process. The process shall be confidential based on terms acceptable to the mediator and/or mediation service.

(b) The laws of the State of New York shall apply to any mediation hereunder, and the laws of the State of Florida shall apply to any mediation under the Additional Agreements.

(c) This mediation section shall survive the termination of this Agreement and any agreement contemplated hereby

12.2 Jurisdiction; Waiver of Jury Trial; Exemplary Damages.

(a) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER ADDITIONAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, IN EACH CASE LOCATED IN CITY OF FORT LAUDERDALE AND BROWARD COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(c) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

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ARTICLE XIII
TERMINATION

13.1 Termination Without Default.

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred by October 31, 2020 (the “Outside Closing Date”) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made, Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other side. Such right may be exercised by the Purchaser or the Company, as the case may be, giving written notice to the other at any time after the Outside Closing Date; provided, however that, the right to terminate under this Section 13.1 shall not be available to any party that through its inaction, or by its failure to promptly fulfill its covenants or complete its closing conditions, has caused unreasonably delays in closing by the Outside Closing Date

(b) by the Company by written notice to Purchaser if (i) the Board of Directors withdraws (or modifies in any manner adverse to the Company), or proposes to withdraw (or modify in any manner adverse to the Company), the Board of Directors’ recommendation in favor of the Purchaser Proposals, or fails to reaffirm such recommendation as promptly as practicable (and in any event within five Business Days) after receipt of any written request to do so by the Company or (ii) if the Purchaser Shareholder Approval shall not have been obtained at the meeting of Purchaser shareholders to be held in accordance with the Proxy Statement (or at any adjournment or postponement thereof).

(c) If within twenty business days after the date hereof, the Purchaser is not satisfied with its continuing legal due diligence review of the Company and its Subsidiaries, and has identified facts or circumstances that could reasonably be believed to have a material adverse effect on the Business, financial condition and results of operations of the Company and its Subsidiaries, taken as a whole, prior to or after the Business Combination; the Purchaser shall have the right to terminate this Agreement by providing written notice to the Company and the Members; provided, however, that the Purchaser shall not exercise the right of termination set forth in this Section 13.1(c) unless the Purchaser shall have promptly notified the Company and the Members in writing of any of such identified facts or circumstances and shall have allowed the Company and the Members an opportunity in good faith to resolve such issues. If such issues are not resolved, or a plan to resolve such issues has not been agreed to by the Purchaser within five (5) business days of such notice, the Purchaser has the right to immediately terminate this Agreement.

(d) If within twenty business days after the date hereof, the Company or the Members’ Representative are not satisfied with their continuing legal due diligence review of the Purchaser, and has identified facts or circumstances that could reasonably be believed to have a material adverse effect on the Purchaser, financial condition and results of operations of the Purchaser prior to or after the Business Combination, the Members’ Representative, on behalf of the Members and the Company, shall have the right to terminate this Agreement by providing written notice to the Purchaser; provided, however, that the Members’ Representative shall not exercise the right of termination set forth in this Section 13.1(d) unless the Members’ Representative shall have promptly notified the Purchaser in writing of any of such identified facts or circumstances and shall have allowed the Purchaser an opportunity in good faith to resolve such issues. If such issues are not resolved within five (5) business days of such notice, the Members’ Representative, on behalf of the Members, has the right to immediately terminate this Agreement.

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13.2 Termination Upon Default.

(a) Purchaser may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Purchaser may have, if the Company or the Members shall have materially breached any representation, warranty, agreement or covenant contained herein or in any Additional Agreement to be performed on or prior to the Closing Date and such breach shall not be cured by the earlier of the Outside Closing Date and fifteen (15) days (the “Cure Period”) following receipt by the Company or the Members’ Representative, as the case may be, of a notice describing in reasonable detail the nature of such breach.

(b) The Company may terminate this Agreement by giving notice to Purchaser on or prior to the Closing Date, without prejudice to any rights or obligations the Company may have, if the Purchaser shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date and such breach shall not be cured by the earlier of the Outside Closing Date and the expiration of the Cure Period following receipt by Purchaser of a notice describing in reasonable detail the nature of such breach.

(c) In the event of a breach of Section 9.11 by the Purchaser, the Company or the Members or their Affiliates, there shall be no Cure Period, and, if the non-breaching party elects to terminate this Agreement in accordance with this Section 13.2, the non-breaching party shall be entitled to a termination fee in the aggregate amount of $1,000,000.

13.3 No Other Termination. Except as otherwise specified herein, neither the Purchaser nor the Company may terminate this Agreement without the prior written consent of the other party.

13.4 Effect of Termination. In the event of the termination of this Agreement pursuant to Articles XII, all obligations of the Parties hereunder (other than this Section 14.4, Section 14.5, Section 10.2 and Article XII through Article XV, which will survive the termination of this Agreement) will terminate without any liability of any Party to any other Party; provided, further, that no termination will relieve a Party from any liability arising from or relating to any knowing and intentional breach of a representation, a warranty or a covenant by such Party prior to termination.

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ARTICLE XIV
MISCELLANEOUS

14.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Purchaser or the Company (following the Closing), to:

Opes Acquisition Corp.
4218 NE 2nd Avenue
2nd Floor
Miami, Florida 33137
Attention: Ophir Sternberg
Email: o@lheartcapital.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Giovanni Caruso, Esq.
Email: gcaruso@loeb.com
Fax: (212) 407-4866

if to the Company (prior to the Closing):

BurgerFi International LLC
105 U.S. HIGHWAY ONE
NORTH PALM BEACH, FL 33408
Attn: General Counsel
Email: ross@burgerfi.com
Fax: (561) 844-5529

with a copy to (which shall not constitute notice):

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa, FL 33602
Attn: Julio C. Esquivel
Email: jesquivel@shumaker.com
Fax: (813) 229-1660

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if to the Members’ Representative:

BurgerFi Holdings, LLC
105 U.S. HIGHWAY ONE
NORTH PALM BEACH, FL 33408
Attn: General Counsel
Email: ross@burgerfi.com
Fax: (561) 844-5529

14.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party shall waive or otherwise affect any obligation of that party or impair any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

14.3 Arm’s length bargaining; no presumption against drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

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14.4 Publicity. Except as required by law and except with respect to the Purchaser SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their commercially reasonable efforts to cause a mutually agreeable release or public disclosure to be issued.

14.5 Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein.

14.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

14.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

14.8 Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

14.9 Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

14.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

14.11 Construction of certain terms and references; captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

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(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the Key Employees.

14.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

14.13 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

14.14 Waiver. Reference is made to the Prospectus. The Company, the Member Representative and the Members have read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the Public Stockholders of the Purchaser and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, the Company and Members hereby agree that they do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agree that they will not seek recourse against the Trust Account for any claim they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser.

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14.15 Members’ Representative.

(a) BurgerFi Holdings, LLC is hereby appointed as agent, proxy and attorney-in-fact (the “Members’ Representative”) for each Member for all purposes of this Agreement and the Additional Agreements, including the full power and authority on each such Member’s behalf to (i) to give and receive notices and communications to or by the Purchaser for any purpose under this Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand mediation and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Article XII or other disputes arising under or related to this Agreement or the Additional Agreements, (iii) to enter into and deliver the Escrow Agreement on behalf of each of the Members and to disburse any funds or Purchaser Common Stock received hereunder or pursuant to the Escrow Agreement, (iv) to authorize or object to delivery to the Purchaser of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by the Purchaser in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of Members in accordance with the provisions of the Agreement and the Additional Agreements, the securities described herein and any other document or instrument executed in connection with the Agreement and the Acquisition, (vi) to endorse and deliver any certificates or instruments of assignment as Purchase shall reasonably request; (vii) to execute and deliver on behalf of each such Member any amendment, waiver, ancillary agreement and documents on behalf of any Member that the Members’ Representative deems necessary or appropriate; and (viii) to take all actions necessary or appropriate in the judgment of the Members’ Representative for the accomplishment of the foregoing and to do each and every act and exercise any and all rights which the Members collectively are permitted or required to do or exercise under this Agreement.

(b) Such agency may be changed by the Members from time to time upon no less than twenty (20) days prior written notice to the Purchaser, provided, however, that the Members’ Representative may not be removed unless holders of at least 51% of all of the Interest on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement agrees to such removal. Any vacancy in the position of Members’ Representative may be filled by approval of the holders of at least 51% of all of the Interest on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement. Any removal or change of the Members’ Representative shall not be effective until written notice is delivered to Purchaser. No bond shall be required of the Members’ Representative, and the Members’ Representative shall not receive any compensation for his services. Notices or communications to or from the Members’ Representative shall constitute notice to or from the Members.

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(c) A decision, act, consent or instruction of the Members’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the Members of the Company and shall be final, binding and conclusive upon each of the Members. In connection with this Agreement, the Escrow Agreement and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Members’ Representative hereunder (i) the Members’ Representative shall incur no responsibility whatsoever to any Members by reason of any error in judgment or other act or omission performed or omitted hereunder or in connection with the Escrow Agreement or any such other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents willful misconduct, and (ii) the Members’ Representative shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Members’ Representative pursuant to such advice shall in no event subject the Members’ Representative to liability to any Members. Each Member shall severally (in accordance with their ownership percentages in the Company as set forth on Schedule 1.10), and not jointly, indemnify the Members’ Representative, against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and the amount of any judgment against them, of any nature whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claims whatsoever) (“Members’ Representative Losses”), arising out of or in connection with any actions taken or omitted to be taken by the Members’ Representative pursuant to the terms of this Agreement or the Escrow Agreement (including any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Members’ Representative hereunder, or under the Escrow Agreement or otherwise), in each case as such Members’ Representative Loss is incurred or suffered. If not paid directly to the Members’ Representative by the Members, any such Members’ Representative Loss may be recovered by the Members’ Representative from the Escrow Fund otherwise distributable to the Members pursuant to the terms hereof and the Escrow Agreement at the time of distribution in accordance with written instructions delivered by the Members’ Representative to the Escrow Agent; provided that while this section allows the Members’ Representative to be paid from the Escrow Fund, this does not relieve the Members from their obligation to promptly pay such Members’ Representative Losses as they are suffered or incurred, nor does it prevent the Members’ Representative from seeking any remedies available to it at law or otherwise. Notwithstanding anything in this Section 14.15 to the contrary, the Members’ Representative (in his capacity as such) shall have no obligation or authority with respect to any indemnification claims against a Member made by a Purchaser Indemnitee under Section 11.1.

14.16 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

14.17 Legal Representation by Shumaker. Each party hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, partners, officers, managers, employees and Affiliates, that at and prior to the Closing, Shumaker, Loop & Kendrick, LLP (“Shumaker”) may act as counsel for the Company, the Members, the representatives of the Members and their respective Affiliates (collectively, the “Seller Group”) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and agrees that subsequent to the Closing, any member of the Seller Group, and any director, member, partner, officer, employee or Affiliate of the Seller Group, shall have the right to retain Shumaker to represent its respective interests, including in any dispute relating in any manner to this Agreement or the transactions contemplated herein or hereby. Purchaser irrevocably waives, consents to and covenants not to assert (and agrees following Closing to cause its Affiliates to waive, and not to assert) any objection, based on conflict of interest or otherwise, to any representation of any member of the Seller Group by Shumaker, including in connection with any such dispute. Each of the parties further agrees to take the steps necessary to ensure any privilege attaching as a result of Shumaker’s service as counsel to the Company or any of its Subsidiaries in connection with this Agreement and the consummation of the transactions contemplated hereby will survive the Closing and will remain in effect, provided that such privilege from and after the Closing will belong solely to the Members and will be controlled solely by the Members’ Representative on behalf of the Members. As to any privileged attorney-client communications between Shumaker and the Company or Shumaker and any of the Company’s Affiliates prior to the Closing Date (collectively, the “Privileged Communications”), Purchaser together with any of its Affiliates, Subsidiaries, successors or assigns, agree that no such party may have access to, use or rely on any of the Privileged Communications in connection with any action against or involving any of the Parties after the Closing. Notwithstanding anything to the contrary in this Section 14.17, in the event that, after the Closing, any dispute arises between Purchaser or its Subsidiaries, or any of their respective Affiliates, Subsidiaries, successors or assigns, on the one hand, and a third party, on the other hand, the Company may assert the attorney-client privilege to prevent disclosure of any Privileged Communications to such third party; provided, however, that the Company may not waive such privilege without the prior written consent of the Members’ Representative.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:

OPES ACQUISITION CORP., a Delaware corporation

By:	/s/ Ophir Sternberg
Name: Ophir Sternberg
Title: Chairman and Chief Executive Officer

Company:

BurgerFi International, LLC, a Delaware limited liability company

By:	/s/ Kevin Cooper
Name: Kevin Cooper
Title: Manager

[Member signature page begins on next page]

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Members:

BurgerFi Holdings, LLC

By:	/s/ Kevin Cooper
Name: Kevin Cooper
Title: Manager

Andrea Jane Acker Revocable Trust U/A dated April 25, 2008

By:	/s/ Andrea Acker
Name: Andrea Acker
Title: Trustee

Members’ Representative:

BurgerFi Holdings, LLC

By:	/s/ Kevin Cooper
Name: Kevin Cooper
Title: Manager

Annex A-81

Execution Version

EXHIBIT A

SHARE ESCROW AGREEMENT

THIS SHARE ESCROW AGREEMENT (“Agreement”) is made and entered into as of ____________ ___, 2020, by and by and among Opes Acquisition Corp., a Delaware corporation (the “Purchaser”), BurgerFi Holdings, LLC, a Delaware limited liability company, as the representative of the Members (the “Members’ Representative”) and Continental Stock Transfer & Trust Company, a New York corporation (“Escrow Agent”).

RECITALS

A.  The Purchaser, BurgerFi International LLC, a Delaware limited liability company (the “Company”), the members of the Company, being BurgerFi Holdings, LLC and Andrea Jane Acker Revocable Trust U/A dated April 25, 2008 (each, a “Member” and collectively the “Members”), and the Members’ Representative entered into a Membership Interest Purchase Agreement dated as of June 29, 2020 (the “Underlying Agreement”), which requires that the Purchaser deliver the Escrow Shares into the Escrow Fund to held and disbursed in accordance with this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1)	Appointment

a)	Purchaser and Members’ Representative, on behalf of the Members, hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

b)	All capitalized terms with respect to the Escrow Agent shall be defined herein. The Escrow Agent shall act only in accordance with the terms and conditions contained in this Agreement and shall have no duties or obligations with respect to the Underlying Agreement.

2)	Escrow Shares

a)	Purchaser agrees to deposit with the Escrow Agent 943,396 shares of common stock, par value $0.0001 per share of Purchaser (“Escrow Shares”) on the date hereof. The Escrow Agent shall hold the Escrow Shares as a book-entry position registered in the name of “Continental Stock Transfer & Trust as Escrow Agent for the benefit of BurgerFi Holdings, LLC and Andrea Jane Acker Revocable Trust U/A dated April 25, 2008.

b)	During the term of this Agreement, the Members shall be entitled to vote the Escrow Shares on any matters to come before the stockholders of Purchaser.

c)	Any stock dividends paid with respect to the Escrow Shares shall be deemed part of the Escrow Shares and be delivered to the Escrow Agent to be held in a bank account and be deposited in a non-interest bearing account to be maintained by the Escrow Agent in the name of “Continental Stock Transfer & Trust as Escrow Agent for the benefit of BurgerFi Holdings, LLC and Andrea Jane Acker Revocable Trust U/A dated April 25, 2008.

d)	In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of the common stock of Purchaser, other than a regular cash dividend, the Escrow Shares shall be appropriately adjusted on a pro rata basis and consistent with the terms of the Underlying Agreement.

Ex A-1

3)	Disposition and Termination

a)	At any time upon delivery (i) to the Escrow Agent of joint written instructions from Purchaser and Members’ Representative for a release of all or a portion of the Escrow Shares or (ii) of a written notification from Purchaser or Members’ Representative of a final non-appealable decision, order, judgment or decree of a court of competition jurisdiction or an arbitrator, which notification shall attach a copy of such final decision, order, judgment or decree (a “Final Order”), the Escrow Agent shall deliver such Escrow Shares, or the applicable portion thereof, in accordance with the directions set forth in such joint written instructions or Final Order. The Escrow Agent shall make distributions of the Escrow Shares only in accordance with such joint written instruction or Final Order.

b)	Upon the release and delivery of all the Escrow Shares by the Escrow Agent in accordance with the terms of this Agreement and such written instructions, this Agreement shall terminate, subject to the provisions of Section 6.

4)	Escrow Agent

a)	The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement (other than this Agreement), instrument or document between Purchaser, Members and any other person or entity, in connection herewith, if any, including without limitation the Underlying Agreement nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligation of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.

b)	In the event of any conflict between the terms and provisions of this Agreement, those of the
Underlying Agreement, any schedule or exhibit attached to this Agreement, or any other agreement between Purchaser and Members or any other person or entity, the terms and conditions of this Agreement shall control.

c)	The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by Purchaser and Members’ Representative without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Shares, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 9 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 10. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

d)	The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Purchaser or Members or their beneficiaries. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.

e)	The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of any loss to either Purchaser or Members or their beneficiaries. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all the property held in escrow until it shall be given a joint written direction from Purchaser and Members’ Representative which eliminates such ambiguity or uncertainty to the satisfaction of the Escrow Agent or by a final and non-appealable order or judgement of a court of competent jurisdiction.

Ex A-2

5)	Succession

a)	The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days’ advance notice in writing of such resignation to Purchaser and Members’ Representative specifying a date when such resignation shall take effect, provided that such resignation shall not take effect until a successor Escrow Agent has been appointed in accordance with this Section 5. If Purchaser and Members’ Representative have failed to appoint a mutually acceptable successor Escrow Agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of a final order or judgement of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall ease and terminate, subject to the provisions of Section 7 below. In accordance with Section 7 below, the Escrow Agent shall have the right to withhold, as security, an amount of shares equal to any dollar amount due and owing to the Escrow Agent in connection with this Agreement, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of this Agreement.

b)	Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6)	Compensation and Reimbursement. The Escrow Agent shall be entitled to compensation for its services under this Agreement as Escrow Agent and for reimbursement for its reasonable out-of-pocket costs and expenses, in the amounts and payable by Purchaser as set forth on Schedule 2. The Escrow Agent shall also be entitled to payments of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein as set forth in Section 7. The obligations of Purchaser set forth in this Section 6 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

7)	Indemnity

a)	The Escrow Agent shall be indemnified and held harmless by Purchaser and Members from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the Nature of Interpleader in any state of federal court located in New York County, State of New York.

b)	The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgement, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent.

c)	The Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and indemnification, for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

d)	This Section 7 shall survive termination of this Agreement or the resignation, replacement or removal of the Escrow Agent for any reason.

Ex A-3

8)	Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting

a)	Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, Purchaser and Members’ Representative acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agents’ identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the identity of Purchaser or Members’ Representative including without limitation name, address and organizational documents (“identifying information”). Purchaser and Members’ Representative agrees to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

b)	Such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

9)	Notices

a)	All communications hereunder shall be in writing and, except for communications setting forth, claiming, containing, objecting to, or in any way related to the full or partial transfer or distribution of the Escrow Shares, including but not limited to transfer instructions (all of which shall be specifically governed by Section 10 below), all notices and communications hereunder shall be deemed to have been duly given and made if in writing and if (i) served by personal delivery upon the party for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested, or by Federal Express or similar overnight courier, or (iii) sent by facsimile or email, electronically or otherwise, to the party at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such party:

If to the Escrow Agent:

Continental Stock Transfer and Trust

One State Street — 30th Floor
New York, New York 10004
Facsimile No: (212) 616-7615
Attention:______________________

Email:_________________________

If to Purchaser to:

Opes Acquisition Corp.
4218 NE 2nd Avenue
2nd Floor
Miami, Florida 33137
Attention: Ophir Sternberg
Email: o@lheartcapital.com

if to the Members or Members’ Representative:

BurgerFi International LLC
105 U.S. HIGHWAY ONE
NORTH PALM BEACH, FL 33408
Attn: General Counsel
Email: ross@burgerfi.com
Fax: (561) 844-5529

b)	Notwithstanding the above, in the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such offer at the above-referenced office. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

Ex A-4

10)	Security Procedures

a)	Notwithstanding anything to the contrary as set forth in Section 9, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer distribution, including but not limited to any transfer instructions that may otherwise be set forth in a joint written instruction permitted pursuant to Section 3 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Escrow Shares, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address for the Escrow Agent set forth in Section 9 and as further evidenced by a confirmed transmittal to that number.

b)	In the event transfer instructions are so received by the Escrow Agent by facsimile or other electronic transmission (including e-mail), the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized both to receive written instructions from and seek confirmation of such instructions by officers of Purchaser and Members’ Representative (collectively, the “Senior Officers”), as the case may be, which shall include the titles of Chief Executive Officer, General Counsel, Chief Financial Officer, President of Executive Vice President, as the Escrow Agent may select. Such Senior Officer shall deliver to the Escrow Agent a fully executed incumbency certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer.

c)	Purchaser and Members’ Representative acknowledge that the Escrow Agent is authorized to deliver the Escrow Shares to the custodian account of recipient designated by Members’ Representative in writing.

11)	Compliance with Court Officers. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgement of decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or whether with or without jurisdiction, and in the event that the Escrow Agent reasonably obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree by subsequently reversed, modified, annulled, set aside or vacated.

Ex A-5

12)	Miscellaneous

a)	Except for changes to transfer instructions as provided in Section 10, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent, Purchaser and Members’ Representative. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent, Purchaser or Members’ Representative except as provided in Section 5, without the prior consent of the Escrow Agent, Purchaser and Members’ Representative.

b)	This Agreement shall be governed by and construed under the laws of the State of New York. Each of and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-convenience or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court, in each case, sitting in New York County, New York. To the extent that in any jurisdiction any party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgement), or other legal process, such party shall not claim, and it hereby irrevocably waives, such immunity. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceedings arising or relating to this Agreement.

c)	No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.

d)	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission (including e-mail), and such facsimile or other electronic transmission (including e-mail) will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

e)	If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

f)	A person who is not a party to this Agreement, other than the Members, shall have no right to enforce any term of this Agreement.

g)	The parties represent, warrant and covenant that each document, notice, instruction or request provided by such party to the other party shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written.

h)	Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent, Purchaser and Members any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or the Escrow Shares escrowed hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Ex A-6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Escrow Agent:

Continental Stock Transfer & Trust Company

By:
Name:
Title:

Purchaser:

OPES Acquisition Corp.

By:
Name:
Title:

Members’ Representative:

BurgerFi Holdings, LLC.

By:
Kevin Cooper, Manager

Signature Page to Escrow Agreement

Ex A-7

Schedule 1

Telephone Number(s) and authorized signature(s)

for

Person(s) Designated to give Escrow Transfer Instructions

Party	Representative	Telephone No.	Signature
Purchaser

Members’ Representative	Kevin Cooper

Ex A-8

Schedule 2

Compensation and Reimbursement

None.

Ex A-9

Execution Version

EXHIBIT B

Form of Lock-up Agreement

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [●], 2020, by and between the undersigned (the “Holder”) and BurgerFi International, Inc. (f/k/a Opes Acquisition Corp.), a Delaware corporation (“BurgerFi”).

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Member Interest Purchase Agreement, dated as of June 29, 2020 (the “Purchase Agreement”) by and among BurgerFi, Burger Fi International LLC, a Delaware limited liability company (the “Company”), members of the Company (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”).

BACKGROUND

A. Pursuant to the Purchase Agreement, the Members agreed to lock-up their Closing Payment Shares (the “Shares”), after the consummation of the Acquisition.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any of these transactions are to be settled by delivery of any Shares, or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any securities of BurgerFi.

(b) In furtherance of the foregoing, during the Lock-up Period. BurgerFi will (i) place an irrevocable stop order on all the Shares, including those which may be covered by a registration statement, and (ii) notify BurgerFi’s transfer agent in writing of the stop order and the restrictions on the Shares under this Agreement and direct BurgerFi’s transfer agent not to process any attempts by the Holder to resell or transfer any Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) The “Lock-up Period” means the earlier of (i) six months after the Closing Date and (ii) if, subsequent to the Closing Date, BurgerFi consummates a liquidation, merger, stock exchange or other similar transaction which results in all of BurgerFi’s stockholders having the right to exchange their shares of common stock, par value $0.001 per share of BurgerFi (“BurgerFi Common Stock”) for cash, securities or other property.

Ex B-1

2. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of BurgerFi Common Stock, or any economic interest in or derivative of such shares, other than the Shares specified on the signature page hereto. For purposes of this Agreement, the Shares beneficially owned by the Holder as specified on the signature page hereto, together with any other shares of BurgerFi Common Stock, and including any securities convertible into, or exchangeable for, or representing the rights to receive BurgerFi Common Stock, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Shares in connection (a) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon death of the Holder; or (d) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement. provided that in the case of any transfer pursuant to the foregoing clauses it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period.

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of BurgerFi, BurgerFi’s legal counsel, or any other person.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

Ex B-2

(a)	If to BurgerFi, to:

105 U.S. HIGHWAY ONE
NORTH PALM BEACH, FL 33408
Attn:
Email:
Fax:

with a copy to (which shall not constitute notice):

LionHeart Equities, LLC.
4218 NE 2nd Avenue
Miami, Florida 33137
Attention: General Counsel
Email: notices@lheartcapital.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

[●]

[●]

[●]

Attention: [●]

Phone: [●]

Email: [●]

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by BurgerFi and its successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

Ex B-3

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

13. Dispute Resolution. Article XIII of the Purchase Agreement regarding arbitration of disputes is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

14. Governing Law; Jurisdiction. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Florida. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Florida, in each case located in the City of Fort Lauderdale and County of Broward, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provisions in the Purchase Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

Ex B-4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BURGERFI INTERNATIONAL, INC.

By:
Name: [●]
Title: [●]

Ex B-5

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name:

Address:

[●]

NUMBER OF Lock-up Shares:

[●]

Ex B-6

AMENDED AND RESTATED LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED LOCK-UP AGREEMENT (this “Agreement”) is dated as of July _____, 2020, by and between the undersigned (the “Holder”) and Opes Acquisition Corp., a Delaware corporation (“Opes”).

BACKGROUND

A.  In connection with the initial public offering of Opes, which was consummated on March 16, 2018 (the “IPO”), the Holder agreed to lock up all of the Holder’s shares of common stock of Opes (the “Shares”).

B.  On June 29, 2020, OPES entered into a Member Interest Purchase Agreement, (the “Purchase Agreement”) with, Burger Fi International LLC, a Delaware limited liability company (the “Company”), members of the Company (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”).

C.  Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.  Lock-Up.

(a)  During the Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any of these transactions are to be settled by delivery of any Shares, or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any securities of Opes.

(b)  In furtherance of the foregoing, during the Lock-up Period. Opes will (i) place an irrevocable stop order on all the Shares, including those which may be covered by a registration statement, and (ii) notify Opes’s transfer agent in writing of the stop order and the restrictions on the Shares under this Agreement and direct Opes’s transfer agent not to process any attempts by the Holder to resell or transfer any Shares, except in compliance with this Agreement.

(c)  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

Ex B-7

(d)  The “Lock-up Period” means the period ending on the earlier of (i) six months after the Closing Date of the transactions contemplated by the Purchase Agreement, and (ii) if, subsequent to the Closing Date, OPES (post-closing) (the “Post-Closing Entity”) consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Post-Closing Entity’s stockholders having the right to exchange their shares of common stock, par value $0.001 per share of the Post-Closing Entity (“Common Stock”) for cash, securities or other property.

2.  Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of Common Stock, or any economic interest in or derivative of such shares, other than the Shares specified on the signature page hereto. For purposes of this Agreement, the Shares beneficially owned by the Holder as specified on the signature page hereto, together with any other shares of Common Stock, and including any securities convertible into, or exchangeable for, or representing the rights to receive Common Stock, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Shares in connection with (a) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon death of the Holder; or (d) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement. provided that in the case of any transfer pursuant to the foregoing clauses it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period.

3.  Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of Opes, Opes’s legal counsel, or any other person.

4.  No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

Ex B-8

5.  Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Opes, to:

105 U.S. HIGHWAY ONE
NORTH PALM BEACH, FL 33408
Attn:
Email:
Fax:

with a copy to (which shall not constitute notice):

LionHeart Equities, LLC.
4218 NE 2nd Avenue
Miami, Florida 33137
Attention: General Counsel
Email: notices@lheartcapital.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

[●]

[●]

[●]

Attention: [●]

Phone: [●]

Email: [●]

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.  Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7.  Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8.  Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Opes and its successors and assigns.

9.  Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

Ex B-9

10.  Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

11.  Entire Agreement. This Agreement supersedes and replaces all previous written or oral agreements between the parties hereto relating to the subject matter hereof, including without limitation the lock-up agreement entered into in connection with the IPO.

12.  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.  Dispute Resolution. Any dispute under the terms of this Agreement, including the alleged breach, termination, validity, interpretation and performance thereof (“Dispute”), shall be resolved with the following procedures: Upon written notice of any Dispute, the parties shall attempt to resolve it promptly by negotiation between Opes and the Holder and this process should be completed within thirty (30) days (the “Negotiation”). If the dispute has not been resolved by negotiation, then the parties shall proceed to mediation unless the parties at the time of the dispute agree to a different timeframe. A “Notice of Mediation” shall be served, signifying that the Negotiation was not successful and to commence the mediation process. The parties shall retain legal counsel of their choosing and such legal counsel shall agree on a mediator (the “Mediator”) who shall be a mediator in Florida from a list of mediators provided by JAMS; however, if they cannot agree within fourteen (14) days, then Opes and Holder, through counsel, will convene a conference with a JAMS case administrator (or such other JAMS staff member as JAMS shall make available) and the claimant and the respondent will alternate striking one mediator from the list, claimant striking first, until one mediator is left, which such mediator will be appointed. If such mediator is unable or unwilling to serve, then the last candidate stricken will be appointed. The Parties shall continue through the list in reverse order until a candidate who is willing and able to serve is appointed. The mediation session shall be held in Fort Lauderdale, FL within forty-five (45) days of the retention of the Mediator, and last for at least two full mediation days, before any party has the option to withdraw from the process. The parties may agree to continue the mediation process beyond two days, until there is a settlement agreement, or one party or the Mediator states that there is no reason to continue because of an impasse that cannot be overcome and sends a “notice of termination of mediation.” All reasonable efforts will be made to complete the mediation within thirty (30) days of the first mediation session. During the course of the mediation, no party can assert the failure to fully comply with the requirement of Negotiation prior to mediation as a reason not to proceed or to delay the mediation. The service of the Notice of Mediation shall stay the running of any applicable statute of limitations regarding the Dispute until 30 days after the parties agree that the mediation is concluded or the mediator issues a notice of termination of mediation. Each side shall bear an equal share of the mediation costs unless the parties agree otherwise. All communications, both written and oral, are confidential and shall be treated as settlement negotiations for purposes of applicable rules of evidence; however, documents generated in the ordinary course of business prior to the Dispute, that would otherwise be discoverable, do not become confidential simply because they are used in the Negotiation and/or Mediation process. The process shall be confidential based on terms acceptable to the mediator and/or mediation service.

15.  Governing Law; Jurisdiction. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Florida. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Florida, in each case located in the City of Fort Lauderdale and County of Broward, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signature Page Follows]

Ex B-10

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OPES ACQUISITION CORP.

By:
Name: [●]
Title: [●]

Ex B-11

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

By:
Name:

Address:

[●]

NUMBER OF Lock-up Shares:

[●]

Ex B-12

Execution Version

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the __ day of _______, 2020, by and among the undersigned holders set forth on Exhibit A (each a “Holder,” collectively, the “Holders”) and BurgerFi International, Inc., a Delaware corporation (f/k/a Opes Acquisition Corp.) (the “Company”).

Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Membership Interest Purchase Agreement, dated as of June 29, 2020 (the “Purchase Agreement”), by and among the Company, Burger Fi International, LLC, a Delaware limited liability company (“BurgerFi LLC”), the members of BurgerFi LLC (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”).

WHEREAS, the Holders and the Company desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of the Registrable Securities (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means common stock of the Company, par value $0.0001 per share.

“Demand Registration” is defined in Section 2.2.1.

“Demand Holder” is defined in Section 2.2.1.

“Effectiveness Date” means, with respect to the Initial Registration Statement, the 90th calendar day following the Filing Date (or in the event the Registration Statement receives a “full review” by the Commission, the 120th day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Sections 2.2 and 2.3, the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, or the Company is eligible to register the Registrable Securities on Form S-3, the Effectiveness Date as to such Registration Statement shall be the earlier of (i) the fifth Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above or (ii) the filing date if the Registration Statement is automatically effective; provided, further, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

Ex C-1

“Effectiveness Period” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” means, with respect to the Initial Registration Statement, the 30th calendar day following the Effectiveness Date and, with respect to any additional Registration Statements which may be required pursuant to 2.1.2 the earliest practical date on which the Company is permitted by Commission Guidance to file such additional Registration Statement related to the Registrable Securities; provided, however, that, if the Filing Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Form S-3” is defined in Section 2.4.

“Forward Purchase Securities” are the 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock underlying warrants that are part of the 3,000,000 units issued to Lion Point and Lionheart Equities, LLC, in the aggregate, under the forward purchase contracts

“Holder” is defined in the preamble to this Agreement.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Initial Registration Statement” means the Registration Statement required to be filed pursuant to Section 2.1.

“IPO” is defined as the initial public offering of the Company pursuant to a prospectus dated March 13, 2018.

“IPO Registrable Securities” is defined as shares identified as having registration rights in the Company’s registration statement on Form S-1 (File No. 333-223106) including, (i) 2,875,000 founder’s shares issued and outstanding on the date of the IPO, (ii) 445,000 shares of Common Stock and 445,000 shares of Common Stock underlying warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, (iii)Forward Purchase Securities , (iv) 750,000 shares of Common Stock and 750,000 shares of Common Stock underlying the Unit Purchase Option, and (vi) 11,500,000 shares of Common Stock underlying the warrants issued in the IPO.

Ex C-2

“Lion Point” is defined as Lion Point Capital, LP.

“Lion Point Securities” means (i) 862,500 founder’s shares held by Lion Point, (ii) 83,438 shares of Common Stock and 83,438 shares of Common Stock underlying warrants that are part of the 83,438 units held by Lion Point, and (iii) 2,000,000 shares of Common Stock and 2,000,000 shares of Common Stock underlying warrants that are part of the Forward Purchase Units are held by Lion Point.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Plan of Distribution” is defined in Section 2.1.1.

“Pro Rata” is defined in Section 2.1.2.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) 4,716,981 shares of Common Stock issued to the Members as the Closing Payment Shares, (ii) 1,886,792 shares of Common Stock issuable to the Members, as part of the Cash Merger Consideration, (iii) to the extent earned in accordance with the Purchase Agreement, up to 9,356,459 shares of Common Stock issuable in connection with the Earnout, (iv) the shares of Common Stock issuable to investors in the private placement offerings conducted by the Company prior to the closing of the business combination pursuant to the Purchase Agreement, and (v) the IPO Registrable Securities. Registrable Securities shall also include any securities of the Company issued as a dividend or other distribution with respect to, in exchange for or in replacement of each of the shares of Common Stock held by the Holder as set forth on Exhibit A. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of all of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

Ex C-3

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder, for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Underwriter” means, solely for the purposes of this Agreement, a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Unit Purchase Option” means the unit purchase option to purchase 750,000 units of the Company issued to EarlyBirdCapital, Inc. and its designees in connection with the IPO.

2. REGISTRATION RIGHTS.

2.1 Shelf Registration.

2.1.1 On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance (provided that, the Company shall use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-1 (except if the Company is then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-3 in accordance herewith (or any successor form to Form S-3, or any similar short-form Registration Statement)) and shall contain the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Business Day. The Company shall promptly notify the Holders by e-mail of the effectiveness of a Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the Commission. The Company shall, no later than the second Business Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.

Ex C-4

2.1.2 Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), the number of Registrable Securities to be registered shall include (i) first, all of the Lion Point Securities, and (ii) second, unless otherwise directed in writing by the Holders (other than Lion Point) as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a on a pro rata basis based on the total number of Registrable Securities held by such other Holders (such proportion is referred to herein as “Pro Rata”), except that with respect to this subsection 2.1.2(ii), the reduction in the number of Registrable Securities to be registered on behalf of the Members shall not be reduced below 1,886,792 shares of Common Stock unless SEC Guidance dictates or the Commission’s Staff requests such reduction to facilitate declaring the Registration Statement effective. In the event of any further reductions, the Lion Point Securities will have priority registration over the Registrable Securities held by the other Holders. In the event of a reduction hereunder, the Company shall give the Holder at least five (5) Business Days prior written notice along with the calculations as to such Holder’s allotment. Promptly after such SEC Guidance is no longer applicable with respect to some or all of the remaining unregistered Registrable Securities, the Company shall file an additional Registration Statement in accordance with this Section 2 with respect to such shares.

2.1.3 Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire within ten (10) Business Days following the date of this Agreement, a form of which will be provided by the Company together with this Agreement. Each Holder further acknowledges and agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire; provided that the Company shall not be required to file an additional Registration Statement solely for such shares. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

Ex C-5

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time on or after the date of this Agreement, Lion Point may make a written demand for registration under the Securities Act of all or part of the Lion Point Securities, as the case may be (a “Demand Registration”). Any Demand Registration shall specify the number of shares of Lion Point Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Lion Point Securities of the demand, and each holder of Lion Point Securities who wishes to include all or a portion of such holder’s Lion Point Securities in the Demand Registration (each such holder including shares of Lion Point Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Lion Point Securities included in the Demand Registration, subject to Section 2.2.4. The Company shall not be obligated to effect more than two (2) Demand Registrations under this Section 2.2.1 in respect of all Lion Point Securities.

2.2.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Lion Point Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Lion Point Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Lion Point Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Lion Point Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Lion Point Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

Ex C-6

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by the other Holders who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Lion Point Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person that can be sold without exceeding the Maximum Number of Shares); (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities as to which “piggy-back” registration under Section 2.3.1 has been requested by the Holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i) and (ii), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Lion Point Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.2.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time on or after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.2), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, or (v) securities proposed to be issued in exchange for securities or assets of another entity, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Notwithstanding the provisions set forth in the immediately preceding sentences, the right to a Piggy-Back Registration set forth under this Section 2.3.1 with respect to the Registrable Securities shall terminate on such date the Registrable Securities may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect. .

Ex C-7

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Common Stock which the Company desires to sell, taken together with the Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.3, and the Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares then if the registration is undertaken for the Company’s account: (i) first, the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), all of the Lion Point Securities; (iii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities held by Holders other than Lion Point, as to which registration has been requested pursuant to this Section 2.3, Pro Rata, except that with respect to this subsection 2.3.2(iii), the reduction in the number of Registrable Securities to be registered on behalf of the Members shall not be reduced below 1,886,792 shares of Common Stock; and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i),(ii) and (iii) , the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons..

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

Ex C-8

2.4 Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.4: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

Ex C-9

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended Plan of Distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the registration of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

Ex C-10

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. If the registration involves the registration of Registrable Securities in an underwritten offering upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities in an underwritten offering involving gross proceeds in excess of $25,000,000, the Company shall use its commercially reasonable efforts to make available senior executives of the Company to participate in customary road show presentations that may be reasonably requested by the Underwriter in any underwritten offering.

Ex C-11

3.2 Obligation to Suspend Use of the Prospectus. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv), and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the filing of the Registration Statement(s) pursuant to Section 2.1 and Section 2.2, any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.4, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

Ex C-12

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Holder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action whether or not any such person is a party to any such claim or action and including any and all legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Subject to the limitations set forth in Section 4.4.3 hereof, each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

Ex C-13

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Ex C-14

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that (a), except for the IPO Registrable Securities disclosed in the Company’s registration statement on Form S-1 (File No. 333-223106), no person, other than the holders of the Registrable Securities, has any right to require the Company to register any of the Company’s equity securities, or securities exercisable for or exchangeable into Company equity securities in any registration filed by the Company for the sale of equity securities for its own account or for the account of any other person and (b) neither the execution, delivery or performance by the Company of this Agreement does or will constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any breach of any contract or agreement to which the Company is a party. From and after the date hereof, other than the existing rights provided to the holders of the Registrable Securities and the IPO Registrable Securities, the Company shall not grant to any person or entity any right to require the Company to register any of the Company’s equity securities, or securities exercisable for or exchangeable into Company equity securities in any registration filed by the Company for the sale of equity securities for its own account or for the account of any other person without the consent, in writing, of the holders of the majority Registrable Securities.

Ex C-15

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or holder of Registrable Securities or of any assignee of the Holders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

105 U.S. HIGHWAY ONE
NORTH PALM BEACH, FL 33408
Attn:
Email:
Fax:

with a copy to (which shall not constitute notice):

Lionheart Equities, LLC
4218 NE 2nd Avenue
Miami, Florida 33137
Attention: General Counsel
Email: notices@lheartequities.com

To a Holder, to the address set forth below such Holder’s name on Exhibit A hereto.

Ex C-16

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Furthermore, this Agreement supersedes any and all other registration rights agreements between the Company and any other Holder.

6.7 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority Registrable Securities.

6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

Ex C-17

6.11 Governing Law/Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York a, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of New York , in each case located in the City of New York, New York County, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.12 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Ex C-18

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

BURGERFI INTERNATIONAL, INC.

By:
Name:	[*]
Title:	[*]

HOLDER:

LION POINT CAPITAL, LP

By:
Name: [*]
Title: [*]

Ex C-19

EXHIBIT A

Name and Address of Holders

Holder	Address	Legal Counsel
Lion Point Capital, LP	250 West 55th Street, 33rd Floor New York, NY 10019	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attention: Alice Hsu Email: ahsu@akingump.com

Ex C-20

Execution Version

EXHIBIT D

Form of Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BURGERFI INTERNATIONAL, INC.

Pursuant to Section 245 of the
Delaware General Corporation Law

OPES ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

First: The name of the corporation is BurgerFi International, Inc. (hereinafter sometimes referred to as the “Corporation”).

Second: The registered office of the Corporation is to be located at 1013 Centre Road, Suite 403-B, Wilmington, New Castle County, Delaware, 19805. The name of its registered agent at that address is VCorp Services, LLC.

Third: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

Fourth: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 110,000,000, of which 100,000,000 shares shall be common stock of the par value $.0001 per share (“Common Stock”) and 10,000,000 shares shall be preferred stock of the par value of $.0001 per share (“Preferred Stock”).

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Ex D-1

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. Subject to the rights of holders of any series of outstanding Preferred Stock, holders of shares of Common Stock shall have equal rights of participation in the dividends and other distributions in cash, stock, or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall have equal rights to receive the assets and funds of the Corporation available for distribution to stockholders in the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary.

Fifth: The size of the Board as of the date hereof shall be fixed at five (5); provided that such number may be increased or decreased from time to time in such manner as prescribed by the By-laws of the Corporation. Directors need not be stockholders.

Sixth: Classified Board. The Board of Directors shall be divided into three classes: Class A, Class B, and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B, and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

Seventh: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Ex D-2

B. Election of directors need not be by ballot unless the Bylaws of the Corporation so provide.

C. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws of the Corporation as provided in the Bylaws of the Corporation.

D. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

E. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

Eighth: LIMITATION OF LIABILITY AND INDEMNIFICATION

A. Limitation of Personal Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

Ex D-3

B. Indemnification. The Corporation shall indemnify, to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, any director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. The right to indemnification conferred by this Paragraph B shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director or officer presents to the Corporation a written undertaking to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under this Article EIGHTH or otherwise. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or to advancement of expenses, the Corporation shall not be obligated to indemnify or advance expenses to any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors.

C. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

D. Non-Exclusivity of Rights. The rights and authority conferred in this Article EIGHTH shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

E. Persons Other Than Directors and Officers. This Article EIGHTH shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, or to purchase and maintain insurance on behalf of, persons other than those persons described in the first sentence of Paragraph B of Article EIGHTH or to advance expenses to persons other than directors and officers of the Corporation.

F. Effect of Modifications. Any amendment, repeal or modification of any provision contained in this Article EIGHTH shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of any current or former director or officer of the Corporation existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring prior to such amendment, repeal or modification.

Ex D-4

Ninth: STOCKHOLDERS

A. Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation or the Board of Directors. The ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied.

B. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

C. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Tenth: FORUM FOR CERTAIN ACTIONS

A. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the GCL, this Certificate of Incorporation or the Corporation’s Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

B. If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce paragraph A immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Ex D-5

C. If any provision or provisions of this Article TENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article TENTH (including, without limitation, each portion of any sentence of this Article TENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

ELEVENTH: AMENDMENT

A. Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders of the Corporation by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. In addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law, applicable stock exchange rule or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision of this Certificate of Incorporation inconsistent with the purpose and intent of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH, Article NINTH, Article TENTH or this Article ELEVENTH (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, repeal or adoption of any other Article).

B. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation by the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

TWELFTH: Section 203. The Corporation will be governed by Section 203 of the DGCL.

Ex D-6

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed as of the _______ day of ________, 2020.

Ophir Sternberg, Chairman of the Board and Chief Executive Officer

Attested to:

__________________

__________, Secretary

Ex D-7

Annex A-1

AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated as of September 22, 2020 by and among Opes Acquisition Corp., a Delaware corporation (the “Purchaser”), BurgerFi International LLC, a Delaware limited liability company (“Company”), the members of the Company (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company, as the representative of the Members (the “Members’ Representative”), hereby amends that certain Membership Interest Purchase Agreement (the “MIPA”) between Purchase, Company, the Members and the Members’ Representative dated as of June 29, 2020 (the “Effective Date”), as follows:

1. Definitions. All capitalized terms not defined herein shall have the meaning given to them in the Operating Agreement.

2. Definition of JR Trust Entities.

(a) Schedule 1.43 is hereby amended to delete all references to the following entities (the “Excluded Entities”):

(i)	BF NY 82, LLC
(ii)	BF Secaucus LLC
(iii)	BF Tallahassee, LLC
(iv)	BF Fort Myers, LLC
(v)	BF Naples Tamiami, LLC
(vi)	BF Naples Immokalee, LLC
(vii)	Restaurant Development Group, LLC

(b) Schedule 1.43 is hereby amended to add BurgerFi IP, LLC (“BFIP”) and any other entity that owns intellectual property of the Company.

(c) The Excluded Entities will not be considered JR Trust Entities and Mr. Rosatti shall not convey, assign, and transfer his rights, title, and interests in the Excluded Entities to Purchaser. Furthermore, to the extent that BFIP is owned by the Company prior to Closing, it is understood that Mr. Rosatti will not be required to further convey, assign, and transfer his rights, title, and interests to BFIP to Purchaser.

(d) Section 4.36 is hereby amended and restated in its entirety as follows:

“The entities included on Schedule 1.43, along with the Excluded Entities, reflect all of the entities owned directly, indirectly or as a joint venture partner, by John Rosatti that are engaged in the Business and/or that own Intellectual Property of the Company (other than any Intellectual Property already owned by the Company).”

3. Definition of Key Employees. Schedule 7.5 is hereby amended and restated as follows:

“1. Chief Executive Officer – Julio Ramirez

2. President – Charles Guzzetta

3. Chief Operations Officer – Nick Raucci

4. Chief Financial Officer – Bryan McGuire

5. Chief Legal Officer – Ross Goldstein

6. Executive Vice President of Culinary & Procurement – Chef Paul Griffin”

Annex A-1-1

4. Intellectual Property Covenant.

(a) Section 4.21(a) shall be amended and restated as follows:

“(a) Schedule 4.21 sets forth, as of the Effective Date, a true, correct, and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.”

(b) The third paragraph of Schedule 4.21 shall be amended and restated as follows:

“The trademarks reflected on the following pages, other than Service Mark Registration No.: 4,179,037 (7/24/12) which is owned by the Company, are owned by Restaurant Development Group, LLC (“RDG”), as of the Effective Date, and have been or will be licensed or assigned to BFIP, and (other than IP already owned by the Company) are all of the trademarks, service marks and intellectual property (collectively, the “IP”) used by the Company and franchisees.”

(c) Section 10.2 shall be amended by adding the following clause:

“(m) The Company and RDG shall use commercially reasonable best efforts to transfer the IP to the new entity formed to hold the Company’s IP, BFIP.”

(d) A new Section 10.4 shall be added as follows:

“10.4 Post-Closing Obligation of the Members and RDG. To the extent that the Company and RDG are unable, despite diligent efforts, to cause all of the IP to be transferred to BFIP at or prior to Closing, the Members and RDG agree that they shall (i) execute and deliver to Seller at Closing licenses (in form and substance acceptable to the Company) of any IP not yet transferred to BFIP (collectively, the “Remaining IP”), permitting the Company to use the Remaining IP until such time as the transfer of such Remaining IP is completed, and (ii) diligently pursue the transfer of the Remaining IP to the Company.”

(e) Sections 1.19 and 2.3(a)(vi) shall be deleted; and Section 1.3 shall be amended to delete the words Consulting Agreement from the definition of Additional Agreements.

(f) Article XI shall be amended to correct references to Article XII and Section 12 in such Article XI, making them refer, instead, to Article XI and Section 11, respectively as the case may be.

5. Miscellaneous. Except as hereby amended or as otherwise expressly set forth herein, the MIPA and all of the terms and provisions thereof shall remain in full force and effect. As amended by this Amendment, the MIPA is hereby ratified and remains in full force and effect in accordance with its terms. Wherever a conflict exists between this Amendment and the MIPA, the provisions of this Amendment shall control. This Amendment may be executed and delivered in counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed an original and which together shall constitute one and the same instrument. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with laws of the State of Florida, without regard to conflict of laws principles.

[Remainder of this page intentionally left blank; signatures to follow]

Annex A-1-2

The parties, with full power and authority, intending to be legally bound hereby, have executed this Amendment on the date first written above.

Purchaser:

OPES ACQUISITION CORP.

By:	/s/ Ophir Sternberg
Ophir Sternberg, Chairman

Company:

BurgerFi International, LLC, a Delaware limited liability company

By:	/s/ Kevin Cooper
Kevin Cooper, Manager

Members:

BurgerFi Holdings, LLC

By:	/s/ Kevin Cooper
Kevin Cooper, Manager

Andrea Jane Acker Revocable Trust U/A dated April 25, 2008

By:	/s/ Andrea Acker
Andrea Acker, Trustee

Members’ Representative:

BurgerFi Holdings, LLC

By:	/s/ Kevin Cooper
Kevin Cooper, Manager

Annex A-1-3

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BURGERFI INTERNATIONAL, INC.

The Form of Amended and Restated Certificate of Incorporation is attached as Exhibit D to Annex A of this Proxy Statement.

Annex B-1

ANNEX C

OPES ACQUISITION CORP.

2020 OMNIBUS EQUITY INCENTIVE PLAN

Annex C-1

OPES ACQUISITION CORP.

2020 OMNIBUS EQUITY INCENTIVE PLAN

Article I
PURPOSE

The purpose of this OPES Acquisition Corp. 2020 Omnibus Equity Incentive Plan (the “Plan”) is to benefit OPES Acquisition Corp., a Delaware corporation (the “Company”) and its stockholders, by assisting the Company and its subsidiaries to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.

Article II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

2.1 “Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.

2.2 “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.

2.3 “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Base Value” shall have the meaning given to such term in Section 14.2.

Annex C-2

Opes Acquisition Corp. 2020 Omnibus Equity Incentive Plan

2.6 “Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2.7 “Change of Control” shall mean: (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b) The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

(c) The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

(d) The approval by the holders of shares of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or

Annex C-3

Opes Acquisition Corp. 2020 Omnibus Equity Incentive Plan

(e) Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).

2.8 “Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

2.9 “Committee” shall mean a committee comprised of two (2) or more members of the Board who are selected by the Board as provided in Section 4.1.

2.10 “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.

2.11 “Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

2.12 “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

2.13 “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.

2.14 “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

2.15 “Effective Date” shall mean [________], 2020.

2.16 “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.

2.17 “Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.

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2.18 “Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NASDAQ Stock Market (“NASDAQ”), as reported by NASDAQ, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NASDAQ or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.

2.19 “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

2.20 “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.

2.21 “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.22 “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

2.23 “Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.24 “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.

2.25 “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

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2.26 “Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

2.27 “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.

2.28 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Performance Stock Award or a Performance Unit Award.

2.29 “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.

2.30 “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.

2.31 “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

2.32 “Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.33 “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

2.34 “Plan” shall mean this Opes Acquisition Corp. 2020 Omnibus Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.

2.35 “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.

2.36 “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.37 “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

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2.38 “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

2.39 “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.

2.40 “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.

2.41 “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.42 “Shares” or “Stock” shall mean the common stock of the Company, par value $0.0001 per share.

2.43 “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

2.44 “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

2.45 “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.46 “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.47 “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

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2.48 “Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.

2.49 “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.

2.50 “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.

2.51 “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

Article III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date.

Article IV
ADMINISTRATION

4.1 Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service, the Committee shall consist solely of two (2) or more Directors who are each (i) “non-employee directors” within the meaning of Rule 16b-3 and (ii) “independent” for purposes of any applicable listing requirements;. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

4.2 Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an Award, (vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant thereof), (viii) the Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.

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4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.4 Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

Article V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1 Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of Shares that may be issued under the Plan shall not exceed Two Million (2,000,000) Shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to Awards of Options under Article VII and/or Stock Appreciation Rights under Article XIV, in either or both cases granted to any one person during any calendar year, shall be Two Hundred Thousand (200,000) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding). The aggregate number of Shares reserved for Awards under the Plan (other than Incentive Stock Options) shall automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year after the Effective Date, in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, provided that the Committee may determine prior to the first day of the applicable fiscal year to lower the amount of such annual increase. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of Shares than provided herein. The aggregate number of Shares reserved for Incentive Stock Option Awards shall remain the same for the term of the Plan.

5.2 Types of Shares. The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

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Article VI
ELIGIBILITY AND TERMINATION OF SERVICE

6.1 Eligibility. Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.

6.2 Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:

(a) The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:

(i) If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;

(ii) If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or

(iii) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

(b) In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Restricted Stock and/or RSUs shall not be so canceled and forfeited.

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6.3 Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

6.4 Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

Article VII
OPTIONS

7.1 Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

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7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

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7.5 Option Price and Payment. The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.

7.6 Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.

7.7 Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate.

7.8 Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

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Article VIII
RESTRICTED STOCK AWARDS

8.1 Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

8.2 Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Company shall cause the Shares to be issued in the name of Holder, either by book-entry registration or issuance of one or more stock certificates evidencing the Shares, which Shares or certificates shall be held by the Company or the stock transfer agent or brokerage service selected by the Company to provide services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order, and if any certificate is issued, such certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. After any Shares vest, the Company shall deliver the vested Shares, in book-entry or certificated form in the Company’s sole discretion, registered in the name of Holder or his or her legal representatives, beneficiaries or heirs, as the case may be, less any Shares withheld to pay withholding taxes. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made in connection with a Change of Control resulting from the operation of the Plan or of such Restricted Stock Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.

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8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Article IX
UNRESTRICTED STOCK AWARDS

9.1 Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

9.2 Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

9.3 Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

Article X
RESTRICTED STOCK UNIT AWARDS

10.1 Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.

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10.2 Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.

10.3 Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of an Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

Article XI
PERFORMANCE UNIT AWARDS

11.1 Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.

11.2 Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.

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11.3 Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

Article XII
PERFORMANCE STOCK AWARDS

12.1 Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 11.3.

12.2 Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.

12.3 Distributions of Shares. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

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Opes Acquisition Corp. 2020 Omnibus Equity Incentive Plan

Article XIII
DISTRIBUTION EQUIVALENT RIGHTS

13.1 Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

13.2 Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

13.3 Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

Article XIV
STOCK APPRECIATION RIGHTS

14.1 Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

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14.2 Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of an Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a) The excess of (i) the Fair Market Value of an Share on the date of exercise, over (ii) the Base Value, multiplied by,

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

14.3 Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a) The Base Value shall be equal to or greater than the per Share exercise price under the related Option;

(b) The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);

(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and

(e) The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

Annex C-19

Opes Acquisition Corp. 2020 Omnibus Equity Incentive Plan

Article XV
RECAPITALIZATION OR REORGANIZATION

15.1 Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

15.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

15.3 Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award.

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Opes Acquisition Corp. 2020 Omnibus Equity Incentive Plan

15.5 Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control, cause any Award either (i) to be canceled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per Share in the Change of Control over the per Share exercise, base or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such Change of Control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Holder whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (v) terminate any then outstanding Award or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change. The number of Shares subject to any Award shall be rounded to the nearest whole number.

15.6 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

15.7 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

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Opes Acquisition Corp. 2020 Omnibus Equity Incentive Plan

Article XVI
AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.7 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to exempt the Plan or any Award from Section 409A of the Code).

Article XVII
MISCELLANEOUS

17.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

17.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

17.3 Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

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17.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

17.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.

17.6 Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

17.7 Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

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17.8 Clawback Policy. Notwithstanding any contained herein or in any incentive “performance based” Awards under the Plan shall be subject to reduction, forfeiture or repayment by reason of a correction or restatement of the Company’s financial information if and to the extent such reduction or repayment is required by any applicable law.

17.9 Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.

17.10 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

17.11 Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

17.12 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

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17.13 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law.

17.14 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

17.15 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.

17.16 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

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ANNEX D

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of , 2020, by and among BurgerFi International, Inc. (f/k/a OPES Acquisition Corp.), a Delaware corporation (the “Company”), and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Member Interest Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company, BurgerFi International LLC, a Delaware limited liability company (“BurgerFi LLC”), the members of BurgerFi LLC(the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”) entered into a membership interest purchase agreement, dated June 29, 2020 (the “Member Interest Purchase Agreement”); and

WHEREAS, each of the Voting Parties, currently owns, or on closing of the transactions contemplated by the Member Interest Purchase Agreement, will own, shares of the Company’s common stock, and wishes to provide for orderly elections of the Company’s board of directors as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all securities of the Company that such Voting Party owns from time to time and may vote in the election of the Company’s directors (hereinafter referred to as the “Voting Shares”), in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or by written consent.

2. Election of Boards of Directors.

2.1. Voting; Initial Designees. During the term of this Agreement, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) the following five members of the Company’s Post-Closing Board of Directors, consisting of: Ophir Sternberg, as Chairman of the Board, A.J. Acker and __________________.

2.2. Size of the Board. During the term of this Agreement, the parties hereto agree that they shall, and shall cause their respective successors to, maintain the size of the Company’s Post-Closing Board of Directors at five (5) persons for a period of two (2) years from the Closing Date.

2.3. Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Post-Closing Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Company’s Post-Closing Board of Directors are to the Company’s stockholders as a whole. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Company’s Post-Closing Board of Directors, the Company and the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Company by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other person designated by the Chairman, in consultation with the Members’ Representative (after Closing), or, as the case may be, to the Post-Closing Board of Directors as may be designated on the terms provided herein.

Annex D-1

2.4. Power of Attorney. During the term of this Agreement, in the event a Voting Party is unable to attend in person a meeting of BurgerFi’s stockholders at which directors shall be elected to the Board, and the Voting Party also fails to timely submit a proxy card indicating how such Voting Party intends to vote for the directors who are standing for election, the Voting Party hereby appoints the Chairman of the Board of Directors as its true and lawful attorney and proxy with full power of substitution for and its name to act on behalf of the Voting Party, for the limited purpose of voting in favor of the election of all of the directors set forth in Section 2. 1 hereof. The Voting Party understands and agrees that this limited proxy is irrevocable and coupled with an interest and, except as otherwise provided herein, shall terminate upon the termination of this Agreement.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless the Voting Shares are sold into the Trading Market. Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares, including block trades, into the Trading Market), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person agrees to become a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

4. Covenants. The Company and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Company. Neither the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

5. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

7. Manner of Voting. The voting of the Voting Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

8. Termination. This Agreement shall terminate upon the first to occur of the following:

8.1 The date that is two (2) years from the Closing Date; or

8.2 immediately prior to a transaction pursuant to which a person or group other than current stockholders of the Company or the Voting Parties, or their respective affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

Annex D-2

9. Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the unanimous written consent of (a) the Company, and (b) the holders of a majority of Voting Shares then held by the Voting Parties, the Chairman, and the Members’ Representative; provided, however, that the right of the Chairman, with the consent of the Member’s Representative, to nominate members to the Post-Closing Board of Directors shall not be amended without the written consent of the Chairman.

10. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

11. Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Florida without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Company’s Post-Closing Board of Directors shall be subject to the laws of Delaware. Any legal suit, action or proceeding arising out of or based upon this agreement, the other additional agreements or the transactions contemplated hereby or thereby may be instituted in the Federal courts of the United States of America or the courts of the State of Florida, in each case located in the City of Fort Lauderdale and County of Broward, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. the parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

15. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature page follows]

Annex D-3

This Voting Agreement is hereby executed effective as of the date first set forth above.

OPES ACQUISITION CORP.,
a Delaware corporation

By:
Name:
Title:

VOTING PARTIES:

BurgerFi Holdings, LLC
a Delaware limited liability company

By:
Name:
Title:

Andrea Jane Acker Revocable Trust U/A dated April 25, 2008

By:
Name:
Title:

[The Sponsor and others now holding Sponsor shares must be listed on the signature block]

Annex D-4

ANNEX E

Amendment to

STOCK ESCROW AGREEMENT

This AMENDMENT TO THE STOCK ESCROW AGREEMENT (the “Amendment”), dated as of __________, 2020, by and among OPES ACQUISITION CORP., a Delaware corporation (“Company”), each stockholder identified on the signature pages hereto and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Stock Escrow Agreement, dated as of March 13, 2018 (the “Stock Escrow Agreement”), by and among the Company, the Initial Stockholders and the Escrow Agent.

W I T N E S S E T H :

A.	The Company and the Initial Stockholders entered into the Stock Escrow Agreement.

B.	Subsequent to the date of the Stock Escrow Agreement, certain of the Initial Stockholders transferred their Escrow Shares to other Initial Stockholders and certain of such Initial Stockholders’ members, officers, directors, consultants or affiliates (the “Initial Transferees”), and thereafter certain of the Initial Stockholders and/or Initial Transferees transferred their Escrow Shares to certain third parties (the “Subsequent Transferees,” and together with the Initial Transferees, the “Transferees”).

C.	The Transferees agreed to be bound by the terms and conditions of the Stock Escrow Agreement, this Amendment and the Insider Letter signed by the Initial Stockholders transferring the shares.

D.	The Company, the Initial Stockholders and the Transferees desire to make an amendment to the Stock Escrow Agreement as set forth in this Amendment.

The parties hereto accordingly agree as follows:

1. Amendment.

a. Section 3 Disbursement of the Escrow Shares.

Section 3.2 of the Stock Escrow Agreement is hereby deleted and the following is inserted in its place:

“Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1 above (such remaining shares to be referred to herein as the “Escrow Shares”) until the earlier of (x) six months after the date of the consummation of the Company’s initial merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities (“Business Combination”), and (ii) if, subsequent to the closing date of the Business Combination, the post-closing Company (the “Post-Closing Entity”) consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Post-Closing Entity’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (collectively, the “Escrow Period”). The Company shall promptly provide notice of the consummation of a Business Combination to the Escrow Agent. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Initial Stockholder’s Escrow Shares (and any applicable stock power) to such Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated because it failed to consummate a Business Combination within the time period specified in the Company’s amended and restated certificate of incorporation, as the same may be further amended from time to time, then the Escrow Agent shall promptly deliver the Escrow Shares to the Initial Stockholders and/or Transferees, as appropriate (i.e. the holder of such shares at that time); provided further, that if, within six months after the Company consummates a Business Combination, the Company (or the surviving entity) consummates a liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities, or other property, then upon receipt of a notice executed by the Chairman of the Board, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, the Escrow Agent will release the Escrow Shares to the Initial Stockholders and/or Transferees, as appropriate (i.e. the holder of such shares at that time). The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.”

Annex E-1

2. No Other Amendments. Except for the amendments expressly set forth in this Amendment, the Stock Escrow Agreement shall remain unchanged and in full force and effect.

3. Entire Agreement. The Stock Escrow Agreement (as amended by this Amendment), sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in the Stock Escrow Agreement (as amended by this Amendment). The Stock Escrow Agreement (as amended by this Amendment) supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

4. Governing Law. This Amendment shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding, or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such personal jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5. Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Amendment is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

6. Counterparts; Facsimile Signatures. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

7. Captions. Captions are not a part of this Amendment, but are included for convenience, only.

8. Further Assurances. Each party hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Amendment.

[Signature page follows.]

Annex E-2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

OPES Acquisition Corp.

By:
Name:	Ophir Sternberg
Title:	Chairman and Chief Executive Officer

INITIAL STOCKHOLDERS AND TRANSFEREES:

LH Equities, LLC.

By:
Name:	Ophir Sternberg
Title:	Manager

AXIS PUBLIC VENTURES S. DE R.L. DE C.V.

By:
Name:	Gonzalo Gil White
Title:	CEO

LION POINT CAPITAL, LP

By:
Name:	Irshad Karim
Title:	General Counsel and CCO

LB&B S.A. DE C.V.

By:
Name:	Rodrigo Lebois Mateos
Title:	CEO

Name:	Gonzalo Gil White

Name:	Carlos E. Williamson

Name:	Jose Antonio Canedo White

Name:	Gustavo A. Mondrago Marquez

Name:	Jose Luis Cordova

Name:	Miguel Angel Villegas Vargas

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Annex E-3

ANNEX F

AMENDED AND RESTATED BY LAWS

OF

BURGERFI INTERNATIONAL INC. F/K/A OPES ACQUISITION CORP.

ARTICLE I
OFFICES

1.1 Registered Office. The registered office of BurgerFi International Inc. fka Opes Acquisition Corp. (the “Corporation”) in the State of Delaware shall be established and maintained at 1013 Centre Road, Suite 403-B, Wilmington, Delaware 19805, County of New Castle and Vcorp Services, LLC shall be the registered agent of the corporation in charge thereof.

1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

Annex F-1

2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4 Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.5 Organization. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

2.6 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.7 No Stockholder Action by Written Consent. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

2.8 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Annex F-2

2.9 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10 Adjournment. Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.11 Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.12 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

provided that

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.13 Inspectors. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Annex F-3

ARTICLE III
DIRECTORS

3.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders. The number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation, by resolution of the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the next annual meeting of stockholders at which his or her Class stands for election or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall be elected and qualified, or until such director’s earlier resignation, removal from office, death or incapacity.

3.3 Nominations. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Annex F-4

3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Organization of Meetings. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or in the absence of the Chairman of the Board of Directors and the President by such other person as the Board of Directors may designate or the members present may select.

3.7 Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee.

3.8 Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. Notwithstanding the foregoing, if the Corporation’s board is classified, stockholders may effect such removal only for cause. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

3.9 Resignations. Any Director may resign at any time by submitting his or her written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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3.11 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13 Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

4.1 General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, including an Executive Chairman of the Board when so designated, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer or General Counsel, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

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4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 Executive Chairman of the Board. The Executive Chairman is appointed by the Board of Directors. The primary functions of the Executive Chairman are to provide leadership and direction to the Board, facilitate the operations and deliberations of the Board and the satisfaction of the Board’s functions and responsibilities under its mandate, and assume responsibility for the strategic initiatives outlined below. In addition to the responsibilities applicable to all other directors, and subject to the authority and oversight of the Board, the Executive Chairman’s responsibilities shall include:

(a) Strategic Initiatives, including (1) Working with the Board and the Corporation’s Chief Executive Officer (“CEO”) to develop the strategy for the Corporation’s future growth; (2) Working with the CEO to identify opportunities for value-enhancing strategic initiatives including acquisitions, joint ventures, and strategically important relationships, as well as the disposition from time to time of non-core assets, and communicating regularly with the CEO regarding the pursuit of such strategic initiatives; (3) Developing and maintaining the Corporation’s relationships with future strategic partners whose capital, influence and knowledge could add significantly to the Corporation’s value and its share price; (4) Working with members of the Corporation’s Advisory Board and the Corporation's CEO to expand and deepen the Corporation’s relationships with political leaders, industry leaders, private equity funds, investors and analysts, and other senior officials and stakeholders in entities of critical importance to the Corporation; and (5) Working with the CEO on critical issues related to government relationships and strategic alliances.

(b) Meetings, including (1) Scheduling Board meetings and setting the agenda for Board meetings; (2) Presiding over meetings of the Board and assuming principal responsibility for the Board’s operation and functioning; (3) Ensuring that sufficient time is allotted during Board meetings for effective discussion of agenda items and key issues and concerns and fostering an environment in which directors ask questions and express their viewpoints; and (4) Providing opportunities for independent directors to meet at each Board meeting in the absence of non-independent directors.

 (c) Leadership, including (1) Ensuring that Board functions are effectively carried out and, where functions have been delegated to Board Committees, that the results are reported to the Board; (2) Ensuring that the interests of various stakeholders are considered by the Board; and (3) Taking all reasonable steps to ensure that Board decisions are implemented.

(d) Communication, including (1) Debriefing Board on decisions reached and suggestions made at meetings or in camera sessions of independent directors; and (2) Facilitating communication between management and the independent directors.

(e) Relationship with Management, including (1) Acting as principal liaison between the directors and the CEO and taking all reasonable steps to ensure that the expectations of the Board towards management are clearly expressed, understood and respected; (2) Working with the CEO to ensure the Corporation’s operations are conducted in a best-in-class manner and that the Corporation has strong, productive relationships with shareholders, analysts, and other stakeholders; (3) Working with the CEO to ensure management strategies, plans and performance are appropriately represented to the Board; and (4) Conducting an annual performance evaluation of the CEO with input from the Board.

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4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Executive Chairman and the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Executive Chairman or the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5 President. At the request of the Executive Chairman, or in the absence of the Executive Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Executive Chairman or the Board of Directors from time to time may prescribe.

4.6 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Executive Chairman or the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.7 Chief Legal Officer/General Counsel. The Chief Legal Officer or General Counsel shall have such powers and shall perform such duties as shall be assigned to him or her by the Executive Chairman, the Chief Executive Officer, or the Board of Directors.

4.8 Vice Presidents. At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Executive Chairman or the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Executive Chairman or the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Executive Chairman or the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Executive Chairman or the Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

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4.10 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Executive Chairman or the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Executive Chairman or the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Executive Chairman or the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Executive Chairman or the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

4.11 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Executive Chairman or the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.12 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Executive Chairman or the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Executive Chairman or the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

4.13 Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Executive Chairman or the Board of Directors, the President or any Vice President of the Corporation may prescribe.

4.14 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Executive Chairman or the Board of Directors. The Executive Chairman or the Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.15 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.16 Resignations. Any officer may resign at any time by submitting his or her written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

4.17 Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1 Form of Certificates. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

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5.2 Signatures. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person's attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his or her residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

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(a)  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c)  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

5.7 List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.7 or to vote in person or by proxy at any meeting of stockholders.

ARTICLE VI
NOTICES

6.1 Form of Notice. Notices to directors and stockholders other than notices to directors of special meetings of the board of Directors which may be given by any means stated in Article III, Section 4, shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.. Notice to directors may also be given by telegram or electronic transmission.

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6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a)  By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b)  If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c)  By the stockholders.

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7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 Indemnification Not Exclusive.

(a) The provisions for indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, the Corporation’s certificate of incorporation, other agreements or arrangements, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(b) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for payments to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities, and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.6(b) and entitled to enforce this Section 7.6(b).

For purposes of this Section 7.6(b), the following terms shall have the following meanings:

(1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the Corporation and any indemnity-related entity pursuant to the DGCL, any agreement and any certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Annex F-13

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

7.8 For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

7.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

7.12 Right of Indemnitee to Bring Suit. If a claim for indemnification or advancement of expenses is not paid in full within ninety (90) days after receipt by the Corporation of a request therefor, the indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense (including attorneys’ fees, costs and expenses) of prosecuting or defending such suit. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Further, the Corporation shall be entitled to recover advanced expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Annex F-14

7.13 Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. In addition, the rights conferred upon indemnitees in this Article VII shall extend to any broader indemnification rights permitted by any amendment to the DGCL.

ARTICLE VIII
GENERAL PROVISIONS

8.1 Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including reports made to the Corporation by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the Delaware General Corporation Law. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

8.3 Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

8.4 Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Annex F-15

8.5 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.6 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

8.7 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.8 Amendments. The original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws. The Board of Directors is authorized to make, alter, amend, repeal and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding any other provisions of these Bylaws or any provision of law that might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock (as defined in the Certificate of Incorporation), these Bylaws or applicable law, the affirmative vote of the holders of at least seventy-five percent (75%) in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to make, alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including this Section 8.8) or to adopt any provision inconsistent herewith.

8.9 Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter. For purposes of these Bylaws, unless the context otherwise requires, (i) references to “Articles” and “Sections” refer to articles and sections of these Bylaws and (ii) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

8.10 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

8.11 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Annex F-16

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
OPES ACQUISITION CORP.
TO BE HELD ON _______, 2020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

Ophir Sternberg and José Luis Córdova Vera, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the Meeting shall determine, all of the shares of capital stock of the Company. that the undersigned would be entitled to vote, at the Special Meeting of Stockholders to be held virtually at ______ on ____, 2020, and any postponement, continuation or adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5..
The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

PROPOSAL #1

To approve the Acquisition Agreement, dated as of June 29, 2020, by and among OPES, BurgerFi, the Members, and the Members’ Representative, and the transactions contemplated thereby (collectively referred to as the “Business Combination”), which we refer to as the “Business Combination Proposal.”

FOR   ☐        AGAINST   ☐        ABSTAIN   ☐

PROPOSAL #2

To approve an amendment to the OPES Certificate of Incorporation, which includes, among other things, changing OPES’s corporate name to “BurgerFi International, Inc.;” which we refer to as the “Amendment Proposal.”

FOR   ☐        AGAINST   ☐        ABSTAIN   ☐

PROPOSAL #3	To approve and adopt the BurgerFi International, Inc. 2020 Omnibus Equity Incentive Plan, which we refer to as the “Incentive Plan Proposal.” FOR ☐ AGAINST ☐ ABSTAIN ☐

PROPOSAL #4

To approve the issuance of more than 20% of the issued and outstanding common stock of OPES pursuant to the terms of the Acquisition Agreement and the Forward Purchase Contract, as required by Nasdaq Listing Rules 5635(a), (b) and (d), which we refer to as the “Nasdaq Proposal.”

FOR   ☐        AGAINST   ☐        ABSTAIN   ☐

PROPOSAL #5

To approve the adjournment of the Meeting under certain circumstances, if necessary or advisable, in the event OPES does not receive the requisite stockholder vote to approve the Business Combination, which we refer to as the “Adjournment Proposal.”

FOR   ☐        AGAINST   ☐        ABSTAIN   ☐

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS AND ALL POSTPONEMENTS, CONTINUATIONS OR ADJOURNMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Stockholders by giving written notice of such revocation to OPES prior to the Special Meeting of Stockholders or by filing with OPES prior to the Special Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to OPES.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date
Address

Signature of Stockholder	Date
Address

Note: Please sign exactly as your name or names appear on this proxy. When Common Stock is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

PRELIMINARY COPY – NOT FOR USE